AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 7, 1998
                                                      REGISTRATION NO. 333-49823

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-4
                                AMENDMENT NO. 1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                                METALS USA, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)
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
               DELAWARE                                  5051                                 76-0533626
   (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL                  (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBER)                IDENTIFICATION NUMBER)

                                ARTHUR L. FRENCH
                            CHIEF EXECUTIVE OFFICER
                                 THREE RIVERWAY
                                   SUITE 600
                              HOUSTON, TEXAS 77056
                                 (713) 965-0990

     (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES AND AGENT FOR SERVICE)

                               ------------------

                                   COPIES TO:

           WILLIAM D. GUTERMUTH                     JOHN A. HAGEMAN
       BRACEWELL & PATTERSON, L.L.P.               METALS USA, INC.
        SOUTH TOWER PENNZOIL PLACE                  THREE RIVERWAY
     711 LOUISIANA STREET, SUITE 2900                  SUITE 600
         HOUSTON, TEXAS 77002-2781               HOUSTON, TEXAS 77056

                               ------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                               ------------------

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                               ------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                METALS USA, INC.

                   EXCHANGE OFFER RELATING TO $200,000,000 OF
                   8 5/8% SENIOR SUBORDINATED NOTES DUE 2008
                  REGISTERED UNDER THE SECURITIES ACT OF 1933
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           THE EXCHANGE OFFER WILL EXPIRE AT 12:00 A.M., NEW YORK CITY TIME ON AUGUST 15, 1998, UNLESS EXTENDED BY
              METALS USA, INC. IN ITS SOLE DISCRETION (THE "EXPIRATION DATE"). ALTHOUGH METALS USA, INC. HAS NO
                PRESENT INTENTION TO CONDUCT ITS EXCHANGE OFFER LONGER THAN 30 DAYS, IT RESERVES THE RIGHT TO EXTEND
                                                      THE EXCHANGE OFFER.
------------------------------------------------------------------------------------------------------------------
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     Metals USA, Inc., a Delaware corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus
("Prospectus") and the accompanying Letter of Transmittal (the "Letter of
Transmittal" and, together with this Prospectus, the "Exchange Offer"), to exchange $1,000 principal amount of its 8 5/8% Senior Subordinated Notes due
2008 (the "Exchange Notes"), which have been registered under the Securities
Act of 1933, as amended (the "Securities Act"), pursuant to a Registration
Statement (the "Registration Statement") of which this Prospectus is a part, for each $1,000 principal amount of its outstanding 8 5/8% Senior Subordinated
Notes due 2008 (the "Original Notes"), of which an aggregate of $200,000,000 principal amount is outstanding.

     The form and terms of the Exchange Notes are the same as the form and terms of the Original Notes except that (i) the Exchange Notes will have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer pursuant to the Securities Act, and (ii) holders of the Exchange Notes generally will not be entitled to the rights of holders of the Original Notes under the Registration Rights Agreement (as defined under "Prospectus Summary -- The Original Note Offering") following the consummation of the Exchange Offer. See "Registration Rights;" "The Exchange
Offer -- Consequences of Failure to Exchange" and "-- Resale of Exchange
Notes; Plan of Distribution." The Exchange Notes will evidence the same debt as the Original Notes (which they replace) and will be issued under, and be entitled to the benefits of, the indenture governing the Original Notes.

     The Company will accept for exchange any and all Original Notes validly tendered and not withdrawn prior to the Expiration Date. Tenders of Original Notes may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer." The Original Notes may be tendered only in integral multiples of $1,000 principal amount.

                                  (PROSPECTUS COVER CONTINUED ON FOLLOWING PAGE)

                            ------------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE EXCHANGE NOTES.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                 REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                  The date of this Prospectus is July 8, 1998.

     Interest on the Exchange Notes is payable semiannually on February 15 and August 15 of each year, commencing August 15, 1998. Except as described below, the Exchange Notes are not redeemable at the option of the Company prior to February 15, 2003. Thereafter, the Exchange Notes will be redeemable, in whole or in part, at the option of the Company, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. Up to 35% of the original principal amount of the Exchange Notes will be redeemable at any time and from time to time on or prior to February 15, 2001, at the option of the Company, with the net proceeds of any Public Equity Offering (as defined under "Description of the Exchange Notes -- Redemption") at a redemption price equal to 108.625% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption; provided, however, that at least 65% of the aggregate principal amount of the Exchange Notes originally issued remains outstanding immediately after any such redemption. See "Description of Exchange Notes -- Redemption." Upon a Change in Control (as defined under "Description of the Exchange Notes -- Certain Definitions"), each holder of Exchange Notes may require the Company to purchase all or a portion of such holder's Exchange Notes at 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase. The Exchange Notes are unsecured senior subordinated obligations of the Company and will rank subordinate in right of payment to all existing and future Senior Debt (as defined under "Description of the Exchange Notes -- Certain Definitions") of the Company. For a more complete description of the Exchange Notes, see "Description of the Exchange Notes."

     Based on an interpretation by the staff of the Securities and Exchange Commission (the "Commission" or the "SEC") set forth in no-action letters issued to third parties, the Company believes, except as otherwise described herein, the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Original Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and there is no arrangement or understanding with any person to participate, in the distribution of such Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer has agreed that, for such period of time as is necessary to comply with applicable law in connection with any resale of the Exchange Notes covered thereby (such period not to exceed 180 days after the Registration Statement is declared effective), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Exchange
Offer -- Resale of Exchange Notes; Plan of Distribution."

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement (which term shall encompass any and all amendments thereto) on Form S-4 (No. 333-49823) under the Securities Act with respect to the Exchange Notes offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is hereby made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. For further information with respect to the Company, reference is hereby made to the Registration Statement and such exhibits and schedules filed as a part thereof, which may be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C. and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington D.C. 20549 upon payment of prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements regarding registrants that file electronically with the Commission. The address of this web site is (http:\\www.sec.gov).

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C. and at the regional offices of the SEC and at the regional offices of the Commission. Copies of such material can also be obtained from the Public Reference Section of the Commission upon payment of prescribed rates. Such material may also be accessed electronically by means of the Commission's web site on the Internet.

     The Company's common stock is listed on the New York Stock Exchange. Proxy statements, reports and other information concerning the Company that are filed under the Exchange Act may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     The Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any of the Original and Exchange Notes (together, the "Notes") remain outstanding, it will furnish to the holders thereof and file with the Commission (unless the Commission will not accept such a filing) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K as if the Company were required to file such forms, including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports in each case within the time periods set forth in the Commission's rules and regulations. In addition, for so long as any of the Notes remain outstanding, the Company has agreed to make available to any prospective purchaser of the Notes or beneficial owner of the Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act.

                                      (i)

                               PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND THE PRO FORMA AND HISTORICAL FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS. DISCUSSIONS CONTAINING SUCH FORWARD-LOOKING STATEMENTS MAY BE FOUND IN THE INFORMATION SET FORTH UNDER THE CAPTIONS "RISK FACTORS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS," AND ELSEWHERE IN THIS PROSPECTUS. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY FROM THOSE DISCUSSED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT LIMITATION, THE RISK FACTORS SET FORTH HEREIN AND THE MATTERS SET FORTH IN THIS PROSPECTUS GENERALLY. UNLESS OTHERWISE INDICATED, "METALS USA" MEANS METALS USA, INC. PRIOR TO THE IPO, AND THE "COMPANY" MEANS METALS USA AND ALL OF ITS SUBSIDIARIES. ADDITIONALLY, THE TERM "ACQUIRED COMPANIES," AS USED HEREIN, REFERS TO EACH COMPANY ACQUIRED IN CONNECTION WITH THE IPO AND THEREAFTER. CERTAIN INFORMATION REGARDING THE ACQUIRED COMPANIES, INCLUDING THE DEFINED TERMS USED TO REFER TO THE INDIVIDUAL ACQUIRED COMPANIES, APPEARS UNDER THE CAPTION "BUSINESS -- ACQUIRED
COMPANIES."

                                  THE COMPANY

     Metals USA was founded in 1996 to become a leading national value-added metals processor/service center, to manufacture higher-value components from processed metals and to pursue actively the consolidation of the highly fragmented metals processing industry. On July 11, 1997, Metals USA acquired in separate concurrent transactions eight companies (the "Founding Companies") engaged principally in the value-added metals processing business and consummated its initial public offering (the "IPO"). Subsequent to the IPO and through the date of this Prospectus, the Company has acquired a number of companies in the metals processing industry collectively referred to as the "Subsequent Acquisitions," in continuation of its consolidation strategy. On average, the Company's subsidiaries have been in business for over 40 years. See "Business -- Acquired Companies" for a description of the Acquired Companies and the associated individual defined terms. The Company engages in the preproduction processing of steel, aluminum and specialty metals and intends to continue to capitalize on the trend occurring among both primary metals producers and end-users of metals products to reduce in-house processing and outsource processing and inventory management requirements. For the twelve months ended December 31, 1997, the Company had pro forma net sales and EBITDA of $1,602.6 million and $110.9 million, respectively, and for the three months ended March 31, 1998, the Company had pro forma net sales and EBITDA of $451.0 million and $37.2 million, respectively.

     The Company sells to over 30,000 customers in industries such as aerospace, furniture, transportation equipment, power and process equipment, industrial/commercial construction, consumer durables and electrical equipment. The Company purchases metals from primary producers, maintains an inventory of various metals to allow rapid fulfillment of customer orders and performs customized processing services to the specifications provided by end-users in order to reduce its customers' overall cost of manufactured metal products. In addition to its metals processing capabilities, the Company manufactures higher-value components from processed metals, such as finished building products, and produces a number of finished components machined from specialty metals.

     The Company believes it has successfully established itself as a leading consolidator in the metals processor/service center industry and has significant opportunities for growth due to its (i) wide array of products and services;
(ii) broad and diversified customer base; (iii) geographic diversification; and
(iv) successful track record of identifying and consummating accretive acquisitions. The Company believes these competitive strengths will allow it to further build upon its consolidation strategy as well as reduce its susceptibility to economic fluctuations affecting any one industry or geographic area.

                                    INDUSTRY

     The Company believes that the metals processor/service center industry in the United States currently has over 3,500 participants generating over $75 billion in annual revenues and is undergoing consolidation. Growth in the metal service center industry has been driven by trends occurring among both primary metals producers and end-users of processed metals. In order to remain competitive, primary metals producers are focusing on their core competencies of high-volume production of a limited number of standardized metal products, and are limiting or eliminating their processing services. At the same time, customers are increasingly outsourcing their metals processing and inventory management requirements as they focus on their core competencies and reduce material costs, decrease capital required for raw materials inventory and processing equipment and save time, labor and other expenses. Additionally, customers are seeking to reduce complexity and costs by limiting the number of processors/service centers with whom they do business, often eliminating those suppliers offering limited ranges of products and services.

     To date, the primary acquirors in the metals processor/service center industry have been a few large metals service center companies that have acquired businesses on a service center-by-service center basis. Following an acquisition, these acquirors typically install their operating systems, procedures and management and eliminate the acquired service center's separate identity, thereby effectively converting the business into a branch office. The Company believes that the sale of well-established businesses to these acquirors is not an attractive alternative for many owners, particularly those who do not wish to retire from the business. The Company, therefore, believes that significant acquisition opportunities exist for a well-capitalized, national value-added metals processor/service center that employs a decentralized operating strategy and preserves the identity of the acquired businesses. The Company believes that this operating strategy and the highly-fragmented nature of the metals industry should allow it to enhance its leadership in the industry's consolidation.

                               BUSINESS STRATEGY

     Key elements of the Company's strategy are:

       o GROW THROUGH ADDITIONAL ACQUISITIONS. The Company intends to continue to grow through its acquisition program, the key elements of which are: to enter new geographic markets, to expand within existing geographic markets and to enter complementary processing and service markets. The Company believes that there continue to be significant opportunities to expand through acquisitions in geographic markets where the Company does not currently have a strong presence by acquiring companies that are leaders in their regional markets. The Company also plans to improve its market share in existing geographic markets by pursuing "tuck-in" acquisitions as well as acquisitions of companies that expand its range of products and services.

       o OPERATE ON A DECENTRALIZED BASIS. The Company manages its existing operations and intends to manage subsequently acquired companies on a decentralized basis, with local management retaining responsibility for day-to-day operations, profitability and growth of the business and the flexibility to capitalize on the considerable regional market knowledge, name recognition and customer relationships.

       o GROW INTERNAL SALES. A key component of the Company's strategy is to accelerate internal sales growth of its subsidiaries and at each subsequently acquired business. The key elements of this internal growth strategy are: to expand products and services to existing customers and to add new customers. The Company believes that there are significant opportunities to accelerate internal growth by making capital investments in areas such as inventory management, logistics systems and processing equipment, thereby expanding the range of processes and services offered by the Company. The Company is in the process of implementing a Company-wide marketing program which will utilize professional marketing sources and adopting "best-practices" among its subsidiaries to demonstrate to the numerous customers not currently served by the Company that they could reduce their production costs by taking advantage of the Company's processing, inventory management and other services.

       o IMPROVE OPERATING MARGINS. The Company believes that the combination of the acquired businesses provide significant opportunities to realize purchasing economies and increase the Company's profitability. The key components of this strategy are: to increase operating efficiencies and to centralize appropriate administrative functions. The Company uses its increased purchasing power to gain volume discounts and to develop more effective inventory management systems. The Company expects measureable cost savings in such areas as vehicle leasing and maintenance, information systems and other purchases. The Company also believes there are significant opportunities to improve operating margins by consolidating administrative functions such as financing, insurance and employee benefits.

                              RECENT DEVELOPMENTS

     On March 23, 1998, the Company announced that it agreed to make an offer for all of the issued and outstanding common shares of Ideal Metal Inc. ("Ideal") at a cash price of CAN$5.25 per share. Another company made a competing offer and on April 28, 1998, the Company received the agreed upon compensatory fee of U.S.$1.7 million (CAN$2.5 million) from Ideal as a result of the competing offer.

     Subsequent to March 31, 1998, the Company acquired the following metal processing companies: Industrial Metals, Inc. ("Industrial"), Sierra Pacific Steel, Inc. ("Sierra"), Fullerton Industries, Inc. ("Fullerton"), Faitoute Steel Company, Inc. ("Faitoute"), Steel Manufacturing and Warehouse Company ("Steel Manufacturing"), Wilkof-Morris Steel Corporation ("Wilkof"), Forest Manufacturing, Inc. ("Forest"), LaserPro Inc. ("LaserPro"), Aluminum
Building Systems ("ABS"), Valley Aluminum Co. ("Valley"), Flagg Steel Co. ("Flagg"), GSBC, Inc. (dba Geneva Steel Blanking) ("Geneva"), Professional Metals, Inc. ("Professional") and Intsel Steel ("Intsel"). These acquisitions were accounted for using the "purchase" method of accounting. Additionally, on May 29, 1998, the Company consummated the acquisition of Krohn Steel Service Center, Inc. ("Krohn"), which was accounted for using the "pooling-of-interests" method of accounting. The aggregate consideration paid by the Company to acquire these companies was approximately $151.2 million in cash, 3,480,950 shares of common stock and the issuance of notes of approximately $3.7 million (excluding assumed indebtedness of approximately $43.4 million).

     On April 20, 1998, the Company filed a shelf registration statement with the Securities and Exchange Commission on Form S-1 No. 333-50449 (the "1998 Shelf Registration Statement") relating to the issuance of up to 10,000,000 shares of common stock to be issued in connection with future acquisitions. The 1998 Shelf Registration Statement was declared effective on April 22, 1998.

     The Company's executive offices are located at Three Riverway, Suite 600, Houston, Texas 77056, and its telephone number is (713) 965-0990.

                              THE ORIGINAL NOTE OFFERING

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The Original Notes.......  The Original Notes were sold by the Company on February 11, 1998, and were subsequently resold to qualified institutional buyers pursuant to
                           Rule 144A under the Securities Act, to institutional investors that are accredited investors in a manner exempt from registration under the
                           Securities Act and to certain persons in transactions outside the United
                           States in reliance on Regulation S under the Securities Act (the
                           "Original Note Offering").
Registration Rights
  Agreement..............  In connection with the Original Note Offering, the Company entered into a registration rights agreement (the "'Registration Rights Agreement"), which grants holders of the Original Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange and registration rights, which generally terminate upon the consummation of the Exchange Offer.


                               THE EXCHANGE OFFER

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Securities Offered.......  $200,000,000 aggregate principal amount of 8 5/8% Exchange Notes due
                           2008.

The Exchange Offer.......  $1,000 principal amount of the Exchange Notes in exchange for each
                           $1,000 principal amount of Original Notes. As of the date hereof,
                           $200,000,000 aggregate principal amount of Original Notes are outstanding. The Company will issue the Exchange Notes to holders of
                           Original Notes on or promptly after the Expiration Date.
                           Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that
                           Exchange Notes issued pursuant to the Exchange Offer in exchange for
                           Original Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the
                           Securities Act) without compliance with the registration and prospectus X delivery provisions of the Securities Act, provided that such Exchange
                           Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate in the distribution of such Exchange Notes.

                           Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The
                           Letter of Transmittal states that by so acknowledging and by delivering a Prospectus, a broker-dealer will not be deemed an "underwriter"
                           within the meaning of the Securities Act. This Prospectus, as it may be X
                           amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for such period of time as is necessary to comply with applicable law in connection with any resale of the Exchange Notes covered thereby (such period not to exceed
                           180 days after the Registration Statement is declared effective), it will make this Prospectus available to any broker-dealer for use in connection with any such resale.

                           Any holder of Original Notes who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes could not rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation
                           (available April 13, 1989), Morgan Stanley & Co., Inc. (available June
                           5, 1991) or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the Exchange Notes. Failure to comply with such requirements in such instance may result in such holder incurring liability under the
                           Securities Act for which the holder is not indemnified by the Company.
Expiration Date..........  12:00 a.m., New York City time, on August 15, 1998, unless the Exchange
                           Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.
Interest on the Exchange
  Notes
  and the Original
  Notes..................  The Exchange Notes will bear interest from February 11, 1998, the date of issuance of the Original Notes that are tendered in exchange for the
                           Exchange Notes (or the most recent Interest Payment Date (as defined below under the caption "The Exchange Notes") to which interest on such Original Notes has been paid or, if accrued but unpaid at the time of tender, will be paid).
Conditions to the
  Exchange
  Offer..................  The Exchange Offer is subject to certain customary conditions, which may be waived by the Company.
Procedures for Tendering
  Original Notes.........  Each holder of Original Notes wishing to accept the Exchange Offer must complete, sign and date the relevant accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of
                           Transmittal, or such facsimile, together with the Original Notes and any other required documentation to the Exchange Agent at the address set forth in the Letter of Transmittal. By executing the Letter of
                           Transmittal, each holder of Original Notes will represent to the Company that, among other things, such holder or the person receiving such
                           Exchange Notes, whether or not such person is the holder thereof, is acquiring the Exchange Notes in the ordinary course of business and that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such
                           Exchange Notes. In lieu of physical delivery of the certificates representing Original Notes, tendering holders may transfer Original
                           Notes pursuant to the procedure for book-entry transfer as set forth under "The Exchange Offer -- Procedures for Tendering."
Special Procedures for
  Beneficial Owners......  Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering its Original Notes, either make appropriate arrangements to register ownership of the Original Notes in such beneficial owner's name or obtain a properly completed bond power from the
                           registered holder. The transfer of registered ownership may take considerable time.
Guaranteed Delivery
  Procedures.............  Holders of Original Notes who wish to tender their Original Notes and whose Original Notes are not immediately available or who cannot deliver their Original Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the Expiration
                           Date must tender their Original Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed
                           Delivery Procedures."
Withdrawal Rights........  Tenders may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date pursuant to the procedures described under
                           "The Exchange Offer -- Withdrawals of Tenders."
Acceptance of Original
  Notes and Delivery of
  Exchange Notes.........  The Company will accept for exchange any and all Original Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York
                           City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration
                           Date.
Federal Income Tax
  Consequences of the
  Exchange Offer.........  The issuance of the Exchange Notes to holders of the Original Notes pursuant to the terms set forth in this Prospectus will not constitute a taxable exchange for federal income tax purposes. Consequently, no gain or loss would be recognized by holders of the Original Notes upon receipt of the Exchange Notes. See "Certain Federal Income Tax
                           Consequences of the Exchange Offer."
Effect on Holders of
  Original Notes.........  As a result of the making of this Exchange Offer, the Company will have fulfilled certain of its obligations under the Registration Rights
                           Agreement, and holders of Original Notes who do not tender their
                           Original Notes will generally not have any further registration rights under the Registration Rights Agreement or otherwise. Such holders will continue to hold the untendered Original Notes and will be entitled to all the rights and subject to all the limitations applicable thereto under the Indenture (as defined below), except to the extent such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer. All untendered Original
                           Notes will continue to be subject to certain restrictions on transfer.
                           Accordingly, if any Original Notes are tendered and accepted in the
                           Exchange Offer, the trading market for the untendered Original Notes could be adversely affected.
Exchange Agent...........  U.S. Trust Company of California, N.A. (the "Exchange Agent")


                               THE EXCHANGE NOTES

Securities Offered.......  $200.0 million in aggregate principal amount of 8 5/8% Exchange Notes due 2008.

Maturity Date............  February 15, 2008.

Interest Payment Dates...  Interest on the Exchange Notes will accrue from the date of issuance and be payable semi-annually on each February 15 and August 15 of each year
                           (each an "Interest Payment Date" and together, the "Interest Payment
                           Dates"), commencing August 15, 1998.

Optional Redemption......  The Exchange Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after February 15, 2003, at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. In addition, at any time on or prior to February
                           15, 2001, the Company may redeem up to 35% of the aggregate principal amount of the Exchange Notes originally issued with the net proceeds of one or more Public Equity Offerings at a redemption price equal to
                           108.625% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption; provided that at least 65% of the aggregate principal amount of the Exchange Notes originally issued remains outstanding immediately after such redemption. See "Description of Exchange Notes -- Redemption."

Ranking..................  The Exchange Notes will be senior subordinated obligations of the
                           Company and will be subordinated to all existing and future senior indebtedness of the Company, including amounts outstanding under the
                           Company's credit facility (the "Credit Facility"), which provides for up to $300.0 million in borrowings. On a pro forma basis, after giving effect to the acquisitions completed during 1998 and the issuance of the
                           Notes, at March 31, 1998 the Company would have had approximately $272.2 million of senior indebtedness outstanding. See "Description of
                           Exchange Notes -- Subordination."

Subsidiary Guarantees....  The Exchange Notes will be unconditionally guaranteed on a senior subordinated basis by the Guarantors (as defined in "Description of the
                           Exchange Notes--Certain Definitions"). The guarantees will be general unsecured obligations of the Guarantors and will be subordinated in right of payment to Guarantor Senior Debt (as defined in "Description of the Exchange Notes--Certain Definitions") on the same basis as the
                           Exchange Notes are subordinated to Senior Debt. On a pro forma basis, after giving effect to the acquisitions completed during 1998 and the issuance of the Notes, at March 31, 1998 the Guarantors collectively would have had approximately $52.9 million of Guarantor Senior Debt outstanding.
Change of Control........  Upon the occurrence of a Change of Control (as defined in "Description of the Exchange Notes--Certain Definitions"), holders of the Exchange
                           Notes will have the right to require the Company to purchase their
                           Exchange Notes, in whole or in part, at a purchase price equal to 101%
                           of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase. See "Description of Exchange
                           Notes -- Change of Control."

Certain Covenants........  The Exchange Notes will be governed by an indenture among the Company, the Guarantors and the Trustee dated February 11, 1998 (the
                           "Indenture") which will contain certain covenants, including, but not limited to, covenants limiting the Company with respect to the following: restricted payments, incurrence of additional indebtedness, liens, transactions with affiliates, asset sales, investments, payment restrictions affecting subsidiaries and mergers and consolidations. See
                           "Description of Exchange Notes -- Certain Covenants."

Registration Rights......  Pursuant to the Registration Rights Agreement executed by the Company and the Initial Purchasers (as defined in "Risk Factors-- Absence of a
                           Public Market for Exchange Notes"), the Company has agreed to file this
                           Registration Statement with the Commission. If (i) the Exchange Offer is not permitted by applicable law or


                           Commission policy or (ii) any Holder of Transfer Restricted Securities
                           (as defined in the Registration Rights Agreement) notifies the Company that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer, (B) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Registration Statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns Original Notes acquired directly from the Company or an affiliate of the Company, the Company will file a shelf registration statement (the "Shelf Registration Statement") with the
                           Commission to cover the resales of the Original Notes by the holders thereof. Pursuant to the Registration Rights Agreement, the Company has
                           agreed to file this Registration Statement with the Commission within 60 days following the date of issuance of the Original Notes (the "Closing
                           Date"), and to use its best efforts to have this Registration Statement declared effective within 150 days after the Closing Date. If the
                           Company fails to satisfy these registration obligations, it will be required to pay additional interest to the holders of Original Notes under certain circumstances.


For additional information regarding the Exchange Notes, see "Certain Federal Income Tax Consequences of an Investment in the Exchange Notes" and "Description of the Exchange Notes."

                                  RISK FACTORS

     Holders of Original Notes should carefully consider all of the information set forth in this Prospectus and, in particular, the information set forth under "Risk Factors" before making any decision regarding tendering their Original Notes pursuant to the Exchange Offer and receiving Exchange Notes.

                             SUMMARY FINANCIAL DATA
                          (IN MILLIONS, EXCEPT RATIOS)

     The following supplemental consolidated financial information should be read in conjunction with the Audited and Unaudited Supplemental Consolidated Financial Statements of the Company and the applicable Notes thereto and the following Pro Forma financial information should be read in conjunction with the Unaudited Pro Forma Financial Statements and the Notes thereto contained elsewhere in the Prospectus. The supplemental consolidated financial information for the fiscal years ended 1995 through 1997 and the three months ended March 31, 1998 and 1997 reflects the historical financial statements of Metals USA, restated for the effects of the business combinations with Jeffreys, Wayne and Krohn, which were accounted for as "poolings-of-interest," and the remaining Acquired Companies from their respective acquisition dates.

                                           THREE MONTHS ENDED
                                               MARCH 31,            YEARS ENDED DECEMBER 31,
                                          --------------------  --------------------------------
                                            1998       1997        1997       1996      1995(1)
                                          ---------  ---------  ----------  ---------  ---------
SUPPLEMENTAL CONSOLIDATED FINANCIAL
INFORMATION:
  Consolidated Statements of Operations
  Data:
     Net sales..........................  $   278.5  $    72.0  $    537.6  $   265.5  $   260.9
     Cost of sales......................      214.6       55.5       414.9      204.0      204.7
     Operating and delivery.............       26.0        6.9        53.7       25.4       22.0
     Selling, general and
       administrative...................       18.1        7.2        41.1       21.4       15.6
     Depreciation and amortization......        3.0         .7         5.6        3.7        3.0
     Operating income...................       16.8        1.7        22.3       11.0       15.6
     Interest expense...................        4.8         .4         5.0        1.8        2.4
  Other Consolidated Data:
     Ratio of earnings to fixed
       charges..........................        3.2x       4.5x        3.9x       5.7x       5.6x
     EBITDA(2)..........................  $    19.8  $     2.4  $     27.9  $    14.7  $    18.6
     EDITDA/interest expense............        4.1x       6.0x        5.6x       8.2x       7.8x
     Net debt/EBITDA(3).................        3.4x       2.2x        6.0x       1.7x       1.6x
PRO FORMA FINANCIAL INFORMATION:
  Pro Forma Statements of Operations
  Data(4):
     Net sales..........................  $   451.0             $  1,602.6
     Cost of sales......................      345.7                1,242.9
     Operating and delivery(5)..........       38.2                  141.5
     Selling, general and
       administrative(5)................       29.9                  107.3
     Depreciation and amortization(6)...        4.8                   19.2
     Operating income...................       32.4                   91.7
     Interest expense(7)................        9.3                   33.5
  Other Pro Forma Data:
     Ratio of earnings to fixed
       charges..........................        3.2x                   2.6x
     EBITDA.............................  $    37.2             $    110.9
     EBITDA/interest expense............        4.0x                   3.3x
     Net debt/EBITDA(3).................        3.0x                   4.1x


                                             MARCH 31, 1998
                                         ----------------------    DECEMBER 31,
                                         PRO FORMA(8)    ACTUAL        1997
                                         ------------    ------    ------------
  BALANCE SHEET DATA:
     Cash.............................      $ 19.4       $ 11.9       $  7.3
     Working capital..................       380.0        279.2        193.0
     Total assets.....................       947.9        670.2        480.6
     Total debt.......................       472.2        283.0        174.3
     Stockholders' equity.............       303.5        269.8        226.5
     Dividends declared(9)............      --             --         --


                                                   (FOOTNOTES ON FOLLOWING PAGE)

------------

(1) As a result of the merger with Metals USA, Jeffreys changed its fiscal year to December 31 beginning January 1, 1996, to conform to the fiscal periods of Metals USA and the other Acquired Companies. The historical financial information of Jeffreys for the year ended July 31, 1995 has been included in the Company's consolidated financial statements for the year ended December 31, 1995.

(2) "EBITDA" as shown on this table is defined as operating income plus depreciation and amortization. This definition of EBITDA differs from the definition contained in the Indenture. See "Description of Exchange
    Notes -- Certain Definitions." EBITDA is not intended to represent cash flows from operations as defined by generally accepted accounting principles ("GAAP") and should not be considered as: (i) an alternative to net income, (ii) an indicator of the Company's operating performance or (iii) as an alternative to cash flows as a measure of liquidity.

(3) Net debt is defined as debt less cash. For the three months ended March 31, 1998 and 1997, EBITDA has been annualized for the calculation of net debt/EBITDA.

(4) The pro forma statements of operations data assumes that the IPO, the acquisition of the Founding Companies, the Subsequent Acquisitions and the issuance of the Notes occurred on January 1, 1997 and is not necessarily indicative of the results the Company would have obtained had these events actually then occurred or of the Company's future results.

(5) The pro forma statements of operations data for the three months ended
     March 31, 1998 and for the year ended December 31, 1997 reflects (a) in selling, general and administrative, an aggregate of approximately $.6 million and $11.0 million, respectively, in pro forma reductions in salary, bonuses and benefits to the owners of the Acquired Companies to which they have agreed prospectively (the "Compensation Differential"), (b) in operating and delivery, a $.2 million and $1.5 million, respectively, reduction in lease expense pursuant to the renegotiation of certain leases (the "Rent Differential"), and (c) in selling, general and administrative, a reduction of $5.7 million for the year ended December 31, 1997 attributable to the non-recurring portion of the non-cash compensation charge ("Compensation Charge").

(6) Includes $.6 million and $4.7 million of additional amortization of goodwill that would have been recorded as a result of the acquisition of the Founding Companies and the Subsequent Acquisitions computed on the basis described in Notes to the Unaudited Pro Forma Financial Statements for the three months ended March 31, 1998 and for the year ended December 31, 1997, respectively.

(7) Includes reductions in interest expense of $.1 million and $1.5 million due to assumed refinancing of outstanding indebtedness with the Company's Credit Facility for the three months ended March 31, 1998 and for the year ended December 31, 1997, respectively. Interest expense is increased for the three months ended March 31, 1998 and for the year ended December 31, 1997 by $2.6 million and $12.9 million, respectively, due to the assumed financing of the cash portion of the Acquired Companies' purchase price with the Company's Credit Facility and by $.7 million and $5.4 million, respectively, due to the issuance of the Notes.

(8) The pro forma balance sheet data assumes that the acquisitions of Industrial, Sierra, Fullerton, Faitoute, Steel Manufacturing, Wilkof, Forest, LaserPro, ABS, Valley, Flagg, Geneva, Professional and Intsel were completed on March 31, 1998.

(9) Exclusive of pre-acquisition distributions from S-Corporations.

                                  RISK FACTORS

     PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS IN ADDITION TO OTHER INFORMATION INCLUDED IN THIS PROSPECTUS BEFORE MAKING AN INVESTMENT IN THE EXCHANGE NOTES. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS CONCERNING THE COMPANY'S OPERATIONS, ECONOMIC PERFORMANCE AND FINANCIAL CONDITION, INCLUDING, IN PARTICULAR, THE LIKELIHOOD OF THE COMPANY'S SUCCESS IN DEVELOPING AND EXPANDING ITS BUSINESS. THESE STATEMENTS ARE BASED ON A NUMBER OF ASSUMPTIONS AND ESTIMATES THAT ARE INHERENTLY SUBJECT TO SIGNIFICANT UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY, AND REFLECT FUTURE BUSINESS DECISIONS THAT ARE SUBJECT TO CHANGE. SOME OF THESE ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE, AND UNANTICIPATED EVENTS WILL OCCUR THAT WILL AFFECT THE COMPANY'S RESULTS.

     EFFECTS OF LEVERAGE. On a pro forma basis, after giving effect to the issuance of the Original Notes, and the acquisitions completed after March 31, 1998, the Company would have had total indebtedness of $472.2 million (including $219.3 million of borrowings under the "Credit Facility"), working capital of $380.0 million, stockholders' equity of $303.5 million and a ratio of earnings to fixed charges of 3.2 to 1, at March 31, 1998. Moreover, the Company will be permitted to incur substantial additional indebtedness in the future. It is expected that the material portion of such additional indebtedness will be senior to the Exchange Notes. See "Capitalization" and "Description of the Exchange Notes."

     The Company's ability to make scheduled payments of principal of, or to pay the interest on, or to refinance, its indebtedness (including the Exchange Notes), or to fund planned capital expenditures or future acquisitions will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based upon the current level of operations and anticipated cost savings and net sales growth, management believes that cash flow from operations and available cash, together with available borrowings under the Credit Facility, will be adequate to meet the Company's anticipated future requirements for working capital, budgeted capital expenditures and scheduled payments of principal and interest on its indebtedness, including the Exchange Notes, for the next several years. The Company cannot predict the impact of future acquisitions on its cash requirements. The Company may need to refinance all or a portion of the principal of the Exchange Notes on or prior to maturity. There can be no assurance that the Company's business will generate sufficient cash flow from operations or that anticipated net sales growth and operating improvements will be realized or that future cash borrowings will be available under the Credit Facility in an amount sufficient to enable the Company to service its indebtedness, including the Exchange Notes, make anticipated capital expenditures or fund future acquisitions. In addition, there can be no assurance that the Company will be able to effect any such refinancing on reasonable terms or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     The degree to which the Company is leveraged could have important consequences to holders of the Exchange Notes, including but not limited to: (i) increasing the Company's vulnerability to general adverse economic and industry conditions, (ii) limiting the Company's ability to obtain additional financing to fund future working capital, capital expenditures, future acquisitions and other general corporate purposes, (iii) requiring the dedication of a substantial portion of the Company's cash flow from operations to the payment of principal of, and interest on, its indebtedness, thereby reducing the availability of such cash flow to fund acquisitions, working capital, capital expenditures or other general corporate purposes, (iv) limiting the Company's flexibility in planning for, or reacting to, changes in its business and the industry and (v) placing the Company at a competitive disadvantage relative to less-leveraged competitors. In addition, both the Credit Facility and the Indenture contain financial and other restrictive covenants that limit the ability of the Company to, among other things, borrow additional funds. Failure by the Company to comply with such covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on the Company. In addition, the degree to which the Company is leveraged, could prevent it from repurchasing all of the Exchange Notes tendered to it upon the occurrence of a Change of Control. See "Description of Certain Indebtedness" and "Description of the Exchange Notes -- Change of Control."

     RISKS RELATING TO A CHANGE OF CONTROL. Upon a Change of Control (as defined in "Description of the Exchange Notes -- Change of Control") holders of the Exchange Notes will have the right to require the Company to repurchase all or any part of such holders' Exchange Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. The events that constitute a Change of Control under the Indenture relating to the Exchange Notes would constitute a default under the Credit Facility, which prohibits the purchase of the Exchange Notes by the Company in the event of certain Change of Control events unless and until such time as the Company's indebtedness under the Credit Facility is repaid in full. There can be no assurance that the Company would have sufficient financial resources available to satisfy all of its obligations under the Credit Facility and the Exchange Notes in the event of a Change of Control. The Company's failure to purchase the Exchange Notes would result in a default under the Indenture and under the Credit Facility, each of which could have adverse consequences for the Company and the holders of the Notes. See "Description of the Exchange
Notes -- Change of Control." The definition of "Change of Control" in the Indenture includes a sale, lease, exchange or other transfer of "all or substantially all" of the assets of the Company and its subsidiaries taken as a whole to a person or a group of persons. There is no clearly established meaning for the phrase "all or substantially all" in the context of an indenture. Because there is no precise established definition of this phrase, the ability of a holder of the Exchange Notes to require the Company to repurchase such Exchange Notes as a result of a sale, lease, exchange or other transfer of substantially all of the Company's assets to a person or group of persons may be uncertain.

     RESTRICTIVE LOAN COVENANTS. The Credit Facility and the Indenture contain numerous financial and operating covenants that will limit the discretion of the Company's management with respect to certain business matters. These covenants will place significant restrictions on, among other things, the ability of the Company to incur additional indebtedness, to create liens or other encumbrances, to make certain payments and investments, and to sell or otherwise dispose of assets and merge or consolidate with other entities. See "Description of Certain Indebtedness" and "Description of the Exchange Notes -- Certain Covenants." The Credit Facility also requires the Company to meet certain financial ratios and tests. A failure to comply with the obligations contained in the Credit Facility or the Indenture could result in an event of default under either the Credit Facility or the Indenture which could result in acceleration of the related debt and the acceleration of debt under other instruments evidencing indebtedness that may contain cross-acceleration or cross-default provisions. If, as a result thereof, a default occurs with respect to Senior Debt the subordination provisions in the Indenture would likely restrict payments to holders of the Exchange Notes.

     SUBORDINATION OF EXCHANGE NOTES. The Company conducts all of its operations through its subsidiaries. Accordingly, the Company relies on dividends and cash advances from its subsidiaries to provide funds necessary to meet its obligations, including the payment of principal and interest on the Exchange Notes. The ability of subsidiaries to pay dividends or make cash advances is subject to applicable laws and contractual restrictions, including restrictions, with respect to certain subsidiaries, under credit agreements between such subsidiaries and third party lenders.

     The Exchange Notes will be unsecured obligations of the Company and the Guarantors and will be subordinated in right of payment to all existing and future senior indebtedness of the Company and the Guarantors, which include borrowings under the Credit Facility. The Credit Facility provides for a revolving facility of $300.0 million through a syndicate of banks and allows the Company to have borrowings (exclusive of industrial development bonds) of up to $50.0 million, in addition to Subordinated Debt (as defined in the Credit Facility). The Credit Facility is guaranteed by substantially all of the Company's subsidiaries and matures in February 2003, at which time all amounts then outstanding become due. Borrowings under the Credit Facility are secured by a pledge of all of the capital stock of each of the Company's material subsidiaries. The Exchange Notes will rank PARI PASSU in right of payment with all other existing and future senior subordinated debt of the Company and will rank senior to other indebtedness that expressly provides that it is subordinated in right of payment on the Exchange Notes. In the event of bankruptcy, liquidation or reorganization of the Company, the assets of the Company will be available to pay obligations on the Notes only after all Senior Debt has been paid in full, and, accordingly, there can be no assurance that there will be sufficient assets remaining to pay amounts due on any or all of the Exchange Notes outstanding. At March 31, 1998, the aggregate principal amount of Senior Debt of the Company was $272.2 million on a pro forma basis after giving effect to the Subsequent Acquisitions, the completion of the Original Note Offering and the application of the net proceeds therefrom. Additional senior indebtedness may be incurred by the Company from time to time, subject to certain restrictions. In addition to being subordinated to all existing and future senior indebtedness of the Company, the Exchange Notes will be effectively subordinated to all secured debt of the Company.

     ABSENCE OF COMBINED OPERATING HISTORY; RISKS OF INTEGRATING ACQUIRED COMPANIES. Metals USA was founded in 1996 but conducted no operations and generated no net sales prior to July 11, 1997. The Acquired Companies were operated as separate independent entities prior to their acquisition, and there can be no assurance that the Company will be able to integrate the operations of these businesses successfully or to institute the necessary systems and procedures, including accounting and financial reporting systems, to manage the combined enterprise on a profitable basis. The Company's management group has been assembled only recently, and there can be no assurance that the management group will be able to manage the combined entity effectively or to implement successfully the Company's acquisition and internal growth operating strategies. The pro forma financial results of the Acquired Companies cover periods when the Acquired Companies and Metals USA were not under common control or management and may not be indicative of the Company's future financial or operating results. The inability of the Company to integrate the Acquired Companies successfully would have a material adverse effect on the Company's business, financial condition and results of operations and would make it unlikely that the Company's acquisition program will be successful. See
"Business -- Strategy" and "Management."

     POSSIBLE IMPACT OF VARYING METAL PRICES. The principal raw materials used by the Company are carbon steel, aluminum, stainless steel, copper, brass, titanium and various specialty alloys and other metals. The metals industry as a whole is cyclical, and at times pricing and availability of raw materials in the metals industry can be volatile due to numerous factors beyond the control of the Company, including general, domestic and international economic conditions, labor costs, production levels, competition, import duties and tariffs and currency exchange rates. This volatility can significantly affect the availability and cost of raw materials for the Company, and may, therefore, adversely affect the Company's net sales, operating margin and net income. During the last five years, carbon steel prices for the Acquired Companies have increased an average of 2.7% per year. Aluminum prices have declined approximately 7% per year for the past two years. While the overall trend of steel and aluminum prices has been relatively stable, prices have fluctuated approximately 10% up or down during interim periods. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company's service centers maintain substantial inventories of metal to accommodate the short lead times and just-in-time delivery requirements of its customers. Accordingly, the Company purchases metal in an effort to maintain its inventory at levels that it believes to be appropriate to satisfy the anticipated needs of its customers based on information derived from customers, market conditions, historic usage and industry research. The Company's commitments for metal purchases are generally at prevailing market prices in effect at the time the Company places its orders. The Company has no long-term, fixed-price purchase contracts. During periods of rising raw materials pricing, there can be no assurance the Company will be able to pass any portion of such increases on to customers. When raw material prices decline, customer demands for lower prices could result in lower sale prices and, as the Company uses existing inventory, lower margins. Changing metal prices could adversely affect the Company's operating margin and net income.

     CYCLICALITY OF DEMAND. Many of the Company's products are sold to industries that experience significant fluctuations in demand based on economic conditions, energy prices, consumer demand and other factors beyond the control of the Company. No assurance can be given that the Company will be able to increase or maintain its level of sales in periods of economic stagnation or downturn.

     RISKS RELATED TO THE COMPANY'S ACQUISITION STRATEGY. The Company intends to grow significantly through the acquisition of additional value-added metals processors/service centers and manufacturers. The Company expects to face competition for acquisition candidates, which may limit the number of acquisition opportunities and may lead to higher acquisition prices. There can be no assurance that the Company will be able to identify, acquire or manage profitably additional businesses or to integrate successfully any acquired businesses into the Company without substantial costs, delays or other operational or financial difficulties. Further, acquisitions involve a number of special risks, including failure of the acquired business to achieve expected results, diversion of management's attention, failure to retain key personnel of the acquired business and risks associated with unanticipated events or liabilities, some or all of which could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, there can be no assurance that the Acquired Companies or other subsequently acquired businesses will achieve anticipated net sales and earnings. See "Business -- Strategy."

     RISKS RELATED TO ACQUISITION FINANCING. The timing, size and success of the Company's acquisition efforts and the associated capital commitments cannot be readily predicted. The Company intends to finance future acquisitions by using shares of its Common Stock for all or a substantial portion of the consideration to be paid. If the Common Stock does not maintain a sufficient market value, or if potential acquisition candidates are otherwise unwilling to accept Common Stock as part of the consideration for the sale of their businesses, the Company may be required to utilize more of its cash resources, if available, in order to maintain its acquisition program. The Company currently maintains a $300 million revolving Credit Facility with a group of commercial banks. As of July 7, 1998, $39.0 million was available to the Company under the Credit Facility. If the Company does not have sufficient cash resources, its growth could be limited unless it is able to obtain additional capital through debt or equity financings. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     RISKS RELATED TO INTERNAL GROWTH AND OPERATING STRATEGIES. Key elements of the Company's strategy are to improve the profitability of the Acquired Companies and subsequently acquired businesses and to continue to expand the net sales of the Acquired Companies and any subsequently acquired businesses. Although the Company intends to seek to improve the profitability of the Acquired Companies and any subsequently acquired businesses by various means, including realizing overhead and purchasing efficiencies, there can be no assurances that the Company will be able to do so. The Company's ability to increase the net sales of the Acquired Companies and any subsequently acquired businesses will be affected by various factors, including demand for metals, pricing and availability of raw materials, the Company's ability to expand the range of products and services offered by each Acquired Company and any subsequently acquired businesses and the Company's ability to successfully enter new markets. Many of these factors are beyond the control of the Company, and there can be no assurance that the Company's strategies will be successful or that it will be able to generate cash flow adequate for its operations and to support internal growth. A key component of the Company's strategy is to operate the Acquired Companies and subsequently acquired businesses on a decentralized basis, with local management retaining responsibility for day-to-day operations, profitability and the growth of the business. If proper overall business controls are not implemented, this decentralized operating strategy could result in inconsistent operating and financial practices at the Acquired Companies and subsequently acquired businesses and the Company's overall profitability could be adversely affected. See "Business -- Strategy -- Operating on a
Decentralized Basis."

     COMPETITION. The Company is engaged in a highly-fragmented and competitive industry. The Company competes with a large number of other value-added metals processors/service centers on a regional and local basis, some of which may have greater financial resources than the Company and several of which are public companies. The Company also competes to a lesser extent with primary metals producers, who typically sell to very large customers requiring regular shipments of large volumes of metals. The Company may also face competition for acquisition candidates from those public companies that have acquired a number of metals service center businesses during the past decade. Other smaller metals processors/service centers may also seek acquisitions from time to time. Increased competition with respect to acquisitions and for increased sales to new and existing customers could have a material adverse effect on the Company's net sales and profitability. See "Business -- Competition."

     REGULATION. The Company's operations are subject to a number of federal, state and local regulations relating to the protection of the environment and to workplace health and safety. In particular, the Company's operations are subject to extensive federal, state and local laws and regulations governing waste disposal, air and water emissions, the handling of hazardous substances, environment protection, remediation, workplace exposure and other matters. Hazardous materials the Company uses in its operations primarily include lubricants, cleaning solvents and hydrochloric acid used in its pickling operations at certain of its facilities.

     Some of the properties owned or leased by the Company are located in industrial areas close to properties with histories of heavy industrial use, three of which are on or near sites listed on the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") National Priority List. The Company believes that as many as three of the properties leased by Acquired Companies have been contaminated by pollutants which have migrated from neighboring facilities or have been deposited by prior occupants.

     Prior to entering into the agreements relating to the IPO and the Subsequent Acquisitions, the Company evaluated the properties owned or leased by the Acquired Companies and engaged an independent environmental consulting firm to conduct or review assessments of environmental conditions at these properties. Although no environmental claims have been made against the Company and it has not been named as a potentially responsible party by the Environmental Protection Agency or any other party, it is possible that the Company could be identified by the Environmental Protection Agency, a state agency or one or more third parties as a potentially responsible party under CERCLA or under analogous state laws. If so, the Company could incur substantial litigation costs to prove it is not responsible for the environmental damage. The Company has obtained limited indemnities from the former stockholders of the Acquired Companies whose facilities are located at the contaminated sites. The Company believes, although there can be no assurances, that these indemnities will be adequate to protect it from a material adverse effect on its financial condition should the Company be found to be responsible for a share of the clean-up costs. The limited indemnities are subject to certain deductible amounts, however, and there can be no assurance that the limited indemnities will fully protect the Company. See "Business -- Government Regulation and Environmental Matters."

     FRAUDULENT CONVEYANCE CONSIDERATIONS. Various fraudulent conveyance laws enacted for the protection of creditors may apply to the issuance of the Subsidiary guarantees. To the extent that a court were to find that (x) a Subsidiary guarantee was incurred by a Guarantor with intent to hinder, delay or defraud any present or future creditor or such Guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others, or (y) a Guarantor did not receive fair consideration or reasonably equivalent value for issuing its Subsidiary guarantee and such Guarantor (i) was insolvent, (ii) was rendered insolvent by reason of the issuance of its Subsidiary guarantee, (iii) was engaged or about to engage in a business or transaction for which the remaining assets of such Guarantor constituted unreasonably small capital to carry on its business or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could void or subordinate such Subsidiary guarantee in favor of other creditors of such Guarantor. Among other things, a legal challenge of any Subsidiary guarantee may focus on the benefits, if any, realized by such Guarantor as a result of the Company's issuance of the Exchange Notes. The Subsidiary guarantees contain a savings clause, which generally limit the obligation of any Guarantor under its Subsidiary guarantee to the maximum amount as will, after giving effect to all of the liabilities of such Guarantor, result in such obligation not constituting a fraudulent conveyance. To the extent a Subsidiary guarantee was voided or limited as a fraudulent conveyance or held unenforceable for any other reason, holders of the Exchange Notes would cease to have any claim against such Guarantor and would be creditors solely of the Company and the other Guarantors. In that event, the claims of holders of the Exchange Notes against such Guarantor would be subject to the prior payment of all liabilities (including trade payables) of such Guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Exchange Notes relating to any voided portion of any Subsidiary guarantee.

     The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any such proceeding. Generally, however, a guarantor may be considered insolvent if the sum of its debts, including contingent liabilities, is greater than the fair market value of all of its assets at a fair valuation or if the present fair market value of its assets is less than the amount that would be absolute and mature. Based upon financial and other information, the Company believes that the Guarantors are solvent, have sufficient capital for carrying on their business and are able to pay their debts as they mature. There can be no assurance, however, that a court passing on such standards would agree with such beliefs. See "Description of the Exchange Notes -- Guarantees."

     RELIANCE ON KEY PERSONNEL. Due in part to the Company's decentralized operating strategy, the Company is highly dependent on the continuing efforts of its executive officers and the senior management of the Acquired Companies, and the Company likely will depend on the senior management of any significant business it acquires in the future. The business or prospects of the Company could be affected adversely if any of these persons does not continue in his management role until the Company is able to attract and retain qualified replacements. See "Management."

     CONTROL BY EXISTING MANAGEMENT AND STOCKHOLDERS. The Company's executive officers and directors, former stockholders of the Acquired Companies and entities affiliated with them beneficially own approximately 69.1% of the outstanding shares of Common Stock. Holders of Restricted Common Stock are entitled to elect one member of the Company's Board of Directors and 0.55 of one vote for each share held on all other matters on which they are entitled to vote. Holders of Restricted Common Stock are not entitled to vote on the election of any other directors. Accordingly, the Company's executive officers, directors and the former stockholders of the Acquired Companies control in the aggregate approximately 70.5% of the votes of all shares of Common Stock, and if acting in concert, will be able to exercise control over the Company's affairs, to elect the entire Board of Directors and to control the outcome of any matter submitted to a vote of stockholders. See "Principal Stockholders."

     ABSENCE OF A PUBLIC MARKET FOR NOTES. There is no existing market for the Exchange Notes, and although BT Alex. Brown Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Bear Stearns & Co., Inc. and NationsBanc Montgomery Securities LLC ("the Initial Purchasers") have advised the Company that they intend to make a market in the Exchange Notes, they are not obligated to do so and may discontinue such market making at any time. The Company does not intend to apply for listing of the Exchange Notes on a securities exchange or to seek approval for quotation through an automated quotation system. Accordingly, there can be no assurance that an active market for the Exchange Notes will develop following the completion of the Exchange Offering or, if developed, that such market will be sustained or as to the liquidity of the market. The Exchange Notes are expected to be eligible for trading by qualified buyers in the PORTAL market.

                                 CAPITALIZATION

     The following table sets forth the current maturities of long-term obligations and capitalization at March 31, 1998 of the Company on a (i) consolidated basis and (ii) pro forma basis to give effect to the acquisitions completed after March 31, 1998 as if each had occurred on March 31, 1998. The actual March 31, 1998 information presented below reflects the supplemental consolidated results of the Company, as restated for the effects of the business combination with Krohn, which was accounted for using the "pooling-of-interests" method of accounting. This table should be read in conjunction with the Company's Audited and Unaudited Supplemental Consolidated Financial Statements together with the applicable Notes thereto and the Unaudited Pro Forma Financial Statements of the Company and the Notes thereto included elsewhere in this Prospectus.


                                                MARCH 31, 1998
                                           ------------------------
                                           ACTUAL        PRO FORMA
                                           -------       ----------
                                             (IN MILLIONS, EXCEPT
                                             SHARE AND PER SHARE
                                                   AMOUNTS)
Current maturities of long-term debt
  obligations (1).......................   $   9.8         $  9.8
                                           -------       ----------
Long-term debt (net of current
  maturities):
     Bank Credit Facility...............      50.9          219.3
     Other notes payable and capital
       lease obligations (1)............      22.3           43.1
     8 5/8% Senior Subordinated Notes
       due 2008.........................     200.0          200.0
                                           -------       ----------
          Total long-term debt..........     273.2          462.4
                                           -------       ----------
          Total debt....................     283.0          472.2
Stockholders' equity:
     Preferred Stock: $0.01 par value,
       5,000,000 shares authorized; none
       issued or outstanding............     --             --
     Common Stock: $0.01 par value,
       203,122,914 shares authorized;
       35,646,038 issued and
       outstanding; and 37,908,686
       shares issued and outstanding,
       pro forma (2)....................        .4             .4
     Additional paid-in capital.........     223.4          257.1
     Unearned compensation..............      (1.5)          (1.5)
     Retained earnings..................      47.5           47.5
                                           -------       ----------
          Total stockholders' equity....     269.8          303.5
                                           -------       ----------
             Total capitalization.......   $ 543.0         $765.9
                                           =======       ==========


------------

(1) See Notes to the Company's Audited Supplemental Consolidated Financial Statements for a description of certain other debt obligations.

(2) Excludes shares of Common Stock subject to options granted upon consummation of the IPO and shares of Common Stock subject to options granted or to be granted in connection with the Subsequent Acquisitions. See "Management -- 1997 Long-Term Incentive Plan" and " -- 1997 Non-Employee Directors' Stock Plan," and the Notes to the Company's Audited Supplemental Consolidated Financial Statements.

                            SELECTED FINANCIAL DATA
                          (IN MILLIONS, EXCEPT RATIOS)

     The following supplemental consolidated financial information should be read in conjunction with the Audited and Unaudited Supplemental Consolidated Financial Statements of Metals USA, Inc. and Subsidiaries and the Notes thereto included elsewhere in this Prospectus. The supplemental consolidated financial information for the fiscal years ended 1993 through 1997 and the three months ended March 31, 1998 and 1997 reflects the historical financial statements of Metals USA, restated for the effects of the business combinations with Jeffreys, Wayne and Krohn which were accounted for as "poolings-of-interests" and the remaining Acquired Companies from their respective acquisition dates.

     The Acquired Companies operated as privately-owned entities prior to their acquisition by Metals USA and their results of operations reflect varying tax structures ("S Corporations" or "C Corporations") which have influenced the level of owners' compensation. The owners of the Acquired Companies have contractually agreed to certain reductions in both their compensation and benefits and in certain cases lease payments for their respective facilities in connection with the acquisitions. These cost savings, which are not reflected in the consolidated financial information presented below, are reflected in the pro forma information presented below and elsewhere in this Prospectus.

                                           THREE MONTHS
                                         ENDED MARCH 31,                  YEARS ENDED DECEMBER 31,(1)
                                       --------------------  -----------------------------------------------------
                                         1998       1997       1997       1996       1995       1994       1993
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
SUPPLEMENTAL CONSOLIDATED STATEMENTS
OF OPERATIONS DATA:
  Net sales..........................  $   278.5  $    72.0  $   537.6  $   265.5  $   260.9  $   235.7  $   155.6
  Cost of sales......................      214.6       55.5      414.9      204.0      204.7      185.0      119.1
  Operating and delivery.............       26.0        6.9       53.7       25.4       22.0       19.6       13.6
  Selling, general and
    administrative...................       18.1        7.2       41.1       21.4       15.6       14.0       10.5
  Depreciation and amortization......        3.0         .7        5.6        3.7        3.0        2.4        2.0
  Operating income...................       16.8        1.7       22.3       11.0       15.6       14.7       10.4
  Interest expense...................        4.8         .4        5.0        1.8        2.4        1.8        2.0
  Other income.......................        (.1)       (.1)       (.5)       (.7)       (.5)       (.5)      (1.5)
  Income before income taxes.........       12.1        1.4       17.8        9.9       13.7       13.4        9.9
  Net income.........................        7.2        (.4)       7.5        4.5        8.1        8.2        6.3
OTHER DATA:
  Ratio of earnings to fixed
    charges..........................        3.2x       4.5x       3.9x       5.7x       5.6x       6.8x       5.5x
  EBITDA(2)..........................  $    19.8  $     2.4  $    27.9  $    14.7  $    18.6  $    17.1  $    12.4
  EDITDA/interest expense............        4.1x       6.0x       5.6x       8.2x       7.8x       9.5x       6.2x
  Net debt/EBITDA(3).................        3.4x       2.2x       6.0x       1.7x       1.6x       2.0x       1.8x
PRO FORMA STATEMENTS OF OPERATIONS
  DATA(4):
  Net sales..........................  $   451.0             $ 1,602.6
  Cost of sales......................      345.7               1,242.9
  Operating and delivery(5)..........       38.2                 141.5
  Selling, general and
    administrative(5)................       29.9                 107.3
  Depreciation and amortization(6)...        4.8                  19.2
  Operating income...................       32.4                  91.7
  Interest expense(7)................        9.3                  33.5
  Other (income) expense, net........         .3                  (2.1)
  Income before income taxes.........       22.8                  60.3
  Net income.........................       13.6                  34.0
OTHER PRO FORMA DATA:
  Ratio of earnings to fixed
    charges..........................        3.2x                  2.6x
  EBITDA.............................  $    37.2             $   110.9
  EBITDA/interest expense............        4.0x                  3.3x
  Net debt/EBITDA(3).................        3.0x                  4.1x


                                                   (CONTINUED ON FOLLOWING PAGE)

                                            MARCH 31, 1998                        FISCAL YEARS ENDED(1)
                                        -----------------------   -----------------------------------------------------
                                        PRO FORMA(8)    ACTUAL      1997       1996       1995       1994       1993
                                        ------------    -------   ---------  ---------  ---------  ---------  ---------
                                                                         (IN MILLIONS)
BALANCE SHEET DATA:
  Cash and cash equivalents..........      $ 19.4       $ 11.9    $     7.3  $     2.4  $     4.4        1.3  $      .9
  Working capital....................       380.0        279.2        193.0       51.6       53.2       47.2       39.7
  Total assets.......................       947.9        670.2        480.6      107.3      100.1       99.0       70.5
  Total debt.........................       472.2        283.0        174.3       27.8       34.5       35.6       23.2
  Stockholders' equity...............       303.5        269.8        226.5       57.5       50.1       43.3       36.5
  Dividends declared(9)..............      --             --         --         --         --         --         --

------------

(1) As a result of the merger with Metals USA, Jeffreys changed its fiscal year to December 31 beginning January 1, 1996, to conform to the fiscal periods of Metals USA and the other Acquired Companies. The historical financial information of Jeffreys for the years ended July 31, 1993, 1994 and 1995 have been included in the Company's consolidated financial statements for the years ended December 31, 1993, 1994 and 1995.

(2) "EBITDA" as shown on this table is defined as operating income plus depreciation and amortization. This definition of EBITDA differs from the definition contained in the Indenture. See "Description of Notes -- Certain Definitions." EBITDA is not intended to represent cash flows from operations as defined by generally accepted accounting principles ("GAAP") and should not be considered as: (i) an alternative to net income, (ii) an indicator of the Company's operating performance or
     (iii) as an alternative to cash flows as a measure of liquidity.

(3) Net debt is defined as debt less cash. For the three months ended March 31, 1998 and 1997, EBITDA has been annualized for the calculation of net debt/EBITDA.

(4) The pro forma statements of operations data assumes that the IPO, the acquisition of the Founding Companies, the Subsequent Acquisitions and the issuance of the Notes occurred on January 1, 1997 and are not necessarily indicative of the results the Company would have obtained had these events actually then occurred or of the Company's future results.

(5) The pro forma statements of operations data for the three months ended
     March 31, 1998 and for the year ended December 31, 1997 reflects (a) in selling, general and administrative, an aggregate of approximately $.6 million and $11.0 million, respectively, in pro forma reductions in salary, bonuses and benefits to the owners of the Acquired Companies to which they have agreed prospectively (the "Compensation Differential"), (b) in operating and delivery, a $.2 million and $1.5 million, respectively, reduction in lease expense pursuant to the renegotiation of certain leases (the "Rent Differential"), and (c) in selling, general and administrative, a reduction of $5.7 million for the year ended December 31, 1997 attributable to the non-recurring portion of the non-cash compensation charge ("Compensation Charge").

(6) Includes $.6 million and $4.7 million of additional amortization of goodwill that would have been recorded as a result of the acquisition of the Founding Companies and the Subsequent Acquisitions computed on the basis described in Notes to the Unaudited Pro Forma Financial Statements for the three months ended March 31, 1998 and for the year ended December 31, 1997, respectively.

(7) Includes reductions in interest expense of $.1 million and $1.5 million due to assumed refinancing of outstanding indebtedness with the Company's Credit Facility for the three months ended March 31, 1998 and for the year ended December 31, 1997, respectively. Interest expense is increased for the three months ended March 31, 1998 and for the year ended December 31, 1997 by $2.6 million and $12.9 million, respectively, due to the assumed financing of the cash portion of the Acquired Companies' purchase price with the Company's Credit Facility and by $.7 million and $5.4 million, respectively, due to the issuance of the Notes.

(8) The pro forma balance sheet data assumes that the acquisitions of Industrial, Sierra, Fullerton, Faitoute, Steel Manufacturing, Wilkof, Forest, LaserPro, ABS, Valley, Flagg, Geneva, Professional and Intsel were completed on March 31, 1998.

(9) Exclusive of pre-acquisition distributions from S-Corporations.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with "Selected Financial Data" and the Company's Audited and Unaudited Supplemental Consolidated Financial Statements and related Notes thereto appearing elsewhere in this Prospectus.

INTRODUCTION

     The Company's net sales are derived from the processing of steel, aluminum and other specialty metals and the use of processed metals to manufacture high-value end-use products. Most of the metal sold by the Company is processed by the Company. The Company processes various metals to specified thickness, length, width, shape and surface quality pursuant to specific customer orders. Additionally, certain of the Acquired Companies manufacture finished building products for commercial and residential applications and machine certain specialty metals.

     The Company anticipates that it will realize savings from: (i) greater volume discounts from raw materials and other suppliers and (ii) consolidation of insurance and other general and administrative costs. It is anticipated that the administrative cost savings will be offset by costs related to the Company's new corporate management and by the costs attributable to being a public company, at least until the Company's cost savings program can be fully implemented. The Company's Unaudited Pro Forma Combined Statements of Operations do not reflect any amounts as may be realized from future cost savings.

     During 1996 and the first half of 1997, the Company sold an aggregate of 1,385,500 shares of Common Stock to management of and consultants to the Company for $0.01 per share. Accordingly, the Company recorded a compensation charge of $3.6 million in 1996 and $6.0 million in the first half of 1997 representing the difference between the amount paid for the shares and the estimated fair value of the shares on the date of sale, as if the Founding Companies were combined (the "Compensation Charge").

     In July 1996, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 97 ("SAB 97") relating to business combinations immediately prior to an initial public offering. SAB 97 requires that these combinations be accounted for using the "purchase" method of acquisition accounting. Under SAB 97, the company receiving the largest voting position from the shares issued in connection with the mergers must be designated as the accounting acquiror. Accordingly, Metals USA was the designated "accounting acquiror" and the Company recorded the excess of the fair value of the Merger consideration paid (exclusive of debt assumed), over the fair value of the net assets acquired with respect to the Founding Companies as "goodwill." Collectively, the excess of consideration paid (exclusive of debt assumed) over the fair value of the net assets acquired from the merger of the Founding Companies together with the merger of certain of the Subsequent Acquisitions that were accounted for using the "purchase" method of accounting, totaled approximately $251.9 million, on a pro forma basis, at March 31, 1998. Generally accepted accounting principles require the amortization of goodwill over its useful life, not to exceed 40 years. The amortization of goodwill is a non-cash charge to operating income. The pro forma impact of the amortization expense attributable to the goodwill created from the application of SAB 97 with respect to the Founding Companies is approximately $2.1 million per year and is not deductible for income tax purposes. The pro forma impact of the amortization expense attributable to the goodwill created from the Subsequent Acquisitions is approximately $4.2 million per year, a portion of which is deductible for income tax purposes.

     The accounting classifications used by the Company to present the combined results of operations for the Founding Companies and the Subsequent Acquisitions generally conform to the conventions established by the Steel Service Center Institute ("SSCI") and the National Association of Aluminum Distributors.

Depreciation and amortization expenses are shown separately as management believes certain investors find the information beneficial. Brief descriptions of the classifications are as follows:

     NET SALES. Net sales include sales of materials, processing and fabrication, less sales returns, allowances and cash discounts. Net sales also exclude any sales and use taxes collected.

     COST OF SALES. Cost of sales include the cost of material and freight and all processing services purchased from unaffiliated third parties, less any applicable purchase discounts realized. The Company carries a substantial quantity of raw material inventories and five of its Subsidiaries use the last-in first-out ("LIFO") method of accounting. The LIFO method of accounting generally matches current costs more closely with current sales. However, variations in inventory quantities and/or prices may have a significant impact on cost of sales.

     OPERATING AND DELIVERY. Operating and delivery expenses consist of labor, utilities, rent, repairs and maintenance expenses attributable to material processing operations, warehouse facilities and delivery operations, including the cost of freight attributable to product shipments.

     SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses include the cost of personnel conducting sales and administrative activities (including commissions and other forms of incentive compensation), advertising and marketing expenses, rent, utilities, repairs and maintenance costs for non-warehouse facilities, professional fees, property taxes and other costs not included in the preceding classifications that are directly attributable to operations.

RESULTS OF OPERATIONS

     The following supplemental consolidated financial information reflects the historical consolidated financial statements of Metals USA restated for the effects of the business combinations with Jeffreys, Wayne and Krohn accounted for as "poolings-of-interests" and the remaining Acquired Companies from their respective acquisition dates.

                                                 THREE MONTHS ENDED MARCH 31,
                                          ------------------------------------------
                                            1998         %        1997         %
                                          ---------  ---------  ---------  ---------
                                              (IN MILLIONS, EXCEPT PERCENTAGES)
Net sales...............................  $   278.5      100.0% $    72.0      100.0%
     Cost of sales......................      214.6       77.1%      55.5       77.1%
     Operating and delivery.............       26.0        9.3%       6.9        9.6%
     Selling, general and
       administrative...................       18.1        6.5%       7.2       10.0%
     Depreciation and amortization......        3.0        1.1%        .7         .9%
                                          ---------  ---------  ---------  ---------
Operating income........................       16.8        6.0%       1.7        2.4%
Interest expense........................        4.8        1.7%        .4         .6%
Other income............................        (.1)        --        (.1)       (.1%)
                                          ---------  ---------  ---------  ---------
Income before income taxes..............  $    12.1        4.3% $     1.4        1.9%
                                          =========  =========  =========  =========


  RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 1997

     NET SALES. Net sales increased $206.5 million, or 286.8%, from $72.0 million for the three months ended March 31, 1997 to $278.5 million for the three months ended March 31, 1998. The increase in net sales was principally due to acquisitions completed during 1997. The purchase acquisitions completed in the first quarter of 1998 did not have a significant impact on net sales or results of operations for the three months ended March 31, 1998.

     COST OF SALES. Cost of sales increased $159.1 million, or 286.7%, from $55.5 million for the three months ended March 31, 1997 to $214.6 million for the three months ended March 31, 1998. The increase in cost of sales was principally due to the acquisitions described above. As a percentage of net sales, cost of sales was 77.1% for both periods.

     OPERATING AND DELIVERY. Operating and delivery expenses increased $19.1 million, or 276.8%, from $6.9 million for the three months ended March 31, 1997 to $26.0 million for the three months ended March 31, 1998. The increase in operating and delivery expenses was principally due to the acquisitions described above. As a percentage of net sales, operating and delivery expenses decreased from 9.6% for the three months ended March 31, 1997 to 9.3% for the three months ended March 31, 1998. This percentage decrease was primarily due to spreading of fixed operating costs over a higher volume of net sales.

     SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased $10.9 million, or 151.4%, from $7.2 million for the three months ended March 31, 1997 to $18.1 million for the three months ended March 31, 1998. This increase in selling, general and administrative expenses was primarily attributable to the acquisitions described above and, to a lesser extent, increased volumes of product shipments. As a percentage of net sales, selling, general and administrative expenses decreased from 10.0% for the three months ended March 31, 1997 to 6.5% for the three months ended March 31, 1998. This percentage decrease was primarily due to the non-recurring non-cash Compensation Charge of $2.8 million the Company incurred in connection with the sale of common stock to consultants and members of management during the three months ended March 31, 1997.

     OPERATING INCOME. Operating income increased $15.1 million, from $1.7 million for the three months ended March 31, 1997 to $16.8 million for the three months ended March 31, 1998. The increase in operating income was attributable to the factors discussed above. As a percentage of net sales, operating income increased from 2.4% for the three months ended March 31, 1997 to 6.0% for the three months ended March 31, 1998. This percentage increase was primarily due to the non-recurring non-cash Compensation Charge described above, partially offset by higher cost of raw materials during the three months ended March 31, 1998.

     INTEREST EXPENSE. Interest expense increased $4.4 million, from $.4 million for the three months ended March 31, 1997 to $4.8 million for the three months ended March 31, 1998. The increase in interest expense was primarily due to increased borrowings attributable to the debt assumed and the cash portion of the purchase price paid in connection with the acquisitions completed by the Company on July 11, 1997 and periods thereafter.

     PROVISION FOR INCOME TAXES. The Company's provision for income taxes differs from the federal statutory rate principally due to state income taxes (net of federal income tax benefit), the non-deductibility of the Compensation Charge and the amortization of goodwill attributable to certain acquisitions.

     The following supplemental consolidated financial information reflects the historical financial statements of Metals USA, restated for the effects of the business combinations with Jeffreys, Wayne and Krohn accounted for as "poolings-of-interests" and the remaining Acquired Companies from their respective acquisition dates. Because of the merger with Metals USA, Jeffreys changed its fiscal year end from July 31 to December 31, beginning January 1, 1996 to conform to the fiscal periods of Metals USA and the other Acquired Companies. The historical financial information of Jeffreys for the year ended July 31, 1995 has been included in the Company's consolidated financial statements for the year ended December 31, 1995.

                                                           YEARS ENDED DECEMBER 31,
                                       ----------------------------------------------------------------
                                         1997         %        1996         %        1995         %
                                       ---------  ---------  ---------  ---------  ---------  ---------
                                                                (IN MILLIONS)
Net sales............................  $   537.6      100.0% $   265.5      100.0% $   260.9      100.0%
Operating costs and expenses:
     Cost of sales...................      414.9       77.2%     204.0       76.8%     204.7       78.5%
     Operating and delivery..........       53.7       10.0%      25.4        9.6%      22.0        8.4%
     Selling, general and
       administrative................       41.1        7.6%      21.4        8.1%      15.6        6.0%
     Depreciation and amortization...        5.6        1.0%       3.7        1.4%       3.0        1.1%
                                       ---------  ---------  ---------  ---------  ---------  ---------
Operating income.....................       22.3        4.2%      11.0        4.1%      15.6        6.0%
Interest expense.....................        5.0         .9%       1.8         .7%       2.4         .9%
Other income.........................        (.5)    --            (.7)    --            (.5)       (.2)%
                                       ---------  ---------  ---------  ---------  ---------  ---------
Income before income taxes...........  $    17.8        3.3% $     9.9        3.7% $    13.7        5.3%
                                       =========  =========  =========  =========  =========  =========


  RESULTS FOR 1997 COMPARED TO 1996

     NET SALES. Net sales increased $272.1 million, or 102.5%, from $265.5 million in 1996 to $537.6 million in 1997. The increase in net sales was principally due to acquisitions of the Founding Companies on July 11, 1997 and the purchase acquisitions of Harvey, Meier and Federal Bronze on September 26, 1997. Average realized prices for steel products declined approximately 3.2% in 1997 compared to 1996.

     COST OF SALES. Cost of sales increased $210.9 million, or 103.4%, from $204.0 million in 1996 to $414.9 million in 1997. The increase in cost of sales was principally due to the business acquisitions described above. As a percentage of net sales, cost of sales increased from 76.8% in 1996 to 77.2% in 1997. This percentage increase was due to higher cost of raw materials.

     OPERATING AND DELIVERY. Operating and delivery expenses increased $28.3 million, or 111.4%, from $25.4 million in 1996 to $53.7 million in 1997. The increase in operating and delivery expenses was principally due to the business acquisitions described above. As a percentage of net sales, operating and delivery expenses increased from 9.6% in 1996 to 10.0% in 1997. This percentage increase was primarily due to higher transportation costs to support an expanding market area.

     SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased $19.7 million, or 92.1%, from $21.4 million in 1996 to $41.1 million in 1997. This increase in selling, general and administrative expenses was primarily attributable to the business acquisitions described above. Additionally, the Company recorded a Compensation Charge of $3.6 million and $6.0 million in 1996 and 1997, respectively. As a percentage of net sales, selling, general and administrative expenses decreased from 8.1% in 1996 to 7.6% in 1997. This percentage decrease was primarily due to the Compensation Charge as a percentage of net sales being less for 1997 than for 1996. Excluding the effect of the Compensation Charges recorded in 1996 and 1997, as a percentage of net sales, selling, general and administrative expenses decreased from 6.7% in 1996 to 6.5% in 1997. This percentage decrease was primarily due to the allocation of fixed costs over a higher volume of net sales.

     OPERATING INCOME. Operating income increased $11.3 million, or 102.7%, from $11.0 million in 1996 to $22.3 million in 1997. The increase in operating income was primarily attributable to the business acquisitions described above, offset by the $6.0 million Compensation Charge described in the preceding paragraph. As a percentage of net sales, operating income increased from 4.1% in 1996 to 4.2% in 1997.

     INTEREST EXPENSE. Interest expense increased $3.2 million, or 177.8%, from $1.8 million in 1996 to $5.0 million in 1997. The increase in interest expense was due to increased borrowings in connection with the business acquisitions described above.

     PROVISION FOR INCOME TAXES. The Company's provision for income taxes differs from the federal statutory rate principally due to state income taxes (net of federal income tax benefit), the non-deductibility of the Compensation Charge and the amortization of goodwill attributable to certain acquisitions.

  RESULTS FOR 1996 COMPARED TO 1995

     NET SALES. Net sales increased $4.6 million, or 1.8%, from $260.9 million in 1995 to $265.5 million in 1996. The increase in net sales was principally due to a 6.0% increase in shipments in 1995 compared to 1996. Additionally, average realized prices decreased by approximately 2.5%. Approximately one-third of the increased shipments were from the Oakwood, Georgia facility acquired in March 1995.

     COST OF SALES. Cost of sales decreased $.7 million, or .3%, from $204.7 million in 1995 to $204.0 million in 1996. The decrease in cost of sales was primarily attributable to a 4.4% decline in the cost of raw materials, partially offset by the increased shipments described above. As a percentage of net sales, cost of sales decreased from 78.5% in 1995 to 76.8% in 1996 due primarily to the decline in the cost of raw materials referred to above.

     OPERATING AND DELIVERY. Operating and delivery expenses increased $3.4 million, or 15.5%, from $22.0 million in 1995 to $25.4 million in 1996. This increase was primarily attributable to the increased shipments described above. As a percentage of net sales, operating and delivery expenses increased from 8.4% in 1995 to 9.6% in 1996. This percentage increase was primarily due to higher transportation costs to support an expanding market area.

     SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased $5.8 million, or 37.2%, from $15.6 million in 1995 to $21.4 million in 1996. The increase in selling, general and administrative expenses was primarily due to a $3.6 million Compensation Charge recorded during 1996 and, to a lesser extent, the increased selling costs attributable to the increased shipments described above. As a percentage of net sales, selling, general and administrative expenses increased from 6.0% for 1995 to 8.1% for 1996. This percentage increase was primarily due to the Compensation Charge described above.

     OPERATING INCOME. Operating income decreased $4.6 million, or 29.5%, from $15.6 million in 1995 to $11.0 million in 1996. The decrease in operating income was primarily attributable to the compensation charge discussed above. As a percentage of net sales, operating income decreased from 6.0% in 1995 to 4.1% in 1996.

     INTEREST EXPENSE. Interest expense decreased $0.6 million, or 25.0%, from $2.4 million in 1995 to $1.8 million in 1996. The decrease in interest expense was primarily due to lower average balances outstanding under the revolving credit facilities.

     PROVISION FOR INCOME TAXES. The Company's provision for income taxes differs from the federal statutory rate principally due to state income taxes (net of federal income tax benefit) and the non-deductibility of the Compensation Charge.

  LIQUIDITY AND CAPITAL RESOURCES

     Beginning with the IPO on July 11, 1997, and through February 11, 1998, the Company has completed a number of financing transactions designed to enhance the Company's liquidity, reduce incremental interest expense and extend debt maturities. The transactions included a public equity offering of Common Stock which resulted in net proceeds of $58.3 million, a private offering for $200.0 million aggregate principal amount of 8 5/8% Senior Subordinated Notes due 2008 (the "Notes") and the establishment of a $300.0 million revolving credit facility with a group of commercial banks (the "Credit Facility"). As of March 31, 1998, $249.1 million was available to the Company under the Credit Facility. As of July 7, 1998, the Company had outstanding borrowings of $261.0 million and $39.0 million available for use under the Credit Facility.

     At March 31, 1998, the Company had cash of $11.9 million, working capital of $279.2 million and total debt of $283.0 million. At December 31, 1997, the Company had cash of $7.3 million, working capital of $193.0 million and total debt of $174.3 million (of which $144.8 million was attributable to the Original Credit Facility, as defined below). At December 31, 1996, the Company had cash of $2.4 million, working capital of $51.6 million and total debt of $27.8 million. The Company anticipates that its cash flow from operations (excluding acquisition requirements) will be sufficient to meet the Company's normal working capital and debt service requirements for at least the next several years. The Company intends to retain all of its earnings, to finance the expansion of its business and for general corporate purposes, including future acquisitions, and does not anticipate paying any cash dividends on its Common Stock for the next several years. In addition, the Company's Credit Facility and the indenture governing the Notes (the "Indenture") include restrictions on the ability of the Company to pay dividends.

     The Company used $15.0 million in net cash for operating activities and generated $6.2 million in net cash from operating activities for the three months ended March 31, 1998 and 1997, respectively. The Company generated $3.3 million and $9.5 million in net cash from operating activities for 1997 and 1996, respectively. Net cash used for investing activities was $36.4 million and $1.8 million for the three months ended March 31, 1998 and 1997, respectively. The principal use of cash during the three months ended March 31, 1998 was to fund the cash portion of the acquisition cost for the Subsequent Acquisitions. Net cash used in investing activities was $85.9 million and $6.5 million for 1997 and 1996, respectively. The principal use of cash during 1997 was to fund the cash portion of the acquisition cost for the Acquired Companies. Net cash provided by financing activities was $56.0 million and net cash used in financing activities was $2.0 million for the three months ended March 31, 1998 and 1997, respectively. Net cash provided by financing activities was $87.5 million for 1997 and net cash used in financing activities was $5.0 million in 1996. For the three months ended March 31, 1998, the cash provided by financing activities consisted primarily of the net proceeds from the sale of the Notes of $193.7 million offset by net repayments on the Credit Facility. For 1997, the cash provided by financing activities consisted primarily of the net proceeds from the sale of Common Stock of $58.3 million and borrowings under the initial $150.0 million unsecured revolving credit facility (the "Original Credit Facility").

     INVESTING ACTIVITIES

     Concurrent with the completion of the IPO, Metals USA acquired the Founding Companies for $27.8 million in cash, 10,128,609 shares of common stock and assumed approximately $92.6 million of existing indebtedness. Following the IPO, the Company acquired a number of additional metal processing companies. These acquisitions include Jeffreys, Wayne, Meier, Harvey, Independent, Royal, RJ Fabricating, Federal Bronze, Pacific, National, Western, Mark Metals, Metalmart, Levinson, Seaboard, Sierra, Industrial, Fullerton, Concord, Faitoute, Krohn, Steel Manufacturing, Wilkof, Forest, LaserPro, ABS, Valley, Flagg, Geneva, Professional and Intsel. The acquisitions of Jeffreys, Wayne and Krohn were accounted for using the "pooling-of-interests" method of accounting. The remaining acquisitions were accounted for using the "purchase" method of accounting. Collectively, the Company paid a total of $235.9 million in cash and issued 16,241,663 shares of Common Stock and $3.7 million of notes in connection with these acquisitions. Additionally, the Company assumed approximately $141.0 million of existing indebtedness of these companies.

     The Company intends to continue to actively pursue acquisition opportunities. The Company expects to fund future acquisitions through the issuance of additional Common Stock, borrowings, including use of amounts available under the Credit Facility, and cash flow from operations. Capital expenditures for equipment and expansion of facilities are expected to be funded from cash flow from operations and supplemented as necessary by borrowings from the Credit Facility or other sources of financing. To the extent the Company funds a significant portion of the consideration for future acquisitions with cash, it may have to increase the amount of the Credit Facility or obtain other sources of financing.

     On April 20, 1998, the Company filed the 1998 Shelf Registration Statement relating to the issuance of up to 10,000,000 shares of Common Stock to be issued in connection with future acquisitions. The 1998 Shelf Registration Statement was declared effective on April 22, 1998.

     FINANCING ACTIVITIES

     In July 1997, the Company completed its IPO of 5,900,000 shares of Common Stock for which it received net proceeds of approximately $50.1 million. The Company used a portion of the Credit Facility together with the net proceeds from the IPO to retire substantially all of the indebtedness of the Founding Companies. Additionally, on August 12, 1997, the Company sold 885,000 shares of its Common Stock pursuant to the overallotment option granted to the underwriters in connection with the IPO for net proceeds of $8.2 million. The Company used the net proceeds from the exercise of the overallotment option to repay borrowings on the Credit Facility and for other corporate purposes.

     Concurrent with the IPO, the Company obtained the Original Credit Facility which was used to fund acquisitions, refinance certain indebtedness of the acquired companies and for general corporate and working capital requirements. In January 1998, the Company obtained a $50.0 million Interim Credit Facility to meet its acquisition related cash requirements pending the completion of an extension and modification of the Original Credit Facility to provide for up to $300.0 million of borrowing availability. The closing of the extension and modification of the Credit Facility on February 11, 1998 stipulated the termination of the Interim Credit Facility. The Credit Facility matures in February 2003 and will be used to fund acquisitions, make capital expenditures, refinance debt of the companies acquired and for general working capital requirements. The Credit Facility requires the Company to comply with various affirmative and negative covenants including: (i) the maintenance of certain financial ratios, (ii) restrictions on additional indebtedness, (iii) restrictions on liens, guarantees and dividends, (iv) obtaining the lenders' consent with respect to certain individual acquisitions and (v) maintenance of a specified level of consolidated net worth. Borrowings under the Credit Facility are secured by the pledge of all of the capital stock of each of the Company's material subsidiaries.

     On February 11, 1998, the Company received $194.5 million of net cash proceeds (before estimated expenses of $.8 million) from the sale of the Notes. The Notes call for semi-annual interest payments on February 15 and August 15 of each year, beginning August 15, 1998 and mature on February 15, 2008. The Notes are guaranteed by substantially all of the Company's current and future subsidiaries, and contain certain covenants restricting additional indebtedness, liens, transactions with affiliates, asset sales, investments, payment restrictions affecting subsidiaries and mergers and acquisitions of subsidiaries. The Notes are subordinate to borrowings under the Credit Facility and will rank PARI PASSU in right of payment with all other future subordinated debt of the Company and will rank senior to other indebtedness that expressly provides that it is subordinated in right of payment to the Notes. The Company used $179.3 million of such proceeds to repay the borrowings outstanding under the Original Credit Facility and Interim Credit Facility on February 11, 1998.

  YEAR 2000 ISSUE

     The Company recognizes the need to ensure its operations will not be adversely impacted by Year 2000 software failures. Specifically, computational errors are a known risk with respect to dates after December 31, 1999. The Company has addressed the issue with respect to its existing subsidiaries and potential acquisitions as part of its normal due diligence procedures. The Company does not believe the cost of achieving Year 2000 compliance, in excess of the cost of normal software upgrades and replacements incurred through fiscal 1999, will be material to the Company's consolidated results of operations, financial position or liquidity.

  RECENT DEVELOPMENTS

     On March 23, 1998, the Company announced that it agreed to make an offer for all of the issued and outstanding common shares of Ideal Metal Inc. ("Ideal") at a cash price of CAN$5.25 per share. Another company made a competing offer and on April 28, 1998, the Company received the agreed upon compensatory fee of U.S.$1.7 million (CAN$2.5 million) from Ideal as a result of the competing offer.

     Subsequent to March 31, 1998, the Company acquired the following metal processing companies: Industrial, Sierra, Fullerton, Faitoute, Steel Manufacturing, Wilkof, Forest, LaserPro, ABS, Valley, Flagg, Geneva, Professional and Intsel. These acquisitions were accounted for using the "purchase" method of accounting. In addition, the Company completed the acquisition of Krohn, which was accounted for using the "pooling-of-interests" method of accounting. The aggregate consideration paid by the Company to acquire these companies was approximately $151.2 million in cash, 3,480,950 shares of common stock and the issuance of notes of approximately $3.7 million (excluding assumed indebtedness of approximately $43.4 million).

                                    BUSINESS

     Metals USA was founded in 1996 to become a leading national value-added metals processor/service center, to manufacture higher-value components from processed metals and to pursue aggressively the consolidation of the highly-fragmented metals processing industry. In connection with its IPO on July 11, 1997, Metals USA acquired the Founding Companies in exchange for cash and shares of Common Stock. The Founding Companies are engaged in value-added processing of steel, aluminum and specialty metals, as well as manufacturing metal components. Since that date, Metals USA has acquired a number of additional companies in similar businesses. On average, the Acquired Companies have been in business for over 40 years. See "Business -- Strategy" and " -- Acquired Companies."

     The Company's metals processing business purchases metals from primary producers, who focus on large volume sales of unprocessed metals, and in most cases performs customized processing services to meet specifications provided by end-use customers. By providing these services, as well as offering inventory management and just-in-time delivery services, the Company enables its customers to reduce material costs, enhance quality, decrease capital required for raw materials inventory and processing equipment and save time, labor and other expenses. The Company believes that these "partnering" relationships with suppliers and customers enable it to reduce its customers' overall cost of their manufactured metal products. In addition to its metals processing capabilities, the Company manufactures higher-value components from processed metals, such as finished building products, and produces a number of finished components machined from specialty metals, such as bushings, pump parts and hydraulic cylinder parts. The Company intends to continue its focus on aluminum and other specialty metals, which are the fastest growing segment of the metals processing industry.

     The Acquired Companies sell to over 30,000 customers in businesses such as the machining, furniture, transportation equipment, power and process equipment, industrial/commercial construction, consumer durables and electrical equipment industries, and machinery and equipment manufacturers. The Company believes that its broad customer base and its wide array of metals processing capabilities, products and services, coupled with its broad geographic coverage of the United States, reduce the Company's susceptibility to economic fluctuations affecting any one industry or geographical area.

INDUSTRY OVERVIEW

     Companies operating in the metals industry can be generally characterized as: (i) primary metals producers, (ii) metals processors/service centers or
(iii) end-users. The Company believes that both primary metals producers and end-users are increasingly seeking to have their metals processing and inventory management requirements met by value-added metals processors/service centers. Primary metals producers, which manufacture and sell large volumes of steel, aluminum and specialty metals in standard sizes and configurations, generally sell only to those large end-users and metals processors/service centers who do not require processing of the products and who can tolerate relatively long lead times. Metals processors/service centers, which offer services ranging from precision, value-added preproduction processing in accordance with specific customer demands, to storage and distribution of unprocessed metal products, function as intermediaries between primary metals producers and end-users, such as contractors and original equipment manufacturers ("OEMs"). End-users incorporate the processed metal into a product, in some cases without further modification.

     Historically, metals service centers provided few value-added services and were little more than distribution centers, linking metals producers with all but the largest end-users of metals. In the past two decades, however, the metals service center business has evolved significantly, and the most successful metals service centers have added processing capabilities, thereby offering an increasingly broad range of value-added services and products both to primary metals producers and end-users. This evolution has resulted from several trends in the primary metals industry as well as trends among end-users.

     The current trend among primary metals producers is to focus on their core competency of high-volume production of a limited number of standardized metal products. This change in focus has been driven by their need to develop and improve efficient, volume-driven production techniques in order to remain competitive. As a result, during the past two decades, most of the primary producers have sold their service centers. Accordingly, most end-users are no longer able to obtain processed products directly from primary metals producers and have recognized the economic advantages associated with outsourcing their customized metals processing and inventory management requirements. Outsourcing permits end-users to reduce total production cost by shifting the responsibility for preproduction processing to value-added metals processors/service centers, whose higher efficiencies in performing these processing services make the ownership and operation of the necessary equipment more financially feasible.

     Value-added metals processors/service centers have also benefited from growing customer demand for inventory management and just-in-time delivery services. These services, which are not normally available from primary metals producers, enable end-users to reduce material costs, decrease capital required for inventory and equipment and save time, labor and other expenses. In response to customer expectations, the more sophisticated value-added metals processors/service centers have acquired specialized and expensive equipment to perform customized processing and have installed sophisticated computer systems to automate order entry, inventory tracking, management and sourcing and work-order scheduling. Additionally, some value-added metals processors/service centers have installed electronic data interchange ("EDI") between their computer systems and those of their customers to facilitate order entry, timely delivery and billing.

     These trends have resulted in value-added metals processors/service centers playing an increasingly important role in all segments of the metals industry. For example, the percentage of total flat rolled steel shipments sold by service centers in the United States increased from approximately one-quarter in 1975 to approximately one-half in 1995. Metals processors/service centers now serve the needs of over 300,000 OEMs and fabricators nationwide.

INDUSTRY CONSOLIDATION

     Based on industry data, the Company believes that the metals processor/service center industry is highly fragmented, with as many as 3,500 participants. The Company believes that this industry is consolidating and that most companies are small, owner-operated businesses with limited access to capital for modernization and expansion. These owners traditionally have not had a viable exit strategy, leaving them with few attractive liquidity options. According to industry data, the metals processor/service center industry generates over $75 billion in annual net sales.

     The necessity for value-added metals processors/service centers to add specialized processing equipment, manage inventory on behalf of their customers and utilize sophisticated computer systems is requiring industry participants to make substantial capital investments in order to remain competitive. In addition, many customers are seeking to reduce their operating costs by limiting the number of suppliers with whom they do business, often eliminating those suppliers offering limited ranges of products and services. These trends have placed the substantial number of small, owner-operated businesses at a competitive disadvantage because their operations are limited as to product line, processing equipment, inventory and service area, and they have limited access to the capital resources necessary to increase their capabilities. As a result, smaller companies without access to capital for expansion and modernization are finding it increasingly difficult to compete as present industry trends continue, and the Company believes these businesses are potential acquisition candidates.

     To date, the primary acquirors in the metals processor/service center industry have been a few large metals service center companies that have acquired businesses on a service center-by-service center basis. Following an acquisition, the acquiror typically installs its operating systems, procedures and management and eliminates the acquired service center's separate identity, thereby effectively converting the business into a branch office. The Company believes that the sale of well-established businesses to these acquirors is not an attractive alternative for many owners, particularly those who do not wish to retire from the business. The Company, therefore, believes significant acquisition opportunities exist for a well-capitalized, national value-added metals processor/service center that employs a decentralized operating strategy and preserves the identity of the acquired businesses. The Company believes that this operating strategy and the highly fragmented nature of the metals industry should allow it to be a leader in the industry's consolidation.

STRATEGY

     The Company's objective is to become a leading national value-added metals processor/service center, to manufacture higher-value components from processed metals and to pursue aggressively the consolidation of the highly-fragmented metals processing industry. Management plans to achieve this goal by:

  EXPANDING THROUGH ACQUISITIONS

     The Company believes that the metals processor/service center industry is highly fragmented and consolidating, with as many as 3,500 participants, collectively generating over $75 billion in annual net sales. The key elements of the Company's acquisition strategy are:

     ENTER NEW GEOGRAPHIC MARKETS. The Company intends to expand into geographic markets not currently served by the Acquired Companies by acquiring well-established value-added metals processors/service centers that, like the Acquired Companies, are leaders in their regional markets.

     EXPAND WITHIN EXISTING GEOGRAPHIC MARKETS. The Company also plans to acquire additional value-added metals processors/service centers in many of the markets in which it currently operates in order to expand the volume and scope of the Company's operations in a particular market. The Company also intends to pursue "tuck-in" acquisitions of smaller operations to increase utilization at existing facilities, thereby improving operating efficiencies and more effectively utilize its capital without a proportionate increase in administrative costs.

     ENTER COMPLEMENTARY PROCESSING AND SERVICES MARKETS. The Company intends to acquire companies offering complementary processes and services to those industries currently served by the Company as well as new industries. This will enable existing and future customers to obtain a broader range of value-added processes and services from the Company. The Company also intends to leverage its metals processing capabilities by acquiring leading companies who manufacture higher-value components from processed metals.

  OPERATING ON A DECENTRALIZED BASIS

     The Company intends to manage the Acquired Companies and subsequently acquired companies on a decentralized basis, with local management retaining responsibility for day-to-day operations, profitability and growth of the business. While maintaining strong operating and financial controls, the Company believes that a decentralized structure will retain the entrepreneurial culture present in each of the Acquired Companies and will allow the Company to capitalize on the considerable local and regional market knowledge, goodwill, name recognition and customer relationships possessed by each Acquired Company and subsequently acquired businesses.

  ACCELERATING INTERNAL SALES GROWTH

     A key component of the Company's strategy is to accelerate internal sales growth at each Acquired Company and at each subsequently acquired company. The key elements of this internal growth strategy are:

     EXPAND PRODUCTS AND SERVICES TO EXISTING CUSTOMERS. The Company believes it will be able to expand the products and services it offers to its existing customers by leveraging the specialized and diverse product, processing and marketing expertise of individual Acquired Companies. Additionally, the Company believes that there are significant opportunities to accelerate internal growth by making capital investments in areas such as inventory management, logistics systems and processing equipment, thereby expanding the range of processes and services offered by the Company. The Company intends to develop and maintain long-term "partnering" relationships with customers in response to their demand for shorter production cycles, outsourcing, just-in-time delivery and other services that lower customers' total production costs.

     ADD NEW CUSTOMERS. The Company believes that there are numerous OEMs not currently served by the Company that could reduce their production costs by taking advantage of the Company's processing, inventory management and other services. Many of these OEMs currently perform in-house metals processing tasks and maintain significant inventories of metal. Through its well-trained, technically

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competent sales force, the Company believes that it can demonstrate to these
OEMs the cost savings achievable through the Company's processing, inventory management and other services. The Company also intends to implement a Company-wide marketing program that will utilize professional marketing services and to adopt "best practices" among the Acquired Companies to identify, obtain and maintain new customers. In addition, the Company intends to increase its visibility through trade shows, associations, publications and telemarketing.

  IMPROVING OPERATING MARGINS

     The Company believes that the combination of the Acquired Companies will provide significant opportunities to realize purchasing economies and increase the Company's profitability. The key components of this strategy are:

     INCREASE OPERATING EFFICIENCIES. The Company believes that the combination of the Acquired Companies presents significant opportunities to achieve operating efficiencies and cost savings. The Company intends to use its increased purchasing power to gain volume discounts and to develop more effective inventory management systems. The Company expects measurable cost savings in such areas as vehicle leasing and maintenance, information systems and contractual relationships with key suppliers. Moreover, the Company intends to review its operating and training programs at the local and regional levels to identify those "best practices" that can be successfully implemented throughout its operations. As primary metals producers and end-users continue to follow the industry trend of outsourcing processing and distribution services to value-added metals processors/services centers, the Company expects to increase asset utilization, particularly of its metals processing machinery, and realize increased efficiencies and economies of scale.

     CENTRALIZE APPROPRIATE ADMINISTRATIVE FUNCTIONS. The Company believes that there are significant opportunities to improve operating margins by consolidating administrative functions such as financing, marketing, insurance, employee benefits, accounting and risk management.

ACQUISITION PROGRAM

     The Company believes it will be regarded by acquisition candidates as an attractive acquiror because of: (i) the Company's strategy for creating a national, comprehensive and professionally managed value-added metals processor/service center company; (ii) the Company's decentralized operating strategy which emphasizes an ongoing role for owners, management and key personnel of acquired businesses, as well as meaningful equity positions for these individuals which will enable them to participate in the Company's growth;
(iii) the Company's increased visibility and access to financial resources as a public company and (iv) the potential for increased profitability of the acquired company due to purchasing economies, centralization of administrative functions, enhanced systems capabilities and access to increased marketing resources.

     The Company believes management of the Acquired Companies will be instrumental in identifying and completing future acquisitions. Some of the Acquired Companies have recently completed acquisitions, which has given them valuable acquisition experience. Moreover, several of the principals of the Acquired Companies currently have leadership roles in industry trade associations, which has enabled these individuals to become personally acquainted with the owners of numerous acquisition targets across the country. The Company expects that the visibility of these individuals and the Company within the industry will increase the awareness of and interest of acquisition candidates in the Company and its acquisition program. Within the past several months, the Company has contacted the owners of a number of acquisition candidates, several of whom have expressed interest in having their businesses acquired by the Company.

     As consideration for future acquisitions, the Company intends to use various combinations of its Common Stock, cash and notes. The consideration for each future acquisition will vary on a case-by-case basis, with the major factors in establishing the purchase price being historical operating results, future prospects of the target and the ability of the target to complement the services offered by the Company. The Company believes that it can structure acquisitions as tax-free reorganizations by using its Common Stock

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as consideration, which will be attractive to those targeted business owners with a low tax basis in the stock of their businesses.

PROCESSING SERVICES AND PRODUCTS

     The Company engages in preproduction processing of steel, aluminum and specialty metals and acts as an intermediary between primary metals producers and end-users. The Company purchases metals from primary producers, maintains an inventory of various metals to allow rapid fulfillment of customer orders and performs customized processing services to the specifications provided by end-users and other customers. By providing these services, as well as offering inventory management and just-in-time delivery services, the Company enables its customers to reduce overall production costs and decrease capital required for raw materials inventory and metals processing equipment.

     The Company buys steel and aluminum from integrated mills and mini-mills and specialty metals from foundries. The Company purchases its raw materials in anticipation of projected customer requirements based on interaction and feedback from customers, market conditions, historical usage and industry research. Primary producers typically find it more cost effective to focus on large volume production and sale of steel, aluminum and specialty metals in standard sizes and configurations to large volume purchasers. For example, flat rolled steel is normally sold by mills in coils typically weighing between 40,000 and 50,000 pounds. The Company processes the metals to the precise thickness, length, width, shape, temper and surface quality specified by its customers. Value-added processes provided by the Company include:

      o SHEARING AND CUTTING TO LENGTH -- the cutting of metals into pieces and along the width of a coil to create sheets or plates.

      o METALLURGY -- the analysis and testing of the physical and chemical composition of metals.

      o PRECISION BLANKING -- the process in which flat rolled metal is cut into precise two dimensional shapes by passing it through a press employing a blanking die.

      o LASER, FLAME AND PLASMA CUTTING -- the cutting of metals to produce various shapes according to customer-supplied drawings.

      o LEVELING -- the flattening of metals to uniform tolerances for proper machining.

      o SLITTING -- the cutting of coiled metals to specified widths along the length of the coil.

      o PICKLING -- a chemical treatment to improve surface quality by removing the surface oxidation and scale which develops on the metal shortly after it is hot-rolled.

      o   TEE-SPLITTING -- the splitting of wide-flange beams.

      o EDGE TRIMMING -- a process which removes a specified portion of the outside edges of coiled metal to produce uniform width and round or smooth edges.

      o CAMBERING -- the bending of structural steel to improve load-bearing capabilities.

     Additional capabilities of the Company include precision roll forming (the process by which metals are bent and stretched into various shapes), machining and applications engineering. Using these capabilities, the Company uses processed metals to manufacture higher-value components, such as finished building products, and machines specialty metals into such items as bushings, pump parts and hydraulic cylinder parts.

     Once an order is received, the appropriate inventory is selected and scheduled for processing in accordance with the customer's requirements and specified delivery date. Orders are monitored by the Company's computer systems including, in certain locations, the use of bar coding to aid in and reduce the cost of tracking material. The Company's computer systems record the source of all metal shipped to customers. This enables the Company to identify the source of any metal which later is shown not to meet industry standards or that fails during or after manufacture. This capability is important to the Company's customers as it allows them to assign responsibility for non-conforming or defective metal to the mill or foundry that produced that metal. Many of the products and services provided by the Company can be ordered and tracked through EDI, a sophisticated electronic network that directly connects the Company's computer system to those of its customers.

     A majority of the Company's orders are filled within 24 hours. This is accomplished through the Company's special inventory management programs which permit the Company to deliver processed metals in accordance with the just-in-time inventory programs of its customers. The Company is required to carry sufficient inventory of raw materials to meet the short lead time and just-in-time delivery requirements of its customers.

     While the Company ships products throughout the United States, most of its customers are located within a 200-mile radius of the Company's facilities, thus enabling an efficient delivery system capable of handling a large number of short lead-time orders. The Company transports most of its products directly to its customers either through common or contract trucking companies or through its own trucks for short-distance and/or multi-stop deliveries.

     The following are examples of the types of value-added processes and services offered by the Company:

          One of the Company's larger customers is one of the world's largest elevator and escalator manufacturers. The Company sells a variety of steel products to this customer in customized lengths and perform the majority of its preproduction processing and just-in-time inventory management. The services and preproduction processing includes sawing, shearing, flame cutting, forming, punching and drilling holes in the metal parts for delivery within 24 hours of ordering.

          The Company achieved substantial total production cost savings for a major manufacturer of electrical components once the customer purchased all of its steel directly from one of the Company's service centers rather than an integrated mill. Management personnel worked with the customer to develop a just-in-time inventory management program which enabled the customer to substantially reduce the amount of on-hand inventory as well as reduce the need for capital intensive processing equipment. The customer realized a significant cash flow savings as its steel inventory dropped from approximately a two month supply to approximately a three day supply.

     The Acquired Companies have quality control systems to ensure product quality and traceability throughout processing. Quality controls include periodic supplier audits, customer approved quality standards, inspection criteria and metals source traceability. Six of the Acquired Companies' facilities have International Standards Organization ("ISO") 9002 certification while several others are actively working on their certification. Management believes that the Company's emphasis on quality assurance is a distinct competitive advantage and is increasingly important to customers seeking to establish "partnering" relationships with their key suppliers.

SOURCES OF SUPPLY

     In recent years, steel and aluminum production in the United States has fluctuated from period to period as mills attempt to match production to projected demand. Periodically, this has resulted in shortages of, or increased ordering lead times for, some steel or aluminum products as well as fluctuations in price. Typically, metals producers announce price changes only once or twice per year, often sufficiently in advance to allow the Company to order additional products prior to the effective date of a price increase or to defer purchases until a price decrease becomes effective. The Company's purchasing decisions are based on its forecast of the availability of metal products, ordering lead times and pricing as well as its prediction of customer demand for specific products.

     The Company purchases steel and aluminum from domestic and foreign integrated mills and mini-mills and specialty metals from foundries. The Company's principal domestic steel suppliers are Nucor Corp., LTV Steel Co., Bethlehem Steel Corp. and National Steel Corp. Although most forms of steel and aluminum produced by mills can be obtained from a number of integrated mills or mini-mills, both domestically and internationally, there are a few products that are available from only a limited number of producers. Since most metals are shipped F.O.B. the mill and the transportation of metals is a significant cost factor, the Company seeks to purchase metals to the extent possible from the nearest mill unless a more distant mill has a significantly lower price. The Company believes that it can purchase raw materials in sufficient quantities to permit it to realize purchasing economies and discounts from its suppliers. The Company believes it is not materially dependent on any one of its suppliers for raw materials and that its relationships with its suppliers are good.

SALES AND MARKETING; CUSTOMERS

     The Company believes that its commitment to consistent quality, service and just-in-time delivery has enabled it to develop and maintain long-term relationships with existing customers, while expanding its market penetration through the use of its sales and marketing program. The Company's sales and marketing program focuses on the identification of OEMs and other metals end-users that could achieve significant cost savings through the use of the Company's inventory management, processing, just-in-time delivery and other services. The typical target customer carries a significant inventory of unprocessed metal and performs most of its own processing. The Company uses a variety of methods to identify these target customers, including the utilization of databases, telemarketing, direct mail and participation in manufacturers' trade shows. Customer referrals and the knowledge of the Company's sales force about regional end-users also result in the identification of target customers. Once a target customer is identified, the Company's "outside" salespeople assume responsibility for visiting the appropriate person at the target, typically the purchasing manager or manager of operations. The Company's salesperson seeks to explain the potential cost savings achievable through the Company's services and the Company's commitment to service and quality.

     The Company employs a sales force consisting of "inside" and "outside" salespeople. "Inside" salespeople are primarily responsible for maintaining customer relationships, receiving and soliciting individual orders and responding to service and other inquiries by customers. Increasingly, these "inside" salespeople have been given responsibility for telemarketing to target customers. The Company's "outside" sales force is primarily responsible for identifying target customers and calling on them to explain the Company's services. The sales force is trained and knowledgeable about the characteristics and applications of various metals and applications as well as the manufacturing methods employed by the Company's customers. The Company believes that its high level of interaction with its customers provides it with meaningful feedback and information about sales opportunities. For example, the Company has shown customers that a component of a machine (such as hydraulic cylinder parts) would be less expensive and more effective if manufactured from Dura-Bar, a continuous cast iron product which is a registered trademark of Wells Manufacturing Company, Dura-Bar Division, because Dura-Bar has greater machinability and improved application performance characteristics.

     Nearly all sales by the Company are on a negotiated price basis. In some cases, sales are the result of a competitive bid process where a customer sends the Company and several competitors a list of products required, and the Company submits a bid on each product.

     The Company has a diverse customer base of more than 30,000 customers, with no single customer accounting for more than 2% of the Company's revenues in 1997. The Company believes that its long-term relationships with many of its customers contribute significantly to its success.

COMPETITION

     The Company is engaged in a highly-fragmented and competitive industry. Competition is based primarily on price, quality, service, timeliness and geographic proximity. The Company competes with a large number of other metals processors/service centers on a regional and local basis, some of which may have greater financial resources than the Company, and several of which are public companies. The Company also competes to a lesser extent with primary metals producers, who typically sell directly only to very large customers requiring regular shipments of large volumes of metals. The Company may also face competition for acquisition candidates from these public companies, most of whom have acquired a number of metals service center businesses during the past decade. Other smaller metals processors/service centers may also seek acquisitions from time to time.

     The Company believes that it will be able to compete effectively because of its significant number of locations, geographic dispersion, knowledgeable and trained sales force, integrated computer systems, modern equipment, broad-based inventory, combined purchasing volume and operational economies of scale. The Company intends to seek to differentiate itself from its competition in terms of service and quality by investing in systems and equipment and by offering a broad range of products and services as well as through its entrepreneurial culture and decentralized operating structure.

GOVERNMENT REGULATION AND ENVIRONMENTAL MATTERS

     The Company's operations are subject to a number of federal, state and local regulations relating to the protection of the environment and to workplace health and safety. In particular, the Company's operations are subject to extensive federal, state and local laws and regulations governing waste disposal, air and water emissions, the handling of hazardous substances, environmental protection, remediation, workplace exposure and other matters. Hazardous materials the Company uses in its operations include lubricants, cleaning solvents and hydrochloric acid used in pickling operations at three of its facilities.

     The Company's management believes that the Company is in substantial compliance with all such laws and does not currently anticipate that the Company will be required to expend any substantial amounts in the foreseeable future in order to meet current environmental or workplace health and safety requirements. However, some of the properties owned or leased by the Company are located in areas with a history of heavy industrial use, three of which are on or near sites listed on the CERCLA National Priority List. The Company believes that as many as three of the properties leased by the Founding Companies have been contaminated by pollutants which have migrated from neighboring facilities or have been deposited by prior occupants.

     Prior to entering into the agreements relating to the Mergers and the Subsequent Acquisitions, the Company evaluated the properties owned or leased by the Acquired Companies and engaged an independent environmental consulting firm to conduct or review assessments of environmental conditions at these properties. Although no environmental claims have been made against the Company and it has not been named as a potentially responsible party by the Environmental Protection Agency or any other party, it is possible that the Company could be identified by the Environmental Protection Agency, a state agency or one or more third parties as a potentially responsible party under CERCLA or under analogous state laws. If so, the Company could incur substantial litigation costs to prove that it is not responsible for the environmental damage. The Company has obtained limited indemnities from the stockholders of the Acquired Companies whose facilities are located at the contaminated sites. The Company believes that these indemnities will be adequate to protect it from a material adverse effect on its consolidated financial condition, results of operations or liability, should the Company be found responsible for a share of the clean-up costs. The limited indemnities are subject to certain deductible amounts, however, and there can be no assurance that these limited indemnities will fully protect the Company.

MANAGEMENT INFORMATION SYSTEMS

     Each of the Acquired Companies operates a management information system that is used to purchase, monitor and allocate inventory throughout its production facilities. The Company believes that these systems enable it to manage inventory costs effectively and to achieve appropriate inventory turnover rates. Many of these systems also include computerized order entry, sales analysis, inventory status, work-in-process status, bar-code tracking, invoicing and payment. These systems are designed to improve productivity for both the Company and its customers. Six of the Acquired Companies use EDI, through which they offer their customers a paperless process for order entry, shipment tracking, customer billing, remittance processing and other routine matters. In addition, several of the Acquired Companies have computer-aided drafting systems that control equipment used to perform some metals processing functions.

EMPLOYEES

     As of March 31, 1998, the Acquired Companies employed a total of approximately 3,000 persons. Approximately 350 employees at 12 sites were members of one of six unions: the United Steelworkers of America; the International Association of Bridge, Structural, and Ornamental Ironworkers of America; the International Brotherhood of Teamsters; Local 40 of the Glass, Molders, Pottery, Plastic & Allied Workers International Union; United Auto Workers; or the International Brotherhood of Boilermakers, Iron Ship Builders, Blacksmiths, Forgers and Helpers. The Company's relationship with these unions generally has been satisfactory, but occasional work stoppages have occurred. Within the last five years, one work stoppage occurred at one facility, which involved 28 employees and lasted 10 days. The Company is currently a party to 14 collective bargaining agreements which expire at various times. Collective bargaining agreements expiring in 1998, 1999, 2000 and 2001 cover 155, 36, 66 and 93 employees, respectively. Historically, the Acquired Companies have succeeded in negotiating new collective bargaining agreements without a strike.

     From time to time, there are shortages of qualified operators of metals processing equipment. In addition, turnover among less skilled workers is relatively high. The Company intends to adopt "best practices" for its employee benefits programs and human relations functions. The Company believes that its relations with its employees are good.

VEHICLES

     The Company operates a fleet of owned or leased trucks and trailers as well as fork lifts and support vehicles. It believes these vehicles generally are well-maintained and adequate for the Company's current operations. The Company expects it will be able to purchase or lease vehicles at lower prices due to its combined purchasing and leasing volume.

RISK MANAGEMENT, INSURANCE AND LITIGATION

     The primary risks in the Company's operations are bodily injury, property damage and injured workers' compensation. The Company maintains liability insurance for bodily injury and third-party property damage and workers' compensation coverage which it considers sufficient to insure against these risks, subject to self-insured amounts.

     The Company is, from time to time, a party to litigation arising in the ordinary course of its business, most of which involves claims for personal injury or property damage incurred in connection with its operations. The Company is not currently involved in any litigation that the Company believes will have a material adverse effect on its consolidated financial condition, results of operations or liquidity.

SAFETY

     The Company is committed to continuing the Acquired Companies' focus and emphasis on safety in the workplace. The Acquired Companies currently have a variety of safety programs in place, which may include regular weekly or monthly field safety meetings, bonuses based on an employee's or a team's safety record and training sessions to teach proper safe work procedures. The Company plans to establish "best practices" throughout its operations to ensure that all employees comply with safety standards established by the Company, its insurance carriers and federal, state and local laws and regulations. In addition, the Company intends to continue to promote the Acquired Companies' emphasis on an accident-free workplace.

ACQUIRED COMPANIES

  AFFILIATED METALS COMPANY

     Affiliated Metals Company ("Affiliated"), headquartered in Granite City, Illinois, was founded in 1979 and operates primarily in the midwestern region of the United States. Affiliated operates service centers in Granite City, Illinois and a newly-constructed facility in Butler, Indiana and is a value-added metals processor/service center providing products and services primarily to manufacturers of consumer durables, commercial transportation equipment, appliances and furniture. Affiliated has about 130 employees. Patrick A. Notestine, the President of Affiliated, has been employed by Affiliated for nine years, has signed an employment agreement with Affiliated to continue in that capacity and is a director of the Company.

  ALUMINUM BUILDING SYSTEMS

     Aluminum Building Systems ("ABS"), a former division of White Aluminum Products, has facilities in Leesburg and Pensacola, Florida. ABS manufactures and distributes wholesale aluminum building products in the Florida market. ABS has about 130 employees. Bill Peterson, the President of ABS, has been employed by ABS for 14 years and has signed an employment agreement with ABS to continue in that capacity.

  CONCORD

     Concord Metals Corporation ("Concord"), headquartered in Walker,
Michigan, was founded in 1981 by Michael Sheppard and operates primarily in the Michigan market area. Concord is a value-added metals processor and distributor of flat rolled steel. Concord has 18 employees. Concord is a wholly-owned subsidiary of Wayne. Michael Sheppard has signed an employment agreement with Concord and will serve as General Manager and Vice President.

  FAITOUTE STEEL COMPANY, INC.

     Faitoute Steel Company, Inc. ("Faitoute"), headquartered in Newark, New Jersey, was founded in 1904 by Moses Faitoute and operates primarily in the northeast region of the United States. Faitoute is a value-added metals processor and distributor of wide-flange beams, angle and bar stock and plate and provides products and services primarily to structural steel fabricators in the industrial machine, fabrications and construction industries. Faitoute has about 35 employees. Ross H. Monks, Jr., the Chairman and Chief Executive Officer of Faitoute, has been employed by Faitoute for 39 years and has signed an employment agreement with Faitoute to continue in that capacity.

  FEDERAL BRONZE ALLOYS INC.

     Federal Bronze Alloys Inc. ("Federal Bronze"), headquartered in Newark, New Jersey, is the successor entity to Federal Bronze Products, Inc., which was founded in 1947 by Steve Stefiuk and operates primarily in the northeast region of the United States. Federal Bronze is a specialty metals processor, providing products and services primarily to the fluid power, machine tool and the pump valve industries. Federal Bronze has about 55 employees. John Stefiuk, the President and Chief Executive Officer of Federal Bronze, has been employed by Federal Bronze for 25 years and has signed an employment agreement with Federal Bronze to continue in that capacity.

  FLAGG STEEL CO.

     Flagg Steel Co. ("Flagg"), headquartered in St. Louis, Missouri, was founded in 1971 by Robert W. Flagg and operates primarily in the midwestern region of the United States. Flagg is a processor and distributor of tool and die and other specialty steels. Flagg has about 40 employees. David C. Biscan, the President of Flagg, has been employed by Flagg for 12 years and has signed an employment agreement with Flagg to continue in that capacity.

  FOREST MANUFACTURING, INC.

     Forest Manufacturing, Inc. ("Forest"), headquartered in Forest, Virginia, was founded in 1993. Forest is a flat rolled steel processor operating primarily in the southeastern region of the United States. Forest has about 57 employees. Timothy E. Murphy, the President of Forest, has signed an employment agreement with Forest to continue in that capacity.

  FULLERTON INDUSTRIES, INC.

     Fullerton Industries, Inc., ("Fullerton"), headquartered in Northbrook, Illinois, was founded in 1943 and operates primarily in the midwestern region of the United States. Fullerton is a flat rolled processor of steel and specialty metal, including copper, brass, and aluminum. Principal customers include manufacturers of consumer durable goods and the household appliance and automotive industries. Fullerton has about 150 employees. Craig R. Doveala, the President of Steel Service Systems and a director of the Company, also serves as the Chief Executive Officer of Fullerton.

  GSBC, INC. (DBA GENEVA STEEL BLANKING)

     GSBC, Inc. (dba Geneva Steel Blanking) ("Geneva"), headquartered in Youngstown, Ohio, was founded in 1951 and operates primarily in the northeastern and midwestern regions of the United States. Geneva is a value-added flat rolled steel processor providing precision blanking capabilities primarily to original equipment manufacturers and appliance markers. Geneva has about 70 employees. David T. McLeroy, the President of Geneva, has been employed by Geneva for 15 years and has signed an employment agreement with Geneva to continue in that capacity.

  HARVEY TITANIUM, LTD.

     Harvey Titanium, Ltd. ("Harvey"), headquartered in Santa Monica, California, was founded in 1978 by Barry Harvey and operates on a global basis through its international sales office in the United Kingdom and through agents around the world. Harvey is a value-added metal service center supplying primarily custom orders of titanium products, as well as nickel-based alloys, vacuum melted stainless steels and other exotic alloys. Harvey's customers are primarily in the aerospace industry; however, Harvey also serves customers in the recreation, petrochemical and biomedical industries. Harvey has about 50 employees. Barry Harvey, the President and Chief Executive Officer of Harvey, has been employed by Harvey for 19 years and has signed an employment agreement with Harvey to continue in that capacity.

  INDEPENDENT METALS CO., INC.

     Independent Metals Co., Inc. ("Independent"), headquartered in Germantown, Wisconsin, was founded in 1982 by Barry Quinnies and operates primarily in the upper midwest and southeastern regions of the United States. Independent operates service centers in Germantown, Wisconsin; Broadview, Illinois; Minneapolis, Minnesota and Orlando, Florida and is a processor and distributor of flat rolled stainless steel, aluminum, brass and copper. Independent sells its products to the industrial machine, transportation, food processing and electronics manufacturing industries. Independent has about 160 employees. Barry Quinnies, the Chairman and Chief Executive Officer of Independent, has been employed by Independent for 16 years and has signed an employment agreement with Independent to continue in that capacity.

  INDUSTRIAL METALS, INC.

     Industrial Metals Incorporated ("Industrial"), headquartered in Mokena, Illinois, was founded in 1978 by David Hall, Jr. and operates primarily in the midwest market area. Industrial is a distributor of stainless steel, aluminum, and copper based alloys. Industrial has 19 employees. Industrial will operate as a subsidiary of Independent. David Hall, Jr., the President of Industrial, has signed an employment agreement with Industrial to continue in that same capacity.

  INTERSTATE STEEL SUPPLY CO.

     Interstate Steel Supply Co. ("Interstate"), headquartered in
Philadelphia, Pennsylvania, was founded in 1949 and operates primarily in the northeast and mid-Atlantic regions of the United States. Interstate operates service centers in Philadelphia and Pittsburgh, Pennsylvania and Baltimore, Maryland and is a value-added metals processor/service center providing products and services primarily to structural steel fabricators of buildings and bridges and to the shipbuilding, railroad and electric power generation industries. Interstate has about 180 employees. Arnold W. Bradburd, the Chairman of the Board and Chief Executive Officer of Interstate, has been employed by Interstate for 23 years, has signed an employment agreement with Interstate to continue in those capacities and is the Vice-Chairman of the Board of the Company.

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

  INTSEL STEEL

     Intsel Steel ("Intsel"), headquartered in Houston, Texas, operates primarily in the southwestern and southeastern regions of the United States. Intsel has distribution facilities in Dallas and San Antonio, Texas; Birmingham, Alabama; Tulsa, Oklahoma and Lafayette, Louisiana. Intsel is a leading distributor of heavy carbon steel products. Intsel has about 185 employees. William F. Kalinec, the President and Chief Executive Officer of Intsel, has been employed by Intsel for 26 years and has signed an employment agreement with Intsel to continue in that capacity.

  JEFFREYS STEEL COMPANY, INC.

     Jeffreys Steel Company, Inc. ("Jeffreys"), headquartered in Mobile, Alabama, was founded in 1966 by Leon Jeffreys. Jeffreys operates steel service centers in the south and southeastern United States. These service center operations include locations in Mobile, Muscle Shoals and Attalla, Alabama; Columbus, Mississippi; Kenner, Louisiana; Jacksonville, Lakeland and Fort Lauderdale, Florida and Oakwood, Georgia. Jeffreys is a value-added processor/service center specializing in steel plate and structural components and provides products and services to the marine (including new ship construction and repair), offshore oil and gas, construction and fabrication, transportation pulp and paper and chemical industries. Jeffreys Steel has about 450 employees. Toby Jeffreys, the President of Jeffreys, has been employed by Jeffreys for 23 years, and has signed an employment agreement with Jeffreys to continue in that capacity. Leon Jeffreys, the Chairman of the Board of Jeffreys, has signed an employment agreement with Jeffreys to continue in that capacity, and serves as a director of the Company.

  KROHN STEEL SERVICE CENTER, INC.

     Krohn Steel Service Center, Inc. ("Krohn"), headquartered in Springfield, Ohio, was founded in 1969 by Roger L. Krohn and operates primarily in the midwestern and mid-atlantic regions of the United States. Krohn is a value-added processor of flat rolled steel providing products and services primarily in the equipment manufacturing and durable consumer goods industries. Krohn has approximately 45 employees. Roger S. Krohn, the President and Chief Executive Officer of Krohn, has been employed by Krohn for 19 years and has signed an employment agreement with Krohn to continue in that capacity.

  LASERPRO INC.

     LaserPro Inc. ("LaserPro") was founded in 1994 by William D. Schnowske and has locations in Schofield, Wisconsin and Burnsville, Minnesota. LaserPro is a value-added processor of heavy carbon steel and performs CNC machining, laser burning and waterjet processing. LaserPro has about 33 employees. William D. Schnowske, the President of LaserPro, has been employed by LaserPro for five years and has signed an employment agreement with LaserPro to continue in that capacity.

  THE LEVINSON STEEL COMPANY

     The Levinson Steel Company ("Levinson"), founded in 1902, is a Pittsburgh-based distributor and processor of plate and other structural products, including high strength beams. Levinson has additional locations in Ambridge and York, Pennsylvania; Camden, New Jersey; Seekonk, Massachusetts and Greenville, Kentucky. Levinson's facilities are a good geographic fit with Metals USA's Interstate subsidiary and will complement the Jeffreys and Queensboro operations as well. Levinson has about 165 employees. William Bennett, the President and Chief Executive Officer of Levinson, has been employed by Levinson for seven years and has signed an employment agreement to continue in that capacity.

  MEIER METAL SERVICENTERS, INC.

     Meier Metal Servicenters, Inc. ("Meier"), headquartered in Hazel Park, Michigan, was founded in 1945 by Louis F. Meier and operates primarily in the upper midwest and southeastern regions of the United States. Meier operates service centers in Hazel Park and Grand Rapids, Michigan; Chicago, Illinois; Dayton and Cleveland, Ohio and Greensboro, North Carolina and is a value-added processor and distributor of nonferrous metals, including aluminum, brass, copper, bronze and stainless steel. Meier sells its products to customers in the tool and die, screw machine products, industrial machinery, transportation and aerospace industries. Meier has about 115 employees. Lawrence Sauers, recently appointed President and Chief Operating Officer of Meier, has been employed by Meier for 36 years and has signed an employment agreement with Meier to continue in that capacity.

  METALMART, INC. AND MARK METALS, INC.

     Metalmart, Inc. ("Metalmart"), founded in 1974, is headquartered in Carlsbad, California and has a large manufacturing plant in Whittier, California. Metalmart has exclusive distribution of magnesium bar stock in the western United States and access to sources for hard-to-find metal alloys. Metalmart and Mark Metals, Inc. ("Mark Metals") have about 37 employees. Randall Biggs, the Chief Executive Officer of Metalmart and Mark Metals, has been employed by Metalmart for 23 years and has signed an employment agreement with Metalmart to continue in that capacity.

  NATIONAL MANUFACTURING, INC.

     National Manufacturing, Inc. ("National"), headquartered in North Kansas City, Missouri was founded in 1943 and manufacturers and distributes a variety of aluminum products, including windows, storm doors and sidings. National has about 41 employees. Ramon Coleman, the Chief Operating Officer of National, has been employed by National for ten years and has signed an employment agreement with National to continue in that capacity.

  PACIFIC METAL COMPANY

     Pacific Metal Company ("Pacific"), is headquartered in Portland, Oregon, was founded in 1876 by Fredrick K. Morrow and operates in Seattle and Spokane, Washington; Medford and Eugene, Oregon; Boise, Idaho; and Billings, Montana. Pacific is a value-added metals processor of flat rolled common alloy aluminum and steel; other products include sheet, bar and rod in a variety of dimensions and alloys of brass, copper, stainless and galvanized steel. Pacific provides a number of products and services primarily to the transportation, consumer durables, electrical and telecommunications equipment and other manufacturing industries. Pacific has about 160 employees. Don Peck, the Chairman and Chief Executive Officer of Pacific, has been employed by Pacific for 41 years and has signed an employment agreement with Pacific to continue in that capacity.

  PROFESSIONAL METALS, INC.

     Professional Metals, Inc. ("Professional") was founded in 1983 by Lewis
B. Krausse, Jr. and Wilbert N. Drummond, Jr. and has operations in Liberty, Missouri, and Wichita, Kansas. Professional is a value-added flat roll processor of aluminum and stainless steel. Professional has about 38 employees. Lewis B. Krausse, Jr., the President of Professional, has been employed by Professional for 15 years and has signed an employment agreement with Professional to continue in that capacity.

  QUEENSBORO STEEL CORPORATION

     Queensboro Steel Corporation ("Queensboro"), headquartered in Wilmington, North Carolina, was founded in 1952 by George and Seymour Alper and operates primarily in the southeastern region of the United States. Queensboro operates service centers in Wilmington and Greensboro, North Carolina and Norfolk, Virginia and is a value-added metals processor/service center and fabricator, providing products and services primarily to the shipbuilding, transportation, construction, pulp and paper and chemical industries. Queensboro has about 200 employees. Mark Alper, the President of Queensboro, has been employed by Queensboro for 26 years, has signed an employment agreement with Queensboro to continue in that capacity and is the Vice President Development and a director of the Company.

  R. J. FABRICATING INC.

     R. J. Fabricating Inc. ("RJ Fabricating"), headquartered in Milwaukee, Wisconsin, is a processor of steel products using laser burning, computer-controlled ("CNC") punching and general fabrication. RJ Fabricating has about 21 employees. Lester G. Peterson, the President of Williams and a director of the Company, also serves as the President of RJ Fabricating.

  ROYAL ALUMINUM, INC.

     Royal Aluminum, Inc. ("Royal"), is headquartered in Leesburg, Florida and is the successor to a business founded in 1965. Royal manufactures and distributes aluminum building products through its manufacturing facility in Leesburg, Florida, and sells its products through five distribution centers located primarily in the southeastern United States. Royal has about 85 employees. Allen Applebee, the President and Chief Operating Officer of Royal, has been employed by Royal for 29 years and has signed an employment agreement with Royal to continue in that capacity.

  SEABOARD STEEL AND IRON CORPORATION

     Interstate acquired the assets of Seaboard Steel and Iron Corporation ("Seaboard") in January 1998. Seaboard was a Baltimore-based full-line steel service center with a diverse inventory of heavy carbon structural products. Seaboard has been integrated with Interstate and had ten employees who are now employed by Interstate.

  SIERRA PACIFIC STEEL, INC.

     Sierra Pacific Steel, Inc. ("Sierra") headquartered in Haywood, California, was founded in 1957. Sierra is a distributor and processor of steel pipe, plate, structural tubing, and other steel products to customers in the Pacific northwest, Arizona and Utah. Sierra has about 34 employees. Joseph I. Epstein, President of Sierra, has signed an employment agreement with Sierra to continue in that capacity.

  SOUTHERN ALLOY OF AMERICA, INC.

     Southern Alloy of America, Inc. ("Southern Alloy"), headquartered in Salisbury, North Carolina, was founded in 1977 and operates primarily in the southeastern region of the United States. Southern Alloy operates a plant in Salisbury, North Carolina and is a specialty metals processor, providing products and services primarily to the fluid power, machine tools, pump and valve, power transmission and textile machinery industries. Southern Alloy has about 30 employees. William B. Edge, the President of Southern Alloy, has been employed by Southern Alloy for 16 years, has signed an employment agreement with Southern Alloy to continue in that capacity and is a Senior Vice President and director of the Company.

  STEEL MANUFACTURING AND WAREHOUSE COMPANY

     Steel Manufacturing and Warehouse Company ("Steel Manufacturing"), headquartered in Kansas City, Missouri, was founded in 1921 and operates primarily in the midwestern region of the United States. Steel Manufacturing is a value-added processor of structural and flat rolled steel providing products and services primarily in the fabrication, heating and air conditioning equipment and construction industries. Steel Manufacturing has about 70 employees. Charles H. Donnelly, Jr., the President and Chief Executive Officer of Steel Manufacturing, has been employed by Steel Manufacturing for 26 years and has signed an employment agreement with Steel Manufacturing to continue in that capacity.

  STEEL SERVICE SYSTEMS, INC.

     Steel Service Systems, Inc. ("Service Systems"), headquartered in
Horicon, Wisconsin, was founded in 1990 and operates primarily in the midwestern region of the United States. Service Systems operates a service center in Horicon, Wisconsin and is a value-added metals processor/service center providing products and services primarily for manufacturers of lawn and garden equipment, outdoor recreation vehicles and furniture. Service Systems has about 75 employees. Craig R. Doveala, the President of Service Systems, has been employed by Service Systems since its founding, has signed an employment agreement with Service Systems to continue in that capacity and is a director of the Company.

  TEXAS ALUMINUM INDUSTRIES, INC./THE CORNERSTONE GROUP

     Texas Aluminum Industries, Inc. ("Texas Aluminum"), headquartered in Houston, Texas, was founded in 1949 by Gene C. Elkins. The Cornerstone Group ("Cornerstone") includes four entities founded in 1995, 1996 and 1997 by Michael E. Christopher and Mark Elkins, who were the principal stockholders of Texas Aluminum (Texas Aluminum and Cornerstone being collectively referred to herein as

"Texas Aluminum/Cornerstone"). Texas Aluminum/Cornerstone operates through five manufacturing plants and 37 service centers and distribution facilities primarily in the Sunbelt. Texas Aluminum/Cornerstone produces and distributes aluminum and steel building products consisting of windows, doors, insulated wall panels, canopies and awnings primarily for the commercial and residential building products industries. Texas Aluminum/Cornerstone has about 275 employees. Michael E. Christopher has been employed by Texas Aluminum for ten years, has signed an employment agreement with Texas Aluminum/Cornerstone as President of Texas Aluminum/Cornerstone and is a Senior Vice President and a director of the Company.

  UNI-STEEL, INC.

     Uni-Steel, Inc. ("Uni-Steel"), headquartered in Enid, Oklahoma, was founded in 1987 as a result of the merger of two companies which began operations in 1907 and 1924, and operates primarily in the southwestern and midwestern regions of the United States. Uni-Steel operates service centers in Enid, Muskogee and the Port of Muskogee, Oklahoma and is a value-added metals processor/service center providing products and services primarily to customers in the oil and gas, transportation, mining and manufacturing industries. Uni-Steel has about 130 employees. Richard A. Singer, the Chief Executive Officer of Uni-Steel, has been employed by Uni-Steel for 32 years, has signed an employment agreement with Uni-Steel to continue in such capacity and is a Senior Vice President and a director of the Company.

  VALLEY ALUMINUM CO.

     Valley Aluminum Co. ("Valley"), headquartered in Phoenix, Arizona, was founded in 1971 and operates primarily in the southwest region of the United States. Valley manufactures and distributes wholesale aluminum building products and has a distribution facility in Las Vegas, Nevada. Valley has about 47 employees. Michael E. Christopher, the President of Texas Aluminum and a director of the Company, also serves as the President of Valley.

  WAYNE STEEL, INC.

     Wayne Steel, Inc. ("Wayne"), headquartered in Wooster, Ohio, was founded in 1921 by Meyer Shapiro and operates in Randleman, North Carolina, and opened a newly-constructed processing facility in Jeffersonville, Indiana in January 1998. Wayne is a value-added metals processor of flat rolled steel providing products and services primarily in the transportation, electrical and telecommunications equipment manufacturing industries. Wayne has about 220 employees. Tom Shapiro, the President and Chief Executive Officer of Wayne, has been employed by Wayne for 25 years and has signed an employment agreement with Wayne to continue in that capacity.

  WESTERN AWNING COMPANY, INC.

     Western Awning Company, Inc. ("Western") was founded in 1982 and is headquartered in Pacific, Washington. Western processes and distributes a variety of aluminum products. Western currently has 12 employees. Neal Sorenson, the President of Western, has been employed by Western for 20 years and has signed an employment agreement with Western to continue in that capacity.

  WILKOF-MORRIS STEEL CORPORATION

     Wilkof-Morris Steel Corporation ("Wilkof"), headquartered in Canton,
Ohio, was founded in 1931 by Morris Wilkof and operates primarily in the midwestern region of the United States. Wilkof is a value-added processor of heavy steel plates providing products and services primarily in the transportation, industrial fabrication and equipment manufacturing industries. Wilkof has about 75 employees. Todd C. Wilkof, the President and Chief Executive Officer of Wilkof, has been employed by Wilkof for 20 years and has signed an employment agreement with Wilkof to continue in that capacity.

  WILLIAMS STEEL & SUPPLY CO., INC.

     Williams Steel & Supply Co., Inc. ("Williams"), headquartered in Milwaukee, Wisconsin, was founded in 1944 and operates primarily in the midwest region of the United States. Williams operates a service center in Milwaukee, Wisconsin and is a value-added metals processor/service center, providing products and services primarily to the construction industry, OEMs and fabricators. Williams has about 80 employees. Lester G. Peterson, the President of Williams, has been employed by Williams for 27 years, has signed an employment agreement with Williams to continue in that capacity and is a director of the Company.

FACILITIES

     The Company operates a number of metals processing facilities that are used to receive, warehouse, process and ship metals. These facilities utilize various metals processing and materials handling machinery and equipment. These service center facilities are as follows:

                                                                           SQUARE        OWNED/
                                                   LOCATION                FOOTAGE       LEASED
                                       ---------------------------------  ---------     --------
Affiliated...........................  Granite City, Illinois               300,000       Leased
                                       Butler, Indiana                      200,000        Owned
ABS..................................  Leesburg, Florida                     60,000       Leased
Concord..............................  Walker, Michigan                      50,000       Leased
Faitoute.............................  Newark, New Jersey                   100,000       Leased
Federal Bronze.......................  Newark, New Jersey                    41,000       Leased
Flagg................................  Saint Louis, Missouri                 19,000       Leased
Forest...............................  Forest, Virginia                      50,000       Leased
Fullerton............................  Northbrook, Illinois                 182,000        Owned
                                       Minneapolis, Minnesota                20,000        Owned
Geneva...............................  Youngstown, Ohio                      83,000       Leased
Harvey...............................  Santa Monica, California              50,000       Leased
Independent..........................  Germantown, Wisconsin                 90,000        Owned
                                       New Hope, Minnesota                   19,000       Leased
                                       Broadview, Illinois                   61,000       Leased
                                       Orlando, Florida                      23,000       Leased
Industrial...........................  Mokena, Illinois                      21,000       Leased
Interstate...........................  Philadelphia, Pennsylvania            70,000       Leased
                                       Philadelphia, Pennsylvania           120,000       Leased
                                       Baltimore, Maryland                   65,000       Leased
                                       Ambridge, Pennsylvania               133,000       Leased
Intsel...............................  Houston, Texas                       216,000        Owned
                                       Birmingham, Alabama                  125,000        Owned
                                       Dallas, Texas                        104,000        Owned
                                       San Antonio, Texas                    89,000        Owned
                                       Tulsa, Oklahoma                       53,000       Leased
                                       Lafayette, Louisiana                  32,000        Owned
Jeffreys.............................  Mobile, Alabama                      214,000        Owned
                                       Muscle Shoals, Alabama               104,000        Owned
                                       Attalla, Alabama                      53,000        Owned
                                       Columbus, Mississippi                 45,000        Owned
                                       Kenner, Louisiana                     61,000        Owned
                                       Oakwood, Georgia                     206,000        Owned
                                       Jacksonville, Florida                 60,000        Owned
                                       Lakeland, Florida                    120,000        Owned
                                       Fort Lauderdale, Florida              27,000       Leased
Krohn................................  Springfield, Ohio                     60,000        Owned

                                             (TABLE CONTINUED ON FOLLOWING PAGE)

                                       42

                                                                           SQUARE        OWNED/
                                                   LOCATION                FOOTAGE       LEASED
                                       ---------------------------------  ---------     --------
LaserPro.............................  Schofield, Wisconsin                  16,000       Leased
Levinson.............................  Ambridge, Pennsylvania               130,000       Leased
                                       Camden, New Jersey                   104,000       Leased
                                       Greenville, Kentucky                  33,000        Owned
                                       Seekonk, Massachusetts               115,000        Owned
                                       York, Pennsylvania                   109,000       Leased
Meier................................  Hazel Park, Michigan                  73,000        Owned
                                       Broadview, Illinois                   21,000        Owned
                                       Moraine, Ohio                         21,000        Owned
                                       Greensboro, North Carolina            52,000       Leased
                                       Kentwood, Michigan                    12,000       Leased
                                       Cleveland, Ohio                       12,000       Leased
Metalmart and Mark Metals............  Whittier, California                  42,000       Leased
National.............................  Kansas City, Missouri                 58,000       Leased
Pacific..............................  Billings, Montana                     10,000       Leased
                                       Boise, Idaho                          26,000       Leased
                                       Eugene, Oregon                        33,000        Owned
                                       Medford, Oregon                       14,000        Owned
                                       Portland, Oregon                     111,000       Leased
                                       Spokane, Washington                   49,000        Owned
                                       Tukwila, Washington                   80,000        Owned
Professional.........................  Liberty, Missouri                     84,000       Leased
                                       Wichita, Kansas                       11,000       Leased
Queensboro...........................  Wilmington, North Carolina           178,000       Leased
                                       Wilmington, North Carolina*           45,000        Owned
                                       Greensboro, North Carolina*          115,000        Owned
                                       Chesapeake, Virginia                  62,000       Leased
RJ Fabricating.......................  Milwaukee, Wisconsin                  31,000       Leased
Royal................................  Leesburg, Florida                     69,000        Owned
                                       Leesburg, Florida                     76,000       Leased
                                       Irmo, South Carolina                  38,000       Leased
Sierra Pacific.......................  Haywood, California                   65,000       Leased
Southern Alloy.......................  Salisbury, North Carolina             24,000       Leased
Steel Manufacturing..................  Kansas City, Missouri                120,000       Leased
Service Systems......................  Horicon, Wisconsin*                  103,000       Leased
Texas Aluminum/Cornerstone...........  Houston, Texas                       165,000        Owned
                                       Houston, Texas                       220,000       Leased
                                       Las Vegas, Nevada                     42,000       Leased
                                       Ontario, California                   11,000       Leased
                                       Tempe, Arizona                        24,000       Leased
                                       Rancho Cordova, California            24,000       Leased
Uni-Steel............................  Enid, Oklahoma                       112,000       Leased
                                       Muskogee, Oklahoma                   134,000       Leased
Valley...............................  Phoenix, Arizona                     111,000       Leased
                                       Las Vegas, Nevada                     39,000       Leased
Wayne................................  Wooster, Ohio*                       140,000        Owned
                                       Randleman, North Carolina*           110,000        Owned
                                       Jeffersonville, Indiana*              90,000        Owned
Western..............................  Pacific, Washington                   24,000       Leased
Wilkof...............................  Canton, Ohio                         100,000       Leased
Williams.............................  Milwaukee, Wisconsin                 137,000       Leased

------------

* These facilities are subject to liens with respect to certain debt agreements.

     In addition to the service center facilities listed above, the Company's aluminum building products division also operates 47 sales and distribution centers throughout the western, southwestern and southeastern United States. These facilities, which are all leased, range in size from 4,800 square feet to 50,000 square feet. Many of the Company's facilities are capable of being utilized at higher capacities, if necessary. The Company is planning to expand two of its existing facilities over the next 12 months. The Company believes that its facilities after the planned expansions will be adequate for the expected needs of its existing businesses over the next several years.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information concerning the Company's directors and executive officers.

                    NAME                       AGE               POSITION
--------------------------------------------   --- -------------------------------------
Arthur L. French............................   58  Chairman of the Board, Chief
                                                   Executive Officer and President
Arnold W. Bradburd..........................   74  Vice Chairman of the Board, Chairman
                                                   and Chief Executive Officer of
                                                     Interstate
J. Michael Kirksey..........................   43  Senior Vice President, Chief
                                                   Financial Officer and Director
Stephen R. Baur.............................   33  Senior Vice President and Chief
                                                   Development Officer
John A. Hageman.............................   44  Senior Vice President, General
                                                   Counsel and Secretary
Terry L. Freeman............................   48  Vice President, Corporate Controller
                                                   and Chief Accounting Officer
Keith E. St. Clair..........................   41  Vice President and Treasurer
W. Keith Stubbs, Jr.........................   31  Vice President--Corporate Development
Mark Alper..................................   54  Vice President -- Development,
                                                   President of Queensboro, Director
Michael E. Christopher......................   38  Senior Vice President, President of
                                                   Texas Aluminum/Cornerstone, Director
Craig R. Doveala............................   47  President of Service Systems,
                                                   Director
William B. Edge.............................   39  President of Southern Alloy, Director
Patrick A. Notestine........................   51  President of Affiliated, Director
Lester G. Peterson..........................   57  President of Williams, Director
Tom Shapiro.................................   47  Senior Vice President, President of
                                                   Wayne, Director
Richard A. Singer...........................   53  Senior Vice President, Chief
                                                   Executive Officer of
                                                     Uni-Steel, Director
A. Leon Jeffreys............................   69  Director
Steven S. Harter............................   36  Director
Tommy E. Knight.............................   59  Director
Richard H. Kristinik........................   59  Director
T. William Porter...........................   57  Director

------------

     Arthur L. French has served as Chairman of the Board, Chief Executive Officer and President of the Company since December 1996. From 1989 through 1996, Mr. French served as Executive Vice President and a director of Keystone International, Inc. ("Keystone"), a publicly-traded manufacturer of industrial valves and controls, with responsibility for domestic and international operations. From 1966 to 1989, Mr. French held various positions with Fisher Controls International, Inc., a control valve and instrumentation manufacturer, and served as its President and Chief Operating Officer and a director prior to joining Keystone. Mr. French is also a director of Innovative Valve Technologies, Inc., whose shares are listed on the NASDAQ.

     Arnold W. Bradburd is Vice Chairman of the Board of the Company. He has been employed by Interstate since 1974, serving as Chairman of the Board and Chief Executive Officer since 1979. Mr. Bradburd has served as National Secretary of the Association of Steel Distributors and as Chairman of SSCI.

     J. Michael Kirksey has served as Senior Vice President, Chief Financial Officer and a director of the Company since March 1997. From 1995 through February 1997, Mr. Kirksey was Director -- Business Development and Acquisitions of Keystone. From 1993 to 1995, Mr. Kirksey was Vice President of Finance of Keystone for European operations based in Brussels, Belgium, and from 1989 to 1993, he was

Vice President and Controller of Keystone. From 1976 to 1989, Mr. Kirksey was a certified public accountant with Arthur Andersen LLP.

     Stephen R. Baur is a Senior Vice President and Chief Development Officer of the Company. From July 1996 until joining the Company, Mr. Baur was a Senior Vice President of Notre Capital Ventures II, L.L.C. ("Notre"). From November 1995 to June 1996, he was a consultant to a venture capital firm. From July 1988 through September 1995, he was a certified public accountant with Arthur Andersen LLP.

     John A. Hageman has served as Senior Vice President, General Counsel and Secretary of the Company since April 1997. From 1987 through March 1997, Mr. Hageman was Senior Vice President of Legal Affairs, General Counsel and Secretary of Physician Corporation of America, a publicly-traded health maintenance organization. From 1981 to 1987, Mr. Hageman was a partner with a law firm in Wichita, Kansas.

     Terry L. Freeman has served as Vice President and Corporate Controller of the Company since April 1997 and was appointed the Company's Chief Accounting Officer on May 20, 1998. From February 1997 through March 1997, Mr. Freeman served as Controller of Maxxam Inc. ("Maxxam"), a publicly-traded aluminum, forest products operations and real estate investment and development company. From May 1994 to February 1997, he was Assistant Controller of Maxxam, and from June 1990 to May 1994, he was Director -- Financial Reporting of Maxxam. From December 1984 to June 1990, he was a certified public accountant with Deloitte & Touche LLP. From August 1980 to December 1984, Mr. Freeman was a certified public accountant with Arthur Andersen LLP.

     Keith E. St. Clair has served as Vice President and Treasurer of the Company since April 1997. From 1987 through March 1997, he served as Corporate Controller of Gundle/SLT Environmental, Inc.
("Gundle/SLT"), a publicly-traded manufacturer and installer of synthetic lining systems. From 1980 through 1986, Mr. St. Clair was a certified public accountant with Arthur Andersen LLP.

     W. Keith Stubbs, Jr. has served as Vice President -- Corporate Development since his appointment on May 20, 1998, and has been an employee of the Company since July 1997. From 1993 to 1997, he was employed by J.B. Poindexter & Co., Inc. serving as Manager, Business Development from August 1994 to June 1997. From 1989 through 1993, Mr. Stubbs was a certified public accountant with KPMG Peat Marwick LLP.

     Mark Alper is the Vice President -- Development and a director of the Company and President of Queensboro. He has been an employee of Queensboro since 1971 and President since 1995.

     Michael E. Christopher is a Senior Vice President and a director of the Company. He became Executive Vice President of Texas Aluminum in 1987, and President of Cornerstone in 1995, and became President of Texas Aluminum/Cornerstone in July 1997. Mr. Christopher currently serves as Vice President of the Board of Directors of the National Patio Enclosure Association.

     Craig R. Doveala is a director of the Company and the President of Service Systems. He has been President of Service Systems since 1990.

     William B. Edge is a director of the Company. He has been President of Southern Alloy since 1990.

     Patrick A. Notestine is a director of the Company and the President of Affiliated. He has been President of Affiliated since 1988.

     Lester G. Peterson is a director of the Company and the President of Williams. He has been President of Williams since 1981. Mr. Peterson is a member of the Wisconsin Board of the SSCI.

     Richard A. Singer is a Senior Vice President and a director of the Company and Chief Executive Officer of Uni-Steel. He has been President and Chief Executive Officer of Uni-Steel since 1972.

     A. Leon Jeffreys is the founder and has served as the Chairman of the Board of Directors of Jeffreys since inception. Mr. Jeffreys was elected to the Company's Board on October 21, 1997.

     Steven S. Harter has been a director of the Company since July 1996. Mr. Harter is the President of Notre. Prior to becoming the President of Notre, Mr. Harter was Senior Vice President of Notre Capital

Ventures, Ltd. From April 1989 to June 1993, Mr. Harter was Director of Mergers and Acquisitions for Allwaste, Inc., a publicly-traded environmental services company. From May 1984 to April 1989, Mr. Harter was a certified public accountant with Arthur Andersen LLP. Mr. Harter also serves as a director of Coach USA, Inc., Comfort Systems USA, Inc. and HomeUSA, Inc.

     Tommy E. Knight is a director of the Company. Mr. Knight was President and Chief Executive Officer of Brown and Root, Inc., a subsidiary of Halliburton Company, and one of the largest international construction firms in the world, from June 1992 until his retirement in December 1996. Prior to that time, he served in a variety of other capacities with Brown and Root, Inc. since joining Brown and Root, Inc. in 1964.

     Richard H. Kristinik is a director of the Company. Mr. Kristinik is the Chairman of the Board of Directors and Chief Executive Officer of Coach USA, Inc., a publicly-traded company on the NYSE, and has served in that capacity since March 1996. Prior to that time, Mr. Kristinik was a partner with Arthur Andersen LLP from 1973 to March 1996, in its Houston office for those years, except for the period from 1979 to 1984, when he served as Managing Partner of the Tulsa office, and the period from 1985 to 1989, when he served as Managing Partner of the Denver office.

     T. William Porter is a director of the Company. Mr. Porter has been a partner with Porter & Hedges, L.L.P., a Houston, Texas law firm, since 1981 and currently serves as a director of Gundle/SLT and ITEQ, Inc., a manufacturer of specialized process equipment.

     The Board of Directors has been divided into three classes of five directors, with directors serving staggered three-year terms, expiring at the annual meeting of stockholders in 1999, 2000 and 2001, respectively. At each annual meeting of stockholders, one class of directors will be elected for a full term of three years to succeed that class of directors whose terms are expiring. The Company's Certificate of Incorporation permits the holders of the Restricted Common Stock to elect one director. Mr. Harter is the director elected by the holders of the Restricted Common Stock. All officers serve at the discretion of the Board of Directors.

     The Board of Directors has established an Acquisition Committee, Audit Committee, Compensation Committee, Nominating Committee and Executive Committee. The members of the Audit Committee are Messrs. Harter, Kristinik and Knight and the members of the Compensation Committee are Messrs. Knight, Harter and Porter.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table provides certain summary information concerning compensation earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers (the "Named Executive Officers") during the year ended December 31, 1997.

                                                                                            LONG-TERM COMPENSATION
                                                    ANNUAL COMPENSATION                    -------------------------
                                                    -------------------    OTHER ANNUAL     RESTRICTED     NUMBER OF     ALL OTHER
                                                    SALARY       BONUS     COMPENSATION    STOCK AWARDS     OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION                YEAR     ($)(1)        ($)          ($)             ($)          GRANTED         ($)
----------------------------------------   -----    -------      ------    ------------    ------------    ---------    ------------
Arthur L. French........................    1997     75,000      50,000       --               --           200,000         1,465
  Chief Executive Officer
Michael E. Christopher..................    1997     77,884        --         --               --             --           --
  Senior Vice President
William B. Edge.........................    1997     79,448        --         --               --             --           --
  Senior Vice President
J. Michael Kirksey......................    1997     75,000      40,000       --               --           100,000           266
  Senior Vice President and
     Chief Financial Officer
Richard A. Singer.......................    1997     75,000        --         --               --             --              470
  Senior Vice President

------------

(1) Reflects the compensation from July 1, 1997 through December 31, 1997 at the rate stated in their respective employment agreements. Messrs. Christopher and Edge are paid bi-weekly and Messrs. French, Kirksey and Singer are paid semi-monthly.

                                 STOCK OPTIONS

     The following table reflects certain information regarding stock options granted to the Named Executive Officers during 1997.

                             OPTION GRANTS IN 1997

                                                                      INDIVIDUAL GRANTS
                                           NUMBER OF     -------------------------------------------
                                           SECURITIES    PERCENT OF TOTAL                                PRESENT
                                           UNDERLYING     OPTIONS GRANTED                                VALUE AT
                                            OPTIONS             TO            EXERCISE    EXPIRATION      GRANT
NAME                                        GRANTED      EMPLOYEES IN 1997     PRICE         DATE        DATE(1)
----------------------------------------   ----------    -----------------    --------    ----------    ----------
Arthur L. French........................     200,000             6%             $ 10        07/11/07    $1,260,000
Michael E. Christopher..................      --            --                  --            --            --
William B. Edge.........................      --            --                  --            --            --
J. Michael Kirksey......................     100,000             3%             $ 10        07/11/07       630,000
Richard A. Singer.......................      --            --                  --            --            --

------------

(1) Computed using the Black-Scholes model, with the following assumptions:
    Expected price volitality_-- 43.3%, risk free rate of return -- 6.18%, Expected dividend yield_--0%, and the Expected life of the option was 7.5 years.

     The following table reflects certain information concerning the number of unexercised options held by the Named Executive Officers and the value of such officers' unexercised options as of December 31, 1997. No options were exercised by the Named Executive Officers during the year ended December 31, 1997.

                          YEAR END 1997 OPTION VALUES

                                                     NUMBER OF                    VALUE OF UNEXERCISED
                                                UNEXERCISED OPTIONS             "IN-THE-MONEY" OPTIONS
                                               AT DECEMBER 31, 1997              AT DECEMBER 31, 1997(1)
                                           -----------------------------      -----------------------------
                  NAME                     EXERCISABLE     UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
----------------------------------------   -----------     -------------      -----------     -------------
Arthur L. French........................      --              200,000            --            $ 1,050,000
Michael E. Christopher..................      --               --                --                --
William B. Edge.........................      --               --                --                --
J. Michael Kirksey......................      --              100,000            --            $   525,000
Richard A. Singer.......................      --               --                --                --

------------

(1) Options are "in-the-money" if the closing market price of the Company's Common Stock exceeds the exercise price of the options. The exercise price of the options granted to Messrs. French and Kirksey is $10.00 per share. The value of unexercised options for each of the Named Executive Officers represents the difference between the exercise price of such options and the closing price of the Company's Common Stock on December 31, 1997 ($15.25 per share).

DIRECTORS COMPENSATION

     Directors who are also employees of the Company or one of its subsidiaries do not receive additional compensation for serving as directors. Each director who is not an employee of the Company or one of its subsidiaries receives a fee of $2,000 for attendance at each Board of Directors' meeting and $1,000 for each committee meeting (unless held on the same day as a Board of Directors' meeting). In addition, under the Company's 1997 Non-Employee Directors' Stock Plan, each non-employee director is granted an option to acquire 10,000 shares of Common Stock upon such person's initial election as a director, and an annual option to acquire 5,000 shares at each annual meeting of the Company's stockholders thereafter at which such director is re-elected or remains a director, unless such annual meeting is held within three months of such person's initial election as a director. Each non-employee director also may elect to receive shares of Common Stock or credits representing "deferred shares" in lieu of cash directors' fees. See " -- 1997 Non-Employee Directors' Stock Plan." Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof.

EMPLOYMENT AGREEMENTS; COVENANTS-NOT-TO-COMPETE

     Each of Messrs. French and Kirksey have entered into an employment agreement with the Company providing for an annual base salary of $150,000. The employment agreements for Messrs. French and Kirksey are for a term of three years, and unless terminated or not renewed by the Company or not renewed by the employee, the term will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. Each of these agreements provide that, in the event of a termination of employment by the Company without cause, the employee will be entitled to receive from the Company an amount equal to his then-current salary for the remainder of the term or one year, whichever is greater, payable in one lump sum on the effective date of termination. In the event of a change in control of the Company (as defined in the agreement) during the initial three-year term, if the employee is not given at least five days' notice of such change in control, the employee may elect to terminate his employment and receive in one lump sum three times the amount he would receive pursuant to a termination without cause during such initial term. The non-competition provisions of the employment agreement do not apply to a termination without such notice. In the event the employee is given at least five days' notice of such change in control, the employee may elect to terminate his employment and receive in one lump sum two times the amount he would receive pursuant to a termination without cause during such initial term. In such event, the non-competition provisions of the employment agreement would apply for two years from the effective date of termination. Each employment agreement contains a covenant not to compete with the Company for a period of two years immediately following termination of employment or, in the case of a termination by the Company without cause in the absence of a change in control, for a period of one year following termination of employment.

     Each of Messrs. Bradburd, Christopher, Alper, Doveala, Edge, Jeffreys, Notestine, Peterson, Singer and Shapiro have entered into an employment agreement with one of the Company's subsidiaries providing for an annual base salary of $150,000. Each employment agreement is for a term of five years, and unless terminated or not renewed by the respective company or not renewed by the employee, the term will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. Each of these agreements provides that, in the event of a termination of employment by the respective company without cause during the first five years of the employment term (the "Initial Term"), the employee will be entitled to receive from the respective company an amount equal to his then current salary for the remainder of the Initial Term or for one year, whichever is greater. In the event of a termination of employment with cause during the final two years of the initial five-year term of the employment agreement, the employee will be entitled to receive an amount equal to his then current salary for one year. In either case, payment is due in one lump sum on the effective date of termination. In the event of a change in control of the Company (as defined in the agreement) during the Initial Term, if the employee is not given at least five days' notice of such change in control, the employee may elect to terminate his employment and receive in one lump sum three times the amount he would receive pursuant to a termination without cause during the Initial Term. The non-competition provisions of the employment agreement do not apply to a termination without such notice. In the event the employee is given at least five days' notice of such change in control, the employee may elect to terminate his employment agreement and receive in one lump sum two times the amount he would receive pursuant to a termination without cause during the Initial Term. In such event, the non-competition provisions of the employment agreement would apply for two years from the effective date of termination. Each employment agreement contains a covenant not to compete with the Company for a period of two years immediately following termination of employment or, in the case of a termination by the Company without cause in the absence of a change in control, for a period of one year following termination of employment.

1997 LONG-TERM INCENTIVE PLAN

     No stock options were granted to, or exercised by or held by any executive officer in 1996. In April 1997, the Board of Directors and the Company's stockholders approved the Company's 1997 Long-Term Incentive Plan (the
"Plan"). The purpose of the Plan is to provide directors, officers, key employees, consultants and other service providers with additional incentives by increasing their ownership interests in the Company. Individual awards under the Plan may take the form of one or more of: (i) either incentive stock options or non-qualified stock options ("NQSOs"), (ii) stock appreciation rights; (iii) restricted or deferred stock, (iv) dividend equivalents and (v) other awards not otherwise provided for, the value of which is based in whole or in part upon the value of the Common Stock.

     The Compensation Committee administers the Plan and selects the individuals who receive awards and establishes the terms and conditions of those awards. The maximum number of shares of Common Stock that may be subject to outstanding awards, determined immediately after the grant of any award, may not exceed 13% of the aggregate number of shares of Common Stock outstanding. Metals USA granted NQSOs to purchase a total of 705,000 shares of Common Stock to key employees of Metals USA at the initial public offering price upon consummation of the IPO. In addition, Metals USA granted NQSOs to purchase a total of 1,426,024 shares of Common Stock to certain employees of the Founding Companies at the initial public offering price per share. Subsequent to the IPO, the Company has granted NQSOs to purchase a total of 1,452,998 shares of Common Stock at prices which vary between $6.810 and $19.8125 a share. These options will vest at the rate of 20% per year, commencing on the first anniversary of the IPO or date of grant and will expire ten years from the date of grant or three months following termination of employment. Shares of Common Stock which are attributable to awards which have expired, terminated or been canceled or forfeited are available for issuance or use in connection with future awards.

     The Plan will remain in effect until terminated by the Board of Directors. The Plan may be amended by the Board of Directors without the consent of the stockholders of the Company, except that any amendment, although effective when made, will be subject to stockholder approval if required by any federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

1997 NON-EMPLOYEE DIRECTORS' STOCK PLAN

     The Company's 1997 Non-Employee Directors' Stock Plan (the "Directors' Plan"), which was adopted by the Board of Directors and approved by the Company's stockholders in April 1997, provides for (i) the automatic grant to each non-employee director of an option to purchase 10,000 shares upon such person's initial election as a director, and (ii) an automatic annual grant to each non-employee director of an option to purchase 5,000 shares at each annual meeting of stockholders thereafter at which such director is re-elected or remains a director, unless such annual meeting is held within three months of such person's initial election as a director. All options have an exercise price per share equal to the fair market value of the Common Stock on the date of grant and are immediately vested and expire on the earlier of ten years from the date of grant or one year after termination of service as a director. The Directors' Plan also permits non-employee directors to elect to receive, in lieu of cash directors' fees, shares or credits representing "deferred shares" at future settlement dates, as selected by the director. The number of shares or deferred shares received will equal the number of shares of Common Stock which, at the date the fees would otherwise be payable, will have an aggregate fair market value equal to the amount of such fees.

                              CERTAIN TRANSACTIONS

ORGANIZATION OF THE COMPANY

     In connection with the formation of the Company, Metals USA issued to Notre a total of 3,367,914 shares of Common Stock for an aggregate consideration of $35,375. Mr. Harter is the President of Notre and a director of the Company. In April 1997, Notre exchanged 3,122,914 shares of Common Stock for 3,122,914 shares of Restricted Common Stock. See "Description of Capital Stock." Prior to the consummation of the IPO, Notre advanced to the Company funds necessary to effect the Mergers and the IPO. All of Notre's advances were repaid from the net proceeds of the IPO. Subsequently to the IPO, Notre distributed its shares to its owners.

     From December 1996 through April 1997, the Company issued a total of 695,000 shares of Common Stock (as adjusted for a 135.81-to-one stock split) at $.01 per share to various members of management, as follows: Mr.
French -- 260,000 shares, Mr. Kirksey -- 120,000 shares, Mr. Baur -- 120,000 shares, Mr. Freeman -- 60,000 shares, Mr. St. Clair -- 60,000 shares and Mr. Hageman -- 75,000 shares. The Company also issued 690,500 shares of Common Stock at $0.01 per share to other employees of and consultants to the Company, including a total of 405,000 shares of Common Stock to persons who became directors of the Company upon consummation of the IPO. The Company also granted options to purchase 10,000 shares of Common Stock under the Directors' Plan, effective upon the consummation of the IPO to Messrs. Knight, Kristinik, Porter and Harter, who are directors of the Company.

     The aggregate consideration paid by Metals USA for the Acquired Companies consists of approximately $263.7 million in cash, 26,370,272 shares of Common Stock, $3.7 million of notes, plus the assumption of $233.6 million of indebtedness. The consideration paid by Metals USA for each of the Acquired Companies was determined by negotiation between representatives of each Acquired Company and was based primarily upon the pro forma adjusted net income of each Acquired Company.

     Pursuant to the agreements that were entered into in connection with the Acquisitions, the principal stockholders of the Acquired Companies have agreed not to compete with the Company for five years, effective on the respective dates of acquisition.

LEASES OF REAL PROPERTY BY ACQUIRED COMPANIES

     Interstate leases the facilities located in Philadelphia, Pennsylvania and Baltimore, Maryland from Warehouse Real Estate Associates ("WREA"), a partnership controlled by Mr. Bradburd, the Vice-Chairman of the Company, and his wife. The leases are for an initial term of ten years and provide for a total annual rental of $234,000 during the initial five years, to be adjusted to an applicable current market rate during the second five years. At the conclusion of the initial lease term, Interstate has agreed to purchase the real estate from WREA at a price to be determined by averaging two or more independent appraisals. Additionally, Interstate pays all utility, taxes and insurance costs on the leased premises. The Company believes that the rent to be paid under the leases does not exceed fair market value.

     Queensboro leases two adjacent tracts of real property located in Wilmington, North Carolina from The Alper Company, a partnership of which Mr. Alper, a director of the Company, is a controlling person. The lease on one tract of real property is for a term of 20 years, expires in 2017 and provides for an annual rental of $40,000. The rent will be adjusted every five years in accordance with the Consumer Price Index ("CPI"). At the conclusion of the tenth year of the lease, Queensboro has the option to purchase the real property from The Alper Company for an amount equal to the average of three independent appraisals. If Queensboro does not exercise its option, the annual rental will be adjusted to reflect a ten year amortization of the fair market value of the property. The lease on the other tract of real property is for a term of 20 years, expires in 2017 and provides for an annual rental of $137,200. The rent will be adjusted every five years in accordance with the CPI. Queensboro will pay for all utilities, taxes and insurance on the leased properties. The Company believes that the rent for the properties does not exceed fair market value.

     Service Systems leases certain real property located in Horicon, Wisconsin from an entity owned in part by Mr. Doveala, a director of the Company. The lease for the real property expires in 2011 and provides for an annual rental of $420,000. The rental rate will be adjusted every three years in accordance with the CPI and will increase or decrease with changes in the prime rate. Additionally, Service Systems pays for all utilities, taxes and insurance on the leased premises. The Company believes that the rent for the property does not exceed fair market value. The purchase of the real property, the construction of improvements and the purchase of equipment was financed by the issuance of $5.0 million of industrial revenue bonds. Service Systems remains obligated to pay these industrial revenue bonds.

     Texas Aluminum leases certain real property located in Jackson, Mississippi from an entity controlled by Mr. Christopher, a Senior Vice President and director of the Company. The lease for the real property expires in 2012 and provides for rental of $3,500 per month. The rent will be adjusted every three years in accordance with the CPI. Additionally, Texas Aluminum pays for all utilities, taxes and insurance on the leased premises. Texas Aluminum also continues to lease from a number of entities owned by Mr. Christopher and/or related affiliates the following facilities, which are used for manufacturing and distribution services: (i) a warehouse in Lafayette, Louisiana for a term of 15 years at an annual rental of $24,000, (ii) three warehouses in Houston, Texas, each for terms of 15 years and an aggregate monthly rental of $27,280,
(iii) a facility in Las Vegas, Nevada for $16,500 per month for a term of 15 years, (iv) a facility in Atlanta, Georgia for $6,000 per month for a term of 15 years, (v) a facility in Beaumont, Texas for $2,500 per month for a term of 15 years, (vi) a building in Weslaco, Texas for $2,500 per month for a term of 15 years, and (vii) a building in Oklahoma City, Oklahoma for $7,000 per month for a term of 15 years. The Company believes that the rent for each of these properties does not exceed fair market value.

     Uni-Steel leases certain real property located in Enid, Oklahoma from Garfield Development, LLC, an entity owned in part by Mr. Singer, a director of the Company. The lease for the real property has a ten-year term and provides for an annual rental of $115,000. The rent rate will be adjusted every five years in accordance with the CPI. The Company believes that the rent for the properties does not exceed fair market value.

     Williams leases certain real property located in Milwaukee, Wisconsin from PP&W, L.L.C., an entity owned in part by Mr. Peterson, a director of the Company. The lease for the rental property expires on December 31, 2011, and provides for an annual rental of $458,950. The rent will be adjusted every five years in accordance with the CPI. Additionally, Williams pays for all utilities, taxes and insurance on the leased premises. The Company believes that the rent for the properties does not exceed fair market value.

     Jeffreys has a lease agreement for the use of executive aircraft with J-Air, Inc., an entity controlled by Mr. Toby Jeffreys, President and Chief Executive Officer of Jeffreys. The lease calls for minimum rental payments during 1998 of $256,000. Any time used beyond the stated minimums is billed at actual cost. The lease terminates in December 1998.

OTHER TRANSACTIONS

     On or about July 11, 1997, Interstate purchased certain equipment from WREA for $530,000. WREA is controlled by Mr. Bradburd, the Vice Chairman of the Company. The Company believes that the purchase price for the equipment does not exceed the fair market value thereof. Interstate has guaranteed bank loans to WREA. The balance of the loans guaranteed was $769,000 and $694,000 at December 31, 1995 and 1996, respectively. These guarantees were released prior to July 11, 1997.

     Queensboro provides administrative services to Southern Metals Recycling, Inc. ("Southern"), an entity owned in part by Mr. Alper, a director of the Company. In its last fiscal year, Queensboro provided services and billed Southern $344,000 for these services. The Company believes that the fees charged for such services represent the fair market value of such services.

     An entity owned in part by Mr. Christopher leases equipment to Texas Aluminum/Cornerstone under several leases totaling $96,000 per year. The leases expire December 31, 2011. Mr. Christopher is a director and officer of the Company.

     Texas Aluminum/Cornerstone holds two promissory notes from EmC Industries, LLC ("EmC") having balances as of June 30, 1997, in the amounts of $116,433 and $324,401, which are payable monthly and are due on May 1, 2001, and March 1, 2007, respectively. In November 1996, Texas Aluminum/Cornerstone sold certain machinery and equipment to EmC resulting in a gain of $242,000. Texas Aluminum/Cornerstone is leasing this machinery from EmC for $72,000 per year through December 2001. EmC is owned in part by Mr. Christopher, a director and officer of the Company. The indebtedness was in each case incurred in connection with the sale of equipment to EmC. The largest aggregate amount of indebtedness in each case at any time in the past three fiscal years on the notes is $142,795 and $330,000, respectively. The rates of interest charged on the loans are 8% and 7.5%, respectively. Texas Aluminum/Cornerstone holds a promissory note in the original principal amount of $120,279 from EmC issued June 1, 1996. The note was issued in connection with the sale of equipment to EmC and earns interest at a rate of 8%. The note is payable monthly and matures on May 1, 2001. The largest aggregate amount of indebtedness outstanding on the note at any time in the past three fiscal years is $120,279 and the amount outstanding as of December 31, 1996 was $108,866. Additionally, Texas Aluminum/Cornerstone leases certain roll-former machines from EmC for a monthly rental of $14,000.

     The Company has agreed to indemnify Notre for liabilities arising in connection with action taken by it in connection with its role as the organizer of Metals USA prior to July 11, 1997.

COMPANY POLICY

     Any future transactions with directors, officers, employees or affiliates of the Company are anticipated to be minimal, and must be approved in advance by a majority of disinterested members of the Board of Directors.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding the beneficial ownership of the Common Stock, as of July 2, 1998, by (i) each person known to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each Company director; (iii) each named executive officer; and (iv) all executive officers and directors as a group. All persons listed have an address c/o the Company's principal executive offices and have sole voting and investment power with respect to their shares unless otherwise indicated.

                                        SHARES BENEFICIALLY
                                               OWNED
                                       ----------------------
                                          NUMBER      PERCENT
                                       ------------   -------
Toby L. Jeffreys(1)..................     2,472,075      6.5%
Thomas J. Shapiro(2).................     2,234,607      5.9%
Arnold W. Bradburd...................     1,776,032      4.7%
A. Leon Jeffreys(1)..................     1,266,203      3.3%
Steven S. Harter(3)(4)...............     1,026,048      2.7%
Michael E. Christopher...............       648,837      1.7%
Richard A. Singer....................       483,380      1.3%
Lester G. Peterson...................       477,544      1.3%
Patrick A. Notestine.................       398,703      1.1%
Craig R. Doveala.....................       334,497     *
Mark Alper...........................       289,635     *
Arthur L. French.....................       225,100     *
J. Michael Kirksey(5)................       118,000     *
Stephen R. Baur(6)...................       120,000     *
William B. Edge......................       116,997     *
John A. Hageman(7)...................        75,000     *
Keith E. St. Clair(8)................        60,000     *
Terry L. Freeman.....................        60,000     *
Richard H. Kristinik(3)..............        35,000     *
T. William Porter(3).................        30,000     *
Tommy E. Knight(3)...................        25,000     *
                                       ------------   -------
All executive officers, directors and
  named directors as a group
  (21 persons)(9)....................    11,127,963     29.4%
                                       ============   =======

------------

 * Less than 1%

(1) Includes 1,084,695 shares of Common Stock held by Jeffreys Family Partnership, of which Mr. Toby Jeffreys and Mr. Leon Jeffreys are both general partners.

(2) Includes 252,204 shares of Common Stock held by various trusts for which Mr. Shapiro is a Co-Trustee.

(3) Includes 15,000 shares of Common Stock issuable upon the exercise of options granted under the Directors' Plan.

(4) Includes 1,011,048 shares of Restricted Common Stock held by Harter Venture Partners, Ltd., of which Mr. Harter is a general partner. Mr. Harter disclaims beneficial ownership of 178,420 shares held in trust for his minor children and of which neither he nor his wife is a trustee.

(5) Includes 10,000 shares of Common Stock held by Mr. Kirksey's minor children and of which he is custodian.

(6) Includes 10,000 shares of Common Stock held by Mr. Baur's minor children and of which he is custodian.

(7) Includes 15,000 shares of Common Stock held by Mr. Hageman's minor children and of which he is custodian.

(8) Inlcudes 4,000 shares of Common Stock held by Mr. St. Clair's minor children and of which he is custodian.

(9) This amount has been adjusted to eliminate any duplication of beneficial ownership attributable to the shares owned by the Jeffreys Family Partnership and the shares of Common Stock issuable under the Directors Plan, referred to in footnote 3 above.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The authorized capital stock of the Company consists of 208,122,914 shares of capital stock, consisting of 200,000,000 shares of Common Stock, 3,122,914 shares of Restricted Common Stock and 5,000,000 shares of Preferred Stock ("Preferred Stock"). As of the date of this Prospectus, the Company had outstanding 37,908,686 shares of Common Stock, including 3,122,914 shares of Restricted Common Stock and no shares of Preferred Stock. The following discussion is qualified in its entirety by reference to the Company's Restated Certificate of Incorporation, copies of which are available from the Company upon request.

COMMON STOCK AND RESTRICTED COMMON STOCK

     The holders of Common Stock are each entitled to one vote for each share held on all matters to which they are entitled to vote, including the election of directors. The holders of Restricted Common Stock, voting together as a single class, are entitled to elect one member of the Company's Board of Directors and to 0.55 of one vote for each share held on all other matters on which they are entitled to vote. Holders of Restricted Common Stock are not entitled to vote on the election of any other directors. The Board of Directors is classified into three classes, with the term of each class expiring on a staggered basis. The classification of the Board of Directors may make it more difficult to change the composition of the Board of Directors and thereby may discourage or make more difficult an attempt by a person or group to obtain control of the Company. Cumulative voting for the election of directors is not permitted. Any director, or the entire Board of Directors, may be removed at any time, with cause, by a majority of the aggregate number of votes which may be cast by the holders of outstanding shares of Common Stock and Restricted Common Stock entitled to vote for the election of directors, provided, however, that only the holders of the Restricted Common Stock may remove the director such holders are entitled to elect.

     Subject to the rights of any then outstanding shares of Preferred Stock, holders of Common Stock and Restricted Common Stock are entitled to participate pro rata in such dividends as may be declared in the discretion of the Board of Directors out of funds legally available therefor. Holders of Common Stock and Restricted Common Stock are entitled to share ratably in the net assets of the Company upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding. Holders of Common Stock and holders of Restricted Common Stock have no preemptive rights to purchase shares of stock of the Company. Shares of Common Stock are not subject to any redemption provisions and are not convertible into any other securities of the Company. Shares of Restricted Common Stock are not subject to any redemption provisions but are convertible into Common Stock on the occurrence of certain events. All outstanding shares of Common Stock and Restricted Common Stock are fully paid and non-assessable.

     Each share of Restricted Common Stock will automatically convert to Common Stock on a share-for-share basis (i) in the event of a disposition of such share of Restricted Common Stock by the holder thereof (other than a distribution which is a distribution by a holder to its partners or beneficial owners, or a transfer to a related party of such holder (as defined in Sections 267, 707, 318 and/or 4946 of the Internal Revenue Code of 1986, as amended)), (ii) in the event any person acquires beneficial ownership of 15% or more of the outstanding shares of Common Stock, or (iii) in the event any person offers to acquire 15% or more of the total number of outstanding shares of Common Stock. After July 1, 1998, the Board of Directors may elect to convert any outstanding shares of Restricted Common Stock into shares of Common Stock in the event 80% or more of the originally outstanding shares of Restricted Common Stock have been previously converted into shares of Common Stock.

     The Common Stock is listed on The New York Stock Exchange under the symbol "MUI." The Restricted Common Stock is not listed on any exchange.

PREFERRED STOCK

     The Preferred Stock may be issued from time to time by the Board of Directors in one or more series. Subject to the provisions of the Company's Certificate of Incorporation and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by the stockholders. The Company has no current plans to issue any shares of Preferred Stock.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

     Pursuant to the Company's Certificate of Incorporation and as permitted by Delaware law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit.

     Additionally, the Certificate of Incorporation of the Company provides that directors and officers of the Company shall be, and at the discretion of the Board of Directors non-officer employees and agents may be, indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities actually and reasonably incurred in connection with service for or on behalf of the Company, and further permits the advancing of expenses incurred in defense of claims.

     The Certificate of Incorporation also provides that any action required or permitted to be taken by the stockholders of the Company at an annual or special meeting of stockholders must be effected at a duly called meeting and may not be taken or effected by a written consent of stockholders in lieu thereof. The Company's Bylaws provide that a special meeting of stockholders may be called only by the Chief Executive Officer, by a majority of the Board of Directors or by a majority of the Executive Committee of the Board of Directors. The Bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at that special meeting. To amend or repeal the Company's Bylaws, an amendment or repeal thereof must first be approved by the Board of Directors or by affirmative vote of the holders of at least 66 2/3% of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

     The following summarizes certain provisions of the Amended and Restated Credit Agreement (the "Bank Credit Agreement") by and among the Company, as borrower, The First National Bank of Chicago, as agent, and the financial institutions party thereto. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Bank Credit Agreement which may be obtained from the Company. Capitalized terms used but not defined in this section shall have the meanings set forth in the Bank Credit Agreement and such defined terms are incorporated herein by reference and references to the "Company" in this section include only the Company and not its Subsidiaries.

PRINCIPAL, MATURITY, INTEREST, AND FEES

     The lenders under the Bank Credit Agreement provide the Company a senior $300,000,000 revolving credit facility (the "Credit Facility"). Up to $50,000,000 of the Credit Facility may be used for letters of credit. The Credit Facility matures on and may be borrowed, repaid and reborrowed from time to time until February 2003, subject to certain conditions on the date of any borrowing.

     The Credit Facility bears interest at a rate per annum of, at the Company's option, either (i) the Alternate Base Rate or (ii) the Eurodollar Rate plus the Applicable Eurodollar Margin. The Applicable Eurodollar Margin varies from 0.625% to 1.375% per annum based on the Company's ratio of total outstanding debt at the end of each fiscal quarter to EBITDA for the four-quarter period ending on such date. The Applicable Eurodollar Margin on the Issuance Date is anticipated to be 1.125% per annum. The weighted average interest rate of debt outstanding under the Credit Facility at December 31, 1997 was 6.62%.

     The fees charged for letters of credit are a rate per annum equal to the Applicable Eurodollar Margin.

     Commitment fees in an amount equal to the Applicable Commitment Fee Percentage are payable on the unused portion of the Credit Facility. The Applicable Commitment Fee Percentage varies from .20% to .35% per annum based on the Company's ratio of total outstanding debt at the end of each fiscal quarter to EBITDA for the four-quarter period ending on such date.

SECURITY AND GUARANTIES

     The Credit Facility is secured by a first priority lien on all of the capital stock of the Company's material existing and future Subsidiaries. Each of the Company's material existing Subsidiaries and all future Material Subsidiaries will guarantee the Credit Facility. The Company also may not permit the total tangible assets of Subsidiaries which are not Guarantors to be equal to or greater than 10% of Consolidated Tangible Assets.

CONDITIONS

     Each use of the Bank Credit Agreement (whether for borrowing or for obtaining a letter of credit) is conditioned on there being no Default (or event that would constitute a Default upon notice or lapse of time or both, unless cured or waived) and the accuracy of certain representations and warranties made by the Company in the Bank Credit Agreement.

COVENANTS

     The Bank Credit Agreement contains certain customary affirmative and negative covenants, including, among other things, requirements that the Company
(i) periodically deliver certain financial information, (ii) not merge or permit its Subsidiaries to merge in certain instances or make certain asset sales,
(iii) not permit certain liens to exist on its and its Subsidiaries' assets,
(iv) not incur or permit its Subsidiaries to incur additional debt or enter into sale/lease back transactions except as may be permitted under the terms of the Bank Credit Agreement, (v) not declare or make certain Restricted Payments, including defeasance, redemption, repurchase or prepayment of the Notes, (vi) not make or permit its Subsidiaries to make certain investments or consummate certain acquisitions, (vii) not incur or permit any of its Subsidiaries to incur

Capital Expenditures during any four fiscal quarter period in the aggregate in excess of 3% of consolidated revenues for the immediately preceding four fiscal quarters, and (viii) not agree to certain amendments to the Notes.

     In addition, the Company must comply with the following financial covenants:

          (i) a ratio of (A) the sum of (1) EBITDA minus (2) depreciation expense, to the extent included in the calculation of EBITDA plus (3) Rentals to (B) (1) Interest Expense plus (2) Rentals plus (3) scheduled amortization of Indebtedness of at least 2.5 to 1.0;

          (ii) a ratio of (A) Total Debt to (B) EBITDA of not more than 4.0 to 1.0;

          (iii) a ratio of (A) Total Debt minus Permitted Subordinated Indebtedness to (B) EBITDA of not more than 2.75 to 1.0; and

          (iv) Consolidated Net Worth of at least (A) 85% of Consolidated Net Worth at September 30, 1997 plus (B) 50% of positive Net Income for each fiscal quarter ending after September 30, 1997 plus (C) 75% of adjustments to stockholders' equity from equity issued after September 30, 1997.

DEFAULTS AND REMEDIES

     The Bank Credit Agreement contains certain customary events of default, including (i) nonpayment of principal, interest, or other amounts, (ii) breaches of representations and warranties, (iii) breaches of covenants, (iv) certain bankruptcy events of the Company or any of its Subsidiaries, (v) certain ERISA liabilities in excess of $10,000,000, (vi) unpaid judgments in excess of $5,000,000, (vii) Change of Control (which includes any event that would be a Change of Control (as defined in the Indenture)), and (viii) cross defaults to other debt in excess of $10,000,000 individually or in the aggregate.

     Upon the occurrence of an Event of Default the Required Lenders may accelerate the outstanding principal amount and accrued interest and fees under the Bank Credit Agreement and terminate their commitments to lend. Upon the occurrence of certain bankruptcy events, the outstanding principal amount and accrued interest and fees under the Bank Credit Agreement automatically accelerate and the commitments to lend automatically terminate.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Original Notes were sold by the Company on February 11, 1998, and were subsequently resold to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to certain persons in transactions outside the United States in reliance on Regulation S under the Securities Act. In connection with the Original Note Offering, the Company entered into the Registration Rights Agreement, which requires, among other things, that on or before April 12, 1998, the Company (i) file with the Commission a registration statement under the Securities Act with respect to an issue of new notes of the Company identical in all material respects to the Original Notes, (ii) use its best efforts to cause such registration statement to become effective under the Securities Act and (iii) upon the effectiveness of that registration statement, offer to the holders of the Original Notes the opportunity to exchange their Original Notes for a like principal amount of Exchange Notes, which would be issued without a restrictive legend and may be reoffered and resold by the holders thereof without restrictions or limitations under the Securities Act (unless any such holder is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act). A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The term "Holder" with respect to the Exchange Offer means any person in whose name the Original Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.

     Because the Exchange Offer is for any and all Original Notes, the number of Original Notes tendered and exchanged in the Exchange Offer will reduce the principal amount of Original Notes outstanding. Following the consummation of the Exchange Offer, Holders of the Original Notes who did not tender their Original Notes generally will not have any further registration rights under the Registration Rights Agreement, and such Original Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Original Notes could be adversely affected. The Original Notes are currently eligible for sale pursuant to Rule 144A through the PORTAL System of the National Association of Securities Dealers, Inc. Because the Company anticipates that most holders of Original Notes will elect to exchange such Original Notes for Exchange Notes due to the absence of restrictions on the resale of Exchange Notes under the Securities Act, the Company anticipates that the liquidity of the market for any Original Notes remaining after the consummation of the Exchange Offer may be substantially limited.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Original Notes validly tendered and not withdrawn prior to 5:00 p.m. New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Original Notes accepted in the Exchange Offer. Holders may tender some or all of their Original Notes pursuant to the Exchange Offer. However, Original Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the Exchange Notes are the same as the form and terms of the Original Notes except that (i) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (ii) the holders of the Exchange Notes generally will not be entitled to certain rights under the Registration Rights Agreement, which rights generally will terminate upon consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the Original Notes and will be entitled to the benefits of the Indenture.

     Holders of Original Notes do not have any appraisal or dissenter's rights under the General Corporation Law of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder, including Rule 14e-1 thereunder.

     The Company shall be deemed to have accepted validly tendered Original Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving the Exchange Notes from the Company.

     If any tendered Original Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Original Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Original Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Original Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See " -- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 12:00 a.m., New York City time, on August 15, 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

     To extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice, followed by a public announcement thereof no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     The Company reserves the right, in its reasonable judgment, (i) to delay accepting any Original Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under " -- Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered Holders, and, depending upon the significance of the amendment and the manner of disclosure to the registered Holders, the Company will extend the Exchange Offer for a period of five to ten business days if the Exchange Offer would otherwise expire during such five to ten business-day period.

     If the Company does not consummate the Exchange Offer, or, in lieu thereof, the Company does not file and cause to become effective the Shelf Registration Statement (as defined under "Registration Rights") within the time periods set forth herein, liquidated damages will accrue and be payable on the Original Notes either temporarily or permanently. See "Registration Rights."

     Without limiting the manner in which the Company may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

INTEREST ON EXCHANGE NOTES

     Interest on each Exchange Note will accrue (A) from the later of (i) the last interest payment date on which interest was paid on the Original Note surrendered in exchange therefor, or (ii) if the Original Note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (B) if no interest has been paid on the Original Notes, from the Issue Date. Interest on the Exchange Notes will be payable semiannually on each February 15 and August 15, commencing on August 15, 1998.

PROCEDURES FOR TENDERING

     Only a Holder of Original Notes may tender such Original Notes in the Exchange Offer. To tender in the Exchange Offer, a Holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Original Notes and any other required documents, to the Exchange Agent so as to be received by the Exchange Agent at the address set forth below prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Original Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

     By executing the Letter of Transmittal, each Holder will make to the Company the representation set forth below in the second paragraph under the heading " -- Resale of Exchange Notes."

     The tender by a Holder and the acceptance thereof by the Company will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF ORIGINAL NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR ORIGINAL NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf.

     Signatures on the Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined herein) unless the Original Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered Holder of any Original Notes listed therein, such Original Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered Holder as such registered Holder's name appears on such Original Notes with the signature thereon guaranteed by an Eligible Institution. If the Letter of Transmittal or any Original Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Original Notes at The Depository Trust Company ("DTC") for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in DTC's system may make book-entry delivery of the Original Notes by causing DTC to transfer such Original Notes into the Exchange Agent's account with respect to the Original Notes in accordance with DTC's procedures for such transfer. Although delivery of the Notes may be effected through book-entry transfer into the Exchange Agent's account at the DTC, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Original Notes and withdrawal of tendered Original Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Original Notes not properly tendered or any Original Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within such time as the Company shall determine. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of Original Notes, none of the Company, the Exchange Agent or any other person shall incur any liability for failure to give such notification. Tenders of Original Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Original Notes received by the Exchange Agents that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Original Notes and (i) whose Original Notes are not immediately available, (ii) who cannot deliver their Original Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

          (a) the tender is made through an Eligible Institution;

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) of such Notes and the principal amount of Original Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing the Original Notes (or a confirmation of book-entry transfer of such Original Notes into the Exchange Agent's account at DTC) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Original Notes in proper form for transfer (or a confirmation of book-entry transfer of such Original Notes into the Exchange Agent's account at DTC) and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Original Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWALS OF TENDERS

     Except as otherwise provided herein, tenders of Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

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

     To withdraw a tender of Original Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Original Notes to be withdrawn (the "Depositor"), (ii) identify the Original Notes to be withdrawn (including the certificate number(s) and principal amount of such Original Notes, or, in the case of notes transferred by book-entry transfer, the name and number of the account at DTC to be credited), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Original Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Original Notes register the transfer of such Original Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Original Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time or receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Original Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Original Notes so withdrawn are validly retendered. Any Original Notes which have been tendered but which are not accepted for exchange will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Original Notes may be retendered by following one of the procedures described above under " -- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or to exchange Exchange Notes for, any Original Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Original Notes, if:

          (a) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (b) any governmental approval has not been obtained, which approval the Company shall, in its reasonable judgment, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Company determines in its reasonable judgment that any of the conditions are not satisfied, the Company may (i) refuse to accept any Original Notes and return all tendered Original Notes to the tendering Holders, (ii) extend the Exchange Offer and retain all Original Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders to withdraw such Original Notes (see " -- Withdrawals of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Original Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered Holders, and, depending upon the significance of the waiver and the manner of disclosure to the registered Holders, the Company will extend the Exchange Offer for a period of five to ten business days if the Exchange Offer would otherwise expire during such five to ten business-day period.

EXCHANGE AGENT

     U.S. Trust Company of California, N.A. will act as Exchange Agent for the Exchange Offer.

     Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal for the Notes and requests for copies of Notice of Guaranteed Delivery should be directed to the Exchange Agent, addressed as follows:

By mail, courier or hand delivery:

U.S. Trust Company of California, N.A.
515 South Flower Street
Suite 2700
Los Angeles, CA 90071-2291

For inquiries contact:

Mr. Stuart M. Weiss
Vice President
Telephone (213) 861-5084
Facsimile (213) 488-1370

FEES AND EXPENSES

     The expenses of the Exchange Offer will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone, facsimile or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith and pay other registration expenses, including fees and expenses of the Trustee, filing fees, blue sky fees and printing and distribution expenses.

     The Company will pay all transfer taxes, if any, applicable to the exchange of the Original Notes pursuant to the Exchange Offer. If, however, certificates representing the Exchange Notes or the Original Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Original Notes tendered, or if tendered Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of the Original Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other person) will be payable by the tendering Holder.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Original Notes, which is the aggregate principal amount, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized in connection with the Exchange Offer. The expenses of the Exchange Offer will be amortized over the term of the Exchange Notes.

RESALE OF EXCHANGE NOTES

     Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by any Holder of such Exchange Notes (other than any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such Holder's business and such Holder does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of such Exchange Notes. Any Holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange

Notes may not rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation (available April 13, 1989) and Morgan Stanley & Co., Incorporated (available June 5, 1991), or similar no-action letters, but rather must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K of the Securities Act. Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, may be a statutory underwriter and must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

     By tendering in the Exchange Offer, each Holder will represent to the Company that, among other things, (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is a Holder,
(ii) neither the Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes and (iii) the Holder and such other person acknowledge that if they participate in the Exchange Offer for the purpose of distributing the Exchange Notes (a) they must, in the absence of an exemption therefrom, comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on the no-action letters referenced above and (b) failure to comply with such requirements in such instance could result in such Holder incurring liability under the Securities Act for which such Holder is not indemnified by the Company. Further, by tendering in the Exchange Offer, each Holder that may be deemed an "affiliate" (as defined under Rule 405 of the Securities Act) of the Company will represent to the Company that such Holder understands and acknowledges that the Exchange Notes may not be offered for resale, resold or otherwise transferred by that Holder without registration under the Securities Act or an exemption therefrom.

     As set forth above, affiliates of the Company are not entitled to rely on the foregoing interpretations of the staff of the Commission with respect to resales of the Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act.

CONSEQUENCES OF FAILURE TO EXCHANGE

     As a result of the making of this Exchange Offer, the Company will have fulfilled one of its obligations under the Registration Rights Agreement, and Holders of Original Notes who do not tender their Original Notes generally will not have any further registration rights under the Registration Rights Agreement or otherwise. Accordingly, any Holder of Original Notes that does not exchange that Holder's Original Notes for Exchange Notes will continue to hold the untendered Original Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture, except to the extent that such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer.

     The Original Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Original Notes may be resold only (i) to the Company (upon redemption thereof or otherwise), (ii) pursuant to an effective registration statement under the Securities Act, (iii) so long as the Original Notes are eligible for resale pursuant to Rule 144A, to a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, (iv) outside the United States to a foreign person pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S thereunder, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (vi) to an institutional accredited investor in a transaction exempt from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

OTHER

     Participation in the Exchange Offer is voluntary and Holders should carefully consider whether to accept. Holders of the Original Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

     The Company may in the future seek to acquire untendered Original Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plans to acquire any Original Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Original Notes.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES
                             OF THE EXCHANGE OFFER

     The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "IRC"), applicable Department of the Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view, and no ruling from the IRS has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to Holders. Certain Holders of the Original Notes (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. Each Holder of Original Notes should consult his, her or its own tax advisor as to the particular tax consequences of exchanging such Holder's Original Notes for Exchange Notes, including the applicability and effect of any state, local or foreign tax laws.

     The issuance of the Exchange Notes to Holders of the Original Notes pursuant to the terms set forth in this Prospectus will not constitute a taxable exchange for federal income tax purposes. Consequently, no gain or loss would be recognized by Holders of the Original Notes upon receipt of the Exchange Notes, and ownership of the Exchange Notes will be considered a continuation of ownership of the Original Notes. For purposes of determining gain or loss upon the subsequent sale or exchange of the Exchange Notes, a Holder's basis in the Exchange Notes should be the same as such Holder's basis in the Original Notes exchanged therefor. A Holder's holding period for the Exchange Notes should include the Holder's holding period for the Original Notes exchanged therefor. The issue price, original issue discount inclusion and other tax characteristics of the Exchange Notes should be identical to the issue price, original issue discount inclusion and other tax characteristics of the Original Notes exchanged therefor.

     See also "Certain United States Federal Income Tax Considerations for Non-United States Holders" hereinafter, discussing certain United States federal income tax consequences related to the ownership and disposition of Exchange Notes.

                       DESCRIPTION OF THE EXCHANGE NOTES

     The Exchange Notes will be issued under an indenture (the "Indenture"), dated as of February 11, 1998 by and among the Company, the Guarantors and U.S. Trust Company of California, N.A., as Trustee (the "Trustee"). The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "TIA"), and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the TIA as in effect on the date of the Indenture. A copy of the Indenture may be obtained from the Company or the Initial Purchasers. The definitions of certain capitalized terms used in the following summary are set forth below under " -- Certain Definitions." For purposes of this section, references to the "Company" include only the Company and not its Subsidiaries.

     The Exchange Notes will be unsecured obligations of the Company, ranking subordinate in right of payment to all Senior Debt of the Company. The Exchange Notes will be guaranteed on an unsecured, senior subordinated basis by all of the Restricted Subsidiaries of the Company ranking subordinate in right of payment to all Guarantor Senior Debt.

     The Exchange Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the Trustee will act as Paying Agent and Registrar for the Exchange Notes. The Exchange Notes may be presented for registration or transfer and exchange at the offices of the Registrar, which initially will be the Trustee's corporate trust office. The Company may change any Paying Agent and Registrar without notice to holders of the Exchange Notes (the "Holders"). The Company will pay principal (and premium, if any) on the Exchange Notes at the Trustee's corporate office in New York, New York. At the Company's option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered address of Holders. Any Original Notes that remain outstanding after the completion of the Exchange Offer, together with the Exchange Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture.

PRINCIPAL, MATURITY AND INTEREST

     The Exchange Notes are limited in aggregate principal amount to $200,000,000 and will mature on February 15, 2008. Interest on the Exchange Notes will accrue at the rate of 8 5/8% per annum and will be payable semiannually in cash on each February 15 and August 15 commencing on August 15, 1998, to the persons who are registered holders at the close of business on the February 1 and August 1 immediately preceding the applicable interest payment date. Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance.

     The Exchange Notes will not be entitled to the benefit of any mandatory sinking fund.

REDEMPTION

     OPTIONAL REDEMPTION. The Exchange Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after February 15, 2003, upon not less than 30 nor more than 60 days notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on February 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

YEAR                                       PERCENTAGE
----------------------------------------   ----------
2003....................................      104.313%
2004....................................      102.875%
2005....................................      101.438%
2006 and thereafter.....................      100.000%

     OPTIONAL REDEMPTION UPON PUBLIC EQUITY OFFERINGS. At any time, or from time to time, on or prior to February 15, 2001, the Company may, at its option, use the net cash proceeds of one or more Public Equity

Offerings (as defined below) to redeem the Exchange Notes at a redemption price equal to 108.625% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; PROVIDED that at least 65% of the principal amount of Exchange Notes originally issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.

     As used in the preceding paragraph, "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

SELECTION AND NOTICE OF REDEMPTION

     In the event that less than all of the Exchange Notes are to be redeemed at any time, selection of such Exchange Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Exchange Notes are listed or, if such Exchange Notes are not then listed on a national securities exchange, on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate; PROVIDED, HOWEVER, that no Exchange Notes of a principal amount of $1,000 or less shall be redeemed in part; PROVIDED, FURTHER, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Exchange Notes or portions thereof for redemption shall be made by the Trustee only on a PRO RATA basis or on as nearly a PRO RATA basis as is practicable (subject to the Depositary's procedures), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 35 but not more than 60 days before the redemption date to each Holder of Exchange Notes to be redeemed at its registered address. If any Exchange Note is to be redeemed in part only, the notice of redemption that relates to such Exchange Note shall state the portion of the principal amount thereof to be redeemed. A new Exchange
Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Exchange Note. On and after the redemption date, interest will cease to accrue on Exchange Notes or portions thereof called for redemption as long as the Company had deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

SUBORDINATION

     The payment of all Obligations on the Exchange Notes is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Debt. Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations on the Exchange Notes, or for the acquisition of any of the Exchange Notes for cash or property or otherwise. If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt, no payment of any kind or character shall be made by or on behalf of the Company or any other Person on its or their behalf with respect to any Obligations on the Exchange Notes or to acquire any of the Exchange Notes for cash or property or otherwise.

     In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives written notice of the event of default to the Trustee (a "Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Debt terminating the Blockage Period (as defined below), during the 180 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Exchange Notes or (y) acquire any of the Exchange Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from such Default Notice and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

     By reason of such subordination, in the event of the insolvency of the Company, creditors of the Company who are not holders of Senior Debt, including the Holders of the Notes, may recover less, ratably, than holders of Senior Debt.

GUARANTEES

     Each Guarantor unconditionally guarantees, on a senior subordinated basis, jointly and severally, to each Holder and the Trustee, the full and prompt performance of the Company's obligations under the Indenture and the Exchange Notes, including the payment of principal of and interest on the Exchange Notes. The Guarantees will be subordinated to Guarantor Senior Debt on the same basis as the Exchange Notes are subordinated to Senior Debt. The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in an amount PRO RATA, based on the net assets of each Guarantor, determined in accordance with GAAP.

     Each Guarantor may consolidate with or merge into or sell its assets to the Company or other Guarantor that is a Wholly Owned Restricted Subsidiary of the Company without limitation, or with other Persons upon the terms and conditions set forth in the Indenture. See "Certain Covenants -- Merger, Consolidation and Sale of Assets." In the event all of the Capital Stock of a Guarantor is sold by the Company and the sale complies with the provisions set forth in "Certain Covenants -- Limitation on Assets Sales," the Guarantor's Guarantee will be released.

CHANGE OF CONTROL

     The Indenture will provide that upon the occurrence of a Change of Control, each holder of Exchange Notes will have the right to require that the Company purchase all or a portion of such holder's Exchange Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of purchase.

     The Indenture will provide that, prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full and terminate all commitments under Indebtedness under the Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the Credit Agreement and all other Senior Debt to permit the repurchase of the Exchange Notes as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Exchange Notes pursuant to the provisions described below.

     Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 15 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have an Exchange Note purchased pursuant to a Change of Control Offer will be required to surrender the Exchange Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Exchange Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

     If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Exchange Notes that might be delivered by holders seeking to accept the Change of Control Offer or that it would receive necessary consents from the holders of Senior Debt. In the event the Company is required to purchase outstanding Exchange Notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

     Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a holder's right to redemption upon a Change of Control. Restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Exchange Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Exchange Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

CERTAIN COVENANTS

     The Indenture will contain, among others, the following covenants:

     LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK OF RESTRICTED SUBSIDIARIES. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness), and the Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company; PROVIDED, HOWEVER, that if no

Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness or issuance of Preferred Stock, the Company or any of its Restricted Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness) or issue Preferred Stock if on the date of the incurrence of such Indebtedness or issuance of Preferred Stock, after giving effect to the incurrence or issuance thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is: (i) greater than 2.0 to 1.0 if such incurrence or issuance is on or prior to February 15, 2000, (ii) greater than 2.25 to 1.0 if such incurrance or issuance is after February 15, 2000 and is on or prior to February 15, 2002, or (iii) greater than 2.50 to 1.0 if such incurrence or issuance occurs thereafter.

     LIMITATION ON RESTRICTED PAYMENTS. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly,
(a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Exchange Notes (other than the purchase, repurchase or other acquisition of such Indebtedness purchased in anticipation of satisfying sinking fund obligations, principal installments or final maturity, in each case due within one year after the date of acquisition) or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b) (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default of an Event of Default shall have occurred and be continuing or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock of Restricted Subsidiaries" covenant or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of: (A) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company from January 1, 1998 to the end of the most recent quarter for which financial statements are available (the "Reference Date") (treating such period as a single accounting period); PROVIDED, HOWEVER, that if the Notes achieve an Investment Grade Rating as of the end of any fiscal quarter, the percentage for the fiscal quarter after such fiscal quarter (and for any other fiscal quarter where, on the first day of such fiscal quarter, the Exchange Notes shall have an Investment Grade Rating) will be 100% of Consolidated Net Income during each fiscal quarter after such fiscal quarter; PROVIDED FURTHER, HOWEVER, that if such Restricted Payment is to be made in reliance upon an additional amount permitted pursuant to the immediately preceding proviso, the Exchange Notes must have an Investment Grade Rating at the time such Restricted Payment is declared or, if not declared, made; plus (B) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company; plus (C) without duplication of any amounts included in clause (iii)(B) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of clauses (iii)(B) and (C), any net cash proceeds from a Public Equity Offering to the extent used to redeem the Notes); (D) the amount by which Indebtedness of the Company or its Subsidiaries created after the Issue Date is reduced on the Company's consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date, of any Indebtedness of the Company or its Subsidiaries for Qualified Capital Stock of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company or its Subsidiaries upon such conversion or exchange), whether pursuant to the terms of such indebtedness or pursuant to an agreement with a creditor to engage in an equity for debt exchange; (E) an amount equal to the sum of (i) the net reduction in Investments in

Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries (PROVIDED, that any amounts included hereunder shall not be included in Consolidated Net Income), and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value (as determined in good faith by the Company's Board of Directors) of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; PROVIDED, HOWEVER, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary.

     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition or redemption of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Exchange Notes either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company or (B) Refinancing Indebtedness; (4) so long as no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Common Stock of the Company from employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not to exceed $1,000,000 in any calendar year; and (5) other Restricted Payments in an aggregate amount since the Issue Date not to exceed $10,000,000. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2) and (4) shall be included in such calculation.

     Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

     LIMITATION ON ASSET SALES. The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) at least 70% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents; PROVIDED, HOWEVER, that the amount of any Senior Debt of the Company (as shown on the Company's most recent balance sheet) or any Indebtedness of any Restricted Subsidiary of the Company (as shown on such Restricted Subsidiary's most recent balance sheet) which is not expressly subordinated in right of payment to the Notes or to any Guarantee of such Restricted Subsidiary, that is expressly assumed by the transferee of any such assets or by operation of law shall be deemed to be cash for purposes for this provision; and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either (A) to prepay any Senior Debt and, in the case of any Senior Debt under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, (B) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"), or (C) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A) and (iii)(B). On the 361st day after

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an Asset Sale or such earlier date, if any, as the Board of Directors of the
Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer
Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a PRO RATA basis, that amount of Exchange Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Exchange Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; PROVIDED, HOWEVER, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10,000,000 resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10,000,000, shall be applied as required pursuant to this paragraph); PROVIDED, that in no event will the net cash proceeds from an Asset Sale be subjected to more than one offer to purchase Exchange Notes.

     In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "-- Merger, Consolidation and Sale of Assets," the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

     Notwithstanding the two immediately preceding paragraphs, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 75% of the consideration for such Asset Sale constitutes Replacement Assets and (ii) such Asset Sale is for fair market value; PROVIDED, that any consideration not constituting Replacement Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the two preceding paragraphs.

     Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Exchange Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Exchange Notes in an amount exceeding the Net Proceeds Offer Amount, Exchange Notes of tendering Holders will be purchased on a PRO RATA basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Exchange Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

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
     LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) the Indenture; (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (5) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; or (6) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above; PROVIDED, HOWEVER, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5).

     LIMITATION ON LIENS. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Exchange Notes, the Exchange Notes are secured by Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Exchange Notes are equally and ratably secured, except for (A) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;
(B) Liens securing Senior Debt and Liens securing Guarantor Senior Debt; (C) Liens securing the Notes and the Guarantees; (D) Liens of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Subsidiary of the Company; (E) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; PROVIDED, HOWEVER, that such Liens (I) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (II) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and (F) Permitted Liens.

     PROHIBITION ON INCURRENCE OF SENIOR SUBORDINATED DEBT. The Company will not incur or suffer to exist Indebtedness that is senior in right of payment to the Notes and subordinate in right of payment to any other Indebtedness of the Company.

     MERGER, CONSOLIDATION AND SALE OF ASSETS. The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Exchange Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (2) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "-- Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock of Restricted Subsidiaries" covenant; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     The Indenture will provide that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such.

     Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of " -- Limitation on Asset Sales") will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a PRO FORMA basis, the Company could satisfy the provisions of clause (ii) of the first paragraph of this covenant. Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need only comply with clause (iv) of the first paragraph of this covenant.

     LIMITATIONS ON TRANSACTIONS WITH AFFILIATES. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a

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
comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $5,000,000 shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $10,000,000, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

     (b) The restrictions set forth in clause (a) shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management (including, without limitation, any issuance of securities, grants of cash, securities, stock options or otherwise, pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company or the board of directors of the relevant Restricted Subsidiary, and loans or advances in the ordinary course of business); (ii) transactions exclusively between or among the Company and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among such Wholly Owned Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture; (iii) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; (iv) the purchase of or payment of Indebtedness of or monies owed by the Company or any of its Restricted Subsidiaries for goods or materials purchased, or services received, in the ordinary course of business; (v) the purchase of or payment of Indebtedness of or monies owed by the Company or any of its Restricted Subsidiaries which if incurred after the Issue Date meets the requirements of the provisions of paragraph (a) of this covenant; and (vi) Restricted Payments and Investments permitted by the Indenture.

     ADDITIONAL SUBSIDIARY GUARANTEES. If the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Restricted Subsidiary that is not a Guarantor, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another Restricted Subsidiary having total assets with a book value in excess of $1,000,000, then such transferee or acquired or other Restricted Subsidiary shall (i) promptly execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms set forth in the Indenture and (ii) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture.

     CONDUCT OF BUSINESS. The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar or related or incidental to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

     REPORTS TO HOLDERS. The Indenture will provide that the Company will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Indenture further provides that, notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d)

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
of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA 314(a).

EVENTS OF DEFAULT

     The following events are defined in the Indenture as "Events of Default":

          (i) the failure to pay interest on any Exchange Notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

          (ii) the failure to pay the principal on any Exchange Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Exchange Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

          (iii) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 60 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Exchange Notes (except in the case of a default with respect to the "Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

          (iv) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $15,000,000 or more at any time;

          (v) one or more judgments in an aggregate amount in excess of $10,000,000 shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

          (vi) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries; or

          (vii) any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid or any of the Guarantors denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture).

     If an Event of Default (other than an Event of Default specified in clause
(vi) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Exchange Notes may declare the principal of and accrued interest on all the Exchange Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or 5 business days after receipt by the Company and the Representative under the Credit Agreement of such Acceleration Notice. If an Event of Default specified in clause (vi) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Exchange Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

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

     The Indenture will provide that, at any time after a declaration of acceleration with respect to the Exchange Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Exchange Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (vi) of the description above of Events of Default, the Trustee shall have received an Officers' Certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Exchange Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Exchange Notes. If an Event of Default occurs prior to February 15, 2003, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Exchange Notes prior to February 15, 2003, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Exchange Notes.

     The Holders of a majority in principal amount of the Exchange Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Exchange Notes.

     Holders of the Exchange Notes may not enforce the Indenture or the Exchange Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Exchange Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

     Under the Indenture, the Company is required to provide an Officers' Certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company or its Subsidiaries, as such, shall have any liability for any obligations of the Company under the Exchange Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Exchange Notes ("Legal Defeasance"). Such Legal

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Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Exchange Notes, except for (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Exchange Notes when such payments are due, (ii) the Company's obligations with respect to the Exchange Notes concerning issuing temporary Exchange Notes, registration of Exchange Notes, mutilated, destroyed, lost or stolen Exchange Notes and the maintenance of an office or agency for payments, (iii) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Exchange Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Note.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Exchange Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; (viii) the Company shall have delivered to the Trustee an opinion of counsel to the effect that, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (ix) certain other customary conditions precedent are satisfied.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Exchange Notes, as expressly provided for in the Indenture) as to all outstanding Exchange Notes when (i) either (a) all the Exchange Notes theretofore authenticated and delivered (except lost, stolen or destroyed Exchange Notes which have been replaced or paid and Exchange

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Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Exchange Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Exchange Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Exchange Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an Officers' Certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

MODIFICATION OF THE INDENTURE

     From time to time, the Company, the Guarantors and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Exchange Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may: (i) reduce the amount of Exchange Notes whose Holders must consent to an amendment; (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Exchange Notes; (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Exchange Notes, or change the date on which any Exchange Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;
(iv) make any Exchange Notes payable in money other than that stated in the Exchange Notes; (v) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Exchange Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Exchange Notes to waive Defaults or Events of Default; (vi) modify or change any provision of the Indenture or the related definitions affecting the subordination or ranking of the Exchange Notes or any Guarantee in a manner which adversely affects the Holders; or (vii) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

GOVERNING LAW

     The Indenture will provide that it, the Exchange Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be regulated thereby.

THE TRUSTEE

     U.S. Trust Company of California, N.A. is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Exchange Notes. Such bank may also act as a depository of funds for or make loans to, and perform other services for, the Company or its affiliates in the ordinary course of business in the future. The corporate trust office of the Trustee is located at 515 South Flower Street, Suite 2700, Los Angeles, California 90071.

     The Indenture will provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same

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degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Exchange Notes, unless such Holder shall have offered to the Trustee security and indemnify reasonably satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture. The Trustee may resign at any time or may be removed by the Company. If the Trustee resigns, is removed or becomes incapable of acting as Trustee or if a vacancy occurs in the office of the Trustee for any reason, a successor Trustee shall be appointed in accordance with the provisions of the Indenture.

     The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; PROVIDED that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

     "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

     "AFFILIATE" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

     "ASSET ACQUISITION" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in or purchase of any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or of any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company; or
(b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; PROVIDED, HOWEVER, that Asset Sales shall not include (i) any transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1,000,000 and (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under "Merger, Consolidation and Sale of Assets."

     "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

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     "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "CAPITAL STOCK" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "CASH EQUIVALENTS" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia of any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

     "CHANGE OF CONTROL" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture); (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture); (iii) any Person or Group other than one or more Permitted Holders shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or (iv) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

     "COMMISSION" means the Securities and Exchange Commission.

     "COMMON STOCK" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "CONSOLIDATED EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been

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reduced thereby, (A) all income taxes of such Person and its Restricted
Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (B) Consolidated Interest Expense and (C) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

     "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a PRO FORMA basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (provided that such Consolidated EBITDA shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period; and (iii) in calculating Consolidated EBITDA for any period, without duplicating any adjustments pursuant to clauses (i) and (ii) above, Consolidated EBITDA for such period shall be calculated giving pro forma adjustments that would be permitted by the Commission in any filing with the Commission and to any one-time employee compensation expenses incurred before the Issue Date or in connection with the Asset Acquisition giving rise for the need to make such calculation. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of the operation of such agreements. In making such computations, the Consolidated Fixed Charges attributable to interest on any Indebtedness under a revolving credit facility computed on a pro

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forma basis shall be computed based upon the average daily outstanding balance of such Indebtedness during such period.

     "CONSOLIDATED FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus
(ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times
(y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

     "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense (but excluding any write-off of deferred financing fees in connection with any refinancing or retirement of Indebtedness) of such Person and its Restricted Subsidiaries of such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount and deferred financing costs, (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; PROVIDED, that there shall be excluded therefrom (a) after-tax gains from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person, (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person, (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), and (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

     "CONSOLIDATED NET WORTH" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

     "CONSOLIDATED NON-CASH CHARGES" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

     "CREDIT AGREEMENT" means the Amended and Restated Credit Agreement dated as of February 11, 1998, between the Company, the lenders party thereto in their capacities as lenders thereunder and The First National Bank of Chicago, as agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise

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restructuring (including increasing the amount of available borrowings thereunder (PROVIDED that such increase in borrowings is permitted by the "Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock of Restricted Subsidiaries" covenant above) or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

     "DEFAULT" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "DESIGNATED SENIOR DEBT" means (i) Indebtedness under or in respect of the Credit Agreement and (ii) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $10,000,000 and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

     "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Exchange Notes.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

     "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

     "GUARANTOR" means (i) each of Affiliated Metals Company, Cornerstone
Patio Concepts, L.L.C., Cornerstone Metals Corporation, Cornerstone Aluminum Company, Inc., Cornerstone Building Products, Inc., Federal Bronze Alloys Inc., Independent Metals Co., Inc., Interstate Steel Supply Company of Pittsburgh, Interstate Steel Supply Co., Interstate Steel Processing Company, Interstate Steel Supply Company of Maryland, Harvey Titanium, Ltd., Jeffreys Steel Company, Inc., Meier Metal Servicenters, Inc., Metals USA Finance Corporation, Metals USA Service Corporation, MUSA GP, Inc., MUSA LP, Inc., Queensboro Steel Corporation, R.J. Fabricating Inc., Royal Aluminum, Inc., Southern Alloy of America, Inc., Steel Service Systems, Inc., Texas Aluminum Industries, Inc., Uni-Steel, Inc., Wayne Steel, Inc. and Williams Steel & Supply Co., Inc. and (ii) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor; PROVIDED that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

     "GUARANTOR SENIOR DEBT" means with respect to any Guarantor, (i) the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of a Guarantor, whether outstanding on the Issue Date or

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thereafter created, incurred or assumed, unless, in the case of any particular
Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt"shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations of every nature of the Company under the Credit Agreement guaranteed by a Guarantor, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations and (z) all obligations under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include (i) any Indebtedness of such Guarantor to a Restricted Subsidiary of such Guarantor or any Affiliate of such Guarantor or any of such Affiliate's Subsidiaries, (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of such Guarantor or any Restricted Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by such Guarantor, (vi) Indebtedness incurred in violation of the Indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock of Restricted Subsidiaries," (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

     "INDEBTEDNESS" means with respect to any Person, without duplication, (i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause
(viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations under Currency Agreements and Interest Swap Obligations of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

     "INDEPENDENT FINANCIAL ADVISOR" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company (other than an interest in less than 5% of the Company's Common Stock or any other publicly traded securities of the Company) and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

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     "INTEREST SWAP OBLIGATIONS" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "INVESTMENT" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of the "Limitation on Restricted Payments" covenant, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated as an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated as a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; PROVIDED that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition such entity is no longer a Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock or other equity interests of such entity not sold or disposed of.

     "INVESTMENT GRADE RATING" means a rating of BBB- or higher by S&P and Baa3 or higher by Moody's or the equivalent of such rating by S&P and Moody's or by any other Rating Agency selected as provided in the definition of Rating Agency.

     "ISSUE DATE" means the date of original issuance of the Original Notes.

     "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions and discounts), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

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     "NOTRE" means Notre Capital Ventures II, L.L.C.

     "OBLIGATIONS" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman, a Vice Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

     "PERMITTED HOLDER" means, as of the Issue Date, (i) any officer or director of the Company, (ii) Notre, (iii) any officer or director of any Subsidiary of the Company who holds 1% or more of the Company's Common Stock,
(iv) in the case of an entity, any Affiliates of the foregoing, and (v) in the case of an individual, any spouse, sibling, child or grandchild of the foregoing (in each case, whether such relationship arises from birth, adoption or through marriage).

     "PERMITTED INDEBTEDNESS" means, without duplication, each of the following:

          (i) Indebtedness under the Exchange Notes (or the Original Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer), the Indenture and the Guarantees;

          (ii) Indebtedness incurred pursuant to the Credit Agreement or any other credit agreement in an aggregate principal amount at any time outstanding not to exceed $350,000,000 with respect to the Indebtedness under the Credit Agreement or any other credit agreement, less the amount of all mandatory principal payments actually made by the Company in respect of any Term Loan Facility (excluding any such payments to the extent refinanced at the time of payment under a replaced Credit Agreement;

          (iii) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

          (iv) Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries and Interest Swap Obligations of any Restricted Subsidiary of the Company covering Indebtedness of such Restricted Subsidiary; PROVIDED, HOWEVER, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

          (v) Indebtedness under Currency Agreements; PROVIDED that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnitees and compensation payable thereunder;

          (vi) Indebtedness of a Wholly Owned Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company; PROVIDED that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company owns or holds any such indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

          (vii) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien; PROVIDED that (a) any Indebtedness of the Company to any Wholly Owned Restricted Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the Exchange Notes and (b) if as of any date any

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     Person other than a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

          (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such indebtedness is extinguished within two business days of incurrence;

          (ix) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

          (x) Indebtedness in connection with one or more standby letters of credit, guarantees, performance bonds or other reimbursement obligations, in each case, issued in the ordinary course of business and not in connection with the borrowing of money or the obtaining of advances or credit (other than advances or credit on open account, includible in current liabilities, for goods and services in the ordinary course of business and on terms and conditions which are customary in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto, and other than the extension of credit represented by such letter of credit, guarantee or performance bond itself), not to exceed in the aggregate at any given time 10% of the Consolidated Net Worth of the Company and its Restricted Subsidiaries; provided, that any draw under or call upon any of the foregoing is repaid in full within 30 days;

          (xi) the incurrence by the Company or any of the Guarantors of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Guarantor, in an aggregate principal amount not to exceed the greater of (a) $20,000,000 or (b) 5% of the Consolidated Net Worth of the Company at any one time outstanding;

          (xii)  Refinancing Indebtedness;

          (xiii) Incurrence by the Company or any Guarantors of Indebtedness owed to or guaranteed by any governmental agency, instrumentality or other authority incurred to provide relief from natural disasters or otherwise to provide economic development incentives; and

          (xiv) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed the greater of
     (a) $20,000,000 or (b) 5% of the Consolidated Net Worth of the Company at any one time outstanding.

     For purposes of determining whether any Indebtedness is Permitted Indebtedness, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

     "PERMITTED INVESTMENTS" means (i) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Wholly Owned Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly Owned Restricted Subsidiary of the Company; (ii) Investments in the Company by any Restricted Subsidiary of the Company; PROVIDED that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and the Indenture; (iii) investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $5,000,000 at any one time outstanding; (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries'

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businesses and otherwise in compliance with the Indenture; (vi) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or received in settlement of debts created in the ordinary course of business or in satisfaction of judgments; (vii) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant; and (viii) additional Investments by the Company or any Restricted Subsidiary of the Company in an aggregate amount, based on original cost, not to exceed $20,000,000 at any one time outstanding.

     "PERMITTED LIENS" means the following types of Liens:

          (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (iv) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (vi) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

          (vii) purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (A) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

          (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptance issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

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          (xi)  Liens securing Interest Swap Obligations which Interest Swap
     Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

          (xii)  Liens securing Indebtedness under Currency Agreements;

          (xiii) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $10.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary;

          (xiv) Liens securing Acquired Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock of Restricted Subsidiaries" covenant; PROVIDED that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

          (xv) Liens not permitted by clauses (i) through (xiv) that are incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $10,000,000 at any one time outstanding.

     "PERSON" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, limited liability company, or a governmental agency or political subdivision thereof.

     "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Capital Stock.

     "RATING AGENCY" means S&P and Moody's, or if S&P or Moody's or both shall not make a rating on the Securities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors of the Company) which shall be substituted for S&P or Moody's or both, as the case may be.

     "REFINANCE" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, pre-pay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

     "REFINANCING INDEBTEDNESS" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock of Restricted Subsidiaries" covenant (other than pursuant to clause (ii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xiii) or (xiv) of the definition of Permitted Indebtedness), in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; PROVIDED that (x) if such Indebtedness being Refinanced is Indebtedness of

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the Company, then such Refinancing Indebtedness shall be indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Exchange Notes, then such Refinancing Indebtedness shall be subordinate to the Exchange Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

     "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; PROVIDED that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

     "RESTRICTED SUBSIDIARY" of any Person means any Subsidiary of such Person which is not an Unrestricted Subsidiary.

     "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

     "SENIOR DEBT" means, (i) the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Exchange Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of (x) all monetary obligations of every nature of the Company under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations and (z) all obligations under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Senior Debt" shall not include (i) any Indebtedness of the Company to a Restricted Subsidiary of the Company or any Affiliate of the Company or any of such Affiliate's Subsidiaries,
(ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Restricted Subsidiary of the Company (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by the Company, (vi) Indebtedness incurred in violation of the Indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock of Restricted Subsidiaries," (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other indebtedness of the Company.

     "SIGNIFICANT SUBSIDIARY" shall have the meaning set forth in Rule 1.02(v) of Regulation S-X under the Securities Act.

     "SUBSIDIARY," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

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
     "TERM LOAN FACILITY" means any term loan facilities under the Credit Agreement.

     "UNRESTRICTED SUBSIDIARY" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED that (x) the Company certifies to the Trustee that such designation complies with the "Limitation on Restricted Payments" covenant and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock of Restricted Subsidiaries" covenant and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

                              REGISTRATION RIGHTS

     The Company and the Initial Purchasers entered into a registration rights agreement (the "Registration Rights Agreement") on the Issue Date pursuant to which the Company agreed that it will, at its cost, for the benefit of the holders of the Original Notes (the "Holders"), (i) within 60 days after the Issue Date (the "Filing Date"), file this Registration Statement with respect to the Exchange Offer and (ii) cause the Registration Statement to be declared effective under the Securities Act within 150 days after the Issue Date. Upon the Registration Statement being declared effective, the Company will offer the Exchange Notes in exchange for surrender of the Original Notes. The Company will keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the Holders. For each of the Original Notes surrendered to the Company pursuant to the Exchange Offer, the Holder who surrendered such Original Notes will receive an Exchange Note having a principal amount equal to that of the surrendered Original Notes. Interest on each Exchange Note will accrue (A) from the later of
(i) the last interest payment date on which interest was paid on the Original Note surrendered in exchange therefor, or (ii) if the Original Note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (B) if no interest has been paid on the Original Notes, from the Issue Date.

     If, (i) because of any change in law or in currently prevailing interpretations of the staff of the Commission, the Company is not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not consummated within 195 days of the Issue Date, (iii) in certain circumstances, certain holders of unregistered Exchange Notes so request, or (iv) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company within the meaning of the Securities Act), then in each case, the Company will (x) promptly deliver to the Holders and the Trustee written notice thereof and (y) at its sole expense, (a) as promptly as practicable, file a shelf registration statement covering resales of the Original Notes (the "Shelf Registration Statement"), (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under Securities Act, and (c) use its best efforts to keep effective the Shelf Registration Statement until the earlier of two years after its effective date or such time as all of the applicable Original Notes have been sold thereunder. The Company will, in the event that a Shelf Registration Statement is filed, provide to each Holder copies of the prospectus that is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement for the Original Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Original Notes. A Holder that sells Original Notes pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a Holder (including certain indemnification rights and obligations).

     If the Company fails to comply with the above provision or if the Registration Statement or the Shelf Registration Statement fails to become effective, then, as liquidated damages, additional interest ("Additional Interest") shall become payable in respect of the Original Notes as follows:

          (i) if (A) neither the Registration Statement nor the Shelf Registration Statement has been filed with the Commission on or prior to the Filing Date or (B) notwithstanding that the Company has consummated or will consummate an Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by the Registration Rights Agreement, then, commencing on the day after either such required filing date, Additional Interest shall accrue on the principal amount of the Original Notes at a rate of .50% per annum for the first 90 days immediately following each such filing date, and such Additional Interest rate shall increase by an additional .50% per annum at the beginning of each subsequent 90-day period; or

          (ii) if (A) neither the Registration Statement nor a Shelf Registration Statement is declared effective by the Commission on or prior to 150 days after the Issue Date or (B) notwithstanding that the Company has consummated or will consummate an Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the Commission on or prior to the applicable Effectiveness Date (as defined in the Registration Rights Agreement) then, commencing on the day after such date, Additional Interest shall accrue on the principal amount of the Original Notes at a rate of .50% per annum for the first 90 days immediately following such date, and such Additional Interest rate shall increase by an additional .50% per annum at the beginning of each subsequent 90-day period; or

          (iii) if (A) the Company has not exchanged Exchange Notes for all Original Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 45th day after the date on which the Registration Statement was declared effective or (B) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of its effective date (other than after such time as all Original Notes have been disposed of thereunder), then Additional Interest shall accrue on the principal amount of the Original Notes at a rate of .50% per annum for the first 90 days commencing on (x) the 46th day after such effective date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of (B) above, and such Additional Interest rate shall increase by an additional .50% per annum at the beginning of each subsequent 90-day period;

PROVIDED, HOWEVER, that the Additional Interest rate on the Original Notes may not exceed at any one time in the aggregate 1.50% per annum; PROVIDED, FURTHER, HOWEVER, that (1) upon the filing of the Registration Statement or a Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Registration Statement or a Shelf Registration Statement (in the case of clause (ii) above), or (3) upon the exchange of Exchange Notes for all Original Notes tendered (in the case of clause (iii)(A) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii)(B) above), Additional Interest on the Original Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreement, a copy of which will be available upon request to the Company.

                         BOOK-ENTRY; DELIVERY AND FORM

     Except as described in the next paragraph, the Exchange Notes initially will be represented by one or more permanent Global Exchange Notes. The Global Exchange Notes will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC") and registered in the name of a nominee of DTC.

     Exchange Notes held by QIBs who elect to take physical delivery of their certificates instead of holding their interests through a Global Exchange Note (the "Non-Global Purchasers") will be issued in registered form (the "Certificated Security"). Certificated Securities shall initially be registered in the name of DTC or the nominee of DTC and be deposited with the trustee or custodian on behalf of DTC. Upon the transfer to a QIB, foreign purchaser or institutional Accredited Investor of any Certificated Security initially issued to a Non-Global Purchaser, such Certificated Security will, unless the transferee requests otherwise or the Global Exchange Notes have previously been exchanged in whole for Certificated Securities, be exchanged for an interest in a Global Exchange Note.

     THE GLOBAL EXCHANGE NOTES. The Company expects that pursuant to procedures established by DTC (i) upon the issuance of the Global Exchange Notes, DTC or its custodian will credit, on its internal system, the principal amount of Exchange Notes of the individual beneficial interests represented by such Global Exchange Notes to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Exchange Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the Initial Purchasers and ownership of beneficial interests in the Global Exchange Notes will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Holders may hold their interests in the Global Exchange Notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

     So long as DTC, or its nominee, is the registered owner or holder of the Exchange Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Exchange Notes represented by such Global Exchange Notes for all purposes under the Indenture. No beneficial owner of an interest in the Global Exchange Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture with respect to the Exchange Notes.

     Payments of the principal of premium (if any) or interest (including Additional Interest) on, the Global Exchange Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the

Global Exchange Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium (if any) interest (including Additional Interest) on the Global Exchange Notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Exchange Notes as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Exchange Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same day funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell Exchange Notes to persons in states which require physical delivery of the Exchange Notes, or to pledge such securities, such holder must transfer its interest in a Global Exchange Note, in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of Exchange Notes only at the direction of one or more participants to whose account the DTC interests in the Global Exchange Notes are credited and only in respect of such portion of the aggregate principal amount of Exchange Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Exchange Notes for Certificated Securities, which it will distribute to its participants.

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Exchange Notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     CERTIFICATED SECURITIES. If DTC is at any time unwilling or unable to continue as a depositary for the Global Exchange Notes and a successor depositary is not appointed by the Company within 90 days, Certificated Securities will be issued in exchange for the Global Exchange Notes.

                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS
                         FOR NON-UNITED STATES HOLDERS

     The following is a general discussion of certain United States federal income tax consequences of the ownership and disposition of Exchange Notes by an initial beneficial owner of Exchange Notes that, for United States federal income tax purposes, is not a "United States person" (a "Non-United States Holder"). This discussion is based upon the United States federal tax law now in effect, which is subject to change, possibly retroactively. For purposes of this discussion, a "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in the United States or under the laws of the United States or of any political subdivision thereof, an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source or a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. The tax treatment of the holders of the Exchange Notes may vary depending upon their particular situations. U.S. holders of the Exchange Notes are subject to different rules than those discussed below. In addition, certain other holders (including insurance companies, tax exempt organizations, financial institutions and broker-dealers) may be subject to special rules not discussed below. Prospective investors are urged to consult their tax advisors regarding the United States federal tax consequences of holding and disposing of Exchange Notes, as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction.

INTEREST

     Interest paid by the Company to a Non-United States Holder will not be subject to United States federal income or withholding tax if such interest is not effectively connected with the conduct of a trade or business within the United States by such Non-United States Holder and such Non-United States Holder
(i) does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company; (ii) is not a controlled foreign corporation with respect to which the Company is a "related person" within the meaning of the United States Internal Revenue Code of 1986, as amended (the "Code") and (iii) certifies, under penalties of perjury, that such holder is not a United States person and provides such holder's name and address.

GAIN ON DISPOSITION

     A Non-United States Holder will generally not be subject to United States federal income tax on gain recognized on a sale, redemption or other disposition of a Note unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-United States Holder or
(ii) in the case of a Non-United States Holder who is a nonresident alien individual and holds the Note as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Company will, where required, report to the holders of Notes and the Internal Revenue Service the amount of any interest paid on the Exchange Notes in each calendar year and the amounts of tax withheld, if any, with respect to such payments.

     In the case of payments of interest to Non-United States Holders, temporary Treasury regulations provide that the 31% backup withholding tax and certain information reporting will not apply to such payments with respect to which either the requisite certification, as described above, has been received or an exemption has otherwise been established; provided that neither the Company nor its payment agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied. Under temporary Treasury regulations, these information reporting and backup withholding requirements will apply, however, to the gross proceeds paid to a Non-United States Holder on the disposition of the Exchange Notes by or through a United States office of a United States or foreign broker, unless the holder certifies to the broker under penalties of perjury as to its name, address and status as a foreign person or the holder otherwise establishes an exemption. Information reporting requirements, but not backup withholding, will also apply to a payment of the proceeds of a disposition of the Notes by or through a foreign office of a United States broker or foreign brokers with certain types of relationships to the United States unless such broker has documentary evidence in its file that the holder of the Notes is not a United States person, and such broker has no actual knowledge to the contrary, or the holder establishes an exception. Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a disposition of the Notes by or through a foreign office of a foreign broker not subject to the preceding sentence.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-United States Holder's United States federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

     The Treasury Department recently promulgated final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not significantly alter the substantive withholding and information reporting requirements but rather unify current certification procedures and forms and clarify reliance standards. The final regulations are generally effective for payments made after December 31, 1998, subject to certain transition rules. In addition, the taxation and withholding of tax on interest and other payments made with respect to Notes held by Non-United States Holders may be governed by the terms and provisions of a treaty between the United States and the country in which the Non-United States Holder resides or is domiciled. In such case, the terms of the treaty will most likely control (as opposed to the above described rules on the taxation and withholding of tax on such payments) and determine the withholding and tax to which such payments will be subject. NON-UNITED STATES HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE IMPACT, IF ANY, OF THE NEW FINAL REGULATIONS.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a Prospectus in connection with any resale of such Exchange Notes. The Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for such period of time as is necessary to comply with applicable law in connection with any resale of the Exchange Notes covered thereby (such period not to exceed 180 days after the Registration Statement is declared effective), it will make this Prospectus, as amended or supplemented, available to any broker-dealer in connection with any such resale. In addition, until October 13, 1998 (90 days after commencement of the Exchange Offer), all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sales of the Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to the purchaser or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For such period of time as is necessary to comply with applicable law in connection with any resale of the Exchange Notes covered thereby (such period not to exceed 180 days after the Registration Statement is declared effective), the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay certain expenses incident to the Exchange Offer, other than

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

commission or concessions of any brokers or dealers, and will indemnify the holders of the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Offering will be passed upon for the Company by Bracewell & Patterson, L.L.P., Houston, Texas. Partners and employees of Bracewell & Patterson, L.L.P. own less than one percent of the Common Stock of the Company.

                                    EXPERTS

     The financial statements of Metals USA, Affiliated, Independent, Interstate, Levinson, Queensboro, Texas Aluminum/Cornerstone, Uni-Steel, and Southern Alloy included elsewhere in this Prospectus and Registration Statement, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports. The financial statements of Affiliated at August 31, 1996, and for the fifty-two weeks then ended, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, and at September 2, 1995, and for each of the two fifty-two week periods then ended, by Rubin, Brown, Gornstein & Co. LLP, independent auditors, as set forth in their respective reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing. The financial statements of Queensboro included elsewhere in this Prospectus have been audited by McGladrey & Pullen, LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report. The financial statements of Harvey included elsewhere in this Prospectus have been audited by Klein, Bogakos, and Robertson, CPA's, Inc., independent auditors, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report. The consolidated financial statements of Pacific included elsewhere in this Prospectus have been audited by Perkins & Company, P.C., independent auditors, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report. The consolidated financial statements of Fullerton included elsewhere in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                        PAGE
                                        -----
METALS USA, INC. UNAUDITED PRO FORMA
     Introduction to Unaudited Pro
      Forma Financial Statements.....     F-2
     Unaudited Pro Forma Balance
      Sheet..........................     F-3
     Unaudited Pro Forma Statement of
      Operations for the twelve
      months ended
       December 31, 1997.............     F-4
     Unaudited Pro Forma Statement of
      Operations for the three months
      ended March 31, 1998...........     F-5
     Notes to Unaudited Pro Forma
      Financial Statements...........     F-6

METALS USA, INC. AND SUBSIDIARIES
     Report of Independent Public
      Accountants....................     F-9
     Supplemental Consolidated
      Balance Sheets.................    F-10
     Supplemental Consolidated
      Statements of Operations.......    F-11
     Supplemental Consolidated
      Statements of Cash Flows.......    F-12
     Supplemental Consolidated
      Statements of Stockholders'
      Equity.........................    F-13
     Notes to Supplemental
      Consolidated Financial
      Statements.....................    F-14

METALS USA, INC. AND
  SUBSIDIARIES -- UNAUDITED INTERIM
  FINANCIAL STATEMENTS
     Supplemental Consolidated
      Balance Sheets at March 31,
      1998 (Unaudited) and December
      31, 1997.......................    F-29
     Unaudited Supplemental
      Consolidated Statements of
      Operations for the three months
      ended March 31, 1998 and
      1997...........................    F-30
     Unaudited Supplemental
      Consolidated Statements of Cash
      Flows for the three months
      ended March 31, 1998 and
      1997...........................    F-31
     Condensed Notes to Supplemental
      Unaudited Consolidated
      Financial Statements...........    F-32

METALS USA, INC. AND SUBSIDIARIES
     Report of Independent Public
      Accountants....................    F-39
     Consolidated Balance Sheets.....    F-40
     Consolidated Statements of
      Operations.....................    F-41
     Consolidated Statements of Cash
      Flows..........................    F-42
     Consolidated Statements of
      Stockholders' Equity...........    F-43
     Notes to Consolidated Financial
      Statements.....................    F-44

METALS USA, INC. AND
  SUBSIDIARIES -- UNAUDITED INTERIM
  FINANCIAL STATEMENTS
     Consolidated Balance Sheets at
      March 31, 1998 (Unaudited) and
      December 31, 1997..............    F-59
     Unaudited Consolidated
      Statements of Operations for
      the three months ended March
      31, 1998 and 1997..............    F-60
     Unaudited Consolidated
      Statements of Cash Flows for
      the three months ended March
      31, 1998 and 1997..............    F-61
     Condensed Notes to Unaudited
      Consolidated Financial
      Statements.....................    F-62

TEXAS ALUMINUM INDUSTRIES, INC. AND
  AFFILIATES
     Report of Independent Public
      Accountants....................    F-69
     Combined Balance Sheets.........    F-70
     Combined Statements of Income...    F-71
     Combined Statements of
      Stockholders' Equity and
      Members' Equity................    F-72
     Combined Statements of Cash
      Flows..........................    F-73
     Notes to Combined Financial
      Statements.....................    F-74

                                        PAGE
                                        -----
INTERSTATE STEEL SUPPLY CO. AND
  AFFILIATES
     Report of Independent Public
      Accountants....................    F-85
     Combined Balance Sheets.........    F-86
     Combined Statements of Income...    F-87
     Combined Statements of
      Stockholders' Equity and
      Partners' Capital..............    F-88
     Combined Statements of Cash
      Flows..........................    F-89
     Notes to Combined Financial
      Statements.....................    F-90

QUEENSBORO STEEL CORPORATION
     Report of Independent Public
      Accountants....................    F-94
     Independent Auditors' Report....    F-95
     Balance Sheets..................    F-96
     Statements of Income............    F-97
     Statements of Stockholders'
      Equity.........................    F-98
     Statements of Cash Flows........    F-99
     Notes to Financial Statements...   F-100

AFFILIATED METALS COMPANY
     Report of Independent Public
      Accountants....................   F-106
     Report of Independent
      Auditors.......................   F-107
     Report of Independent
      Auditors.......................   F-108
     Balance Sheets..................   F-109
     Statements of Operations........   F-110
     Statements of Stockholders'
      Equity.........................   F-111
     Statements of Cash Flows........   F-112
     Notes to Financial Statements...   F-113

SOUTHERN ALLOY OF AMERICA, INC.
     Report of Independent Public
      Accountants....................   F-119
     Balance Sheets..................   F-120
     Statements of Operations........   F-121
     Statements of Stockholders'
      Equity (Deficit)...............   F-122
     Statements of Cash Flows........   F-123
     Notes to Financial Statements...   F-124
UNI-STEEL, INC.
     Report of Independent Public
      Accountants....................   F-129
     Balance Sheet...................   F-130
     Statements of Income............   F-131
     Statements of Stockholders'
      Equity.........................   F-132
     Statements of Cash Flows........   F-133
     Notes to Financial Statements...   F-134

HARVEY TITANIUM, LTD.
     Report of Independent
      Auditors.......................   F-141
     Consolidated Balance Sheets.....   F-142
     Consolidated Statements of
      Operations.....................   F-143
     Consolidated Statements of
      Stockholders' Equity...........   F-144
     Consolidated Statements of Cash
      Flows..........................   F-145
     Notes to Consolidated Financial
      Statements.....................   F-146

                                     F-1(a)

                                        PAGE
                                        -----
INDEPENDENT METALS CO., INC.
     Report of Independent Public
      Accountants....................   F-152
     Consolidated Balance Sheet......   F-153
     Consolidated Statements of
      Operations.....................   F-154
     Consolidated Statements of
      Shareholders' Equity
      (Deficit)......................   F-155
     Consolidated Statements of Cash
      Flows..........................   F-156
     Notes to Consolidated Financial
      Statements.....................   F-157

PACIFIC METAL COMPANY AND SUBSIDIARY
     Independent Auditors' Report....   F-162
     Consolidated Balance Sheets.....   F-163
     Consolidated Statements of
      Income.........................   F-164
     Consolidated Statements of
      Stockholders' Equity...........   F-165
     Consolidated Statements of Cash
      Flows..........................   F-166
     Notes to Consolidated Financial
      Statements.....................   F-167

FULLERTON INDUSTRIES, INC.
     Report of Independent
      Auditors.......................   F-176
     Consolidated Balance Sheets.....   F-177
     Consolidated Statements of
      Income.........................   F-178
     Consolidated Statements of
      Stockholders' Equity...........   F-179
     Consolidated Statements of Cash
      Flows..........................   F-180
     Notes to Consolidated Financial
      Statements.....................   F-181

THE LEVINSON STEEL COMPANY
     Report of Independent Public
      Accountants....................   F-185
     Balance Sheets..................   F-186
     Statements of Income............   F-187
     Statements of Stockholders'
      Equity.........................   F-188
     Statements of Cash Flows........   F-189
     Notes to Financial Statements...   F-190

                                     F-1(b)

                                METALS USA, INC.
                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION


     The following unaudited pro forma financial statements give effect to the acquisitions by Metals USA, Inc. ("Metals USA") of the outstanding capital stock of Affiliated, Interstate, Texas Aluminum/Cornerstone, Queensboro, Southern Alloy, Uni-Steel, Service Systems and Williams (together, the
"Founding Companies") and the outstanding stock of Federal Bronze, Harvey, Jeffreys, Meier, Wayne, Royal, RJ Fabricating, Independent, Pacific, Metalmart, Mark Metals, Western, National, Sierra, Concord, Industrial, Levinson, Fullerton, Faitoute, Krohn, Steel Manufacturing, Wilkof, Forest, LaserPro, ABS, Valley, Flagg, Geneva, Professional and Intsel (together, the "Subsequent Acquisitions" and together with the Founding Companies, the "Acquired Companies"). The Founding Companies acquisitions occurred concurrently with the consummation of Metals USA's initial public offering of 5,900,000 shares of its Common Stock on July 11, 1997, and were accounted for using the "purchase" method of accounting. On August 12, 1997, the Company sold 885,000 of its common stock pursuant to an over allotment option with the underwriters. The sale by the Company of the 6,785,000 shares of its Common Stock, together with the Founding Companies acquisitions, is hereinafter referred to as the "IPO".
During the third and fourth quarters of 1997, acquisitions were completed which included Federal Bronze, Harvey, Jeffreys, Meier, Wayne, Royal and RJ Fabricating, with all except Jeffreys and Wayne accounted for using the "purchase" method of accounting. During 1998, through July 7, 1998, Metals USA completed acquisitions which included Independent, Pacific, Metalmart, Mark Metals, Western, National, Sierra, Concord, Industrial, Levinson, Fullerton, Faitoute, Steel Manufacturing, Wilkof, Forest, LaserPro, ABS, Valley, Flagg, Geneva, Professional and Intsel which were all accounted for using the "purchase" method of accounting. In addition, Metals USA completed the acquisition of Krohn in May 1998, which was accounted for using the "pooling-of-interests" method of accounting.

     The unaudited pro forma balance sheet gives effect to the acquisitions of Sierra, Industrial, Fullerton, Faitoute, Steel Manufacturing, Wilkof, Forest, LaserPro, ABS, Valley, Flagg, Geneva, Professional and Intsel as if they had occurred on March 31, 1998. The unaudited pro forma statements of operations give effect to the IPO, the acquisition of the Founding Companies, the Subsequent Acquisitions and the issuance of the Notes, as if they had occurred on January 1, 1997.

     Metals USA has preliminarily analyzed the savings that it expects to be realized from reductions in salaries and certain benefits to the owners and reductions in lease cost resulting from renegotiations of certain leases. To the extent the owners of the Acquired Companies have agreed prospectively to reductions in salary, bonuses and benefits and the reduction in lease cost has been confirmed by lease agreements, these reductions have been reflected in the pro forma statement of operations. In addition, the Company has a five-year revolving credit facility of $300.0 million (as amended, the "Credit
Facility"). Based on terms of the Credit Facility, the Company believes that its interest expense will be reduced with respect to borrowings made under revolving credit loans. This reduction in interest expense has been reflected in the pro forma statement of operations, offset by increased interest expense with respect to the $200.0 million aggregate principal amount of 8 5/8% Series Subordinated Notes due 2008 (the "Notes"). It is anticipated that other potential cost savings will be realized which will be offset by costs related to Metals USA's new corporate management and by the costs associated with being a public company. However, because these factors cannot be accurately quantified at this time, they have not been included in the pro forma financial information of Metals USA.

     The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what Metals USA's financial position or results of operations would actually have been if such transactions had in fact occurred on those dates and are not necessarily representative of Metals USA's financial position or results of operations of Metals USA for any future period. Since the Acquired Companies were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus. See "Risk Factors" included elsewhere herein.

                                METALS USA, INC.
                       UNAUDITED PRO FORMA BALANCE SHEET
                                 MARCH 31, 1998
                                 (IN MILLIONS)

                                        SUPPLEMENTAL       PURCHASE       PRO FORMA
                                        CONSOLIDATED     ACQUISITIONS    ADJUSTMENTS    PRO FORMA
                                        -------------    ------------    -----------    ---------
               ASSETS
Cash.................................      $  11.9          $  7.5         $--           $  19.4
Accounts receivable, net.............        148.1            67.0          --             215.1
Inventories..........................        223.3            70.9             4.8         299.0
Prepaid expenses.....................          2.6              .6          --               3.2
Deferred income tax asset............          2.7              .1          --               2.8
Other................................          4.3              .5          --               4.8
                                        -------------    ------------    -----------    ---------
     Total current assets............        392.9           146.6             4.8         544.3
Property and equipment, net..........        107.1            24.0             6.7         137.8
Goodwill, net........................        156.8             2.0            90.9         249.7
Other assets, net....................         13.4             2.7          --              16.1
                                        -------------    ------------    -----------    ---------
     Total assets....................      $ 670.2          $175.3         $ 102.4       $ 947.9
                                        =============    ============    ===========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable.....................      $  81.5          $ 43.3         $--           $ 124.8
Accrued liabilities..................         19.0             6.7          --              25.7
Current portion of long-term debt....          9.8            17.2           (17.2)          9.8
Income taxes payable.................          3.4              .6          --               4.0
                                        -------------    ------------    -----------    ---------
     Total current liabilities.......        113.7            67.8           (17.2)        164.3
Long-term debt, less current
  portion............................        273.2            20.3           168.9         462.4
Deferred income tax liability........          8.6              .8          --               9.4
Other long-term liabilities..........          4.9              .4             3.0           8.3
                                        -------------    ------------    -----------    ---------
     Total liabilities...............        400.4            89.3           154.7         644.4
                                        -------------    ------------    -----------    ---------

Stockholders' equity:
  Preferred stock....................       --                  .8             (.8)        --
  Common stock.......................           .4            15.1           (15.1)           .4
  Additional paid-in capital.........        223.4             4.6            29.1         257.1
  Unearned compensation..............         (1.5)         --              --              (1.5)
  Retained earnings..................         47.5            68.9           (68.9)         47.5
  Treasury stock.....................       --                (3.4)            3.4         --
                                        -------------    ------------    -----------    ---------
     Total stockholders' equity......        269.8            86.0           (52.3)        303.5
                                        -------------    ------------    -----------    ---------
Total liabilities and stockholders'
  equity.............................      $ 670.2          $175.3         $ 102.4       $ 947.9
                                        =============    ============    ===========    =========

      See accompanying notes to unaudited pro forma financial statements.

                                METALS USA, INC.
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     TWELVE MONTHS ENDED DECEMBER 31, 1997
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                           SUPPLEMENTAL      PURCHASE       PRO FORMA
                                           CONSOLIDATED    ACQUISITIONS    ADJUSTMENTS     PRO FORMA
                                           ------------    ------------    -----------    -----------
Net sales...............................     $  537.6        $1,063.9        $   1.1      $   1,602.6
Operating costs and expenses:
     Cost of sales......................        414.9           826.7            1.3          1,242.9
     Operating and delivery.............         53.7            89.8           (2.0)           141.5
     Selling, general and
       administrative...................         41.1            86.1          (19.9)           107.3
     Depreciation and amortization......          5.6             8.4            5.2             19.2
                                           ------------    ------------    -----------    -----------
Operating income........................         22.3            52.9           16.5             91.7
Other (income) expense:
     Interest expense...................          5.0            11.6           16.9             33.5
     Other (income) expense.............          (.5)           (2.6)           1.0             (2.1)
                                           ------------    ------------    -----------    -----------
Income before income taxes..............         17.8            43.9           (1.4)            60.3
Provision for income taxes..............         10.3             6.6            9.4             26.3
                                           ------------    ------------    -----------    -----------
Net income..............................     $    7.5        $   37.3        $ (10.8)     $      34.0
                                           ============    ============    ===========    ===========
Earnings per share -- assuming
  dilution..............................                                                  $       .89
Shares used in computing pro forma
  earnings per share -- assuming
  dilution..............................                                                         38.2

      See accompanying notes to unaudited pro forma financial statements.

                                METALS USA, INC.
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1998
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                           SUPPLEMENTAL      PURCHASE       PRO FORMA
                                           CONSOLIDATED    ACQUISITIONS    ADJUSTMENTS    PRO FORMA
                                           ------------    ------------    -----------    ---------
Net sales...............................      $278.5          $172.5         $--           $ 451.0
Operating costs and expenses:
     Cost of sales......................       214.6           130.9              .2         345.7
     Operating and delivery.............        26.0            12.5             (.3)         38.2
     Selling, general and
       administrative...................        18.1            12.9            (1.1)         29.9
     Depreciation and amortization......         3.0             1.1              .7           4.8
                                           ------------    ------------    -----------    ---------
Operating income........................        16.8            15.1              .5          32.4
Other (income) expense:
     Interest expense...................         4.8             1.3             3.2           9.3
     Other (income) expense.............         (.1)            (.7)            1.1            .3
                                           ------------    ------------    -----------    ---------
Income before income taxes..............        12.1            14.5            (3.8)         22.8
Provision for income taxes..............         4.9             1.4             2.8           9.1
                                           ------------    ------------    -----------    ---------
Net income..............................      $  7.2          $ 13.1         $  (6.6)      $  13.7
                                           ============    ============    ===========    =========
Earnings per share -- assuming
  dilution..............................                                                   $   .35
Shares used in computing pro forma
  earnings per share -- assuming
  dilution..............................                                                      38.6

      See accompanying notes to unaudited pro forma financial statements.

                                METALS USA, INC.
               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                      (IN MILLIONS, EXCEPT SHARE AMOUNTS)

1.  GENERAL:

     Metals USA, Inc. ("Metals USA") was founded to become a leading national value-added metals processor/service center, to manufacture higher-value components from processed metals and to pursue actively the consolidation of the highly-fragmented metals processing industry. Prior to the IPO, Metals USA had conducted no operations. Metals USA acquired the Founding Companies concurrently with the consummation of the IPO, with the Subsequent Acquisitions occurring from September 26, 1997 through July 7, 1998.

     The pro forma balance sheet reflects the supplemental consolidated financial position of Metals USA as restated for the effects of the business combinations with Jeffreys, Wayne and Krohn accounted for using the "pooling-of interests" method of accounting ("Supplemental Consolidated" column). The "Purchase Acquisitions" column gives effect to the acquisitions of Sierra, Industrial, Fullerton, Faitoute, Steel Manufacturing, Wilkof, Forest, LaserPro, ABS, Valley, Flagg, Geneva, Professional and Intsel as if they had occurred on March 31, 1998.

     The pro forma statements of operations reflect the supplemental consolidated results of operations of Metals USA as restated for the effects of the business combinations with Jeffreys, Wayne and Krohn accounted for using the "pooling-of-interests" method of accounting ("Supplemental Consolidated" column). The "Purchase Acquisitions" column reflects the pre-acquisition results of operations of the companies acquired using the "purchase" method of accounting.

2.  ACQUISITION OF COMPANIES:

     Concurrently with and as a condition to the consummation of the IPO, Metals USA acquired all of the outstanding capital stock of the Founding Companies. These acquisitions were accounted for using the purchase method of accounting. During the third and fourth quarters of 1997, acquisitions were completed which included Federal Bronze, Harvey, Jeffreys, Meier, Wayne, Royal and RJ Fabricating, with all except Jeffreys and Wayne being accounted for using the "purchase" method of accounting. During 1998, through July 7, 1998, acquisitions were completed which included Independent, Pacific, Metalmart, Mark Metals, Western, National, Sierra, Concord, Industrial, Levinson, Fullerton, Faitoute, Steel Manufacturing, Wilkof, Forest, LaserPro, ABS, Valley, Flagg, Geneva, Professional and Intsel, which were all accounted for using the "purchase" method of accounting. In addition, the acquisition of Krohn was completed in May 1998 and was accounted for using the "pooling-of-interests" method of accounting.

     The aggregate consideration paid by Metals USA for the Acquired Companies consisted of approximately $263.7 in cash, 26,370,272 shares of Common Stock, $3.7 million of notes plus the assumption of approximately $233.6 of indebtedness. The consideration paid by Metals USA for each of the Acquired Companies was determined by negotiation between representatives of each Acquired Company and was based primarily upon the pro forma adjusted net income of each Acquired Company.

3.  UNAUDITED PRO FORMA BALANCE SHEET ADJUSTMENTS AND OFFERING TRANSACTIONS:

     The pro forma adjustments in the unaudited pro forma balance sheet give effect to the acquisitions completed subsequent to March 31, 1998 comprised of
(i) the issuance of 2,262,648 shares of Common Stock and $3.7 million of notes and $151.2 of debt incurred for the cash portion of the consideration exchanged for the common stock of the companies acquired, (ii) the estimated excess of purchase price paid over fair value of assets acquired of $90.9 reflected as additional goodwill, (iii) the purchase of additional property and equipment for $6.7 and (iv) an adjustment of $4.8 to increase inventory accounted for utilizing the last-in, first-out method of accounting to fair value.

                                METALS USA, INC.
        NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN MILLIONS, EXCEPT SHARE AMOUNTS)

4.  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS:

     FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997:

        (a) Reflects the reduction in certain related party rental and lease expenses which has been agreed to prospectively.

        (b) Reflects the $11.0 reduction in salaries, bonuses and benefits to the owners of the Acquired Companies to which they have agreed prospectively and the reversal of the $6.0 non-cash compensation charge related to the issuance of 400,000 shares of common stock to management of and consultants to the Company offset by a $.3 charge for recurring salary expenses of management.

        (c) Reflects the amortization of goodwill to be recorded as a result of the IPO and Subsequent Acquisitions over a 40-year estimated life plus additional depreciation expense due to the allocation of a portion of the excess purchase price to property and equipment.

        (d) Reflects the assumed reductions in interest expense of $1.5 due to refinancing of the outstanding indebtedness in conjunction with the IPO and Subsequent Acquisitions, offset by an assumed increase in interest expense of $12.9 due to financing the Subsequent Acquisitions.

        (e) Reflects the pre-acquisition results of operations for Cornerstone Aluminum (acquired February 1997) as if the acquisition was completed as of January 1, 1997.

        (f) Reflects a $.7 charge eliminating the gains recorded as historical LIFO adjustments to cost of sales. These adjustments result from the restatement of base year LIFO costs to the appropriate replacement costs as if the acquisitions occurred on January 1, 1997. Other adjustments reflect certain other nonrecurring expenses with respect to the Subsequent Acquisitions, such as expenses associated with compensation plans which were terminated in conjunction with the acquisitions of their respective companies.

        (g) Reflects the incremental interest expense of $4.6 and amortization of deferred financing costs of $.8 incurred as a result of the issuance of the Notes and the Credit Facility and the repayment of outstanding indebtedness of the Company.

        (h) Reflects the incremental provision for federal and state income taxes for all entities being combined and other statements of operations adjustments.

     The following table summarizes unaudited pro forma statements of operations adjustments:

                                          (A)        (B)        (C)        (D)        (E)        (F)        (G)        (H)
                                          ---     ---------  ---------  ---------     ---     ---------  ---------  ---------
Net sales............................  $  --      $  --      $  --      $  --      $      .4  $      .7  $  --      $  --
Operating costs and expenses:
    Cost of sales....................     --         --         --         --             .3        1.0     --         --
    Operating and delivery...........       (1.5)    --         --         --         --            (.5)    --         --
    Selling, general and
      administrative.................        (.3)     (16.7)    --         --             .1       (3.0)    --         --
    Depreciation and amortization....         .4     --            4.7     --         --             .1     --         --
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating income.....................        1.4       16.7       (4.7)    --         --            3.1     --         --
Other (income) expense:
    Interest (income) expense........         .1     --         --           11.4     --         --            5.4     --
    Other (income) expense...........         .1     --         --         --         --             .9     --         --
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income before income taxes...........        1.2       16.7       (4.7)     (11.4)    --            2.2       (5.4)    --
Provision for income taxes...........     --         --         --         --         --         --         --            9.4
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income...........................  $     1.2  $    16.7  $    (4.7) $   (11.4) $  --      $     2.2  $    (5.4) $    (9.4)
                                       =========  =========  =========  =========  =========  =========  =========  =========

                                        PRO FORMA
                                       ADJUSTMENTS
                                       -----------
Net sales............................    $   1.1
Operating costs and expenses:
    Cost of sales....................        1.3
    Operating and delivery...........       (2.0)
    Selling, general and
      administrative.................      (19.9)
    Depreciation and amortization....        5.2
                                       -----------
Operating income.....................       16.5
Other (income) expense:
    Interest (income) expense........       16.9
    Other (income) expense...........        1.0
                                       -----------
Income before income taxes...........       (1.4)
Provision for income taxes...........        9.4
                                       -----------
Net income...........................    $ (10.8)
                                       ===========

                                METALS USA, INC.
        NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN MILLIONS, EXCEPT SHARE AMOUNTS)

     FOR THE THREE MONTHS ENDED MARCH 31, 1998:

        (a) Reflects the reduction in certain related party rental and lease expenses which has been agreed to prospectively.

        (b) Reflects the $.6 reduction in salaries, bonuses and benefits to the owners of the Acquired Companies to which they have agreed prospectively.

        (c) Reflects the amortization of goodwill to be recorded as a result of the Subsequent Acquisitions over a 40-year estimated life plus additional depreciation expense due to the allocation of a portion of the excess purchase price to property and equipment.

        (d) Reflects the assumed reductions in interest expense of $.1 due to refinancing of the outstanding indebtedness in conjunction with the Subsequent Acquisitions, offset by an assumed increase in interest expense of $2.6 due to financing the Subsequent Acquisitions.

        (e) Reflects a $.2 charge eliminating the gains recorded as historical LIFO adjustments to cost of sales. These adjustments result from the restatement of base year LIFO costs to the appropriate replacement costs as if the acquisitions occurred on January 1, 1997. Other adjustments reflect certain other nonrecurring expenses with respect to the Subsequent Acquisitions, such as expenses associated with compensation plans which were terminated in conjunction with the acquisitions of their respective companies.

        (f) Reflects the incremental interest expense of $.6 and amortization of deferred financing costs of $.1 incurred as a result of the issuance of the Notes and the Credit Facility and the repayment of outstanding indebtedness of the Company.

        (g) Reflects the incremental provision for federal and state income taxes for all entities being combined and other statements of operations adjustments.

     The following table summarizes unaudited pro forma statements of operations adjustments:

                                                                                                                      PRO FORMA
                                          (A)        (B)        (C)        (D)        (E)        (F)        (G)      ADJUSTMENTS
                                          ---     ---------  ---------  ---------  ---------  ---------  ---------   -----------
Net sales............................  $  --      $  --      $  --      $  --      $  --      $  --      $  --         $--
Operating costs and expenses:
    Cost of sales....................     --         --         --         --             .2     --         --              .2
    Operating and delivery...........        (.2)    --         --         --            (.1)    --         --             (.3)
    Selling, general and
      administrative.................        (.1)       (.6)    --         --            (.4)    --         --            (1.1)
    Depreciation and amortization....         .1     --             .6     --         --         --         --              .7
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------   -----------
Operating income.....................         .2         .6        (.6)    --             .3     --         --              .5
Other (income) expense:
    Interest (income) expense........     --         --         --            2.5     --             .7     --             3.2
    Other (income) expense...........     --         --         --         --            1.1     --         --             1.1
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------   -----------
Income before income taxes...........         .2         .6        (.6)      (2.5)       (.8)       (.7)    --            (3.8)
Provision for income taxes...........     --         --         --         --         --         --            2.8         2.8
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------   -----------
Net income...........................  $      .2  $      .6  $     (.6) $    (2.5) $     (.8) $     (.7) $    (2.8)    $  (6.6)
                                       =========  =========  =========  =========  =========  =========  =========   ===========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Metals USA, Inc.:

We have audited the accompanying supplemental consolidated balance sheets of Metals USA, Inc. (a Delaware corporation) and subsidiaries (the "Company") as of December 31, 1997 and 1996, and the related supplemental consolidated statements of operations, cash flows and stockholders' equity for each of the three years in the period ended December 31, 1997. The supplemental consolidated financial statements give retroactive effect to the merger with Krohn Steel Service Center, Inc. ("Krohn") on May 29, 1998, which has been accounted for as a "pooling-of-interests" as described in Note 1. These supplemental financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the supplemental consolidated financial position of Metals USA, Inc. and subsidiaries as of December 31, 1997 and 1996, and the supplemental consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, after giving retroactive effect to the merger with Krohn as described in
Note 1, all in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
May 30, 1998

                       METALS USA, INC. AND SUBSIDIARIES
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                           DECEMBER 31,
                                       --------------------
                                         1997       1996
                                       ---------  ---------
               ASSETS
Current assets:
     Cash............................  $     7.3  $     2.4
     Accounts receivable, net of
      allowance of $3.6 and $.3......       95.1       23.8
     Inventories.....................      159.4       45.8
     Prepaid expenses................        1.9         .7
     Deferred income tax asset.......        1.5        1.1
     Other...........................        2.2         .6
                                       ---------  ---------
          Total current assets.......      267.4       74.4
Property and equipment, net..........       86.5       30.7
Goodwill, net........................      120.1     --
Other assets, net....................        6.6        2.2
                                       ---------  ---------
          Total assets...............  $   480.6  $   107.3
                                       =========  =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable................  $    52.5  $    16.3
     Accrued liabilities.............       13.1        2.8
     Current portion of long-term
     debt............................        7.2        3.2
     Income taxes payable............        1.6         .5
                                       ---------  ---------
          Total current
        liabilities..................       74.4       22.8
Long-term debt, less current
portion..............................      167.1       24.6
Deferred income tax liability........        8.1        1.4
Other long-term liabilities..........        4.5        1.0
                                       ---------  ---------
          Total liabilities..........      254.1       49.8
                                       ---------  ---------
Commitments and contingencies
Stockholders' equity:
     Preferred stock, $.01 par value,
      5,000,000 shares authorized,
      none issued
       and outstanding...............     --         --
     Common stock, $.01 par value,
      203,122,914 shares authorized,
       32,680,226 and 13,216,227
      shares outstanding,
      respectively...................         .3         .1
     Additional paid-in capital......      184.6       17.3
     Unearned compensation...........       (1.5)      (1.8)
     Retained earnings...............       43.1       41.9
                                       ---------  ---------
          Total stockholders'
        equity.......................      226.5       57.5
                                       ---------  ---------
          Total liabilities and
        stockholders' equity.........  $   480.6  $   107.3
                                       =========  =========

 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                       METALS USA, INC. AND SUBSIDIARIES
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                FOR THE YEARS ENDED
                                                   DECEMBER 31,
                                          -------------------------------
                                            1997       1996       1995
                                          ---------  ---------  ---------
Net sales...............................  $   537.6  $   265.5  $   260.9
Operating costs and expenses:
     Cost of sales......................      414.9      204.0      204.7
     Operating and delivery.............       53.7       25.4       22.0
     Selling, general and
       administrative...................       41.1       21.4       15.6
     Depreciation and amortization......        5.6        3.7        3.0
                                          ---------  ---------  ---------
Operating income........................       22.3       11.0       15.6
Other (income) expense:
     Interest expense...................        5.0        1.8        2.4
     Other income.......................        (.5)       (.7)       (.5)
                                          ---------  ---------  ---------
Income before income taxes..............       17.8        9.9       13.7
Provision for income taxes..............       10.3        5.4        5.6
                                          ---------  ---------  ---------
Net income..............................  $     7.5  $     4.5  $     8.1
                                          =========  =========  =========
Earnings per share......................  $     .33  $     .38  $     .86
                                          =========  =========  =========
Earnings per share -- assuming
  dilution..............................  $     .33  $     .38  $     .86
                                          =========  =========  =========
Number of common shares used in the per
  share calculations:
     Earnings per share.................       22.5       11.8        9.4
                                          =========  =========  =========
     Earnings per share -- assuming
       dilution.........................       22.9       11.8        9.4
                                          =========  =========  =========

 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                       METALS USA, INC. AND SUBSIDIARIES
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN MILLIONS)

                                             FOR THE YEARS ENDED
                                                DECEMBER 31,
                                       -------------------------------
                                         1997       1996       1995
                                       ---------  ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income.......................  $     7.5  $     4.5  $     8.1
    Adjustments to reconcile net
     income to net cash provided by
     operating activities --
         Capital contributions
           attributable to deemed tax
           payments of S
           Corporations..............        4.0        3.2        3.6
         Provision for bad debts.....         .6         .2         .3
         Depreciation and
           amortization..............        5.6        3.7        3.0
         Deferred income taxes.......         .7        (.2)        .3
         Deferred financing costs
           incurred..................       (1.0)    --             .1
         Compensation charged against
           notes receivable..........     --             .5     --
         Compensation
           expense -- management
           shares....................        6.0        3.6     --
         Changes in operating assets
           and liabilities, net of
           business acquisitions --
             Accounts receivable.....        1.3     --            2.7
             Inventories.............       (7.4)     (11.2)      11.2
             Prepaid expenses and
               other assets..........        (.3)       (.2)    --
             Accounts payable and
               accrued liabilities...      (14.0)       5.5       (4.0)
             Income taxes payable....         .4         .2     --
         Other operating.............        (.1)       (.3)       (.2)
                                       ---------  ---------  ---------
                  Net cash provided
                    by operating
                    activities.......        3.3        9.5       25.1
                                       ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property............      (18.7)      (6.7)      (8.9)
    Purchase of businesses, net of
     acquired cash...................      (68.6)    --           (6.0)
    Other investing..................        1.4         .2        (.1)
                                       ---------  ---------  ---------
                  Net cash used in
                    investing
                    activities.......      (85.9)      (6.5)     (15.0)
                                       ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Issuance of stock................       58.3     --         --
    Distributions to shareholders....       (6.3)      (6.0)      (5.4)
    Net borrowings (repayments) on
     long-term debt..................       (4.0)      (2.0)       3.1
    Net borrowings (repayments) on
     revolving credit facilities.....       39.7        3.1       (3.7)
    Net payments on notes payable to
     affiliates......................        (.3)       (.3)      (1.0)
    Other financing..................         .1         .2     --
                                       ---------  ---------  ---------
                  Net cash provided
                    by (used in)
                    financing
                    activities.......       87.5       (5.0)      (7.0)
                                       ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH......        4.9       (2.0)       3.1
CASH, beginning of period............        2.4        4.4        1.3
                                       ---------  ---------  ---------
CASH, end of period..................  $     7.3  $     2.4  $     4.4
                                       =========  =========  =========
SUPPLEMENTAL CASH FLOW INFORMATION:
    Cash paid for --
         Interest....................  $     5.1  $     1.8  $     2.3
         Income taxes................        5.5        2.1        1.7
    Non-cash activities --
         Retirement plan contribution
           charged to unearned
           compensation and
           additional paid-in
           capital...................         .4         .6         .6
         Purchase of businesses for
           stock.....................      197.6     --         --

 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                       METALS USA, INC. AND SUBSIDIARIES
          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN MILLIONS)

                                                   ADDITIONAL
                                        COMMON       PAID-IN        UNEARNED       RETAINED
                                         STOCK       CAPITAL      COMPENSATION     EARNINGS      TOTAL
                                        -------    -----------    -------------    ---------   ---------
BALANCE, December 31, 1994...........    $  .1       $   6.4          $(2.9)        $  39.7    $    43.3
  Shares released under leveraged
     ESOP Plan.......................     --              .1             .5           --              .6
  Capital contributions attributable
     to deemed tax payments of S
     Corporation.....................     --             3.6         --               --             3.6
  Distributions......................     --          --             --                (5.4)        (5.4)
  Net income.........................     --          --             --                 8.1          8.1
                                        -------    -----------    -------------    ---------   ---------
BALANCE, December 31, 1995...........       .1          10.1           (2.4)           42.4         50.2
  Adjustment to conform fiscal
     year-ends.......................     --              .1             .2             1.0          1.3
  Shares released under leveraged
     ESOP Plan.......................     --              .2             .4           --              .6
  Other adjustments..................     --              .1         --               --              .1
  Shares issued to members of
     management......................     --             3.6         --               --             3.6
  Capital contributions attributable
     to deemed tax payments of S
     Corporations....................     --             3.2         --               --             3.2
  Distributions......................     --          --             --                (6.0)        (6.0)
  Net income.........................     --          --             --                 4.5          4.5
                                        -------    -----------    -------------    ---------   ---------
BALANCE, December 31, 1996...........       .1          17.3           (1.8)           41.9         57.5
  Shares issued to members of
     management......................     --             6.0         --               --             6.0
  Shares sold in connection with the
     IPO.............................       .1          58.2         --               --            58.3
  Shares issued in connection with
     the acquisition of the Founding
     Companies.......................       .1          80.1         --               --            80.2
  Shares issued in connection with
     the Subsequent Acquisitions.....     --            18.6         --               --            18.6
  Shares released under leveraged
     ESOP Plan.......................     --              .1             .3           --              .4
  Other adjustments..................     --              .3         --               --              .3
  Capital contributions attributable
     to deemed tax payments of S
     Corporations....................     --             4.0         --               --             4.0
  Distributions......................     --          --             --                (6.3)        (6.3)
  Net income.........................     --          --             --                 7.5          7.5
                                        -------    -----------    -------------    ---------   ---------
BALANCE, December 31, 1997...........    $  .3       $ 184.6          $(1.5)        $  43.1    $   226.5
                                        =======    ===========    =============    =========   =========

 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                       METALS USA, INC. AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

1.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

     Metals USA, Inc., a Delaware corporation, ("Metals USA") was founded on July 3, 1996 to become a leading national value-added metals processor service center, to manufacture higher-value components from processed metals and to pursue aggressively the consolidation of the highly fragmented metals processing industry. Prior to its initial public offering ("IPO"), Metals USA had conducted no operations. Concurrent with the consummation of its IPO on July 11, 1997, Metals USA acquired, in separate transactions (the "Mergers") eight companies (the "Founding Companies") engaged in the processing of steel, aluminum and specialty metals, as well as the manufacture of metal components. Following the IPO and through December 31, 1997, Metals USA acquired seven additional companies and subsequent to December 31, 1997, has acquired numerous additional companies in similar businesses (See Note 2). Certain of the companies acquired after the IPO were accounted for using the "pooling-of-interests" method, resulting in a restatement of the Company's financial statements for all periods presented (See Note 2). References herein to the "Company" include Metals USA and its subsidiaries.

     The acquisition of Krohn Steel Service Center, Inc. ("Krohn") met the "pooling-of-interests" requirements of Accounting Principles Board Opinion No. 16 BUSINESS COMBINATIONS ("APB 16"). The acquisition was completed on May 29, 1998 and, accordingly, the Company's accompanying historical consolidated financial statements have been restated to reflect the results of operations, cash flows and financial position of Krohn, as if the acquisition occurred on January 1, 1995. Because the acquisition occurred after December 31, 1997, these restated financial statements are labeled as "Supplemental" in accordance with the rules and regulations of the Securitites and Exchange Commission. See Note 2.

     The Company sells to businesses such as the machining, furniture, transportation equipment, power and process equipment, industrial/commercial construction, consumer durables and electrical equipment industries, and machinery and equipment manufacturers. The Company believes that its broad customer base and its wide array of metals processing capabilities, products and services, coupled with its broad geographic coverage of the United States, reduce the Company's susceptibility to economic fluctuations affecting any one industry or geographical area.

  USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published and (iii) the reported amount of revenues and expenses recognized during the periods presented. The Company reviews all significant estimates affecting its consolidated financial statements on a recurring basis and records the effect of any necessary adjustments prior to their publication. Adjustments made with respect to the use of estimates often relate to improved information not previously available. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of financial statements.

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION -- The consolidated financial statements include the accounts of Metals USA and its subsidiaries. All intercompany accounts and transactions have been eliminated in the consolidated financial statements. Certain reclassifications have been made to prior years' financial statements to be consistent with the current year's presentation.

     INVENTORIES -- Inventories are stated at the lower of cost or market. Certain of the Company's subsidiaries use the last-in first-out ("LIFO") method of accounting for inventories and other subsidiaries use a variety of methods including specific identification, average cost and the first-in first-out ("FIFO") method of accounting. As of December 31, 1997 and 1996, approximately 51.0% and 57.0%, respectively of the consolidated inventories were accounted for using the LIFO method of accounting.

                       METALS USA, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     PROPERTY AND EQUIPMENT -- Property and equipment is stated at cost, net of accumulated depreciation. Depreciation is computed utilizing the straight-line method at rates based upon the estimated useful lives of the various classes of assets.

     GOODWILL -- Goodwill represents the excess of cost over the estimated fair value of identifiable assets of the businesses acquired using the "purchase" method of accounting. Goodwill is stated at cost, net of accumulated amortization, and is being amortized over a forty-year life using the straight-line method. The Company reviews the recoverability of goodwill and other long-lived assets including other intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may be impaired. The Company has not recorded any impairment losses with respect to goodwill, other long-lived assets or other intangible assets as of December 31, 1997. Accumulated amortization totaled $1.2 as of December 31, 1997.

     OTHER ASSETS -- Other assets include deferred financing costs and other intangible assets, which are being amortized over the estimated useful life of the related borrowing or intangible asset. Accumulated amortization of other assets totaled $1.1 and $.5 as of December 31, 1997 and 1996, respectively.

     FAIR VALUE OF FINANCIAL INSTRUMENTS -- The fair value of the notes payable is estimated based on interest rates for the same or similar debt offered to the Company having the same or similar remaining maturities and collateral requirements. The carrying amounts of notes payable approximate fair value at the applicable balance sheet dates.

     CONCENTRATION OF CREDIT RISK -- Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash deposits, trade accounts and notes receivable. Concentrations of credit risk with respect to trade accounts are within the machining, furniture, transportation equipment, power and process equipment, industrial/commercial construction, consumer durables and electrical equipment industries, and machinery and equipment manufacturers. Generally, credit is extended once appropriate credit history and references have been obtained. Adjustments to the allowance for doubtful accounts are made periodically (as circumstances warrant) based upon the expected collectibility of all such accounts. The Company periodically reviews the credit history of its customers and generally does not require collateral for the extension of credit.

     INCOME TAXES -- The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS No. 109"), "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Provision for income taxes represents the amount of taxes payable and the applicable changes in deferred tax assets and liabilities.

     EARNINGS PER SHARE -- In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 ("SFAS No. 128"), "Earnings Per Share." The Company adopted SFAS No. 128 for the year ended December 31, 1997. SFAS No. 128 simplifies the standards required under current accounting rules for computing earnings per share and replaces the presentation of primary earnings per share and fully diluted earnings per share with a presentation of basic earnings per share ("Earnings per Share") and diluted earnings per share ("Earnings per Share -- Assuming Dilution").
Earnings per Share excludes dilution and is determined by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Earnings per Share -- Assuming Dilution reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. Earnings per Share -- Assuming Dilution is computed similarly to fully diluted earnings per share under previous accounting rules.

                       METALS USA, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     Earnings per Share was computed using 9,448,313 shares (the aggregate number of shares issued in connection with the acquisition of entities accounted for using the "pooling-of-interests" method of accounting) for periods prior to July 3, 1996 (date of inception). The 4,753,414 shares issued in connection with the organization of Metals USA, including shares issued to management, were considered to be issued and outstanding from the date of inception without regard to the date such shares were actually issued. The 6,785,000 shares issued in connection with the IPO and the 11,693,499 shares issued in connection with the entities acquired using the "purchase" method of accounting have been included in the Earnings per Share computation only from their respective dates of issuance, resulting in weighted average shares of 8,341,480 for the year ended December 31, 1997. Earnings per Share -- Assuming Dilution differs from the Earnings per Share computation due to the inclusion of stock options that were dilutive.

     STOCK BASED COMPENSATION -- Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation," allows entities to choose between the fair value based method of accounting for employee stock options or similar equity instruments and the intrinsic, value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees."
The Company has elected to account for stock options or similar equity instruments using the intrinsic, value-based method of accounting prescribed in APB No. 25.

2.  BUSINESS COMBINATIONS

  POOLING TRANSACTIONS

     On September 26, 1997, Metals USA completed the acquisition of all the capital stock of Jeffreys Steel Company, Inc. ("Jeffreys") in a business combination accounted for as a "pooling-of-interests" transaction in accordance with the requirements of APB No. 16. Jeffreys is headquartered in Mobile, Alabama, and is engaged in the wholesale and retail sale of steel. Jeffreys has historically reported on a July 31 fiscal year-end. For purposes of the merger with Metals USA, the accompanying financial statements reflect Jeffreys on a calendar year-end basis effective January 1, 1996. The historical financial information of Jeffreys for the year ended July 31, 1995 has been included in the Company's consolidated financial statements for the year ended December 31, 1995. The net sales and net income of Jeffreys for the period from August 1, 1995, through December 31, 1995, were $51.0 and $1.0, respectively. The net income of Jeffreys for this transition period is included in the accompanying consolidated statements of stockholders' equity as an adjustment to retained earnings in order to conform their fiscal year to that of the Company.

     On November 20, 1997, Metals USA completed the acquisition of all the capital stock of Wayne Steel, Inc. ("Wayne") in a business combination accounted for as a "pooling-of-interests" transaction in accordance with the requirements of APB No. 16. Wayne operates as a wholesaler and processor of steel and aluminum flat rolled products and is headquartered in Wooster, Ohio.

     On May 29, 1998, Metals USA completed the acquisition of all the capital stock of Krohn Steel Service Center, Inc. ("Krohn") in a business combination accounted for as a "pooling-of-interests" transaction in accordance with the requirements of APB No. 16. Krohn is a processor of flat rolled steel and is headquartered in Springfield, Ohio.

     Prior to the acquisition by Metals USA, the shareholders of Wayne and Krohn had elected to be taxed as S Corporations; accordingly, any federal income tax liabilities for the periods prior to the acquisition dates were the responsibility of the respective stockholders. For purposes of these consolidated financial statements, federal income taxes have been provided as if Wayne and Krohn had filed C Corporation tax returns for the pre-acquisition periods, with the current income tax provisions reflected in the consolidated financial statements as increases to additional paid-in capital. Collectively, Metals USA issued 9,448,313 shares of common stock in exchange for all of the capital stock of Jeffreys, Wayne and Krohn. The unaudited aggregate pre-acquisition net sales and net income for Jeffreys, Wayne and Krohn during 1997 were $239.9 and $8.9, respectively. There were no transactions between Metals USA, Jeffreys, Wayne or Krohn during periods prior to these business combinations.

                       METALS USA, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     The following table summarizes the restated consolidated net sales, net income and per share data of the Company after giving effect to the acquisition of Krohn:

                                                               YEARS ENDED DECEMBER 31,
                                           -----------------------------------------------------------------
                                                  1997                   1996                   1995
                                           -------------------    -------------------    -------------------
                                                         NET                    NET                    NET
                                           NET SALES    INCOME    NET SALES    INCOME    NET SALES    INCOME
                                           ---------    ------    ---------    ------    ---------    ------
Net sales and net income --
     As previously reported in the
       Company's Form 10-K for the year
       ended December 31, 1997..........    $ 507.8      $6.0      $ 240.1      $3.3      $ 235.2      $6.9
     Acquisition accounted for as
      "pooling-of-interests"............       29.8       1.5         25.4       1.2         25.7       1.2
                                           ---------    ------    ---------    ------    ---------    ------
          As restated...................    $ 537.6      $7.5      $ 265.5      $4.5      $ 260.9      $8.1
                                           =========    ======    =========    ======    =========    ======
Earnings per share --
     As previously reported in the
       Company's Form 10-K for the year
       ended December 31, 1997..........                 $.28                   $.31                   $.84
     Acquisition accounted for as
      "pooling-of-interests"............                  .05                    .07                    .02
                                                        ------                 ------                 ------
          As restated...................                 $.33                   $.38                   $.86
                                                        ======                 ======                 ======
Earnings per share -- assuming
  dilution --
     As previously reported in the
       Company's Form 10-K for the year
       ended December 31, 1997..........                 $.28                   $.31                   $.84
     Acquisition accounted for as
      "pooling-of-interests"............                  .05                    .07                    .02
                                                        ------                 ------                 ------
          As restated...................                 $.33                   $.38                   $.86
                                                        ======                 ======                 ======

  PURCHASE TRANSACTIONS

     Concurrent with the completion of its IPO on July 11, 1997, Metals USA acquired the eight Founding Companies, which are in the metal processing and distribution business. The companies acquired were Affiliated Metals Company headquartered in Granite City, Illinois; Interstate Steel Supply Co. headquartered in Philadelphia, Pennsylvania; Queensboro Steel Corporation headquartered in Wilmington, North Carolina; Southern Alloy of America, Inc. headquartered in Salisbury, North Carolina; Steel Service Systems, Inc. headquartered in Horicon, Wisconsin; Texas Aluminum Industries, Inc./The Cornerstone Group headquartered in Houston, Texas; Uni-Steel, Inc. headquartered in Enid, Oklahoma and Williams Steel & Supply Co., Inc. headquartered in Milwaukee, Wisconsin. The acquisition of each of the Founding Companies was accounted for using the "purchase" method of accounting in accordance with APB No. 16. The aggregate consideration paid by Metals USA to acquire the Founding Companies was approximately $27.8 in cash, 10,128,609 shares of common stock and the assumption of $92.6 of debt.

     Subsequent to the IPO, Metals USA acquired five additional companies using the "purchase" method of accounting in accordance with APB No. 16. The acquisitions completed in September 1997 included Harvey Titanium, Ltd. headquartered in Santa Monica, California; Meier Metal Servicenters, Inc. headquartered in Hazel Park, Michigan and the business of Federal Bronze Products, Inc., headquartered in Newark, New Jersey. The acquisitions completed in December 1997 included Royal Aluminum, Inc. headquartered in Leesburg, Florida and R. J. Fabricating Inc. headquartered in Milwaukee, Wisconsin. These five companies are referred to collectively as the "1997 Subsequent Acquisitions." The aggregate

                       METALS USA, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS) consideration paid by Metals USA for the 1997 Subsequent Acquisitions consists of approximately $44.1 in cash, 1,564,890 shares of common stock and the assumption of indebtedness of approximately $15.4.

     The Company has recorded the excess of the purchase price over the estimated fair value of identifiable assets acquired in connection with both the Founding Companies and the 1997 Subsequent Acquisitions as "goodwill" in the accompanying consolidated balance sheet. The goodwill is being amortized over a forty-year period. The results of operations of the Founding Companies and the 1997 Subsequent Acquisitions are included in the accompanying consolidated financial statements from their respective dates of acquisition.

     The following summarized unaudited pro forma financial information reflects the supplemental consolidated financial information of the Company and assumes the acquisition of the Founding Companies, the 1997 Subsequent Acquisitions and the issuance of the Notes (as defined in Note 6) occurred on January 1, 1996. The pro forma decrease in earnings resulting from the issuance of the Notes was approximately $.11 per share for both periods presented.

                                        YEARS ENDED DECEMBER 31,
                                       --------------------------
                                           1997          1996
                                       ------------  ------------
                                              (UNAUDITED)
Net sales............................  $      884.4  $      788.9
Operating costs and expenses:
     Cost of sales...................         679.8         603.4
     Operating and delivery..........          87.8          76.8
     Selling, general and
       administrative................          57.1          51.3
     Depreciation and amortization...          10.4          11.3
                                       ------------  ------------
Operating income.....................          49.3          46.1
Interest expense.....................          16.4          15.4
Other (income) expense...............          (1.2)         (1.3)
                                       ------------  ------------
Income before income taxes...........          34.1          32.0
Provision for income taxes...........          13.9          13.8
                                       ------------  ------------
Net income...........................  $       20.2  $       18.2
                                       ============  ============
Earnings per share...................  $        .62  $        .56
                                       ============  ============
Earnings per share -- assuming
  dilution...........................  $        .61  $        .56
                                       ============  ============
Number of common shares used in per
  share calculations:
     Earnings per share..............    32,680,226    32,680,226
                                       ============  ============
     Earnings per share -- assuming
       dilution......................    32,994,818    32,705,838
                                       ============  ============

     The preceding pro forma amounts reflect the supplemental results of operations for Metals USA, the Founding Companies and the 1997 Subsequent Acquisitions, assuming the transactions were completed on January 1, 1996. Additionally, the amounts shown in the table reflect (a) the reduction in certain related party rental and lease expenses which has been agreed to prospectively; (b) the reduction in salaries, bonuses and benefits to the owners of the acquired companies which they have agreed to prospectively and the reversal of the non-cash compensation charge related to the issuance of 985,500 and 400,000 shares of common stock to management of and consultants to Metals USA in 1997 and 1996, respectively, partially offset by a charge for recurring salary expenses of management; (c) the amortization of goodwill recorded as a result of the acquisition of the Founding Companies and 1997 Subsequent Acquisitions over a forty-year estimated life plus additional depreciation expense due to the allocation of a portion of the excess purchase price to property and equipment; (d) the assumed reductions in interest expense due to the refinancing of the outstanding indebtedness in conjunction with the acquisition of the Founding Companies and 1997 Subsequent Acquisitions, offset by an assumed increase in interest expense incurred in connection

                       METALS USA, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS) with financing the acquisitions; (e) the pre-acquisition results of operations for subsidiaries or affiliates of the Founding Companies which were acquired by the Founding Companies prior to the related acquisition by Metals USA, as if those previous acquisitions were completed as of January 1, 1996; (f) a charge eliminating the gains recorded as historical LIFO adjustments to cost of sales as a result of the restatement of base year LIFO costs to the appropriate replacement costs as if the acquisitions occurred on January 1, 1996; (g) certain other nonrecurring expenses with respect to the 1997 Subsequent Acquisitions, such as expenses associated with compensation plans which were terminated in conjunction with the acquisitions of their respective companies;
(h) the incremental interest expense and amortization of deferred financing costs incurred as a result of the issuance of the Notes and the Credit Facility (as defined in Note 6), net of the repayment of outstanding indebtedness of the Company and (i) the incremental provision for federal and state income taxes for all entities being combined.

3.  INVENTORIES

     Inventories consist of the following:

                                           DECEMBER 31,
                                       --------------------
                                         1997       1996
                                       ---------  ---------
Raw materials --
     Structural steel................  $     8.4  $    19.7
     Flat-rolled steel...............       44.8       18.0
     Specialty metals................       22.0     --
     Aluminum products...............       17.6         .6
     Other...........................        1.7        4.0
                                       ---------  ---------
          Total raw materials........       94.5       42.3
                                       ---------  ---------
Work-in-process and finished goods --
     Structural steel................       35.8     --
     Flat-rolled steel...............       19.2        5.1
     Specialty metals................        5.1     --
     Aluminum products...............        6.7         .4
                                       ---------  ---------
          Total work-in-process and
             finished goods..........       66.8        5.5
                                       ---------  ---------
Less -- LIFO reserve.................       (1.9)      (2.0)
                                       ---------  ---------
          Total......................  $   159.4  $    45.8
                                       =========  =========

     The replacement cost of the Company's inventory exceeds the historical cost of the inventory, computed using the LIFO method of valuation, as reported in the accompanying consolidated financial statements. If the FIFO method had been used for all inventories, the carrying value would have been $161.3 and $47.8 at December 31, 1997 and 1996, respectively. Additionally, net income would have been $7.5, $4.5 and $8.4 for the years ended December 31, 1997, 1996 and 1995, respectively.

                       METALS USA, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

4.  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                           DECEMBER 31,
                                         ESTIMATED     --------------------
                                        USEFUL LIVES     1997       1996
                                        ------------   ---------  ---------
Land.................................                  $     3.8  $     1.5
Building and improvements............     5-40 years        35.5       18.5
Machinery and equipment..............     7-30 years        61.1       22.7
Automobiles and trucks...............     3-12 years         7.0        5.3
                                                       ---------  ---------
                                                           107.4       48.0
Less -- Accumulated depreciation.....                      (20.9)     (17.3)
                                                       ---------  ---------
     Total...........................                  $    86.5  $    30.7
                                                       =========  =========

     Depreciation expense for the years ended December 31, 1997, 1996 and 1995 was $4.1, $3.7 and $3.0, respectively. Additionally, following the acquisitions of Wayne and Jeffreys, the Company revised the estimated useful lives of the depreciable assets of Wayne and Jeffreys to conform to the conventions adopted by the Founding Companies. This revision reduced depreciation expense in 1997 as compared to 1996 by approximately $1.2.

5.  ACCRUED LIABILITIES

     Accrued liabilities consist of the following:

                                           DECEMBER 31,
                                       --------------------
                                         1997       1996
                                       ---------  ---------
Accrued salaries and employee
  benefits...........................  $     5.0  $     1.0
Accrued taxes other than income......        1.9         .7
Accrued interest.....................        1.0         .1
Accrued profit sharing...............        1.3         .4
Other................................        3.9         .6
                                       ---------  ---------
     Total...........................  $    13.1  $     2.8
                                       =========  =========

6.  LONG-TERM DEBT

     Long-term debt consists of the following:

                                           DECEMBER 31,
                                       --------------------
                                         1997       1996
                                       ---------  ---------
Borrowings under the Credit
Facility.............................  $   144.8  $  --
Revolving credit facility with
  interest at prime less 1.0%,
  maturing on December 31, 1998,
  secured by inventory and trade
  accounts receivable................     --           13.3
Various issues of Industrial Revenue
  Bonds..............................       21.6        8.0
Notes payable to former employee
  stock ownership plan and trust
  members payable in annual
  installments including interest at
  prime with an 8.5% cap through
  February 1998......................        1.7        2.1
Obligations under capital leases and
  other..............................        6.2        4.4
                                       ---------  ---------
                                           174.3       27.8
Less -- Current portion..............       (7.2)      (3.2)
                                       ---------  ---------
                                       $   167.1  $    24.6
                                       =========  =========

                       METALS USA, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     Scheduled maturities of long-term debt for the years ending December 31 are as follows: 1998 -- $7.2; 1999 -- $2.2; 2000 --$2.5; 2001 -- $2.4; 2002 -- $2.3;
thereafter -- $157.7.

     The Industrial Revenue Bonds (the "IRBs") are payable in installments ranging from monthly to annual with variable interest ranging from 4.35% to 6.61% per annum at December 31, 1997 and mature from May 1, 2003 to May 1, 2009. The IRBs are secured by real estate and equipment acquired with proceeds from these bonds with a net book value of $21.2 at December 31, 1997. The IRBs place various restrictions on certain of the Company's subsidiaries, including but not limited to maintenance of required insurance coverage, maintenance of certain financial ratios, limits on capital expenditures, maintenance of tangible net worth and letters of credit.

     Concurrent with the IPO, the Company obtained an initial $150.0 unsecured revolving credit facility (the "Original Credit Facility") which was used to fund acquisitions, refinance certain indebtedness of the acquired companies and for general corporate and working capital requirements. In January 1998, the Company obtained a $50.0 unsecured revolving credit facility (the "Interim Credit Facility") to meet its acquisition related cash requirements pending the completion of an extension and modification of the Original Credit Facility to provide for up to $300.0 of borrowing availability. The closing of the extension and modification of the $300.0 credit facility (the "Credit Facility") on February 11, 1998 stipulated the termination of the Interim Credit Facility. The Credit Facility matures in February 2003, bears interest at the bank's prime rate or LIBOR, at Metals USA's option, plus an applicable margin based on the ratio of funded debt to cash flows (as defined). An annual commitment fee of up to 1/4% is payable on any unused portion of the Credit Facility. The Company will use the Credit Facility to fund acquisitions, make capital expenditures, refinance debt of the companies acquired and for general working capital requirements. Borrowings under the Credit Facility are secured by the pledge of all of the capital stock of each of the Company's material subsidiaries (as defined). In connection with the IPO, the Mergers and the 1997 Subsequent Acquisitions, the revolving credit facility and certain other obligations outstanding as of December 31, 1996 (including certain obligations of the acquired companies) were repaid with the borrowings under the Credit Facility.

     The Credit Facility requires the Company to comply with various affirmative and negative covenants including: (i) the maintenance of certain financial ratios, (ii) restrictions on additional indebtedness, (iii) restrictions on liens, guarantees and dividends, (iv) obtaining the lenders' consent with respect to certain individual acquisitions, and (v) maintenance of a specified level of consolidated net worth. At December 31, 1997, the Company was precluded from the payment of dividends under the terms of the Credit Facility.

     On February 11, 1998, the Company completed the sale of $200.0 aggregate principal amount of the Company's 8 5/8% Senior Subordinated Notes due 2008 (the "Notes"). The Company received $194.5 of net cash proceeds (before expected expenses of $.8 upon closing). The Company used $179.3 of such proceeds to repay the borrowings outstanding under the Original Credit Facility and Interim Credit Facility on February 11, 1998. As of February 12, 1998, the entire amount of the Credit Facility was available to the Company.

     The Notes call for semi-annual interest payments on February 15 and August 15 of each year, beginning August 15, 1998 and mature on February 15, 2008. The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after February 15, 2003, at the following redemption prices:
2003 -- 104.313%; 2004 -- 102.875%; 2005 -- 101.438%; thereafter -- 100.00%, together with accrued and unpaid interest to the date of redemption. Notwithstanding the foregoing, at any time on or prior to February 15, 2001, the Company may redeem up to 35% of the aggregate principal amount of the Notes originally issued with the net proceeds of one or more offerings of the common stock of the Company, at a redemption price equal to 108.625% of the principal amount thereof, plus accrued and unpaid interest to the

                       METALS USA, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS) date of such redemption; provided that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after such redemption. The Notes are guaranteed by substantially all of the Company's current and future subsidiaries, and contain certain covenants restricting additional indebtedness, liens, transactions with affiliates, asset sales, investments, payment restrictions affecting subsidiaries and mergers and acquisitions of subsidiaries. The Notes are subordinate to borrowings under the Credit Facility and will rank PARI PASSU in right of payment with all other future subordinated debt of the Company and will rank senior to other indebtedness that expressly provides that it is subordinated in right of payment to the Notes. The Company has agreed, for the benefit of all holders of the Notes, that it will file a registration statement within 60 days after the issuance of the Notes relating to an exchange offer for the Notes under the Securities Act of 1933, as amended.

7.  INCOME TAXES

     The components of the provision for income taxes are as follows:

                                          YEARS ENDED DECEMBER 31,
                                       -------------------------------
                                         1997       1996       1995
                                       ---------  ---------  ---------
Federal --
     Current.........................  $     8.7  $     4.5  $     4.3
     Deferred........................        (.2)       (.1)        .2
                                       ---------  ---------  ---------
                                             8.5        4.4        4.5
State --
     Current.........................        1.9        1.1        1.0
     Deferred........................        (.1)       (.1)        .1
                                       ---------  ---------  ---------
                                             1.8        1.0        1.1
                                       ---------  ---------  ---------
          Total provision............  $    10.3  $     5.4  $     5.6
                                       =========  =========  =========

     The provision for income taxes differs from an amount computed at the statutory rates as follows:

                                          YEARS ENDED DECEMBER 31,
                                       -------------------------------
                                         1997       1996       1995
                                       ---------  ---------  ---------
Federal income tax at statutory
  rates..............................  $     6.2  $     3.5  $     4.8
State income taxes, net of federal
  income tax benefit.................        1.2         .5         .6
Nondeductible expenses:
     Stock compensation..............        2.1        1.3     --
     Amortization of goodwill........         .4     --         --
     Other...........................         .4         .1         .2
                                       ---------  ---------  ---------
                                       $    10.3  $     5.4  $     5.6
                                       =========  =========  =========

                       METALS USA, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     The significant items giving rise to the deferred tax assets (liabilities) are as follows:

                                            DECEMBER 31,
                                       ----------------------
                                          1997        1996
                                       ----------  ----------
Deferred tax assets --
     Allowance for doubtful
     accounts........................  $      1.0  $       .1
     Uniform capitalization of
     inventory.......................         1.8          .8
     Nonqualified plan
     contribution....................      --              .2
     Accrued liabilities.............         2.1          .2
     Deferred compensation...........          .5      --
     Net operating loss
       carryforward..................          .3      --
     State taxes.....................          .3      --
                                       ----------  ----------
          Total deferred tax
          assets.....................         6.0         1.3
                                       ----------  ----------
Deferred tax liabilities --
     Property and equipment..........        (7.6)       (1.4)
     Inventories -- LIFO reserve.....        (3.3)     --
     Foreign investments.............         (.9)     --
     Other...........................         (.5)        (.2)
                                       ----------  ----------
          Total deferred tax
          liabilities................       (12.3)       (1.6)
Valuation allowance..................         (.3)     --
                                       ----------  ----------
          Net deferred tax
          (liabilities) assets.......  $     (6.6) $      (.3)
                                       ==========  ==========

8.  STOCKHOLDERS' EQUITY

  COMMON STOCK AND PREFERRED STOCK

     Metals USA effected a 135.81-for-one stock split on April 21, 1997 for each share of $.01 par value common stock ("Common Stock") then outstanding. In addition, Metals USA increased the number of authorized shares of Common Stock to 50,000,000 and the authorized shares of Restricted Common Stock, as defined below, to 3,122,914 and authorized 5,000,000 shares of $.01 par value preferred stock, which may be designated in the future. On May 20, 1998, the Company's stockholders approved an increase in the number of authorized shares of Common Stock to 200,000,000. The effects of the Common Stock split and the increase in the shares of authorized Common Stock have been retroactively reflected in the consolidated balance sheets and in the accompanying notes.

     In connection with its organization and initial capitalization, Metals USA issued 135,810 shares of Common Stock at $.01 per share to Notre Capital Ventures II, L.L.C. ("Notre"). Notre received 3,232,104 additional shares (at approximately $.01 per share) in exchange for the contribution of incurred expenses in December 1996.

     In December 1996, 400,000 shares of Common Stock were sold to management at $.01 per share. During the first and second quarters of 1997, Metals USA issued a total of 985,500 shares of Common Stock to management of and consultants to Metals USA at a price of $.01 per share. As a result, Metals USA has recorded a non-recurring, non-cash compensation charge of $3.6 in 1996 and $6.0 in 1997, representing the difference between the amount paid for the shares and the estimated fair value of the shares on the date of sale, as if the Founding Companies were combined.

  RESTRICTED COMMON STOCK

     In April 1997, Notre exchanged 3,122,914 shares of Common Stock for an equal number of shares of restricted voting common stock ("Restricted Common Stock"). The holder of Restricted Common Stock is entitled to elect one member of Metals USA's Board of Directors and to .55 of one vote for each share held on all other matters on which they are entitled to vote.

                       METALS USA, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     Each share of Restricted Common Stock will automatically convert into Common Stock on a share-for-share basis (a) in the event of a disposition of such share of Restricted Common Stock by the holder thereof (other than a disposition which is a distribution by a holder to its partners or beneficial owners or a transfer to a related party of such holder (as defined)), (b) in the event any person acquires beneficial ownership of 15% or more of the outstanding shares of Common Stock, or (c) in the event any person offers to acquire 15% or more of the total number of outstanding shares of Common Stock.

     After July 1, 1998, Metals USA may elect to convert any outstanding shares of Restricted Common Stock into shares of Common Stock in the event 80% or more of the outstanding shares of Restricted Common Stock have been converted into shares of Common Stock.

  INITIAL PUBLIC OFFERING

     On July 11, 1997 the Company completed its IPO, issuing to the public 5,900,000 shares of its common stock at a price of $10.00 per share, resulting in net proceeds to the Company of $50.1 after deducting underwriting commissions and discounts. On August 12, 1997, the Company sold 885,000 shares of Common Stock pursuant to the over-allotment option granted to the underwriters. The Company realized net proceeds from the sale of $8.2.

9.  STOCK BASED COMPENSATION

  LONG-TERM INCENTIVE PLAN

     In April 1997, Metals USA's stockholders approved the Company's 1997 Long-Term Incentive Plan (the "Plan"), which provides for the granting or awarding of incentive or non-qualified stock options ("NQSOs"), stock appreciation rights, restricted or deferred stock, dividend equivalents and other incentive awards to officers, key employees and consultants to Metals USA. The number of shares authorized and reserved for issuance under the Plan is limited to 13% of the aggregate number of shares of Common Stock outstanding. The terms of the option awards are established by the Compensation Committee of Metals USA's Board of Directors. These options will vest at the rate of 20% per year, commencing on the first anniversary of the IPO or date of grant and will expire ten years from the date of grant or three months following termination of employment. The Company did not issue any stock options prior to January 1, 1996. Options granted in 1996 were attributable to an acquired company that was accounted for as a "pooling-of-interest" business combination. Those options were converted at the applicable share conversion ratio specified in the merger agreement and exchanged for Company options issued under the Plan.

  NON-EMPLOYEE DIRECTORS' STOCK PLAN

     Metals USA's 1997 Non-Employee Directors' Stock Plan (the "Directors' Plan"), which was adopted by the Board of Directors and approved by Metals
USA's stockholders in April 1997, provides for (i) the automatic grant to each non-employee director serving at the consummation of the IPO of an option to purchase 10,000 shares, (ii) the automatic grant to each non-employee director of an option to purchase 10,000 shares upon such person's initial election as a director, and (iii) an automatic annual grant at each annual meeting of stockholders thereafter of an option to purchase 5,000 shares to each non-employee director at which meeting such director is re-elected or remains a director, unless such annual meeting is held within three months of such person's initial election as a director. All options will have an exercise price per share equal to the fair market value of the Common Stock on the date of grant and are immediately vested and expire on the earlier of ten years from the date of grant or one year after termination of service as a director. The Directors' Plan also permits non-employee directors to elect to receive, in lieu of cash directors' fees, shares or credits representing "deferred shares" at future settlement dates, as selected by the director. The number of shares or deferred shares received will equal the number of shares of Common Stock which, at the date the fees would otherwise be payable, will have an aggregate fair market value equal to the amount of such fees.

                       METALS USA, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     The following is a summary of activity:

                                          WEIGHTED
                                           AVERAGE
                                           "FAIR
                                           VALUE"                        OPTIONS FOR
                                          PER SHARE        WEIGHTED        SHARES OF
                                         OF OPTIONS      AVERAGE PRICE      COMMON
                                           GRANTED         PER SHARE         STOCK
                                        -------------    -------------    -----------
Balance January 1, 1996..............                                         --
Granted..............................      $ 10.06          $  6.81           172,788
Exercised............................                                         (42,237)
Canceled or expired..................                                         --
                                                                          -----------
Balance December 31, 1996............                                         130,551
Granted in connection with the IPO...         6.30            10.00         2,134,024
Granted to directors.................         6.30            10.00            40,000
Granted..............................         8.22            14.41           949,683
Exercised............................                                         --
Canceled or expired..................                                         --
                                                                          -----------
Balance December 31, 1997............                                       3,254,258
                                                                          ===========

     At December 31, 1997, exercisable options for shares of Common Stock were 61,440 at a weighted average price of $6.81 per share and 40,000 at a weighted average price of $10.00 per share.

     The Company used the Black-Scholes model to calculate the estimated "fair-value" of stock options and similar awards. The model requires the use of a number of subjective assumptions including: (i) risk free rate of return,
(ii) expected price volatility of the Common Stock, (iii) expected dividend yield and (iv) estimated life of the option. Principal assumptions used in estimating the "fair-value" of the Company's stock options using the Black-Scholes model were as follows:

                                           DECEMBER 31,
                                       --------------------
                                         1997       1996
                                       ---------  ---------
     Risk free rate of return........       6.18%      6.32%
     Expected price volatility.......       43.3%      46.0%
     Expected dividend yield.........     --         --
     Expected life of the option (in
      years).........................        7.5        7.5

     The Company applies APB No. 25 and related interpretations in accounting for its stock option plans. Had compensation cost for the Company's stock option plans been determined based upon the fair value at the grant rate, consistent with the methodology prescribed under the SFAS No. 123, the Company's net income and earnings per share would have been reduced by the amortization of the estimated fair value of stock options over the applicable vesting period of such awards. The following pro forma disclosures may not be representative of similar future disclosures because: (i) additional options may be granted in future years and (ii) the computations used to estimate the "fair value" of the stock options are subject to

                       METALS USA, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS) significant subjective assumptions, any one or all of which may differ in material respects from actual amounts.

                                          YEARS ENDED DECEMBER 31,
                                       -------------------------------
                                         1997       1996       1995
                                       ---------  ---------  ---------
Net income as reported...............  $     7.5  $     4.5  $     8.1
Estimated "fair value" of stock
  options vesting during the periods,
  net of federal income tax
  benefit............................       (1.1)       (.1)    --
                                       ---------  ---------  ---------
Adjusted net income..................  $     6.4  $     4.4  $     8.1
                                       =========  =========  =========
Adjusted earnings per share..........  $     .28  $     .37  $     .86
                                       =========  =========  =========
Adjusted earnings per
  share -- assuming dilution.........  $     .28  $     .37  $     .86
                                       =========  =========  =========
Number of common shares used in the
  per share calculations:
     Adjusted earnings per share.....       22.5       11.8        9.4
                                       =========  =========  =========
     Adjusted earnings per
      share -- assuming dilution.....       22.9       11.8        9.4
                                       =========  =========  =========

10.  EMPLOYEE BENEFIT PLANS

  PROFIT-SHARING PLANS

     Certain subsidiaries of the Company provide various defined contributions savings plans for their employees (the "Plans"). The Plans cover substantially all full-time employees of such subsidiaries. Participants vest at varying rates ranging from full vesting upon participation to those that provide for vesting to begin after three years of service and are fully vested after seven years. Certain Plans provide for a deferral option that allows employees to elect to contribute a portion of their pay into the plan and provide for a discretionary profit sharing contribution by the individual subsidiary. Generally the subsidiaries match a portion of the amount deferred by participating employees. Contributions for the profit sharing portion of the plan are generally at the discretion of the individual subsidiary board of directors. The aggregate contributions to the Plans were $.9, $.3 and $.2 for the years ended December 31, 1997, 1996 and 1995, respectively.

  EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

     Under the provisions of an employee stock ownership plan ("ESOP") and its related trust, Jeffreys made annual contributions to the plan which were invested in stock of Jeffreys and other qualifying securities for the benefit of Jeffreys' employees. The plan provided for Jeffreys' purchases of employee shares to be paid in cash and with the issuance of a note payable. Effective September 26, 1997, the participation was frozen. Concurrent with the merger with Metals USA, ESOP shares were exchanged for shares of Metals USA common stock.

  LEVERAGED ESOP ARRANGEMENT

     The following disclosure has been restated to reflect the equivalent shares of Metals USA common stock that were issued in connection with the acquisition of Jeffreys.

     Jeffreys' ESOP held 434,616 shares of stock prior to the purchase of 735,384 shares of outstanding stock from a majority stockholder for $5.31 per share. The ESOP borrowed the funds to purchase such stock and Jeffreys guaranteed the repayment of this loan. Jeffreys will repay this loan, plus interest, through deductible contributions to the plan. As Jeffreys makes contributions to the plan, which reduces the principal on the note, the plan will release the corresponding shares related to the reduction in the note principal. At the point when these shares are no longer specifically secured by the note payable, they will be allocated to the individual participants of the plan and considered earned by those employees at that time. Jeffreys accounts for its ESOP in accordance with Statement of Position 93-6 ("SOP 93-6"), "Employers' Accounting for Employee Stock Ownership Plans". Accordingly, the debt of the ESOP is recorded as long-term debt and the shares pledged as collateral are reported as unearned compensation. As shares are released from collateral, Jeffreys reports compensation expense equal to the current estimated market price of the

                       METALS USA, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS) shares. ESOP share compensation expense was $.4, $.6 and $.6 for the years ended December 31, 1997, 1996 and 1995, respectively.

     Since the obligation is secured by the shares purchased and the note is guaranteed by Jeffreys, all amounts relating to this transaction are considered unearned compensation of the employees until such time as the note is deemed paid and the corresponding shares are released to the individual participants of the plan. The balance in unearned compensation at December 31, 1997 and 1996 of $1.5 and $1.8, respectively, results from the leveraged ESOP stock purchase less the deemed release of shares at cost.

     The activity relating to the ESOP shares was as follows:

                                             YEARS ENDED DECEMBER 31,
                                       -------------------------------------
                                          1997         1996         1995
                                       -----------  -----------  -----------
Allocated shares at beginning of
  year...............................      795,639      710,970      635,856
Shares deemed released for the
  current period.....................       87,165       84,669       75,114
Unallocated shares...................      287,196      374,361      459,030
                                       -----------  -----------  -----------
     Total ESOP shares...............    1,170,000    1,170,000    1,170,000
                                       ===========  ===========  ===========

     In accordance with SOP 93-6, additional paid-in capital is adjusted whenever the market value of the shares released is more or less than the cost of the shares released. The increase in additional paid-in capital attributable to this difference in market value and cost was $.1 and $.2 for the years ended December 31, 1997 and 1996, respectively.

11.  COMMITMENTS AND CONTINGENCIES

  OPERATING LEASE AGREEMENTS

     The Company's minimum lease obligations under certain long-term non-cancelable lease agreements for office space, warehouse space and equipment are as follows: 1998 -- $6.6; 1999 -- $6.0; 2000 -- $5.3; 2001 -- $5.0;
2002 -- $3.9; thereafter -- $26.5.

     The Company paid approximately $3.2, $.6 and $.7 in rent expense during the years ended December 31, 1997, 1996 and 1995, respectively, under operating leases. Certain of these leases are with affiliated individuals and companies (see Note 12).

  CONTINGENCIES

     Subsidiaries of the Company are involved in a variety of claims, lawsuits and other disputes arising in the ordinary course of business. The Company believes the resolution of these matters and the incurrence of their related costs and expenses should not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

12.  RELATED-PARTY TRANSACTIONS

     Transactions with directors, officers, employees (including affiliates of the foregoing) or affiliates of the Company must be at terms that are no less favorable to the Company than those available from third parties and must be approved in advance by a majority of disinterested members of the Board of Directors.

     In connection with the Mergers and certain of the subsequent acquisitions, subsidiaries of the Company have entered into a number of lease arrangements for facilities and equipment. These lease arrangements are for periods ranging from 10 to 20 years. Lease payments for these items in respect of the years ended December 31, 1997, 1996 and 1995 were $1.4, $.3 and $.3, respectively. Future commitments in respect of these leases are included in the schedule of minimum lease payments in Note 11.

     At December 31, 1997 and 1996 the aggregate principal amount of notes receivable held by the Company were $.8 and $.1, respectively. Interest accrues on the notes at rates ranging from 7.5% to 8.0% per annum. The notes call for regular periodic payments of principal and interest and mature at varying dates through March 1, 2007. The notes are secured by liens on specific assets of the affiliates and personnel guarantees of the individuals. As of December 31, 1997, the notes were current as to payment terms.

                       METALS USA, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     At December 31, 1997 and 1996, a subsidiary of the Company (Krohn) had outstanding notes payable to shareholders in the aggregate principal amount of $1.3. The notes bear interest at prime plus 2% and are payable on demand. Interest expense related to these notes for each of the years ended December 31, 1997, 1996 and 1995 was $.1.

13.  SUBSEQUENT EVENTS (UNAUDITED)

     On May 20, 1998, the Company's stockholders approved an increase in the number of authorized shares of Common Stock to 200,000,000.

     The Unaudited Supplemental Financial Statements included elsewhere in this Prospectus should be read in conjunction with those presented above with respect to events occurring after the date of the auditors report.

                       METALS USA, INC. AND SUBSIDIARIES
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                         MARCH 31,     DECEMBER 31,
                                            1998           1997
                                        ------------   -------------
                                        (UNAUDITED)
               ASSETS
Current assets:
  Cash...............................     $   11.9        $   7.3
  Accounts receivable, net of
  allowance of $4.8 and $3.6.........        148.1           95.1
  Inventories........................        223.3          159.4
  Prepaid expenses...................          2.6            1.9
  Deferred income tax asset..........          2.7            1.5
  Other..............................          4.3            2.2
                                        ------------   -------------
          Total current assets.......        392.9          267.4
Property and equipment, net..........        107.1           86.5
Goodwill, net........................        156.8          120.1
Other assets, net....................         13.4            6.6
                                        ------------   -------------
          Total assets...............     $  670.2        $ 480.6
                                        ============   =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...................     $   81.5        $  52.5
  Accrued liabilities................         19.0           13.1
  Current portion of long-term
  debt...............................          9.8            7.2
  Income taxes payable...............          3.4            1.6
                                        ------------   -------------
          Total current
        liabilities..................        113.7           74.4
Long-term debt, less current
portion..............................        273.2          167.1
Deferred income tax liability........          8.6            8.1
Other long-term liabilities..........          4.9            4.5
                                        ------------   -------------
          Total liabilities..........        400.4          254.1
                                        ------------   -------------
Commitments and contingencies
Stockholders' equity:
  Preferred stock, $0.01 par,
     5,000,000 shares authorized and
     outstanding, none issued and
     outstanding.....................       --             --
  Common stock, $0.01 par,
     203,122,914 shares authorized,
     35,646,038 and 32,680,226 shares
     issued and outstanding,
     respectively....................           .4             .3
  Additional paid-in capital.........        223.4          184.6
  Unearned compensation..............         (1.5)          (1.5)
  Retained earnings..................         47.5           43.1
                                        ------------   -------------
          Total stockholders'
        equity.......................        269.8          226.5
                                        ------------   -------------
          Total liabilities and
        stockholders' equity.........     $  670.2        $ 480.6
                                        ============   =============

 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                       METALS USA, INC. AND SUBSIDIARIES
          UNAUDITED SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                           THREE MONTHS ENDED
                                               MARCH 31,
                                          --------------------
                                            1998       1997
                                          ---------  ---------
Net sales...............................  $   278.5  $    72.0
Operating costs and expenses:
     Cost of sales......................      214.6       55.5
     Operating and delivery.............       26.0        6.9
     Selling, general and
      administrative....................       18.1        7.2
     Depreciation and amortization......        3.0         .7
                                          ---------  ---------
Operating income........................       16.8        1.7
Other (income) expense:
     Interest expense...................        4.8         .4
     Other income.......................        (.1)       (.1)
                                          ---------  ---------
Income before income taxes..............       12.1        1.4
Provision for income taxes..............        4.9        1.8
                                          ---------  ---------
Net income (loss).......................  $     7.2  $     (.4)
                                          =========  =========
Earnings per share......................  $     .21  $    (.03)
                                          =========  =========
Earnings per share -- assuming
  dilution..............................  $     .21  $    (.03)
                                          =========  =========
Number of common shares used in the per
  share calculations:
     Earnings per share.................       33.8       14.2
                                          =========  =========
     Earnings per share -- assuming
      dilution..........................       34.5       14.2
                                          =========  =========

 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                       METALS USA, INC. AND SUBSIDIARIES
          UNAUDITED SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN MILLIONS)

                                        THREE MONTHS ENDED
                                            MARCH 31,
                                       --------------------
                                         1998       1997
                                       ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)...............  $     7.2  $     (.4)
     Adjustments to reconcile net
      income (loss) to net cash (used
      in) provided by
       operating activities --
          Capital contributions
            attributable to deemed
            tax payments of S
            Corporations.............         .3         .9
          Provision for bad debts....         .6     --
          Depreciation and
            amortization.............        3.0         .7
          Deferred financing costs
            incurred.................       (7.0)       (.1)
          Amortization of deferred
            financing costs..........         .1     --
          Compensation
            expense -- management
            shares...................     --            2.8
          Changes in operating assets
            and liabilities, net of
            business acquisitions --
               Accounts receivable...      (20.9)      (3.7)
               Inventories...........       (2.6)       2.0
               Prepaid expenses and
                 other assets........       (3.8)      (1.2)
               Accounts payable and
                 accrued
                 liabilities.........        7.2        4.9
               Income taxes
                 payable.............        1.2         .7
               Other liabilities.....         .4        (.6)
          Other operating............        (.7)        .2
                                       ---------  ---------
                     Net cash (used
                     in) provided by
                     operating
                     activities......      (15.0)       6.2
                                       ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sale of assets....         .3     --
     Purchase of property and
      equipment......................       (2.9)      (1.8)
     Purchase of businesses, net of
      acquired cash..................      (33.8)    --
                                       ---------  ---------
                     Net cash used in
                     investing
                     activities......      (36.4)      (1.8)
                                       ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Distributions to shareholders...       (2.7)      (1.0)
     Issuance of 8 5/8% Senior
      Subordinated Notes.............      200.0     --
     Net repayments on the Credit
      Facility.......................      (93.9)    --
     Net repayments on Industrial
      Revenue Bonds and other
      long-term debt.................      (47.4)      (1.8)
     Other financing.................     --             .8
                                       ---------  ---------
                     Net cash
                     provided by
                     (used in)
                     financing
                     activities......       56.0       (2.0)
                                       ---------  ---------
NET INCREASE IN CASH.................        4.6        2.4
CASH, beginning of period............        7.3        2.4
                                       ---------  ---------
CASH, end of period..................  $    11.9  $     4.8
                                       =========  =========

 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                       METALS USA, INC. AND SUBSIDIARIES
             CONDENSED NOTES TO UNAUDITED SUPPLEMENTAL CONSOLIDATED
                              FINANCIAL STATEMENTS
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

1.  ORGANIZATION AND BASIS OF PRESENTATION

  ORGANIZATION

     Metals USA, Inc., a Delaware corporation, ("Metals USA") was founded in July 1996 to become a leading national value-added metals processor/service center, to manufacture higher-value components from processed metals and to pursue aggressively the consolidation of the highly fragmented metals processing industry. Prior to its IPO, Metals USA had not conducted any operations relating to the generation of net sales. Concurrent with the consummation of the IPO, Metals USA acquired, in separate merger transactions, eight companies engaged in the processing of steel, aluminum and specialty metals, as well as the manufacture of metal components. Following the IPO and through March 31, 1998, the Company has acquired numerous additional companies in similar businesses. (See Note 5). Metals USA, together with its wholly-owned subsidiaries, is referred to as the "Company."

  BASIS OF PRESENTATION
     INTERIM FINANCIAL INFORMATION -- The interim consolidated financial statements included herein are unaudited; however, they include all adjustments of a normal recurring nature which, in the opinion of management, are necessary to present fairly the interim consolidated financial information as of and for the periods indicated. All intercompany transactions and balances have been eliminated. Accounting measurements at interim dates inherently involves greater reliance on estimates than at year-end. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the entire year.

     The information contained in the following notes to the accompanying supplemental consolidated financial statements is condensed from that which would appear in the annual audited financial statements; accordingly, the financial statements included herein should be reviewed in conjunction with the Company's audited supplemental consolidated financial statements and related notes thereto contained elsewhere in this Prospectus. Certain capitalized terms used herein have the same meaning given to them in the Supplemental Consolidated Financial Statements.

                       METALS USA, INC. AND SUBSIDIARIES
             CONDENSED NOTES TO UNAUDITED SUPPLEMENTAL CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

  RESTATEMENT OF HISTORICAL FINANCIAL STATEMENTS
     On May 29, 1998, Metals USA completed the acquisition of all the capital stock of Krohn Steel Service Center, Inc. ("Krohn") in a business combination accounted for as a "pooling-of-interests" transaction in accordance with the requirements of APB No. 16. Because the acquisition occurred after March 31, 1998, these restated financial statements are labeled as "Supplemental" in accordance with the rules and regulations of the Securities and Exchange Commission. The following table summarizes the restated consolidated net sales, net income and per shared data of the Company after giving effect to the acquisition of Krohn:

                                                    THREE MONTHS ENDED MARCH 31,
                                           ----------------------------------------------
                                                                            1997
                                                   1998             ---------------------
                                           --------------------                     NET
                                                          NET                     INCOME/
                                           NET SALES     INCOME     NET SALES     (LOSS)
                                           ---------     ------     ---------     -------
Net sales and net income (loss) --
     As previously reported in the
       Company's Form 10-Q for the three
       months ended March 31, 1998......    $ 270.5       $6.7        $65.1        $ (.7)
     Acquisition accounted for as
       pooling-of-interests.............        8.0         .5          6.9           .3
                                           ---------     ------     ---------     -------
          As restated...................    $ 278.5       $7.2        $72.0        $ (.4)
                                           =========     ======     =========     =======
Earnings per share --
     As previously reported in the
       Company's Form 10-Q for the three
       months ended March 31, 1998......                  $.21                     $(.05)
     Acquisition accounted for as
       pooling-of-interests.............                  --                         .02
                                                         ------                   -------
          As restated...................                  $.21                     $(.03)
                                                         ======                   =======
Earnings per share -- assuming
  dilution --
     As previously reported in the
       Company's Form 10-Q for the three
       months ended March 31, 1998......                  $.20                     $(.05)
     Acquisition accounted for as
       pooling-of-interests.............                   .01                       .02
                                                         ------                   -------
          As restated...................                  $.21                     $(.03)
                                                         ======                   =======

  USE OF ESTIMATES AND ASSUMPTIONS
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published and (iii) the reported amount of revenues and expenses recognized during the periods presented. The Company reviews all significant estimates affecting its consolidated financial statements on a recurring basis and records the effect of any necessary adjustments prior to their publication. Adjustments made with respect to the use of estimates often relate to improved information not previously available. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of financial statements. The accompanying consolidated balance sheets include preliminary allocations of the respective purchase price paid for the companies acquired using the "purchase" method of accounting and, accordingly, are subject to final adjustment.

2.  EARNINGS PER SHARE

     The number of shares of common stock used in the computation of Earnings per Share excludes the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. The number of shares of common stock used in the computation of Earnings per Share -- Assuming Dilution reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. The computations result from dividing income available to common stockholders by the applicable weighted average number of common shares outstanding during the period.

     Pro forma combined earnings per share were computed assuming all of the shares issued and outstanding upon completion of the IPO (21,667,023 shares) were issued and outstanding as of January 1,

                       METALS USA, INC. AND SUBSIDIARIES
             CONDENSED NOTES TO UNAUDITED SUPPLEMENTAL CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)
1997. These shares include shares issued to consultants, members of management and the former owners of the Founding Companies, together with the shares sold pursuant to the IPO. Shares issued in connection with the acquisitions are included in the computation of weighted average shares outstanding only for those periods subsequent to their respective dates of acquisition, except for those acquisitions accounted for using the "pooling-of-interests" method, in which case the shares are reflected in the computation of weighted average shares outstanding as of the beginning of the earliest period presented.

     Earnings per Share for the three months ended March 31, 1997, was computed using 9,448,313 shares (the aggregate number of shares issued in connection with the acquisition of entities accounted for using the "pooling-of-interests" method of accounting) for periods prior to July 3, 1996 (date of inception), together with the 4,753,414 shares issued in connection with the organization of Metals USA (which includes shares issued to consultants and management prior to the IPO). Shares issued to consultants and management prior to the IPO were considered to be issued and outstanding from the date of inception without regard to the date such shares were actually issued. Earnings per Share for the three months ended March 31, 1998 was computed using the shares issued in connection with the entities acquired subsequent to December 31, 1997 (all of which were accounted for using the "purchase" method of accounting) such shares in the Earnings per Share computation only from their respective dates of issuance. Earnings per Share -- Assuming Dilution differs from the Earnings per Share computation due to the potential dilution that could occur if options to acquire common stock were exercised or converted into common stock.

3.  INVENTORIES

     Inventories consist of the following:

                                            MARCH 31,     DECEMBER 31,
                                              1998            1997
                                           -----------    ------------
                                           (UNAUDITED)
Raw materials --
     Structural steel...................     $  27.2         $  8.4
     Flat-rolled steel..................        70.5           44.8
     Specialty metals...................        43.5           22.0
     Aluminum products..................         9.6           17.6
     Other..............................          .1            1.7
                                           -----------    ------------
          Total raw materials...........       150.9           94.5
                                           -----------    ------------
Work-in-process and finished goods --
     Structural steel...................        32.6           35.8
     Flat-rolled steel..................        11.0           19.2
     Specialty metals...................         9.5            5.1
     Aluminum products..................        21.2            6.7
                                           -----------    ------------
          Total work-in-process and
             finished goods.............        74.3           66.8
Less -- LIFO reserve....................        (1.9)          (1.9)
                                           -----------    ------------
          Total.........................     $ 223.3         $159.4
                                           ===========    ============

4.  LONG-TERM DEBT

     Long-term debt consists of the following:

                                            MARCH 31,     DECEMBER 31,
                                              1998            1997
                                           -----------    ------------
                                           (UNAUDITED)
8 5/8% Senior Subordinated Notes........     $ 200.0         $--
Borrowings under the Credit Facility....        50.9          144.8
Various issues of Industrial Revenue
  Bonds.................................        21.5           21.6
Obligations under capital leases and
  other.................................        10.6            7.9
                                           -----------    ------------
                                               283.0          174.3
Less -- Current portion.................        (9.8)          (7.2)
                                           -----------    ------------
                                             $ 273.2         $167.1
                                           ===========    ============

                       METALS USA, INC. AND SUBSIDIARIES
             CONDENSED NOTES TO UNAUDITED SUPPLEMENTAL CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     The Company entered into an amended and restated five-year revolving credit facility which provides for borrowings of up to $300.0 on February 11, 1998. Additionally, on February 11, 1998, the Company completed the sale of $200.0 aggregate principal amount of its 8 5/8% Senior Subordinated Notes due 2008 and received $194.5 of net cash proceeds (before estimated expenses of $.8) therefrom. The Company used $179.3 of such proceeds to repay the borrowings outstanding under the Original Credit Facility and Interim Credit Facility on February 11, 1998.

     The Notes call for semi-annual interest payments on February 15 and August 15 of each year, beginning August 15, 1998 and mature on February 15, 2008. The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after February 15, 2003, at redemption rates stated in the indenture governing the Notes (the "Indenture") together with accrued and unpaid interest to the date of redemption. Notwithstanding the foregoing, at any time on or prior to February 15, 2001, the Company may redeem up to 35% of the aggregate principal amount of the Notes originally issued with the net proceeds of one or more offerings of the common stock of the Company, at a redemption price equal to 108.625% of the principal amount thereof, plus accrued and unpaid interest to the date of such redemption; provided that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after such redemption. The Notes are guaranteed by substantially all of the Company's current and future subsidiaries, and contain covenants restricting additional indebtedness, liens, transactions with affiliates, asset sales, investments and mergers and acquisitions of subsidiares. The Notes are subordinate to borrowings under the Credit Facility and will rank PARI PASSU in the right of payment with all other future subordinated debt of the Company and will rank senior to other indebtedness that expressly provides that it is subordinated in right of payment to the Notes. The Company filed a registration statement with the Securities and Exchange Commission on April 9, 1998, under cover of Form S-4 (the "Exchange Offer Registration Statement") relating to an exchange offer for the Notes under the Securities Act of 1933, as amended. The Company has agreed, for the benefit of all holders of the Notes, that it will use its best efforts to cause the Exchange Offer Registration Statement declared effective within 150 days after the issuance of the Notes.

     The Credit Facility matures on February 11, 2003, bears interest at the bank's prime rate or LIBOR, at the Company's option, plus an applicable margin based on the ratio of funded debt to cash flows (as defined). An annual commitment fee of up to 1/4% is payable on any unused portion of the Credit Facility. At March 31, 1998, $249.1 was available to the Company under the Credit Facility. The Credit Facility is used to fund acquisitions, capital expenditures, refinance debt of the companies acquired and for general working capital requirements. Under the terms of the Credit Facility, the Company is required to comply with various affirmative and negative covenants including:
(i) the maintenance of certain financial ratios, (ii) restrictions on additional indebtedness, (iii) restrictions on liens, guarantees and dividends, (iv) obtaining the lenders' consent with respect to certain individual acquisitions, and (v) the maintenance of a specified level of consolidated net worth. In addition, the Company's Credit Facility and the Indenture include restrictions on the ability of the Company to pay dividends. Borrowings under the Credit Facility are secured by the pledge of all of the capital stock of each of the Company's material subsidiaries (as defined). As of June 15, 1998, the Company had outstanding borrowings of $103.9 and $196.1 available for use under the Credit Facility.

5.  ACQUISITIONS

     During the three months ended March 31, 1998, the Company acquired the following metal processing companies: Independent Metals Co., Inc. ("Independent"), Pacific Metal Company ("Pacific"), National Manufacturing, Inc. ("National"), Western Awning Company, Inc. ("Western"), Mark Metals, Inc. and Metalmart, Inc. (collectively, "Metalmart"), The Levinson Steel Company ("Levinson"), Concord Metals

                       METALS USA, INC. AND SUBSIDIARIES
             CONDENSED NOTES TO UNAUDITED SUPPLEMENTAL CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)
Corporation ("Concord"), and the assets of Seaboard Steel and Iron Corporation ("Seaboard"). These acquisitions were accounted for using the "purchase" method of accounting. The aggregate consideration paid by Metals to acquire these companies was approximately $40.7 in cash and 2,965,812 shares of common stock (excluding assumed indebtedness of approximately $47.4).

     The following summarized unaudited pro forma financial information reflects the supplemental consolidated financial information of the Company and assumes the acquisition of the Founding Companies, the Companies acquired through March 31, 1998, and the issuance of the Notes occurred on January 1, 1997. The pro forma decrease in earnings resulting from the issuance of the Notes was approximately $.02 per share for both periods presented.

                                           THREE MONTHS ENDED
                                               MARCH 31,
                                       --------------------------
                                           1998          1997
                                       ------------  ------------
                                              (UNAUDITED)
Net Sales............................  $      323.5  $      282.1
Operating costs and expenses:
     Cost of sales...................         247.0         216.7
     Operating and delivery..........          30.2          27.0
     Selling, general and
       administrative................          21.8          18.8
     Depreciation and amortization...           3.5           3.6
                                       ------------  ------------
Operating income.....................          21.0          16.0
Other (income) expenses:
     Interest expense................           6.7           5.5
     Other...........................            .3           (.2)
                                       ------------  ------------
     Income before income taxes......          14.0          10.7
Provision for income taxes...........           5.7           4.7
                                       ------------  ------------
Net income...........................  $        8.3  $        6.0
                                       ============  ============
Earnings per share...................  $        .23  $        .17
                                       ============  ============
Earnings per share -- assuming
  dilution...........................  $        .23  $        .17
                                       ============  ============
Number of common shares used in the
  per share calculations:
     Earnings per share..............    35,646,038    35,646,038
                                       ============  ============
     Earnings per share -- assuming
       dilution......................    36,358,286    35,671,650
                                       ============  ============

     The preceding unaudited pro forma amounts reflect the supplemental results of operations for Metals USA, the Founding Companies and the other acquisitions completed through March 31, 1998, assuming the transactions were completed on January 1, 1997. Additionally, the amounts shown in the table reflect (a) the reduction in certain related party rental and lease expenses which has been agreed to prospectively; (b) the reduction in salaries, bonuses and benefits to the owners of the acquired companies which they have agreed to prospectively and the reversal of the non-cash compensation charge related to the issuance of common stock to management of and consultants to Metals USA in 1997, partially offset by a charge for recurring salary expenses of management; (c) the amortization of goodwill recorded as a result of the acquisition of the companies acquired over a forty-year estimated life plus additional depreciation expense due to the allocation of a portion of the excess purchase price to property and equipment; (d) the assumed reductions in interest expense due to the refinancing of the outstanding indebtedness in conjunction with the acquisition of the companies acquired, offset by an assumed increase in interest expense incurred in connection with financing the acquisitions; (e) the pre-acquisition results of operations for subsidiares of affiliates of the Founding Companies which were acquired by the Founding Companies prior to the related

                       METALS USA, INC. AND SUBSIDIARIES
             CONDENSED NOTES TO UNAUDITED SUPPLEMENTAL CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)
acquisition by Metals USA, as if those previous acquisitions were completed as of January 1, 1997; (f) a charge eliminating the gains recorded as historical LIFO adjustments to cost of sales as a result of the restatement of base year LIFO costs to the appropriate replacement costs as if the acquisitions occured on January 1, 1997; (g) certain other nonrecurring expenses with respect to the companies acquired, such as expenses associated with compensation plans which were terminated in conjunction with the acquisitions of their repective companies; (h) the incremental interest expense and amortization of deferred financing costs incurred as a result of the issuance of the Notes and the Credit Facility, net of the repayment of outstanding indebtedness of the Company and
(i) the incremental provision for federal and state income taxes for all entities being combined.

6.  SUPPLEMENTAL INFORMATION

  SUPPLEMENTAL CASH FLOW INFORMATION

                                        THREE MONTHS ENDED
                                            MARCH 31,
                                       --------------------
                                         1998       1997
                                       ---------  ---------
Supplemental cash flow information:
  Cash paid for interest.............  $     2.6  $      .4
  Cash paid for income taxes.........        2.8         .2
Non-cash investing and financing
activities:
  Purchase of businesses for stock...       38.6     --

  COMPENSATION CHARGE

     During the three months ended March 31, 1997, the Company sold an aggregate of 309,500 shares of common stock to management and consultants to the Company for $0.01 per share. As a result, the Company recorded a non-recurring, non-cash compensation charge of $2.8 representing the difference between the amount paid for the shares and the estimated fair value of the shares on the date of sale, as if the Founding Companies were combined.

7.  COMMITMENTS AND CONTINGENCIES

     Subsidiaries of the Company are involved in a variety of claims, lawsuits and other disputes arising in the ordinary course of business. The Company believes the resolution of these matters and the incurrence of their related costs and expenses should not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

8.  SUBSEQUENT EVENTS

     On March 23, 1998, the Company announced that it agreed to make an offer for all of the issued and outstanding common shares of Ideal Metal Inc. ("Ideal") at a cash price of CAN$5.25 per share. Another company made a competing offer and on April 28, 1998, the Company received the agreed compensatory fee of U.S.$1.7 (CAN$2.5) as a result of the competing offer.

     Subsequent to March 31, 1998, the Company acquired the following metal processing companies: Industrial Metals, Inc. ("Industrial"), Sierra Pacific Steel, Inc. ("Sierra"), Fullerton Industries, Inc. ("Fullerton"), Faitoute Steel Company, Inc. ("Faitoute"), Steel Manufacturing and Warehouse Company ("Steel Manufacturing") and Wilkof-Morris Steel Corporation ("Wilkof").
These acquisitions were accounted for using the "purchase" method of accounting. In addition, the Company completed the acquisition of Krohn Steel Service Center, Inc. ("Krohn"), which was accounted for using the "pooling-of-interests" method of accounting. The aggregate consideration paid by the Company to acquire these

                       METALS USA, INC. AND SUBSIDIARIES
             CONDENSED NOTES TO UNAUDITED SUPPLEMENTAL CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)
companies was approximately $22.0 in cash and 2,715,631 shares of common stock (excluding assumed indebtedness of approximately $18.7).

     On April 20, 1998, the Company filed a shelf registration statement with the Securities and Exchange Commission under cover of Form S-1 (the "1998 Shelf Registration Statement") relating to the issuance of up to 10,000,000 shares of common stock to be issued in connection with future acquisitions. The 1998 Shelf Registration Statement was declared effective on April 22, 1998.

     On May 20, 1998, the Company's stockholders approved an increase in the number of authorized shares of Common Stock to 200,000,000.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Metals USA, Inc.:

We have audited the accompanying consolidated balance sheets of Metals USA, Inc. (a Delaware corporation) and subsidiaries (the "Company") as of December 31, 1997 and 1996, and the related consolidated statements of operations, cash flows and stockholders' equity for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Metals USA, Inc. and subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
February 12, 1998

                       METALS USA, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                           DECEMBER 31,
                                       --------------------
                                         1997       1996
                                       ---------  ---------
               ASSETS
Current assets:
     Cash............................  $     7.3  $     1.7
     Accounts receivable, net of
      allowance of $3.6 and $.3......       91.4       21.1
     Inventories.....................      153.8       41.2
     Prepaid expenses................        1.8         .7
     Deferred income tax asset.......        1.4        1.0
     Other...........................        2.2         .6
                                       ---------  ---------
          Total current assets.......      257.9       66.3
Property and equipment, net..........       82.5       26.7
Goodwill, net........................      120.1     --
Other assets, net....................        6.5        2.1
                                       ---------  ---------
          Total assets...............  $   467.0  $    95.1
                                       =========  =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable................  $    50.9  $    15.2
     Accrued liabilities.............       12.9        2.4
     Current portion of long-term
      debt...........................        5.9        1.9
     Income taxes payable............        1.6         .5
                                       ---------  ---------
          Total current
        liabilities..................       71.3       20.0
Long-term debt, less current
     portion.........................      167.1       24.6
Deferred income taxes................        7.0         .3
Other long-term liabilities..........        4.5        1.0
                                       ---------  ---------
          Total liabilities..........      249.9       45.9
                                       ---------  ---------
Commitments and contingencies
Stockholders' equity:
     Preferred stock, $.01 par value,
      5,000,000 shares authorized,
      none issued
      and outstanding...............     --         --
     Common stock, $.01 par value,
      53,122,914 shares authorized,
      31,461,924 and 11,997,925
      shares outstanding,
      respectively...................         .3         .1
     Additional paid-in capital......      183.2       17.0
     Unearned compensation...........       (1.5)      (1.8)
     Retained earnings...............       35.1       33.9
                                       ---------  ---------
        Total stockholders'
        equity.......................      217.1       49.2
                                       ---------  ---------
        Total liabilities and
        stockholders' equity.........  $   467.0  $    95.1
                                       =========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

                       METALS USA, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                FOR THE YEARS ENDED
                                                   DECEMBER 31,
                                          -------------------------------
                                            1997       1996       1995
                                          ---------  ---------  ---------
Net sales...............................  $   507.8  $   240.1  $   235.2
Operating costs and expenses:
     Cost of sales......................      390.7      183.6      183.8
     Operating and delivery.............       52.2       24.0       20.7
     Selling, general and
       administrative...................       39.4       19.8       14.2
     Depreciation and amortization......        5.4        3.5        2.8
                                          ---------  ---------  ---------
Operating income........................       20.1        9.2       13.7
Other (income) expense:
     Interest expense...................        5.0        1.7        2.3
     Other income.......................        (.1)       (.4)       (.3)
                                          ---------  ---------  ---------
Income before income taxes..............       15.2        7.9       11.7
Provision for income taxes..............        9.2        4.6        4.8
                                          ---------  ---------  ---------
Net income..............................  $     6.0  $     3.3  $     6.9
                                          =========  =========  =========
Earnings per share......................  $     .28  $     .31  $     .84
                                          =========  =========  =========
Earnings per share -- assuming
  dilution..............................  $     .28  $     .31  $     .84
                                          =========  =========  =========
Number of common shares used in the per
  share calculations:
     Earnings per share.................       21.3       10.6        8.2
                                          =========  =========  =========
     Earnings per share -- assuming
       dilution.........................       21.6       10.6        8.2
                                          =========  =========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

                       METALS USA, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN MILLIONS)

                                             FOR THE YEARS ENDED
                                                DECEMBER 31,
                                       -------------------------------
                                         1997       1996       1995
                                       ---------  ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income.......................  $     6.0  $     3.3  $     6.9
    Adjustments to reconcile net
     income to net cash provided by
     operating activities --
         Capital contributions
           attributable to deemed tax
           payments of S
           Corporations..............        2.9        2.4        2.9
         Provision for bad debts.....         .6         .2         .3
         Depreciation and
           amortization..............        5.4        3.5        2.8
         Deferred income taxes.......         .6        (.2)        .1
         Deferred financing costs
           incurred..................       (1.0)    --             .1
         Compensation charged against
           notes receivable..........     --             .5     --
         Compensation
           expense -- management
           shares....................        6.0        3.6     --
         Changes in operating assets
           and liabilities, net of
           business acquisitions --
             Accounts receivable.....        2.4     --            2.7
             Inventories.............       (6.4)      (9.7)      10.4
             Prepaid expenses and
               other assets..........        (.3)       (.2)        .1
             Accounts payable and
               accrued liabilities...      (14.2)       4.7       (3.5)
             Income taxes payable....         .4         .2     --
         Other operating.............        (.1)       (.4)       (.2)
                                       ---------  ---------  ---------
                  Net cash provided
                    by operating
                    activities.......        2.3        7.9       22.6
                                       ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property............      (18.5)      (6.5)      (8.5)
    Purchase of businesses, net of
     acquired cash...................      (68.6)    --           (6.0)
    Other investing..................        1.4         .2        (.1)
                                       ---------  ---------  ---------
                  Net cash used in
                    investing
                    activities.......      (85.7)      (6.3)     (14.6)
                                       ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Issuance of stock................       58.3     --         --
    Distributions to shareholders....       (4.8)      (3.9)      (5.1)
    Net borrowings (repayments) on
     long-term debt..................       (4.0)      (2.0)       3.1
    Net borrowings (repayments) on
     revolving credit facilities.....       39.6        3.1       (3.7)
    Net payments on notes payable to
     affiliates......................        (.3)       (.4)       (.5)
    Other financing..................         .2         .2     --
                                       ---------  ---------  ---------
                  Net cash provided
                    by (used in)
                    financing
                    activities.......       89.0       (3.0)      (6.2)
                                       ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH......        5.6       (1.4)       1.8
CASH, beginning of period............        1.7        3.1        1.3
                                       ---------  ---------  ---------
CASH, end of period..................  $     7.3  $     1.7  $     3.1
                                       =========  =========  =========
SUPPLEMENTAL CASH FLOW INFORMATION:
    Cash paid for --
         Interest....................  $     4.9  $     1.6  $     2.2
         Income taxes................        5.5        2.1        1.7
    Non-cash activities --
         Retirement plan contribution
           charged to unearned
           compensation and
           additional paid-in
           capital...................         .4         .6         .6
         Purchase of businesses for
           stock.....................      197.6     --         --

  The accompanying notes are an integral part of these consolidated financial statements.

                       METALS USA, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN MILLIONS)

                                                   ADDITIONAL
                                        COMMON       PAID-IN        UNEARNED       RETAINED
                                         STOCK       CAPITAL      COMPENSATION     EARNINGS      TOTAL
                                        -------    -----------    -------------    ---------   ---------
BALANCE, December 31, 1994...........    $  .1       $   7.6          $(2.9)        $  31.7    $    36.5
  Shares released under leveraged
     ESOP Plan.......................     --              .1             .5           --              .6
  Capital contributions attributable
     to deemed tax payments of S
     Corporation.....................     --             2.9         --               --             2.9
  Distributions......................     --          --             --                (5.1)        (5.1)
  Net income.........................     --          --             --                 6.9          6.9
                                        -------    -----------    -------------    ---------   ---------
BALANCE, December 31, 1995...........       .1          10.6           (2.4)           33.5         41.8
  Adjustment to conform fiscal
     year-ends.......................     --              .1             .2             1.0          1.3
  Shares released under leveraged
     ESOP Plan.......................     --              .2             .4           --              .6
  Other adjustments..................     --              .1         --               --              .1
  Shares issued to members of
     management......................     --             3.6         --               --             3.6
  Capital contributions attributable
     to deemed tax payments of S
     Corporations....................     --             2.4         --               --             2.4
  Distributions......................     --          --             --                (3.9)        (3.9)
  Net income.........................     --          --             --                 3.3          3.3
                                        -------    -----------    -------------    ---------   ---------
BALANCE, December 31, 1996...........       .1          17.0           (1.8)           33.9         49.2
  Shares issued to members of
     management......................     --             6.0         --               --             6.0
  Shares sold in connection with the
     IPO.............................       .1          58.2         --               --            58.3
  Shares issued in connection with
     the acquisition of the Founding
     Companies.......................       .1          80.1         --               --            80.2
  Shares issued in connection with
     the Subsequent Acquisitions.....     --            18.6         --               --            18.6
  Shares released under leveraged
     ESOP Plan.......................     --              .1             .3           --              .4
  Other adjustments..................     --              .3         --               --              .3
  Capital contributions attributable
     to deemed tax payments of S
     Corporations....................     --             2.9         --               --             2.9
  Distributions......................     --          --             --                (4.8)        (4.8)
  Net income.........................     --          --             --                 6.0          6.0
                                        -------    -----------    -------------    ---------   ---------
BALANCE, December 31, 1997...........    $  .3       $ 183.2          $(1.5)        $  35.1    $   217.1
                                        =======    ===========    =============    =========   =========

  The accompanying notes are an integral part of these consolidated financial statements.

                       METALS USA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

1.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

     Metals USA, Inc., a Delaware corporation, ("Metals USA") was founded on July 3, 1996 to become a leading national value-added metals processor service center, to manufacture higher-value components from processed metals and to pursue aggressively the consolidation of the highly fragmented metals processing industry. Prior to its initial public offering ("IPO"), Metals USA had conducted no operations. Concurrent with the consummation of its IPO on July 11, 1997, Metals USA acquired, in separate transactions (the "Mergers") eight companies (the "Founding Companies") engaged in the processing of steel, aluminum and specialty metals, as well as the manufacture of metal components. Following the IPO and through December 31, 1997, Metals USA acquired seven additional companies and subsequent to December 31, 1997, acquired eight additional companies in similar businesses (See Note 2). Certain of the companies acquired after the IPO were accounted for using the "pooling-of-interests" method, resulting in a restatement of the Company's financial statements for all periods presented (See Note 2). References herein to the "Company" include Metals USA and its subsidiaries.

     The Company sells to businesses such as the machining, furniture, transportation equipment, power and process equipment, industrial/commercial construction, consumer durables and electrical equipment industries, and machinery and equipment manufacturers. The Company believes that its broad customer base and its wide array of metals processing capabilities, products and services, coupled with its broad geographic coverage of the United States, reduce the Company's susceptibility to economic fluctuations affecting any one industry or geographical area.

  USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published and (iii) the reported amount of revenues and expenses recognized during the periods presented. The Company reviews all significant estimates affecting its consolidated financial statements on a recurring basis and records the effect of any necessary adjustments prior to their publication. Adjustments made with respect to the use of estimates often relate to improved information not previously available. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of financial statements.

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION -- The consolidated financial statements include the accounts of Metals USA and its subsidiaries. All intercompany accounts and transactions have been eliminated in the consolidated financial statements. Certain reclassifications have been made to prior years' financial statements to be consistent with the current year's presentation.

     INVENTORIES -- Inventories are stated at the lower of cost or market. Certain of the Company's subsidiaries use the last-in first-out ("LIFO") method of accounting for inventories and other subsidiaries use a variety of methods including specific identification, average cost and the first-in first-out ("FIFO") method of accounting. As of December 31, 1997 and 1996, approximately 46.4% and 52.2%, respectively of the consolidated inventories were accounted for using the LIFO method of accounting.

     PROPERTY AND EQUIPMENT -- Property and equipment is stated at cost, net of accumulated depreciation. Depreciation is computed utilizing the straight-line method at rates based upon the estimated useful lives of the various classes of assets.

     GOODWILL -- Goodwill represents the excess of cost over the estimated fair value of identifiable assets of the businesses acquired using the "purchase" method of accounting. Goodwill is stated at cost, net of

                       METALS USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

accumulated amortization, and is being amortized over a forty-year life using the straight-line method. The Company reviews the recoverability of goodwill and other long-lived assets including other intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may be impaired. The Company has not recorded any impairment losses with respect to goodwill, other long-lived assets or other intangible assets as of December 31, 1997. Accumulated amortization totaled $1.2 as of December 31, 1997.

     OTHER ASSETS -- Other assets include deferred financing costs and other intangible assets, which are being amortized over the estimated useful life of the related borrowing or intangible asset. Accumulated amortization of other assets totaled $1.1 and $.5 as of December 31, 1997 and 1996, respectively.

     FAIR VALUE OF FINANCIAL INSTRUMENTS -- The fair value of the notes payable is estimated based on interest rates for the same or similar debt offered to the Company having the same or similar remaining maturities and collateral requirements. The carrying amounts of notes payable approximate fair value at the applicable balance sheet dates.

     CONCENTRATION OF CREDIT RISK -- Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash deposits, trade accounts and notes receivable. Concentrations of credit risk with respect to trade accounts are within the machining, furniture, transportation equipment, power and process equipment, industrial/commercial construction, consumer durables and electrical equipment industries, and machinery and equipment manufacturers. Generally, credit is extended once appropriate credit history and references have been obtained. Adjustments to the allowance for doubtful accounts are made periodically (as circumstances warrant) based upon the expected collectibility of all such accounts. The Company periodically reviews the credit history of its customers and generally does not require collateral for the extension of credit.

     INCOME TAXES -- The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS No. 109"), "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Provision for income taxes represents the amount of taxes payable and the applicable changes in deferred tax assets and liabilities.

     EARNINGS PER SHARE -- In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 ("SFAS No. 128"), "Earnings Per Share." The Company adopted SFAS No. 128 for the year ended December 31, 1997. SFAS No. 128 simplifies the standards required under current accounting rules for computing earnings per share and replaces the presentation of primary earnings per share and fully diluted earnings per share with a presentation of basic earnings per share ("Earnings per Share") and diluted earnings per share ("Earnings per Share -- Assuming Dilution").
Earnings per Share excludes dilution and is determined by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Earnings per Share -- Assuming Dilution reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. Earnings per Share -- Assuming Dilution is computed similarly to fully diluted earnings per share under previous accounting rules.

     Earnings per Share was computed using 8,230,011 shares (the aggregate number of shares issued in connection with the acquisition of entities accounted for using the "pooling-of-interests" method of accounting) for periods prior to July 3, 1996 (date of inception). The 4,753,414 shares issued in connection with the organization of Metals USA, including shares issued to management, were considered to be issued and outstanding from the date of inception without regard to the date such shares were actually issued. The

                       METALS USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

6,785,000 shares issued in connection with the IPO and the 11,693,499 shares issued in connection with the entities acquired using the "purchase" method of accounting have been included in the Earnings per Share computation only from their respective dates of issuance, resulting in weighted average shares of 8,341,480 for the year ended December 31, 1997. Earnings per Share -- Assuming Dilution differs from the Earnings per Share computation due to the inclusion of stock options that were dilutive.

     STOCK BASED COMPENSATION -- Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation," allows entities to choose between the fair value based method of accounting for employee stock options or similar equity instruments and the intrinsic, value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees."
The Company has elected to account for stock options or similar equity instruments using the intrinsic, value-based method of accounting prescribed in APB No. 25.

2.  BUSINESS COMBINATIONS

  POOLING TRANSACTIONS

     On September 26, 1997, Metals USA completed the acquisition of all the capital stock of Jeffreys Steel Company, Inc. ("Jeffreys") in a business combination accounted for as a "pooling-of-interests" transaction in accordance with the requirements of Accounting Principles Board Opinion No. 16 ("APB No. 16"), "Business Combinations." Jeffreys is headquartered in
Mobile, Alabama, and is engaged in the wholesale and retail sale of steel. Jeffreys has historically reported on a July 31 fiscal year-end. For purposes of the merger with Metals USA, the accompanying financial statements reflect Jeffreys on a calendar year-end basis effective January 1, 1996. The historical financial information of Jeffreys for the year ended July 31, 1995 has been included in the Company's consolidated financial statements for the year ended December 31, 1995. The net sales and net income of Jeffreys for the period from August 1, 1995, through December 31, 1995, were $51.0 and $1.0, respectively. The net income of Jeffreys for this transition period is included in the accompanying consolidated statements of stockholders' equity as an adjustment to retained earnings in order to conform their fiscal year to that of the Company.

     On November 20, 1997, Metals USA completed the acquisition of all the capital stock of Wayne Steel, Inc. ("Wayne") in a business combination accounted for as a "pooling-of-interests" transaction in accordance with the requirements of APB No. 16. Wayne operates as a wholesaler and processor of steel and aluminum flat rolled products and is headquartered in Wooster, Ohio. Prior to the acquisition by Metals USA, the shareholders of Wayne had elected to be taxed as an S Corporation; accordingly, any federal income tax liabilities for the periods prior to the acquisition date were the responsibility of the respective stockholders. For purposes of these consolidated financial statements, federal income taxes have been provided as if Wayne had filed C Corporation tax returns for the pre-acquisition periods, with the current income tax provisions reflected in the consolidated financial statements as increases to additional paid-in capital. Collectively, Metals USA issued 8,230,011 shares of common stock in exchange for all of the capital stock of Jeffreys and Wayne. The unaudited aggregate pre-acquisition net sales and net income for Jeffreys and Wayne during 1997 were $210.1 and $7.3, respectively. There were no transactions between Metals USA, Jeffreys or Wayne during periods prior to these business combinations.

  PURCHASE TRANSACTIONS

     Concurrent with the completion of its IPO on July 11, 1997, Metals USA acquired the eight Founding Companies, which are in the metal processing and distribution business. The companies acquired were Affiliated Metals Company headquartered in Granite City, Illinois; Interstate Steel Supply Co. headquartered in Philadelphia, Pennsylvania; Queensboro Steel Corporation headquartered in Wilmington, North Carolina; Southern Alloy of America, Inc. headquartered in Salisbury, North Carolina; Steel Service Systems, Inc. headquartered in Horicon, Wisconsin; Texas Aluminum Industries, Inc./The Cornerstone

                       METALS USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Group headquartered in Houston, Texas; Uni-Steel, Inc. headquartered in Enid, Oklahoma and Williams Steel & Supply Co., Inc. headquartered in Milwaukee, Wisconsin. The acquisition of each of the Founding Companies was accounted for using the "purchase" method of accounting in accordance with APB No. 16. The aggregate consideration paid by Metals USA to acquire the Founding Companies was approximately $27.8 in cash, 10,128,609 shares of common stock and the assumption of $92.6 of debt.

     Subsequent to the IPO, Metals USA acquired five additional companies using the "purchase" method of accounting in accordance with APB No. 16. The acquisitions completed in September 1997 included Harvey Titanium, Ltd. headquartered in Santa Monica, California; Meier Metal Servicenters, Inc. headquartered in Hazel Park, Michigan and the business of Federal Bronze Products, Inc., headquartered in Newark, New Jersey. The acquisitions completed in December 1997 included Royal Aluminum, Inc. headquartered in Leesburg, Florida and R. J. Fabricating Inc. headquartered in Milwaukee, Wisconsin. These five companies are referred to collectively as the "1997 Subsequent Acquisitions." The aggregate consideration paid by Metals USA for the 1997 Subsequent Acquisitions consists of approximately $44.1 in cash, 1,564,890 shares of common stock and the assumption of indebtedness of approximately $15.4.

     The Company has recorded the excess of the purchase price over the estimated fair value of identifiable assets acquired in connection with both the Founding Companies and the 1997 Subsequent Acquisitions as "goodwill" in the accompanying consolidated balance sheet. The goodwill is being amortized over a forty-year period. The results of operations of the Founding Companies and the 1997 Subsequent Acquisitions are included in the accompanying consolidated financial statements from their respective dates of acquisition.

     The following summarized unaudited pro forma financial information assumes the acquisition of the Founding Companies, the 1997 Subsequent Acquisitions and the issuance of the Notes (as defined in Note 6) occurred on January 1, 1996. The pro forma decrease in earnings resulting from the issuance of the Notes was approximately $.11 per share for both periods presented.

                                       YEARS ENDED DECEMBER
                                               31,
                                       --------------------
                                         1997       1996
                                       ---------  ---------
                                           (UNAUDITED)
Net sales............................  $   854.5  $   763.5
Operating costs and expenses:
     Cost of sales...................      655.7      583.0
     Operating and delivery..........       86.2       75.4
     Selling, general and
       administrative................       56.0       50.2
     Depreciation and amortization...       10.2       11.1
                                       ---------  ---------
Operating income.....................       46.4       43.8
Interest expense.....................       16.4       15.4
Other (income) expense...............         .7       (1.0)
                                       ---------  ---------
Income before income taxes...........       29.3       29.4
Provision for income taxes...........       12.4       12.7
                                       ---------  ---------
Net income...........................  $    16.9  $    16.7
                                       =========  =========
Earnings per share...................  $     .54  $     .53
                                       =========  =========
Earnings per share -- assuming
  dilution...........................  $     .53  $     .53
                                       =========  =========
Number of common shares used in per
  share calculations:
     Earnings per share..............       31.5       31.5
                                       =========  =========
     Earnings per share -- assuming
       dilution......................  $    31.8  $    31.5
                                       =========  =========

     The preceding pro forma amounts reflect the results of operations for the Metals USA, the Founding Companies and the 1997 Subsequent Acquisitions, assuming the transactions were completed on January 1,

                       METALS USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

1996. Additionally, the amounts shown in the table reflect (a) the reduction in certain related party rental and lease expenses which has been agreed to prospectively; (b) the reduction in salaries, bonuses and benefits to the owners of the acquired companies which they have agreed to prospectively and the reversal of the non-cash compensation charge related to the issuance of 985,500 and 400,000 shares of common stock to management of and consultants to Metals USA in 1997 and 1996, respectively, partially offset by a charge for recurring salary expenses of management; (c) the amortization of goodwill recorded as a result of the acquisition of the Founding Companies and 1997 Subsequent Acquisitions over a forty-year estimated life plus additional depreciation expense due to the allocation of a portion of the excess purchase price to property and equipment; (d) the assumed reductions in interest expense due to the refinancing of the outstanding indebtedness in conjunction with the acquisition of the Founding Companies and 1997 Subsequent Acquisitions, offset by an assumed increase in interest expense incurred in connection with financing the acquisitions; (e) the pre-acquisition results of operations for subsidiaries or affiliates of the Founding Companies which were acquired by the Founding Companies prior to the related acquisition by Metals USA, as if those previous acquisitions were completed as of January 1, 1996; (f) a charge eliminating the gains recorded as historical LIFO adjustments to cost of sales as a result of the restatement of base year LIFO costs to the appropriate replacement costs as if the acquisitions occurred on January 1, 1996; (g) certain other nonrecurring expenses with respect to the 1997 Subsequent Acquisitions, such as expenses associated with compensation plans which were terminated in conjunction with the acquisitions of their respective companies; (h) the incremental interest expense and amortization of deferred financing costs incurred as a result of the issuance of the Notes and the Credit Facility (as defined in Note 6), net of the repayment of outstanding indebtedness of the Company and (i) the incremental provision for federal and state income taxes for all entities being combined.

3.  INVENTORIES

     Inventories consist of the following:

                                           DECEMBER 31,
                                       --------------------
                                         1997       1996
                                       ---------  ---------
Raw materials --
     Structural steel................  $     8.4  $    19.7
     Flat-rolled steel...............       39.0       13.2
     Specialty metals................       22.0     --
     Aluminum products...............       17.6         .6
     Other...........................        1.9        3.9
                                       ---------  ---------
          Total raw materials........       88.9       37.4
                                       ---------  ---------
Work-in-process and finished goods --
     Structural steel................       35.8     --
     Flat-rolled steel...............       19.2        5.1
     Specialty metals................        5.1     --
     Aluminum products...............        6.7         .4
                                       ---------  ---------
          Total work-in-process and
             finished goods..........       66.8        5.5
                                       ---------  ---------
Less -- LIFO reserve.................       (1.9)      (1.7)
                                       ---------  ---------
          Total......................  $   153.8  $    41.2
                                       =========  =========

     The replacement cost of the Company's inventory exceeds the historical cost of the inventory, computed using the LIFO method of valuation, as reported in the accompanying consolidated financial statements. If the FIFO method had been used for all inventories, the carrying value would have been $155.7 and $42.9 at December 31, 1997 and 1996, respectively. Additionally, net income would have been $6.1, $3.4 and $6.6 for the years ended December 31, 1997, 1996 and 1995, respectively.

                       METALS USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

4.  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                           DECEMBER 31,
                                         ESTIMATED     --------------------
                                        USEFUL LIVES     1997       1996
                                        ------------   ---------  ---------
Land.................................                  $     3.8  $     1.5
Building and improvements............     5-40 years        34.3       17.3
Machinery and equipment..............     7-25 years        56.7       19.2
Automobiles and trucks...............     3-12 years         7.3        4.9
                                                       ---------  ---------
                                                           102.1       42.9
Less -- Accumulated depreciation.....                      (19.6)     (16.2)
                                                       ---------  ---------
     Total...........................                  $    82.5  $    26.7
                                                       =========  =========

     Depreciation expense for the years ended December 31, 1997, 1996 and 1995 was $3.9, $3.3 and $2.7, respectively. Additionally, following the acquisitions of Wayne and Jeffreys, the Company revised the estimated useful lives of the depreciable assets of Wayne and Jeffreys to conform to the conventions adopted by the Founding Companies. This revision reduced depreciation expense in 1997 as compared to 1996 by approximately $1.2.

5.  ACCRUED LIABILITIES

     Accrued liabilities consist of the following:

                                           DECEMBER 31,
                                       --------------------
                                         1997       1996
                                       ---------  ---------
Accrued salaries and employee
  benefits...........................  $     5.0  $     1.0
Accrued taxes other than income......        1.8         .4
Accrued interest.....................        1.3         .2
Accrued profit sharing...............        1.2         .3
Other................................        3.6         .5
                                       ---------  ---------
     Total...........................  $    12.9  $     2.4
                                       =========  =========

6.  LONG-TERM DEBT

     Long-term debt consists of the following:

                                           DECEMBER 31,
                                       --------------------
                                         1997       1996
                                       ---------  ---------
Borrowings under the Credit
Facility.............................  $   144.8  $  --
Revolving credit facility with
  interest at prime less 1.0%,
  maturing on December 31, 1998,
  secured by inventory and trade
  accounts receivable................     --           13.3
Various issues of Industrial Revenue
  Bonds..............................       21.6        8.0
Notes payable to former employee
  stock ownership plan and trust
  members payable in annual
  installments including interest at
  prime with an 8.5% cap through
  February 1998......................        1.7        2.1
Obligations under capital leases and
  other..............................        4.9        3.1
                                       ---------  ---------
                                           173.0       26.5
Less -- Current portion..............       (5.9)      (1.9)
                                       ---------  ---------
                                       $   167.1  $    24.6
                                       =========  =========

                       METALS USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     Scheduled maturities of long-term debt for the years ending December 31 are as follows: 1998 -- $5.9; 1999 -- $2.2; 2000 -- $2.5; 2001 -- $2.4; 2002 --
$2.3; thereafter -- $157.7.

     The Industrial Revenue Bonds (the "IRBs") are payable in installments ranging from monthly to annual with variable interest ranging from 4.35% to 6.61% per annum at December 31, 1997 and mature from May 1, 2003 to May 1, 2009. The IRBs are secured by real estate and equipment acquired with proceeds from these bonds with a net book value of $21.2 at December 31, 1997. The IRBs place various restrictions on certain of the Company's subsidiaries, including but not limited to maintenance of required insurance coverage, maintenance of certain financial ratios, limits on capital expenditures, maintenance of tangible net worth and letters of credit.

     Concurrent with the IPO, the Company obtained an initial $150.0 unsecured revolving credit facility (the "Original Credit Facility") which was used to fund acquisitions, refinance certain indebtedness of the acquired companies and for general corporate and working capital requirements. In January 1998, the Company obtained a $50.0 unsecured revolving credit facility (the "Interim Credit Facility") to meet its acquisition related cash requirements pending the completion of an extension and modification of the Original Credit Facility to provide for up to $300.0 of borrowing availability. The closing of the extension and modification of the $300.0 credit facility (the "Credit Facility") on February 11, 1998 stipulated the termination of the Interim Credit Facility. The Credit Facility matures in February 2003, bears interest at the bank's prime rate or LIBOR, at Metals USA's option, plus an applicable margin based on the ratio of funded debt to cash flows (as defined). An annual commitment fee of up to 1/4% is payable on any unused portion of the Credit Facility. The Company will use the Credit Facility to fund acquisitions, make capital expenditures, refinance debt of the companies acquired and for general working capital requirements. Borrowings under the Credit Facility are secured by the pledge of all of the capital stock of each of the Company's material subsidiaries (as defined). In connection with the IPO, the Mergers and the 1997 Subsequent Acquisitions, the revolving credit facility and certain other obligations outstanding as of December 31, 1996 (including certain obligations of the acquired companies) were repaid with the borrowings under the Credit Facility.

     The Credit Facility requires the Company to comply with various affirmative and negative covenants including: (i) the maintenance of certain financial ratios, (ii) restrictions on additional indebtedness, (iii) restrictions on liens, guarantees and dividends, (iv) obtaining the lenders' consent with respect to certain individual acquisitions, and (v) maintenance of a specified level of consolidated net worth. At December 31, 1997, the Company was precluded from the payment of dividends under the terms of the Credit Facility.

     On February 11, 1998, the Company completed the sale of $200.0 aggregate principal amount of the Company's 8 5/8% Senior Subordinated Notes due 2008 (the "Notes"). The Company received $194.5 of net cash proceeds (before expected expenses of $.8 upon closing). The Company used $179.3 of such proceeds to repay the borrowings outstanding under the Original Credit Facility and Interim Credit Facility on February 11, 1998. As of February 12, 1998, the entire amount of the Credit Facility was available to the Company.

     The Notes call for semi-annual interest payments on February 15 and August 15 of each year, beginning August 15, 1998 and mature on February 15, 2008. The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after February 15, 2003, at the following redemption prices:
2003 -- 104.313%; 2004 -- 102.875%; 2005 -- 101.438%; thereafter -- 100.00%, together with accrued and unpaid interest to the date of redemption. Notwithstanding the foregoing, at any time on or prior to February 15, 2001, the Company may redeem up to 35% of the aggregate principal amount of the Notes originally issued with the net proceeds of one or more offerings of the common stock of the Company, at a redemption price equal to 108.625% of the principal amount thereof, plus accrued and unpaid interest to the

                       METALS USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

date of such redemption; provided that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after such redemption. The Notes are guaranteed by substantially all of the Company's current and future subsidiaries, and contain certain covenants restricting additional indebtedness, liens, transactions with affiliates, asset sales, investments, payment restrictions affecting subsidiaries and mergers and acquisitions of subsidiaries. The Notes are subordinate to borrowings under the Credit Facility and will rank PARI PASSU in right of payment with all other future subordinated debt of the Company and will rank senior to other indebtedness that expressly provides that it is subordinated in right of payment to the Notes. The Company has agreed, for the benefit of all holders of the Notes, that it will file a registration statement within 60 days after the issuance of the Notes relating to an exchange offer for the Notes under the Securities Act of 1933, as amended.

7.  INCOME TAXES

     The components of the provision for income taxes are as follows:

                                          YEARS ENDED DECEMBER 31,
                                       -------------------------------
                                         1997       1996       1995
                                       ---------  ---------  ---------
Federal --
     Current.........................  $     7.9  $     3.9  $     3.8
     Deferred........................        (.3)       (.2)        .1
                                       ---------  ---------  ---------
                                             7.6        3.7        3.9
State --
     Current.........................        1.6         .9         .9
                                       ---------  ---------  ---------
          Total provision............  $     9.2  $     4.6  $     4.8
                                       =========  =========  =========

     The provision for income taxes differs from an amount computed at the statutory rates as follows:

                                          YEARS ENDED DECEMBER 31,
                                       -------------------------------
                                         1997       1996       1995
                                       ---------  ---------  ---------
Federal income tax at statutory
  rates..............................  $     5.3  $     2.8  $     4.1
State income taxes, net of federal
  income tax benefit.................        1.0         .4         .5
Nondeductible expenses:
     Stock compensation..............        2.1        1.3     --
     Amortization of goodwill........         .4     --         --
     Other...........................         .4         .1         .2
                                       ---------  ---------  ---------
                                       $     9.2  $     4.6  $     4.8
                                       =========  =========  =========

                       METALS USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     The significant items giving rise to the deferred tax assets (liabilities) are as follows:

                                            DECEMBER 31,
                                       ----------------------
                                          1997        1996
                                       ----------  ----------
Deferred tax assets --
     Allowance for doubtful
       accounts......................  $      1.0  $       .1
     Uniform capitalization of
       inventory.....................         1.7          .6
     Nonqualified plan
      contribution...................      --              .2
     Accrued liabilities.............         2.0          .2
     Deferred compensation...........          .5      --
     Net operating loss
       carryforward..................          .3      --
     State taxes.....................          .3      --
                                       ----------  ----------
          Total deferred tax
          assets.....................         5.8         1.1
                                       ----------  ----------
Deferred tax liabilities --
     Property and equipment..........        (6.5)        (.3)
     Inventories -- LIFO reserve.....        (3.3)     --
     Foreign investments.............         (.9)     --
     Other...........................         (.5)        (.1)
                                       ----------  ----------
          Total deferred tax
            liabilities..............       (11.2)        (.4)
Valuation allowance..................         (.3)     --
                                       ----------  ----------
          Net deferred tax
            (liabilities) assets.....  $     (5.7) $       .7
                                       ==========  ==========

8.  STOCKHOLDERS' EQUITY

  COMMON STOCK AND PREFERRED STOCK

     Metals USA effected a 135.81-for-one stock split on April 21, 1997 for each share of $.01 par value common stock ("Common Stock") then outstanding. In addition, Metals USA increased the number of authorized shares of Common Stock to 50,000,000 and the authorized shares of Restricted Common Stock, as defined below, to 3,122,914 and authorized 5,000,000 shares of $.01 par value preferred stock, which may be designated in the future. The effects of the Common Stock split and the increase in the shares of authorized Common Stock have been retroactively reflected in the consolidated balance sheets and in the accompanying notes.

     In connection with its organization and initial capitalization, Metals USA issued 135,810 shares of Common Stock at $.01 per share to Notre Capital Ventures II, L.L.C. ("Notre"). Notre received 3,232,104 additional shares (at approximately $.01 per share) in exchange for the contribution of incurred expenses in December 1996.

     In December 1996, 400,000 shares of Common Stock were sold to management at $.01 per share. During the first and second quarters of 1997, Metals USA issued a total of 985,500 shares of Common Stock to management of and consultants to Metals USA at a price of $.01 per share. As a result, Metals USA has recorded a non-recurring, non-cash compensation charge of $3.6 in 1996 and $6.0 in 1997, representing the difference between the amount paid for the shares and the estimated fair value of the shares on the date of sale, as if the Founding Companies were combined.

  RESTRICTED COMMON STOCK

     In April 1997, Notre exchanged 3,122,914 shares of Common Stock for an equal number of shares of restricted voting common stock ("Restricted Common Stock"). The holder of Restricted Common Stock is entitled to elect one member of Metals USA's Board of Directors and to .55 of one vote for each share held on all other matters on which they are entitled to vote.

                       METALS USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     Each share of Restricted Common Stock will automatically convert into Common Stock on a share-for-share basis (a) in the event of a disposition of such share of Restricted Common Stock by the holder thereof (other than a disposition which is a distribution by a holder to its partners or beneficial owners or a transfer to a related party of such holder (as defined)), (b) in the event any person acquires beneficial ownership of 15% or more of the outstanding shares of Common Stock, or (c) in the event any person offers to acquire 15% or more of the total number of outstanding shares of Common Stock.

     After July 1, 1998, Metals USA may elect to convert any outstanding shares of Restricted Common Stock into shares of Common Stock in the event 80% or more of the outstanding shares of Restricted Common Stock have been converted into shares of Common Stock.

  INITIAL PUBLIC OFFERING

     On July 11, 1997 the Company completed its IPO, issuing to the public 5,900,000 shares of its common stock at a price of $10.00 per share, resulting in net proceeds to the Company of $50.1 after deducting underwriting commissions and discounts. On August 12, 1997, the Company sold 885,000 shares of Common Stock pursuant to the over-allotment option granted to the underwriters. The Company realized net proceeds from the sale of $8.2.

9.  STOCK BASED COMPENSATION

  LONG-TERM INCENTIVE PLAN

     In April 1997, Metals USA's stockholders approved the Company's 1997 Long-Term Incentive Plan (the "Plan"), which provides for the granting or awarding of incentive or non-qualified stock options ("NQSOs"), stock appreciation rights, restricted or deferred stock, dividend equivalents and other incentive awards to officers, key employees and consultants to Metals USA. The number of shares authorized and reserved for issuance under the Plan is limited to 13% of the aggregate number of shares of Common Stock outstanding. The terms of the option awards are established by the Compensation Committee of Metals USA's Board of Directors. These options will vest at the rate of 20% per year, commencing on the first anniversary of the IPO or date of grant and will expire ten years from the date of grant or three months following termination of employment. The Company did not issue any stock options prior to January 1, 1996. Options granted in 1996 were attributable to an acquired company that was accounted for as a "pooling-of-interest" business combination. Those options were converted at the applicable share conversion ratio specified in the merger agreement and exchanged for Company options issued under the Plan.

  NON-EMPLOYEE DIRECTORS' STOCK PLAN

     Metals USA's 1997 Non-Employee Directors' Stock Plan (the "Directors' Plan"), which was adopted by the Board of Directors and approved by Metals
USA's stockholders in April 1997, provides for (i) the automatic grant to each non-employee director serving at the consummation of the IPO of an option to purchase 10,000 shares, (ii) the automatic grant to each non-employee director of an option to purchase 10,000 shares upon such person's initial election as a director, and (iii) an automatic annual grant at each annual meeting of stockholders thereafter of an option to purchase 5,000 shares to each non-employee director at which meeting such director is re-elected or remains a director, unless such annual meeting is held within three months of such person's initial election as a director. All options will have an exercise price per share equal to the fair market value of the Common Stock on the date of grant and are immediately vested and expire on the earlier of ten years from the date of grant or one year after termination of service as a director. The Directors' Plan also permits non-employee directors to elect to receive, in lieu of cash directors' fees, shares or credits representing "deferred shares" at future settlement dates, as selected by the director. The number of shares or deferred shares received will equal the number of shares of Common

                       METALS USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Stock which, at the date the fees would otherwise be payable, will have an aggregate fair market value equal to the amount of such fees.

     The following is a summary of activity:

                                          WEIGHTED
                                           AVERAGE
                                           "FAIR
                                           VALUE"                        OPTIONS FOR
                                          PER SHARE        WEIGHTED        SHARES OF
                                         OF OPTIONS      AVERAGE PRICE      COMMON
                                           GRANTED         PER SHARE         STOCK
                                        -------------    -------------    -----------
Balance January 1, 1996..............                                         --
Granted..............................      $ 10.06          $  6.81           172,788
Exercised............................                                         (42,237)
Canceled or expired..................                                         --
                                                                          -----------
Balance December 31, 1996............                                         130,551
Granted in connection with the IPO...         6.30            10.00         2,134,024
Granted to directors.................         6.30            10.00            40,000
Granted..............................         8.22            14.41           949,683
Exercised............................                                         --
Canceled or expired..................                                         --
                                                                          -----------
Balance December 31, 1997............                                       3,254,258
                                                                          ===========

     At December 31, 1997, exercisable options for shares of Common Stock were 61,440 at a weighted average price of $6.81 per share and 40,000 at a weighted average price of $10.00 per share.

     The Company used the Black-Scholes model to calculate the estimated "fair-value" of stock options and similar awards. The model requires the use of a number of subjective assumptions including: (i) risk free rate of return,
(ii) expected price volatility of the Common Stock, (iii) expected dividend yield and (iv) estimated life of the option. Principal assumptions used in estimating the "fair-value" of the Company's stock options using the Black-Scholes model were as follows:

                                           DECEMBER 31,
                                       --------------------
                                         1997       1996
                                       ---------  ---------
     Risk free rate of return........       6.18%      6.32%
     Expected price volatility.......       43.3%      46.0%
     Expected dividend yield.........     --         --
     Expected life of the option (in
      years).........................        7.5        7.5

     The Company applies APB No. 25 and related interpretations in accounting for its stock option plans. Had compensation cost for the Company's stock option plans been determined based upon the fair value at the grant rate, consistent with the methodology prescribed under the SFAS No. 123, the Company's net income and earnings per share would have been reduced by the amortization of the estimated fair value of stock options over the applicable vesting period of such awards. The following pro forma disclosures may not be representative of similar future disclosures because: (i) additional options may be granted in future years and (ii) the computations used to estimate the "fair value" of the stock options are subject to

                       METALS USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)
significant subjective assumptions, any one or all of which may differ in material respects from actual amounts.

                                          YEARS ENDED DECEMBER 31,
                                       -------------------------------
                                         1997       1996       1995
                                       ---------  ---------  ---------
Net income as reported...............  $     6.0  $     3.3  $     6.9
Estimated "fair value" of stock
  options vesting during the periods,
  net of federal income tax
  benefit............................       (1.1)       (.1)    --
                                       ---------  ---------  ---------
Adjusted net income..................  $     4.9  $     3.2  $     6.9
                                       =========  =========  =========
Adjusted earnings per share..........  $     .23  $     .30  $     .84
                                       =========  =========  =========
Adjusted earnings per
  share -- assuming dilution.........  $     .23  $     .30  $     .84
                                       =========  =========  =========
Number of common shares used in the
  per share calculations:
     Adjusted earnings per share.....       21.3       10.6        8.2
                                       =========  =========  =========
     Adjusted earnings per
      share -- assuming dilution.....       21.6       10.6        8.2
                                       =========  =========  =========

10.  EMPLOYEE BENEFIT PLANS

  PROFIT-SHARING PLANS

     Certain subsidiaries of the Company provide various defined contributions savings plans for their employees (the "Plans"). The Plans cover substantially all full-time employees of such subsidiaries. Participants vest at varying rates ranging from full vesting upon participation to those that provide for vesting to begin after three years of service and are fully vested after seven years. Certain Plans provide for a deferral option that allows employees to elect to contribute a portion of their pay into the plan and provide for a discretionary profit sharing contribution by the individual subsidiary. Generally the subsidiaries match a portion of the amount deferred by participating employees. Contributions for the profit sharing portion of the plan are generally at the discretion of the individual subsidiary board of directors. The aggregate contributions to the Plans were $.9, $.2 and $.2 for the years ended December 31, 1997, 1996 and 1995, respectively.

  EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

     Under the provisions of an employee stock ownership plan ("ESOP") and its related trust, Jeffreys made annual contributions to the plan which were invested in stock of Jeffreys and other qualifying securities for the benefit of Jeffreys' employees. The plan provided for Jeffreys' purchases of employee shares to be paid in cash and with the issuance of a note payable. Effective September 26, 1997, the participation was frozen. Concurrent with the merger with Metals USA, ESOP shares were exchanged for shares of Metals USA common stock.

  LEVERAGED ESOP ARRANGEMENT

     The following disclosure has been restated to reflect the equivalent shares of Metals USA common stock that were issued in connection with the acquisition of Jeffreys.

     Jeffreys' ESOP held 434,616 shares of stock prior to the purchase of 735,384 shares of outstanding stock from a majority stockholder for $5.31 per share. The ESOP borrowed the funds to purchase such stock and Jeffreys guaranteed the repayment of this loan. Jeffreys will repay this loan, plus interest, through deductible contributions to the plan. As Jeffreys makes contributions to the plan, which reduces the principal on the note, the plan will release the corresponding shares related to the reduction in the note principal. At the point when these shares are no longer specifically secured by the note payable, they will be

                       METALS USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)
allocated to the individual participants of the plan and considered earned by those employees at that time. Jeffreys accounts for its ESOP in accordance with Statement of Position 93-6 ("SOP 93-6"), "Employers' Accounting for Employee Stock Ownership Plans". Accordingly, the debt of the ESOP is recorded as long-term debt and the shares pledged as collateral are reported as unearned compensation. As shares are released from collateral, Jeffreys reports compensation expense equal to the current estimated market price of the shares. ESOP share compensation expense was $.4, $.6 and $.6 for the years ended December 31, 1997, 1996 and 1995, respectively.

     Since the obligation is secured by the shares purchased and the note is guaranteed by Jeffreys, all amounts relating to this transaction are considered unearned compensation of the employees until such time as the note is deemed paid and the corresponding shares are released to the individual participants of the plan. The balance in unearned compensation at December 31, 1997 and 1996 of $1.5 and $1.8, respectively, results from the leveraged ESOP stock purchase less the deemed release of shares at cost.

     The activity relating to the ESOP shares was as follows:

                                             YEARS ENDED DECEMBER 31,
                                       -------------------------------------
                                          1997         1996         1995
                                       -----------  -----------  -----------
Allocated shares at beginning of
  year...............................      795,639      710,970      635,856
Shares deemed released for the
  current period.....................       87,165       84,669       75,114
Unallocated shares...................      287,196      374,361      459,030
                                       -----------  -----------  -----------
     Total ESOP shares...............    1,170,000    1,170,000    1,170,000
                                       ===========  ===========  ===========

     In accordance with SOP 93-6, additional paid-in capital is adjusted whenever the market value of the shares released is more or less than the cost of the shares released. The increase in additional paid-in capital attributable to this difference in market value and cost was $.1 and $.2 for the years ended December 31, 1997 and 1996, respectively.

11.  COMMITMENTS AND CONTINGENCIES

  OPERATING LEASE AGREEMENTS

     The Company's minimum lease obligations under certain long-term non-cancelable lease agreements for office space, warehouse space and equipment are as follows: 1998 -- $6.4; 1999 -- $5.8; 2000 -- $5.1; 2001 -- $4.8;
2002 -- $3.7; thereafter -- $26.3.

     The Company paid approximately $3.0, $.4 and $.5 in rent expense during the years ended December 31, 1997, 1996 and 1995, respectively, under operating leases. Certain of these leases are with affiliated individuals and companies (see Note 12).

  CONTINGENCIES

     Subsidiaries of the Company are involved in a variety of claims, lawsuits and other disputes arising in the ordinary course of business. The Company believes the resolution of these matters and the incurrence of their related costs and expenses should not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

12.  RELATED-PARTY TRANSACTIONS

     Transactions with directors, officers, employees (including affiliates of the foregoing) or affiliates of the Company must be at terms that are no less favorable to the Company than those available from third parties and must be approved in advance by a majority of disinterested members of the Board of Directors.

                       METALS USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     In connection with the Mergers and certain of the subsequent acquisitions, subsidiaries of the Company have entered into a number of lease arrangements for facilities and equipment. These lease arrangements are for periods ranging from 10 to 20 years. Lease payments for these items in respect of the years ended December 31, 1997, 1996 and 1995 were $1.3, $.1 and $.1, respectively. Future commitments in respect of these leases are included in the schedule of minimum lease payments in Note 11.

     At December 31, 1997 and 1996 the aggregate principal amount of notes receivable held by the Company were $.8 and $.1, respectively. Interest accrues on the notes at rates ranging from 7.5% to 8.0% per annum. The notes call for regular periodic payments of principal and interest and mature at varying dates through March 1, 2007. The notes are secured by liens on specific assets of the affiliates and personnel guarantees of the individuals. As of December 31, 1997, the notes were current as to payment terms.

13.  SUBSEQUENT EVENTS (UNAUDITED)

     The Unaudited Financial Statements included elsewhere in this Registration Statement should be read in conjunction with those presented above with respect to events occurring after the date of the auditors report.

     On May 20, 1998, the Company's stockholders approved an increase in the number of authorized shares of Common Stock to 200,000,000.

  RESTATEMENT OF HISTORICAL FINANCIAL STATEMENTS

     On May 29, 1998, Metals USA completed the acquisition of all the capital stock of Krohn Steel Service Center, Inc. ("Krohn") in a business combination accounted for as a "pooling-of-interests" transaction in accordance with the requirements of APB No. 16. The following table summarizes the restated consolidated net sales, net income and per share data of the Company after giving effect to the acquisition of Krohn:

                                                            YEARS ENDED DECEMBER 31,
                                        -----------------------------------------------------------------
                                               1997                   1996                   1995
                                        -------------------    -------------------    -------------------
                                                      NET                    NET                    NET
                                        NET SALES    INCOME    NET SALES    INCOME    NET SALES    INCOME
                                        ---------    ------    ---------    ------    ---------    ------
Net sales and net income --
     As previously reported in the
       Company's Form 10-K for the
       year ended December 31,
       1997..........................    $ 507.8      $6.0      $ 240.1      $3.3      $ 235.2      $6.9
     Acquisition accounted for as
      "pooling-of-interests".........       29.8       1.5         25.4       1.2         25.7       1.2
                                        ---------    ------    ---------    ------    ---------    ------
          As restated................    $ 537.6      $7.5      $ 265.5      $4.5      $ 260.9      $8.1
                                        =========    ======    =========    ======    =========    ======
Earnings per share --
     As previously reported in the
       Company's Form 10-K for the
       year ended December 31,
       1997..........................                 $.28                   $.31                   $.84
     Acquisition accounted for as
      "pooling-of-interests".........                  .05                    .07                    .02
                                                     ------                 ------                 ------
          As restated................                 $.33                   $.38                   $.86
                                                     ======                 ======                 ======

                                             (TABLE CONTINUED ON FOLLOWING PAGE)

                       METALS USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                            YEARS ENDED DECEMBER 31,
                                        -----------------------------------------------------------------
                                               1997                   1996                   1995
                                        -------------------    -------------------    -------------------
                                                      NET                    NET                    NET
                                        NET SALES    INCOME    NET SALES    INCOME    NET SALES    INCOME
                                        ---------    ------    ---------    ------    ---------    ------
Earnings per share -- assuming
  dilution --
     As previously reported in the
       Company's Form 10-K for the
       year ended December 31,
       1997..........................                 $.28                   $.31                   $.84
     Acquisition accounted for as
      "pooling-of-interests".........                  .05                    .07                    .02
                                                     ------                 ------                 ------
          As restated................                 $.33                   $.38                   $.86
                                                     ======                 ======                 ======

     Because the acquisition occurred after December 31, 1997, the Company has restated these financial statements, and as presented elsewhere in this Prospectus, such restated financial statements are labeled "Supplemental" in accordance with the rules and regulations of the Securities and Exchange Commission. The "Supplemental" financial statements reflect the results of operations, cash flows and financial position of Krohn, as if the acquisition occurred on January 1, 1995.

                       METALS USA, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                         MARCH 31,     DECEMBER 31,
                                            1998           1997
                                        ------------   -------------
                                        (UNAUDITED)
               ASSETS
Current assets:
  Cash...............................     $   11.9        $   7.3
  Accounts receivable, net of
   allowance of $4.8 and $3.6........        144.4           91.4
  Inventories........................        219.3          153.8
  Prepaid expenses...................          2.5            1.8
  Deferred income tax asset..........          2.7            1.4
  Other..............................          2.4            2.2
                                        ------------   -------------
          Total current assets.......        383.2          257.9
Property and equipment, net..........        103.3           82.5
Goodwill, net........................        156.8          120.1
Other assets, net....................         13.3            6.5
                                        ------------   -------------
          Total assets...............     $  656.6        $ 467.0
                                        ============   =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...................     $   80.2        $  50.9
  Accrued liabilities................         18.5           12.9
  Current portion of long-term
   debt..............................          6.5            5.9
  Income taxes payable...............          3.4            1.6
                                        ------------   -------------
          Total current
        liabilities..................        108.6           71.3
Long-term debt, less current
 portion.............................        273.2          167.1
Deferred income tax liability........          7.5            7.0
Other long-term liabilities..........          4.9            4.5
                                        ------------   -------------
          Total liabilities..........        394.2          249.9
                                        ------------   -------------
Commitments and contingencies
Stockholders' equity:
  Preferred stock, $0.01 par,
     5,000,000 shares authorized and
     outstanding, none issued and
     outstanding.....................       --             --
  Common stock, $0.01 par, 53,122,914
     shares authorized, 34,427,736
     and 31,461,924 shares issued and
     outstanding, respectively.......           .3             .3
  Additional paid-in capital.........        222.0          183.2
  Unearned compensation..............         (1.7)          (1.5)
  Retained earnings..................         41.8           35.1
                                        ------------   -------------
        Total stockholders'
        equity.......................        262.4          217.1
                                        ------------   -------------
        Total liabilities and
        stockholders' equity.........     $  656.6        $ 467.0
                                        ============   =============

  The accompanying condensed notes are an integral part of these consolidated financial statements.

                       METALS USA, INC. AND SUBSIDIARIES
                UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                           THREE MONTHS ENDED
                                               MARCH 31,
                                          --------------------
                                            1998       1997
                                          ---------  ---------
Net sales...............................  $   270.5  $    65.1
Operating costs and expenses:
     Cost of sales......................      208.1       49.9
     Operating and delivery.............       25.6        6.6
     Selling, general and
      administrative....................       17.7        6.7
     Depreciation and amortization......        3.0         .7
                                          ---------  ---------
Operating income........................       16.1        1.2
Other (income) expense:
     Interest expense...................        4.8         .4
     Other income.......................     --            (.1)
                                          ---------  ---------
Income before income taxes..............       11.3         .9
Provision for income taxes..............        4.6        1.6
                                          ---------  ---------
Net income (loss).......................  $     6.7  $     (.7)
                                          =========  =========
Earnings per share......................  $     .21  $    (.05)
                                          =========  =========
Earnings per share -- assuming
  dilution..............................  $     .20  $    (.05)
                                          =========  =========
Number of common shares used in the per
  share calculations:
     Earnings per share.................       32.5       13.0
                                          =========  =========
     Earnings per share -- assuming
      dilution..........................       33.3       13.0
                                          =========  =========

  The accompanying condensed notes are an integral part of these consolidated financial statements.

                       METALS USA, INC. AND SUBSIDIARIES
                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN MILLIONS)

                                        THREE MONTHS ENDED
                                            MARCH 31,
                                       --------------------
                                         1998       1997
                                       ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)...............  $     6.7  $     (.7)
     Adjustments to reconcile net
      income (loss) to net cash (used
      in) provided by
       operating activities --
          Capital contributions
            attributable to deemed
            tax payments of S
            Corporations.............     --             .7
          Provision for bad debts....         .6     --
          Depreciation and
            amortization.............        3.0         .7
          Deferred financing costs
            incurred.................       (7.0)       (.1)
          Amortization of deferred
            financing costs..........         .1     --
          Compensation
            expense -- management
            shares...................     --            2.8
          Changes in operating assets
            and liabilities, net of
            business acquisitions --
               Accounts receivable...      (21.1)      (3.5)
               Inventories...........       (4.1)       (.3)
               Prepaid expenses and
                 other assets........       (1.9)      (1.2)
               Accounts payable and
                 accrued
                 liabilities.........        7.2        5.8
               Income taxes
                 payable.............        1.2         .7
               Other liabilities.....         .4        (.6)
          Other operating............        (.8)        .1
                                       ---------  ---------
                     Net cash (used
                     in) provided by
                     operating
                     activities......      (15.7)       4.4
                                       ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sale of assets....         .3     --
     Purchase of property and
      equipment......................       (2.9)      (1.8)
     Purchase of businesses, net of
      acquired cash..................      (33.8)    --
                                       ---------  ---------
                     Net cash used in
                     investing
                     activities......      (36.4)      (1.8)
                                       ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Issuance of 8 5/8% Senior
      Subordinated Notes.............      200.0     --
     Net repayments on the Credit
      Facility.......................     (141.7)    --
     Net repayments on Industrial
      Revenue Bonds and other
      long-term debt.................       (1.6)      (1.8)
     Other financing.................     --            (.2)
                                       ---------  ---------
                     Net cash
                     provided by
                     (used in)
                     financing
                     activities......       56.7       (2.0)
                                       ---------  ---------
NET INCREASE IN CASH.................        4.6         .6
CASH, beginning of period............        7.3        1.7
                                       ---------  ---------
CASH, end of period..................  $    11.9  $     2.3
                                       =========  =========

  The accompanying condensed notes are an integral part of these consolidated financial statements.

                       METALS USA, INC. AND SUBSIDIARIES
         CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

1.  ORGANIZATION AND BASIS OF PRESENTATION

  ORGANIZATION

     Metals USA, Inc., a Delaware corporation, ("Metals USA") was founded in July 1996 to become a leading national value-added metals processor/service center, to manufacture higher-value components from processed metals and to pursue aggressively the consolidation of the highly fragmented metals processing industry. Prior to its IPO, Metals USA had not conducted any operations relating to the generation of net sales. Concurrent with the consummation of the IPO, Metals USA acquired, in separate merger transactions, eight companies engaged in the processing of steel, aluminum and specialty metals, as well as the manufacture of metal components. Following the IPO and through March 31, 1998, the Company has acquired numerous additional companies in similar businesses. (See Note 5). Metals USA, together with its wholly-owned subsidiaries, is referred to as the "Company."

  BASIS OF PRESENTATION

     INTERIM FINANCIAL INFORMATION -- The interim consolidated financial statements included herein are unaudited; however, they include all adjustments of a normal recurring nature which, in the opinion of management, are necessary to present fairly the interim consolidated financial information as of and for the periods indicated. All intercompany transactions and balances have been eliminated. Accounting measurements at interim dates inherently involves greater reliance on estimates than at year-end. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the entire year.

     The information contained in the following notes to the accompanying consolidated financial statements is condensed from that which would appear in the annual audited financial statements; accordingly, the financial statements included herein should be reviewed in conjunction with the Company's audited consolidated financial statements and related notes thereto contained elsewhere in this report. Certain capitalized terms used herein have the same meaning given to them in the audited consolidated financial statements.

  USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published and (iii) the reported amount of revenues and expenses recognized during the periods presented. The Company reviews all significant estimates affecting its consolidated financial statements on a recurring basis and records the effect of any necessary adjustments prior to their publication. Adjustments made with respect to the use of estimates often relate to improved information not previously available. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of financial statements. The accompanying consolidated balance sheets include preliminary allocations of the respective purchase price paid for the companies acquired using the "purchase" method of accounting and, accordingly, are subject to final adjustment.

2.  EARNINGS PER SHARE

     The number of shares of common stock used in the computation of Earnings per Share excludes the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. The number of shares of common stock used in the computation of Earnings per Share -- Assuming Dilution reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. The computations result

                       METALS USA, INC. AND SUBSIDIARIES
 CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS) from dividing income available to common stockholders by the applicable weighted average number of common shares outstanding during the period.

     Pro forma combined earnings per share were computed assuming all of the shares issued and outstanding upon completion of the IPO (21,667,023 shares) were issued and outstanding as of January 1, 1997. These shares include shares issued to consultants, members of management and the former owners of the Founding Companies, together with the shares sold pursuant to the IPO. Shares issued in connection with the acquisitions are included in the computation of weighted average shares outstanding only for those periods subsequent to their respective dates of acquisition, except for those acquisitions accounted for using the "pooling-of-interests" method, in which case the shares are reflected in the computation of weighted average shares outstanding as of the beginning of the earliest period presented.

     Earnings per Share for the three months ended March 31, 1997, was computed using 8,230,011 shares (the aggregate number of shares issued in connection with the acquisition of entities accounted for using the "pooling-of-interests" method of accounting) for periods prior to July 3, 1996 (date of inception), together with the 4,753,414 shares issued in connection with the organization of Metals USA (which includes shares issued to consultants and management prior to the IPO). Shares issued to consultants and management prior to the IPO were considered to be issued and outstanding from the date of inception without regard to the date such shares were actually issued. Earnings per Share for the three months ended March 31, 1998 was computed using the shares issued in connection with the entities acquired subsequent to December 31, 1997 (all of which were accounted for using the "purchase" method of accounting) such shares in the Earnings per Share computation only from their respective dates of issuance. Earnings per Share -- Assuming Dilution differs from the Earnings per Share computation due to the potential dilution that could occur if options to acquire common stock were exercised or converted into common stock.

3.  INVENTORIES

     Inventories consist of the following:

                                            MARCH 31,     DECEMBER 31,
                                              1998            1997
                                           -----------    ------------
                                           (UNAUDITED)
Raw materials --
     Structural steel...................     $  27.2         $  8.4
     Flat-rolled steel..................        66.3           39.0
     Specialty metals...................        43.5           22.0
     Aluminum products..................         9.6           17.6
     Other..............................          .1            1.9
                                           -----------    ------------
          Total raw materials...........       146.7           88.9
                                           -----------    ------------
Work-in-process and finished goods --
     Structural steel...................        32.6           35.8
     Flat-rolled steel..................        11.0           19.2
     Specialty metals...................         9.5            5.1
     Aluminum products..................        21.2            6.7
                                           -----------    ------------
          Total work-in-process and
             finished goods.............        74.3           66.8
Less -- LIFO reserve....................        (1.7)          (1.9)
                                           -----------    ------------
          Total.........................     $ 219.3         $153.8
                                           ===========    ============

                       METALS USA, INC. AND SUBSIDIARIES
 CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

4.  LONG-TERM DEBT

     Long-term debt consists of the following:

                                            MARCH 31,     DECEMBER 31,
                                              1998            1997
                                           -----------    ------------
                                           (UNAUDITED)
8 5/8% Senior Subordinated Notes........     $ 200.0         $--
Borrowings under the Credit Facility....        50.9          144.8
Various issues of Industrial Revenue
  Bonds.................................        21.5           21.6
Obligations under capital leases and
  other.................................         7.3            6.6
                                           -----------    ------------
                                               279.7          173.0
Less -- Current portion.................        (6.5)          (5.9)
                                           -----------    ------------
                                             $ 273.2         $167.1
                                           ===========    ============

     The Company entered into an amended and restated five-year revolving credit facility which provides for borrowings of up to $300.0 on February 11, 1998. Additionally, on February 11, 1998, the Company completed the sale of $200.0 aggregate principal amount of its 8 5/8% Senior Subordinated Notes due 2008 and received $194.5 of net cash proceeds (before estimated expenses of $.8) therefrom. The Company used $179.3 of such proceeds to repay the borrowings outstanding under the Original Credit Facility and Interim Credit Facility on February 11, 1998.

     The Notes call for semi-annual interest payments on February 15 and August 15 of each year, beginning August 15, 1998 and mature on February 15, 2008. The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after February 15, 2003, at redemption rates stated in the indenture governing the Notes (the "Indenture") together with accrued and unpaid interest to the date of redemption. Notwithstanding the foregoing, at any time on or prior to February 15, 2001, the Company may redeem up to 35% of the aggregate principal amount of the Notes originally issued with the net proceeds of one or more offerings of the common stock of the Company, at a redemption price equal to 108.625% of the principal amount thereof, plus accrued and unpaid interest to the date of such redemption; provided that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after such redemption. The Notes are guaranteed by substantially all of the Company's current and future subsidiaries, and contain covenants restricting additional indebtedness, liens, transactions with affiliates, asset sales, investments and mergers and acquisitions of subsidiaries. The Notes are subordinate to borrowings under the Credit Facility and will rank PARI PASSU in the right of payment with all other future subordinated debt of the Company and will rank senior to other indebtedness that expressly provides that it is subordinated in right of payment to the Notes. The Company filed a registration statement with the Securities and Exchange Commission on April 9, 1998, under cover of Form S-4 (the "Exchange Offer Registration Statement") relating to an exchange offer for the Notes under the Securities Act of 1933, as amended. The Company has agreed, for the benefit of all holders of the Notes, that it will use its best efforts to cause the Exchange Offer Registration Statement declared effective within 150 days after the issuance of the Notes.

     The Credit Facility matures on February 11, 2003, bears interest at the bank's prime rate or LIBOR, at the Company's option, plus an applicable margin based on the ratio of funded debt to cash flows (as defined). An annual commitment fee of up to 1/4% is payable on any unused portion of the Credit Facility. At March 31, 1998, $249.1 was available to the Company under the Credit Facility. The Credit Facility is used to fund acquisitions, capital expenditures, refinance debt of the companies acquired and for general working capital requirements. Under the terms of the Credit Facility, the Company is required to comply with various affirmative and negative covenants including:
(i) the maintenance of certain financial ratios,

                       METALS USA, INC. AND SUBSIDIARIES
 CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(ii) restrictions on additional indebtedness, (iii) restrictions on liens, guarantees and dividends, (iv) obtaining the lenders' consent with respect to certain individual acquisitions, and (v) the maintenance of a specified level of consolidated net worth. In addition, the Company's Credit Facility and the Indenture include restrictions on the ability of the Company to pay dividends. Borrowings under the Credit Facility are secured by the pledge of all of the capital stock of each of the Company's material subsidiaries (as defined). As of June 15, 1998, the Company had outstanding borrowings of $103.9 and $196.1 available for use under the Credit Facility.

5.  ACQUISITIONS

     During the three months ended March 31, 1998, the Company acquired the following metal processing companies: Independent Metals Co., Inc. ("Independent"), Pacific Metal Company ("Pacific"), National Manufacturing, Inc. ("National"), Western Awning Company, Inc. ("Western"), Mark Metals,
Inc. and Metalmart, Inc. (collectively, "Metalmart"), The Levinson Steel Company ("Levinson"), Concord Metals Corporation ("Concord"), and the assets of Seaboard Steel and Iron Corporation ("Seaboard"). These acquisitions were accounted for using the "purchase" method of accounting. The aggregate consideration paid by Metals to acquire these companies was approximately $40.7 in cash and 2,965,812 shares of common stock (excluding assumed indebtedness of approximately $47.4).

     The following summarized unaudited pro forma financial information assumes the acquisition of the Founding Companies, the companies acquired through March 31, 1998, and the issuance of the Notes occurred on January 1, 1997. The pro forma decrease in earnings resulting from the issuance of the Notes was approximately $.02 per share for both periods presented.

                                        THREE MONTHS ENDED
                                            MARCH 31,
                                       --------------------
                                         1998       1997
                                       ---------  ---------
                                           (UNAUDITED)
Net Sales............................  $   315.5  $   275.2
Operating costs and expenses:
     Cost of sales...................      240.5      211.1
     Operating and delivery..........       29.8       26.6
     Selling, general and
      administrative.................       21.6       18.6
     Depreciation and amortization...        2.2        2.5
                                       ---------  ---------
Operating income.....................       21.4       16.4
Other (income) expenses:
     Interest expense................        6.7        5.5
     Other...........................         .3        (.2)
                                       ---------  ---------
     Income before income taxes......       14.4       11.1
Provision for income taxes...........        5.4        4.4
                                       ---------  ---------
Net income...........................  $     9.0  $     6.7
                                       =========  =========
Earnings per share...................  $     .26  $     .19
                                       =========  =========
Earnings per share -- assuming
  dilution...........................  $     .26  $     .19
                                       =========  =========
Number of common shares used in the
  per share calculations:
     Earnings per share..............       34.5       34.5
                                       =========  =========
     Earnings per share -- assuming
      dilution.......................       35.2       34.5
                                       =========  =========

                       METALS USA, INC. AND SUBSIDIARIES
 CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     The preceding unaudited pro forma amounts reflect the results of operations for Metals USA, the Founding Companies and the other acquisitions completed through March 31, 1998, assuming the transactions were completed on January 1, 1997. Additionally, the amounts shown in the table reflect (a) the reduction in certain related party rental and lease expenses which has been agreed to prospectively; (b) the reduction in salaries, bonuses and benefits to the owners of the acquired companies which they have agreed to prospectively and the reversal of the non-cash compensation charge related to the issuance of common stock to management of and consultants to Metals USA in 1997, partially offset by a charge for recurring salary expenses of management; (c) the amortization of goodwill recorded as a result of the acquisition of the companies acquired over a forty-year estimated life plus additional depreciation expense due to the allocation of a portion of the excess purchase price to property and equipment;
(d) the assumed reductions in interest expense due to the refinancing of the outstanding indebtedness in conjunction with the acquisition of the companies acquired, offset by an assumed increase in interest expense incurred in connection with financing the acquisitions; (e) the pre-acquisition results of operations for subsidiaries of affiliates of the Founding Companies which were acquired by the Founding Companies prior to the related acquisition by Metals USA, as if those previous acquisitions were completed as of January 1, 1997; (f) a charge eliminating the gains recorded as historical LIFO adjustments to cost of sales as a result of the restatement of base year LIFO costs to the appropriate replacement costs as if the acquisitions occurred on January 1, 1997; (g) certain other nonrecurring expenses with respect to the companies acquired, such as expenses associated with compensation plans which were terminated in conjunction with the acquisitions of their respective companies;
(h) the incremental interest expense and amortization of deferred financing costs incurred as a result of the issuance of the Notes and the Credit Facility, net of the repayment of outstanding indebtedness of the Company and (i) the incremental provision for federal and state income taxes for all entities being combined.

6.  SUPPLEMENTAL INFORMATION

  SUPPLEMENTAL CASH FLOW INFORMATION

                                        THREE MONTHS ENDED
                                            MARCH 31,
                                       --------------------
                                         1998       1997
                                       ---------  ---------
Supplemental cash flow information:
  Cash paid for interest.............  $     2.6  $      .4
  Cash paid for income taxes.........        2.8         .2
Non-cash investing and financing
  activities:
  Purchase of businesses for stock...       38.6     --

  COMPENSATION CHARGE

     During the three months ended March 31, 1997, the Company sold an aggregate of 309,500 shares of common stock to management and consultants to the Company for $.01 per share. As a result, the Company recorded a non-recurring, non-cash compensation charge of $2.8 representing the difference between the amount paid for the shares and the estimated fair value of the shares on the date of sale, as if the Founding Companies were combined.

7.  COMMITMENTS AND CONTINGENCIES

     Subsidiaries of the Company are involved in a variety of claims, lawsuits and other disputes arising in the ordinary course of business. The Company believes the resolution of these matters and the incurrence of their related costs and expenses should not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

                       METALS USA, INC. AND SUBSIDIARIES
 CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

8.  SUBSEQUENT EVENTS

     On March 23, 1998, the Company announced that it agreed to make an offer for all of the issued and outstanding common shares of Ideal Metal Inc. ("Ideal") at a cash price of CAN$5.25 per share. Another company made a competing offer and on April 28, 1998, the Company received the agreed compensatory fee of U.S. $1.7 (CAN$2.5) as a result of the competing offer.

     Subsequent to March 31, 1998, the Company acquired the following metal processing companies: Industrial Metals, Inc. ("Industrial"), Sierra Pacific Steel, Inc. ("Sierra") and Fullerton Industries, Inc. ("Fullerton"). These acquisitions will be accounted for using the "purchase" method of accounting. The aggregate consideration paid by the Company to acquire these companies was approximately $16.5 in cash and 984,702 shares of common stock (excluding assumed indebtedness of approximately $12.0).

     On April 20, 1998, the Company filed a shelf registration statement with the Securities and Exchange Commission under cover of Form S-1 (the "1998 Shelf Registration Statement") relating to the issuance of up to 10,000,000 shares of common stock to be issued in connection with future acquisitions. The 1998 Shelf Registration Statement was declared effective on April 22, 1998.

     On May 20, 1998, the Company's stockholders approved an increase in the number of authorized shares of Common Stock to 200,000,000.

  RESTATEMENT OF HISTORICAL FINANCIAL STATEMENTS

     On May 29, 1998, Metals USA completed the acquisition of all the capital stock of Krohn Steel Service Center, Inc. ("Krohn") in a business combination accounted for as a "pooling-of-interests" transaction in accordance with the requirements of APB No. 16. The following table summarizes the restated consolidated net sales, net income and per share data of the Company after giving effect to the acquisition of Krohn:

                                                 THREE MONTHS ENDED MARCH 31,
                                        ----------------------------------------------
                                                                         1997
                                                1998             ---------------------
                                        --------------------                     NET
                                                       NET                     INCOME/
                                        NET SALES     INCOME     NET SALES     (LOSS)
                                        ---------     ------     ---------     -------
Net sales and net income (loss) --
     As previously reported in the
       Company's Form 10-Q for the
       three months ended March 31,
       1998..........................    $ 270.5      $ 6.7       $  65.1       $ (.7)
     Acquisition accounted for as
      "pooling-of-interests".........        8.0         .5           6.9          .3
                                        ---------     ------     ---------     -------
          As restated................    $ 278.5      $ 7.2       $  72.0       $ (.4)
                                        =========     ======     =========     =======
Earnings per share --
     As previously reported in the
       Company's Form 10-Q for the
       three months ended March 31,
       1998..........................                 $ .21                     $(.05)
     Acquisition accounted for as
      "pooling-of-interests".........                  --                         .02
                                                      ------                   -------
          As restated................                 $ .21                     $(.03)
                                                      ======                   =======
Earnings per share -- assuming
  dilution --
     As previously reported in the
       Company's Form 10-Q for the
       three months ended March 31,
       1998..........................                 $ .20                     $(.05)
     Acquisition accounted for as
      "pooling-of-interests".........                   .01                       .02
                                                      ------                   -------
          As restated................                 $ .21                     $(.03)
                                                      ======                   =======

                       METALS USA, INC. AND SUBSIDIARIES
 CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     Because the acqusition occurred after December 31, 1997, the Company has restated these financial statements and, as presented elsewhere in this Prospectus, such restated financial statements are labeled as "Supplemental" in accordance with the rules and regulations of the Securities and Exchange Commission. The "Supplemental" financial statements reflect the results of operations, cash flows and financial position of Krohn, as if the acquisition occurred on January 1, 1997.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Texas Aluminum Industries, Inc.:

We have audited the accompanying combined balance sheets of Texas Aluminum Industries, Inc., and the affiliated Cornerstone Companies (collectively, the "Companies"), as of June 30, 1995 and December 31, 1996, and the related combined statements of income, stockholders' equity and members' equity and cash flows for the years ended June 30, 1994 and 1995 and December 31, 1996 and for the period from January 1, 1997 through July 10, 1997. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Texas Aluminum Industries, Inc. and the affiliated Cornerstone Companies as of June 30, 1995 and December 31, 1996, and the results of their combined operations and their combined cash flows for the years ended June 30, 1994 and 1995 and December 31, 1996 and for the period from January 1, 1997 through July 10, 1997 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
January 30, 1998

                 TEXAS ALUMINUM INDUSTRIES, INC. AND AFFILIATES
                            COMBINED BALANCE SHEETS
                           (IN THOUSANDS OF DOLLARS)

                                        JUNE 30,     DECEMBER 31,
                                          1995           1996
                                        --------     -------------
               ASSETS
Current assets:
     Cash............................   $    359        $   156
     Accounts and notes receivable,
      net of allowance of
       $519 and $677.................      3,432          4,221
     Accounts and notes receivable
      from affiliates................        993             81
     Inventories.....................      8,193         10,878
     Prepaid expenses................         47             38
     Deferred income taxes...........        591            754
                                        --------     -------------
          Total current assets.......     13,615         16,128

Property and equipment, net..........      3,712          4,058
Notes receivable from affiliates.....      --               465
Other assets.........................        715            576
Goodwill.............................        690            822
                                        --------     -------------
               Total assets..........   $ 18,732        $22,049
                                        ========     =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Current portion of notes
      payable........................   $    593        $   683
     Current portion of notes payable
      and capital lease obligations
      to affiliates..................         54             77
     Accounts payable................      3,882          5,540
     Income taxes payable............        269            396
     Accrued liabilities.............      1,416          1,158
                                        --------     -------------
          Total current
             liabilities.............      6,214          7,854

Notes payable, less current
  portion............................      7,879          6,004
Notes payable and capital lease
  obligations payable to affiliates,
  less current portion...............        368          1,419
Deferred income taxes................        249            163
Other long-term liabilities..........         41            274
                                        --------     -------------
               Total liabilities.....     14,751         15,714
                                        --------     -------------
Commitments and contingencies
Stockholders' equity:
     Preferred stock.................        379            369
     Common stock....................      1,517          1,501
     Members' equity.................      --                 1
     Additional paid-in capital......        198            188
     Retained earnings...............      2,199          4,560
          Less: treasury stock, at
             cost....................       (312)          (284)
                                        --------     -------------
          Total stockholders'
             equity..................      3,981          6,335
                                        --------     -------------
               Total liabilities and
                  stockholders'
                  equity.............   $ 18,732        $22,049
                                        ========     =============

    The accompanying notes are an integral part of these combined financial statements.

                 TEXAS ALUMINUM INDUSTRIES, INC. AND AFFILIATES
                         COMBINED STATEMENTS OF INCOME
                           (IN THOUSANDS OF DOLLARS)

                                       YEAR ENDED JUNE 30,     YEAR ENDED          PERIOD FROM
                                       --------------------   DECEMBER 31,       JANUARY 1, 1997
                                         1994       1995          1996        THROUGH JULY 10, 1997
                                       ---------  ---------   ------------    ---------------------
Net sales............................  $  26,105  $  34,706     $ 40,651             $25,271
Costs and expenses:
     Cost of sales...................     17,991     23,893       27,146              16,553
     Operating and delivery..........      5,621      5,863        6,386               3,232
     Selling, general and
       administrative................      1,654      2,810        3,539               4,079
     Depreciation and amortization...        346        517          568                 409
                                       ---------  ---------   ------------    ---------------------
Operating income.....................        493      1,623        3,012                 998
Other (income) expense:
     Interest expense................        444        837          682                 592
     Other income....................       (169)      (143)          (8)               (102)
                                       ---------  ---------   ------------    ---------------------
Income before income taxes...........        218        929        2,338                 508
Provision for income taxes...........         93        277          456                 207
                                       ---------  ---------   ------------    ---------------------
Net income...........................  $     125  $     652     $  1,882             $   301
                                       =========  =========   ============    =====================

    The accompanying notes are an integral part of these combined financial statements.

                 TEXAS ALUMINUM INDUSTRIES, INC. AND AFFILIATES
        COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY AND MEMBERS' EQUITY
         (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                          COMMON STOCK
                                       -------------------   CORNERSTONE   MEMBERS'   PREFERRED    PAID-IN    RETAINED    TREASURY
                                       CLASS A    CLASS B      COMMON       EQUITY      STOCK      CAPITAL    EARNINGS      STOCK
                                       --------   --------   -----------   --------   ----------   --------   ---------   ---------
Balance, June 30, 1994...............    $363      $1,165       $--          $--         $393        $210      $ 1,547      $(315)
    Purchase of 2,142 shares of Class
      B common stock at $16 per
      share..........................    --         --          --           --         --           --          --           (34)
    Purchase of 97 shares of
      preferred stock at $100 per
      share..........................    --         --          --           --         --           --          --           (10)
    Cancellation of treasury stock...    --           (21)      --           --           (14)        (12)       --            47
    Issuance of Cornerstone Metals
      Corporation common stock.......    --         --              5        --         --           --          --         --
    Issuance of Cornerstone Building
      Products, Inc. common stock....    --         --              5        --         --           --          --         --
    Net income.......................    --         --          --           --         --           --            652      --
                                       --------   --------   -----------   --------   ----------   --------   ---------   ---------
Balance, June 30, 1995...............     363       1,144          10        --           379         198        2,199       (312)
    Purchase of 249 shares of Class B
      common stock at $16 per
      share..........................    --         --          --           --         --           --          --            (4)
    Purchase of 37 shares of
      preferred stock at $100 per
      share..........................    --         --          --           --         --           --          --            (4)
    Issuance of Cornerstone Patio
      Concepts L.L.C. members'
      equity.........................    --         --          --              1       --           --          --         --
    Cancellation of treasury stock...    --           (16)      --           --           (10)        (10)       --            36
    Adjustment to conform fiscal year
      ends...........................    --         --          --           --         --           --            579      --
    Distributions to stockholders....    --         --          --           --         --           --           (100)     --
    Net income.......................    --         --          --           --         --           --          1,882      --
                                       --------   --------   -----------   --------   ----------   --------   ---------   ---------
Balance, December 31, 1996...........     363       1,128          10           1         369         188        4,560       (284)
    Issuance of Cornerstone Aluminum
      Company, Inc. common stock.....    --         --              5        --         --           --          --         --
    Purchase of 30 shares of
      preferred stock at $100 per
      share..........................    --         --          --           --         --           --          --            (3)
    Distributions to stockholders....    --         --          --           --         --           --         (3,400)     --
    Net income.......................    --         --          --           --         --           --            301      --
                                       --------   --------   -----------   --------   ----------   --------   ---------   ---------
Balance, July 10, 1997...............    $363      $1,128       $  15        $  1        $369        $188      $ 1,461      $(287)
                                       ========   ========   ===========   ========   ==========   ========   =========   =========


                                         TOTAL
                                       ---------
Balance, June 30, 1994...............  $   3,363
    Purchase of 2,142 shares of Class
      B common stock at $16 per
      share..........................        (34)
    Purchase of 97 shares of
      preferred stock at $100 per
      share..........................        (10)
    Cancellation of treasury stock...     --
    Issuance of Cornerstone Metals
      Corporation common stock.......          5
    Issuance of Cornerstone Building
      Products, Inc. common stock....          5
    Net income.......................        652
                                       ---------
Balance, June 30, 1995...............      3,981
    Purchase of 249 shares of Class B
      common stock at $16 per
      share..........................         (4)
    Purchase of 37 shares of
      preferred stock at $100 per
      share..........................         (4)
    Issuance of Cornerstone Patio
      Concepts L.L.C. members'
      equity.........................          1
    Cancellation of treasury stock...     --
    Adjustment to conform fiscal year
      ends...........................        579
    Distributions to stockholders....       (100)
    Net income.......................      1,882
                                       ---------
Balance, December 31, 1996...........      6,335
    Issuance of Cornerstone Aluminum
      Company, Inc. common stock.....          5
    Purchase of 30 shares of
      preferred stock at $100 per
      share..........................         (3)
    Distributions to stockholders....     (3,400)
    Net income.......................        301
                                       ---------
Balance, July 10, 1997...............  $   3,238
                                       =========

    The accompanying notes are an integral part of these combined financial statements.

                 TEXAS ALUMINUM INDUSTRIES, INC. AND AFFILIATES
                       COMBINED STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                            YEAR ENDED         YEAR ENDED
                                             JUNE 30,         DECEMBER 31,         PERIOD FROM
                                       --------------------   ------------       JANUARY 1, 1997
                                         1994       1995          1996        THROUGH JULY 10, 1997
                                       ---------  ---------   ------------    ---------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $     125  $     652     $  1,882             $   301
  Adjustments to reconcile net income
    to net cash provided by (used in)
    operating activities:
    Adjustment to conform fiscal year
      ends...........................     --         --              579            --
    Provision for bad debts..........        456        501          718                 (98)
    Depreciation and amortization....        346        517          763                 409
    (Gain) loss on sale of property
      and equipment..................        (11)        11         (266)                (18)
    Deferred income taxes............        (95)      (111)        (249)                (83)
    Changes in operating assets and
      liabilities, net of business
      acquisitions --
      Accounts and notes
         receivable..................     (1,196)      (100)        (783)               (858)
      Accounts and notes receivable
         from affiliates.............        124       (654)        (167)                (30)
      Inventories....................       (341)    (1,166)      (1,970)                204
      Other assets...................        (17)       (82)         (29)                (59)
      Accounts payable...............         39        393        1,476              (1,029)
      Accounts payable to
         affiliates..................         11        161       --                --
      Income taxes payable...........        (18)       171          127                 100
      Accrued liabilities............        373        309         (269)                 98
                                       ---------  ---------   ------------          --------
         Net cash provided by (used
           in) operating
           activities................       (204)       602        1,812              (1,063)
                                       ---------  ---------   ------------          --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of assets.......        104         71          611                  25
  Purchases of property..............       (438)      (606)        (739)               (247)
  Collections on notes receivable....        129        109          445                  11
  Purchase of businesses, net of
    acquired cash....................     --         (2,500)        (150)             (1,300)
                                       ---------  ---------   ------------          --------
         Net cash provided by (used
           in) investing
           activities................       (205)    (2,926)         167              (1,511)
                                       ---------  ---------   ------------          --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings on notes payable........      2,566      2,518       --                --
  Principal payments on notes payable
    and capital leases...............     (1,745)      (322)        (746)               (308)
  Borrowings on revolving credit
    facility.........................      5,498      1,403        3,692              10,491
  Payments on revolving credit
    facility.........................     (6,005)    (1,299)      (5,160)             (4,725)
  Payments made to former ESOP
    members..........................        (92)       (63)         (89)                (90)
  Borrowings on notes payable to
    affiliates.......................     --            650        1,020               2,450
  Principal payments on notes payable
    to affiliates....................     --           (452)        (800)                (12)
  Issuance of common stock and
    members' equity..................     --             10            1                   5
  Distribution to stockholders.......     --         --             (100)             (3,400)
                                       ---------  ---------   ------------          --------
         Net cash provided by (used
           in) financing
           activities................        222      2,445       (2,182)              4,411
                                       ---------  ---------   ------------          --------
NET INCREASE (DECREASE) IN CASH......       (187)       121         (203)              1,837
CASH, BEGINNING OF PERIOD............        425        238          359                 156
                                       ---------  ---------   ------------          --------
CASH, END OF PERIOD..................  $     238  $     359     $    156             $ 1,993
                                       =========  =========   ============          ========
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for:
  Interest...........................  $     441  $     526     $    699             $   523
  Income taxes.......................        207        217          584                 107
Non-cash investing and financing
  activities:
  Purchase of assets through
    assumption of debt...............  $  --      $      19     $    820             $ 1,734
  Purchase of treasury stock through
    assumption of debt...............        102         35           32                   3
  Sale of assets by issuing note
    receivable.......................     --         --              330            --
  Sale of assets by issuing note
    receivable, affiliate............     --         --           --                     300

    The accompanying notes are an integral part of these combined financial statements.

                 TEXAS ALUMINUM INDUSTRIES, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

1.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

     The accompanying combined financial statements include the accounts of Texas Aluminum Industries, Inc. ("Texas Aluminum"), a Texas corporation, Cornerstone Metals Corporation ("CMC"), a Nevada Corporation, Cornerstone Building Products, Inc. ("CBP"), a Nevada corporation, Cornerstone Patio Concepts, L.L.C. ("CPC"), a Nevada limited liability corporation and Cornerstone Aluminum Company, Inc. ("CAC"), an Arizona Corporation, from the date of acquisition (see BUSINESS COMBINATIONS). CMC, CBP, CPC and CAC are collectively referred to herein as "Cornerstone". Texas Aluminum and Cornerstone are under common control and ownership and are presented herein on a combined basis. Texas Aluminum and Cornerstone are collectively referred to as "Texas Aluminum/Cornerstone." Texas Aluminum/Cornerstone produces and distributes aluminum and steel building products consisting of windows, doors, insulated wall panels, canopies and awnings. These products are used by commercial and residential contractors in the construction of sun rooms, solariums, walkways, canopies and coverings, aluminum support structures, as well as for facia coverings for retail buildings. Texas Aluminum/Cornerstone's products are produced in five manufacturing plants. The products are marketed and sold to contractors, architects and wholesale distributors through 36 sales and distribution outlets across the United States, primarily concentrated in the Sunbelt.

     Texas Aluminum has historically reported on a June 30 fiscal year end, whereas Cornerstone has historically reported on a December 31 year end. For purposes of combined presentation, Texas Aluminum began reporting on a calendar year end basis effective January 1, 1996. Cornerstone began operations on April 1, 1995 as further discussed below. Accordingly, the year ended June 30, 1994 includes the operations of Texas Aluminum, the year ended June 30, 1995 includes the operations of Texas Aluminum for the twelve months ended June 30, 1995 combined with the operations of Cornerstone for the nine months ended December 31, 1995, and the year ended December 31, 1996 includes Texas Aluminum and Cornerstone for the twelve months ended December 31, 1996. The net sales and net income of Texas Aluminum for the period from July 1, 1995 through December 31, 1995 were $15,547 and $579, respectively. The net sales and net income of Cornerstone for the period from July 1, 1995 through December 31, 1995 were $3,671 and $165, respectively. The net income of Texas Aluminum for this transition period is included in the accompanying statements of stockholders' equity as an adjustment to retained earnings in order to conform the fiscal years of these combined companies.

     Intercompany transactions and ending balances among Texas Aluminum, CMC, CBP, CPC and CAC have been eliminated except for certain transactions and balances for the year ended June 30, 1995 which could not be eliminated due to the combining of year ends (See Note 12).

     Texas Aluminum/Cornerstone and its stockholders entered into a merger agreement with Metals USA, Inc. ("Metals USA") pursuant to which all of Texas Aluminum/Cornerstone's outstanding shares of capital stock were exchanged for cash and shares of Metals USA common stock concurrently with the consummation of the initial public offering (the "Offering") of Metals USA common stock, (see
Note 13).

     The financial statements for the period from January 1, 1997 through July 10, 1997 are presented for purposes of complying with certain reporting requirements of Regulation S-X of the Securities and Exchange Commission and are not necessarily indicative of the results to be expected for the entire year.

     BUSINESS COMBINATIONS

     CMC, CBP and CAC are S Corporations, as defined by the Internal Revenue Code, and were acquired April 1, 1995. Accordingly, the financial statements for 1995 include the nine-month period from the date of acquisition through December 31, 1995. CPC, a Limited Liability Corporation, was acquired in August,

                 TEXAS ALUMINUM INDUSTRIES, INC. AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

1996. The aggregate consideration paid for CMC and CBP was $2,500 in cash and $828 in notes payable to the seller. The consideration paid for CPC was $150 in cash and $415 in notes payable to the seller. The accompanying combined balance sheet as of December 31, 1996, includes allocations of the respective purchase prices which resulted in goodwill recognized of $887.

     The following summarizes the assets acquired and liabilities assumed.

                                        JUNE 30,       DECEMBER 31,
                                          1995             1996
                                        ---------      -------------
Fair value of assets acquired, net of
  cash acquired......................    $  2,615         $   607
Goodwill and other intangibles.......         713             174
Liabilities assumed..................      --                (216)
Notes issued to sellers..............        (828)           (415)
                                        ---------      -------------
Cash paid, net of cash acquired......    $  2,500         $   150
                                        =========      =============

     The results of operations for CPC are included in the combined income statement from the date of acquisition.

     The following presents the unaudited results of operations for Texas Aluminum/Cornerstone for the years ended June 30, 1995 and December 31, 1996, as if CPC had been acquired as of April 1, 1995, the effective date Cornerstone began operations.

                                        JUNE 30,      DECEMBER 31,
                                          1995            1996
                                        --------      ------------
Unaudited pro forma sales............   $ 36,503        $ 42,041
Unaudited pro forma income before
  income taxes.......................        734           1,957

     In February 1997, the owners of Cornerstone, through a newly formed corporation, Cornerstone Aluminum Company, Inc. ("CAC"), acquired the business and assets of Amalgamated Building Components, Inc. CAC paid $1,300 in cash and issued $1,734 in notes payable to the former owner. CAC is headquartered in Tucson, Arizona with three additional locations in the western and southwestern United States.

     USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH EQUIVALENTS

     Cash equivalents consist of highly liquid money market instruments with original maturities of three months or less.

     INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out ("LIFO") method for Texas Aluminum and the first-in, first-out ("FIFO") method for Cornerstone.

                 TEXAS ALUMINUM INDUSTRIES, INC. AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost, net of accumulated depreciation. Depreciation is computed utilizing the straight-line method at rates based upon the estimated useful lives of the various classes of assets.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash equivalents approximate their fair value. The carrying amount of notes receivable approximates fair value at the applicable balance sheet dates. The fair value of such notes receivable was based on expected cash flows discounted using current rates at which similar loans would be made to borrowers with similar credit ratings. The fair value of the notes payable is estimated based on interest rates for the same or similar debt offered to Texas Aluminum/Cornerstone having the same or similar remaining maturities and collateral requirements. The carrying amounts of notes payable approximate fair value at the applicable balance sheet dates.

     CONCENTRATION OF CREDIT RISK

     Financial instruments, which potentially subject Texas Aluminum/Cornerstone to concentrations of credit risk, consist principally of cash deposits, trade accounts and notes receivable. Texas Aluminum/Cornerstone places its cash with several financial institutions limiting the amount of credit exposure to any one financial institution. Concentrations of credit risk with respect to trade accounts and notes receivable are within the home improvement and general construction industry. Credit is extended once appropriate credit history and references have been obtained. Adjustments to the allowance for doubtful accounts are made periodically (as circumstances warrant) based upon the expected collectibility of all such accounts. Texas Aluminum/Cornerstone periodically reviews the credit history of its customers and generally does not require collateral for the extension of credit.

     INCOME TAXES

     Texas Aluminum accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES ("SFAS 109"). Under SFAS 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. The principal items resulting in the differences are different depreciation methods, use of the allowance method for bad debts, and different inventory capitalization methods. Valuation allowances are established when necessary to reduce deferred assets to the amount to be realized. Income tax expense is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

     Cornerstone, with the consent of its stockholders, elected to be taxed under sections of the federal and state income tax laws which provide that, in lieu of corporate income taxes, the stockholders separately account for Cornerstone's items of income, deductions, losses and credits on their individual income tax returns. The financial statements will not include a provision for income taxes (credits) as long as the S Corporation election remains in effect. As long as Cornerstone's S Corporation income tax election remains in effect, Cornerstone may, from time to time, pay dividends to its stockholders in amounts sufficient to enable the stockholders to pay the taxes due on their share of Cornerstone's items of income, deductions, losses, and credits which have been allocated to them for reporting on their individual income tax returns.

     GOODWILL AND OTHER INTANGIBLES

     Goodwill represents the excess of the consideration paid over the fair market value of assets acquired and is being amortized on the straight-line method over 40 years. Other intangibles include covenants not to

                 TEXAS ALUMINUM INDUSTRIES, INC. AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

compete, trademarks, patents and consulting agreements, which are being amortized over their respective lives ranging from 5-15 years. Accumulated amortization totaled $23 and $65 as of June 30, 1995 and December 31, 1996, respectively.

     RECENT ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF ("SFAS 121") in March 1995. SFAS
121 requires that long-lived assets and certain intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Texas Aluminum/Cornerstone adopted SFAS No. 121 on January 1, 1996. The impact of adopting this standard did not have a material impact on the results of operations.

2.  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                       ESTIMATED       JUNE 30,     DECEMBER 31,
                                      USEFUL LIVES       1995           1996
                                     --------------    --------     ------------
Land..............................                     $    423       $    410
Buildings and improvements........    5 - 30 years        1,645          1,835
Machinery and equipment...........    7 - 10 years        6,102          6,162
Automobiles and trucks............    3 - 10 years          643            643
                                                       --------     ------------
                                                          8,813          9,050
Less: accumulated depreciation....                       (5,101)        (4,992)
                                                       --------     ------------
     Total........................                     $  3,712       $  4,058
                                                       ========     ============

3.  SUMMARY OF LONG-TERM FINANCING ARRANGEMENTS

     Notes payable to non-affiliates consist of the following:

                                        JUNE 30,    DECEMBER 31,
                                          1995          1996
                                        --------    ------------
Revolving credit facility with
  interest at prime plus .25%
  maturing on October 29, 1998,
  secured by inventory, trade
  accounts and notes receivable, and
  equipment and personally guaranteed
  by stockholders....................   $  3,128      $  2,753
Revolving credit facility with
  interest at prime plus .5%,
  maturing on May 15, 1998, secured
  by inventory, trade accounts and
  notes receivable and equipment, and
  personally guaranteed by
  stockholders.......................      1,405           311
Term loan payable to a bank in
  quarterly installments of $63 plus
  monthly payments of interest at
  7.86%, due October 29, 1998,
  secured by inventory, trade
  accounts and notes receivable, and
  equipment and personally guaranteed
  by stockholders....................      2,175         1,800
Term loan payable to a bank in
  monthly installments of $17 plus
  monthly payments of interest at
  prime plus .5%, due June 30, 2000,
  secured by inventory, trade
  accounts and notes receivable and
  equipment, and personally
  guaranteed by stockholders.........        900           700

                                             (TABLE CONTINUED ON FOLLOWING PAGE)

                 TEXAS ALUMINUM INDUSTRIES, INC. AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

                                        JUNE 30,    DECEMBER 31,
                                          1995          1996
                                        --------    ------------
Note payable to individuals in
  monthly installments of $13
  including interest, maturing on
  July 1, 1998, at which time the
  note can be extended 20 months at
  prime plus 2%......................        795           701
Note payable to individual in annual
  installments of $100 plus accrued
  interest at 8%, beginning August 5,
  1997 and maturing on August 5,
  2000, unsecured....................      --              314
Note payable to individuals in annual
  installments of $25 including
  interest, beginning August 5, 1997
  and maturing on August 5, 2000,
  unsecured..........................      --              100
Other long-term debt.................         69             8
                                        --------    ------------
                                           8,472         6,687
Less: current portion................       (593)         (683)
                                        --------    ------------
                                        $  7,879      $  6,004
                                        ========    ============

     The maximum credit available under the Texas Aluminum revolving credit facility was increased from $4,000 to $7,000 in February 1997 and the due dates of the revolver and the term loan were extended to October 29, 1998. The maximum credit available under the Cornerstone revolving credit facility was increased from $2,000 to $3,000 in February 1997 and the due dates of the revolver and the term loan were extended to May 15, 1998 and June 30, 2000, respectively. The terms of the loan agreements, which provide the revolvers and the term loans to Texas Aluminum/Cornerstone, include certain restrictive covenants of which Texas Aluminum/Cornerstone was in compliance as of December 31, 1996. The prime rate of interest at June 30, 1995 and December 31, 1996 were 9% and 8.25%, respectively.

     Notes payable and capital lease obligations to affiliates consists of the following:

                                        JUNE 30,    DECEMBER 31,
                                          1995          1996
                                        --------    ------------
Notes payable to former employee
  stock ownership plan and trust
  members payable in annual
  installments including interest at
  7% and 9%, through October 1999,
  secured by treasury stock (See Note
  7).................................   $    172      $     90
Capital lease obligation to an
  affiliated company with monthly
  installments payable through
  December 2011 (See Note 12)........      --              806
Note payable to an affiliated company
  in monthly installments of interest
  only at 8%, maturing on July 31,
  2000, unsecured....................        100        --
Notes payable to stockholders,
  accruing interest at prime, due at
  various dates from October 1998
  through February 2002, unsecured...        150           250
Note payable to an affiliated
  corporation in monthly installments
  of interest only at 8.5%, paid in
  the first quarter 1997,
  unsecured..........................      --              350
                                        --------    ------------
                                             422         1,496
Less: current portion................        (54)          (77)
                                        --------    ------------
                                        $    368      $  1,419
                                        ========    ============

                 TEXAS ALUMINUM INDUSTRIES, INC. AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     Texas Aluminum/Cornerstone's long-term notes payable and capital lease obligations are subject to mandatory redemption as follows:

                                                                   AFFILIATES
             YEAR ENDING                   NON-         --------------------------------
            DECEMBER 31,                AFFILIATES      NOTES PAYABLE      CAPITAL LEASE
            -------------               -----------     --------------     -------------
  1997...............................     $     683        $     49           $    96
  1998...............................         5,541             191                96
  1999...............................           325             100                96
  2000...............................           138         --                     96
  2001...............................       --                  350                96
  Thereafter.........................       --              --                    960
                                        -----------     --------------     -------------
                                          $   6,687        $    690             1,440
                                        ===========     ==============
Less: amounts representing
 interest............................                                            (634)
                                                                           -------------
Present value of capital lease
  obligations........................                                         $   806
                                                                           =============

4.  INVENTORIES

     Inventories consist of the following:

                                        JUNE 30,      DECEMBER 31,
                                          1995            1996
                                        --------      ------------
Aluminum coil and roll-formed
 aluminum............................   $  2,325        $  3,430
Aluminum extrusions..................      2,246           3,163
Steel coil and roll-formed steel.....        242             358
Miscellaneous purchased and
 manufactured goods..................      3,380           3,927
                                        --------      ------------
                                        $  8,193        $ 10,878
                                        ========      ============

     The replacement cost of Texas Aluminum's inventory exceeds the historical cost of the inventory, computed using the LIFO method of valuation, as reported in the accompanying financial statements. If the FIFO method had been used for all inventories, their carrying value would have been $11,818, $14,314 and $14,847 at June 30, 1995, December 31, 1996 and July 10, 1997 respectively. Additionally, net income would have been $286, $1,219, $1,837 and $301 for the years ended June 30, 1994 and 1995, December 31, 1996 and the period from January 1, 1997 through July 10, 1997, respectively.

5.  DETAIL OF ACCRUED LIABILITIES

     Accrued liabilities consist of the following:

                                        JUNE 30,      DECEMBER 31,
                                          1995            1996
                                        --------      ------------
Accrued salaries and benefits........   $    683        $    425
Accrued ad valorem and sales taxes...        337             447
Other................................        396             286
                                        --------      ------------
                                        $  1,416        $  1,158
                                        ========      ============

                 TEXAS ALUMINUM INDUSTRIES, INC. AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

6.  INCOME TAXES

     The components of the provision for income taxes are as follows:

                                                     YEAR ENDED
                                       --------------------------------------
                                              JUNE 30,                                 PERIOD FROM
                                       ----------------------    DECEMBER 31,        JANUARY 1, 1997
                                          1994        1995           1996         THROUGH JULY 10, 1997
                                       ----------  ----------    ------------     ---------------------
Federal:
     Current.........................  $      165  $      338      $    578             $     250
     Deferred........................         (84)        (99)         (196)                  (72)
                                       ----------  ----------    ------------     ---------------------
                                               81         239           382                   178
                                       ----------  ----------    ------------     ---------------------
State:
     Current.........................          23          50           107                    40
     Deferred........................         (11)        (12)          (33)                  (11)
                                       ----------  ----------    ------------     ---------------------
                                               12          38            74                    29
                                       ----------  ----------    ------------     ---------------------
          Total provision............  $       93  $      277      $    456             $     207
                                       ==========  ==========    ============     =====================

     The provision for income taxes differs from an amount computed at the statutory rates as follows:

                                                    YEAR ENDED
                                       -------------------------------------
                                              JUNE 30,                               PERIOD FROM
                                       ----------------------   DECEMBER 31,       JANUARY 1, 1997
                                          1994        1995          1996        THROUGH JULY 10, 1997
                                       ----------  ----------   ------------    ---------------------
Federal income tax at statutory
  rates..............................  $       76  $      325     $    818            $     148
State income taxes, net of Federal
  benefit............................          12          38           74                   19
Effect of S Corporation income.......          --         (89)        (454)                  --
Nondeductible expenses (mainly meals
  and entertainment).................           5           3           18                   40
                                       ----------  ----------   ------------    ---------------------
                                       $       93  $      277     $    456            $     207
                                       ==========  ==========   ============    =====================

     The significant items giving rise to the deferred tax assets and (liabilities) as of June 30, 1995 and December 31, 1996 are as follows:

                                        JUNE 30,    DECEMBER 31,
                                          1995          1996
                                        --------    ------------
Deferred tax assets --
     Allowance for doubtful
       accounts......................   $    199      $    220
     UNICAP inventory................        380           402
     Other accrued expenses..........         82           197
                                        --------    ------------
          Total deferred tax
             assets..................        661           819
                                        --------    ------------
Deferred tax liabilities --
     Bases differences in property
       and equipment.................       (249)         (163)
     Other...........................        (70)          (65)
                                        --------    ------------
          Total deferred income tax
             liabilities.............       (319)         (228)
                                        --------    ------------
          Net deferred tax assets....   $    342      $    591
                                        ========    ============

                 TEXAS ALUMINUM INDUSTRIES, INC. AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

7.  COMPANY STOCK

     Texas Aluminum has three classes of stock which include Class A voting common stock, Class B non-voting common stock and cumulative, participating preferred stock. The cumulative, participating preferred stock includes a conversion right which can be exercised by the holder in the event of the sale or transfer of more than fifty percent of the common stock or assets of the corporation or the consolidation, merger or other reorganization or similar transfer of a majority of the corporation's assets or common stock. The conversion option allows the holder to convert a preferred share into two shares of Class A voting common stock.

     Texas Aluminum and Cornerstone's capital structure consists of:

                                        JUNE 30,      DECEMBER 31,
                                          1995            1996
                                        --------      ------------
Texas Aluminum:
     Preferred stock, cumulative and
       participating, authorized
       100,000 shares, $100 par
       value; 3,790 and 3,693 shares
       issued and outstanding........   $    379        $    369
     Common stock Class A voting,
       authorized 5,000,000 shares,
       no par value; 159,570 shares
       issued and outstanding........        363             363
     Common stock Class B non-voting,
       authorized 5,000,000 shares,
       $10 par value; 114,441 and
       112,827 shares issued and
       outstanding...................      1,144           1,128
     Treasury stock, 15,326 and
       13,961 shares of Class B
       common stock, respectively,
       and 667 and 608 shares of
       preferred stock shares,
       respectively..................       (312)           (284)
Cornerstone:
     CMC common stock, authorized
       1,000 shares, no par value;
       1,000 shares issued and
       outstanding...................          5               5
     CBP common stock, authorized
       1,000 shares, no par value;
       1,000 shares issued and
       outstanding...................          5               5
     CPC members' equity.............         --               1

     Treasury stock transactions are a result of employees exercising their put options on shares awarded through the employee stock ownership plan. Texas Aluminum cancels treasury stock and the corresponding Class B common stock or preferred stock when the related note payable is fully paid (See Note 8).

8.  EMPLOYEE BENEFIT PLANS

  401(K) DEFERRED PROFIT SHARING PLAN AND TRUST

     Texas Aluminum adopted a 401(k) salary deferral/savings plan effective July 1, 1989, for the benefit of all its employees. Employees electing to participate in the plan may contribute up to 15% of annual compensation, limited to the maximum amount that can be deducted for income tax purposes each year.

     Texas Aluminum, at its discretion, has the option to match the employee's contribution each plan year. Texas Aluminum elected to make contributions of $24, $23 and $22 for the years ended June 30, 1994 and 1995 and December 31, 1996, respectively. For the period from January 1, 1997 through July 10, 1997, Texas Aluminum has accrued $20 for their contribution to the plan.

  EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

     Texas Aluminum had an employee stock ownership plan and trust. Under the provisions of this plan, Texas Aluminum made annual contributions to the plan which were invested in stock and other qualifying

                 TEXAS ALUMINUM INDUSTRIES, INC. AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

securities of Texas Aluminum for the benefit of Texas Aluminum's employees.
 Effective July 1, 1989, the ESOP was frozen. As a result, all participants' accounts became fully vested on that date.

     Under the provisions of the plan, employees received a put option which required Texas Aluminum to purchase their shares at fair market value. Additionally, Texas Aluminum had the right of first refusal for any shares sold by the employee. The plan provided for Texas Aluminum purchases of employee shares to be paid in cash and with the issuance of a note payable.

     In January 1997, Texas Aluminum terminated the plan and gave its employees the option to receive a cash distribution, roll their account balances into an IRA account, or have the account distributed in Texas Aluminum stock. A stockholder and an affiliated entity purchased the shares of Texas Aluminum's common and preferred stock which were tendered by the Company's employees upon termination of the ESOP plan.

     Texas Aluminum's practice has generally been to purchase shares from employees at $16 per share for the Class B non-voting common stock and $100 per share for the cumulative, participating preferred stock. The distribution under the termination is based on these prices. Management believes that these prices approximate fair value and has obtained valuations from independent appraisers to assist them in their determination. In March 1997, Gene C. Elkins, a shareholder of Texas Aluminum, purchased the shares tendered by employees who opted for a cash distribution. The remaining employees received shares of Texas Aluminum stock. The put options were terminated upon the execution of these transactions.

9.  COMMITMENTS

  OPERATING LEASE AGREEMENTS

     Texas Aluminum/Cornerstone is obligated under certain long-term non-cancelable lease agreements for office space, warehouse space and equipment as summarized below:

             YEAR ENDING
            DECEMBER 31,
            -------------
1997.................................  $   1,706
1998.................................      1,358
1999.................................      1,044
2000.................................        480
2001 and thereafter..................        322
                                       ---------
                                       $   4,910
                                       =========

     Texas Aluminum/Cornerstone paid approximately $1,300, $1,700, $1,700 and $985 in rent expense during the years ended June 30, 1994 and 1995 and December 31, 1996 and the period from January 1, 1997 through July 10, 1997, respectively, under operating leases. Certain of these leases are with affiliated individuals and companies (see Note 12).

10.  DIVESTITURE OF A RETAIL DIVISION

     On June 30, 1993, Texas Aluminum divested its retail division under a licensing agreement, whereby the Company transferred certain assets and existing sales in exchange for $100 and the licensing agreement. The license grants the licensee the right to sell certain proprietary products under the name of Air Vent and/or Air Vent Awning Company. In accordance with the agreement, Texas Aluminum is entitled to receive monthly license fees of $9 beginning on August 1, 1993, and continuing for a five-year period. These fees are included in other income in the accompanying statements of income.

     Under the terms of the agreement, the licensee has agreed to purchase the merchandise used to market and install the products exclusively from Texas Aluminum. During the term of the agreement, Texas Aluminum has agreed not to compete with the licensee in the retail market in the state of Texas.

                 TEXAS ALUMINUM INDUSTRIES, INC. AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     As part of the license agreement, Texas Aluminum granted an option for the sale of the stock of Air Vent Awning Company for a purchase price of $100. This option has a one year term and is extendable up to four successive one-year terms. Consideration for these options is $5 per quarter which shall be applied towards the purchase price.

11.  LICENSING AGREEMENT

     Texas Aluminum entered into a licensing agreement in July 1992, whereby it is required to pay licensing fees to a third party on the sale of certain products. Texas Aluminum has capitalized $94 in costs incurred in connection with obtaining the licensing agreement which are being amortized over the life of the agreement. The unamortized balance of capitalized licensing costs was $78 and $66 as of June 30, 1995 and December 31, 1996, respectively. Total licensing fees paid for the years ended June 30, 1994 and 1995, December 31, 1996 and for the period from January 1, 1997 through July 10, 1997 were $36, $43, $64 and $35, respectively.

12.  RELATED-PARTY TRANSACTIONS

     Texas Aluminum/Cornerstone has various transactions with affiliated individuals and companies as follows:

     FACILITY AND EQUIPMENT LEASES

     Texas Aluminum/Cornerstone leases certain facilities and equipment from affiliated individuals and companies. Lease payments made to these affiliated individuals and companies during the years ended June 30, 1994 and 1995 and December 31, 1996 and the period from January 1, 1997 through July 10, 1997 were $306, $541, $697 and $510, respectively.

     In June 1996, Texas Aluminum sold certain equipment with a net book value of $143 to an affiliated company. This equipment is being leased to Cornerstone for $48 per year through December 2011. Also in June 1996, Cornerstone sold certain equipment with a net book value of $120 to the same affiliated company. This equipment is being leased to Texas Aluminum for $48 per year through December 2011. These leases are being accounted for as capital leases. In November 1996, Texas Aluminum sold certain machinery and equipment to this affiliated company resulting in a gain of $242. Texas Aluminum is leasing this machinery from the affiliated company for $72 per year through December 2001. The resulting gain has been deferred and will be recognized over the term of the lease.

     NOTES RECEIVABLE

     Texas Aluminum/Cornerstone has unsecured notes receivable from an affiliated corporation of $546 as of December 31, 1996, which is included in accounts and notes receivable from affiliates. This note accrues interest at 8% and is due June 1, 2001.

     Texas Aluminum/Cornerstone believes the related party transactions are on terms no more or less favorable than what could have been obtained from third parties.

     INTERCOMPANY ELIMINATIONS

     The balance sheet as of June 30, 1995 and the statement of income for the year ended June 30, 1995, include certain intercompany balances and transactions between Texas Aluminum and Cornerstone which have not been eliminated due to the conforming of year ends, as follows:

Affiliated receivables...............  $     993
Affiliated management fee expense....  $      60

                 TEXAS ALUMINUM INDUSTRIES, INC. AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

13.  SUBSEQUENT EVENTS

     On July 11, 1997, Metals USA purchased all of the issued and outstanding equity securities of Texas Aluminum/Cornerstone, through the issuance of common stock and cash pursuant to a definitive merger agreement dated May 1997.

     During July 1997, subsequent to the merger, $16,059 of Texas
Aluminum/Cornerstone's debt was repaid with advances from Metals USA.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Interstate Steel Supply Co. and Affiliates

We have audited the accompanying combined balance sheets of Interstate Steel Supply Co. and Affiliates (collectively, the "Companies") as of December 31, 1995 and 1996, and the related combined statements of operations, stockholders' equity and partners' capital and cash flows for each of the three years in the period ended December 31, 1996 and for the period from January 1, 1997 through July 10, 1997. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether these financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Interstate Steel Supply Co. and Affiliates as of December 31, 1995 and 1996, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 and for the period from January 1, 1997 through July 10, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
February 3, 1998

                   INTERSTATE STEEL SUPPLY CO. AND AFFILIATES
                            COMBINED BALANCE SHEETS
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
               ASSETS
Current assets:
     Cash and cash equivalents.......  $      83  $     168
     Accounts receivable -- trade,
      less allowance of $225 and
      $300...........................      7,864      6,821
     Inventories.....................      8,755     11,403
     Prepaid expenses and other
      current assets.................         69        191
                                       ---------  ---------
          Total current assets.......     16,771     18,583
Property and equipment, net..........      3,447      3,325
Other assets.........................        987      1,116
                                       ---------  ---------
          Total assets...............  $  21,205  $  23,024
                                       =========  =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable................  $   1,401  $   1,866
     Accrued liabilities.............        941      1,051
     Lines of credit.................     11,100     10,100
     Current portion of long-term
      debt...........................         93         94
                                       ---------  ---------
          Total current
            liabilities..............     13,535     13,111
Long-term debt.......................        817        723
                                       ---------  ---------
          Total liabilities..........     14,352     13,834
                                       ---------  ---------
Stockholders' equity:
     Common stock; 200,000 shares,
      $1.00 par value authorized,
      35,500 issued and
      outstanding....................         36         36
     Common stock; 2,000 shares, no
      par value authorized, 2,000
      issued and outstanding.........          2          2
     Additional paid-in capital......         72         72
     Retained earnings...............      6,739      9,072
     Partners' capital...............      1,502      1,506
     Treasury stock..................     (1,498)    (1,498)
                                       ---------  ---------
          Total stockholders'
            equity...................      6,853      9,190
                                       ---------  ---------
          Total liabilities and
            stockholders' equity.....  $  21,205  $  23,024
                                       =========  =========

    The accompanying notes are an integral part of these combined financial statements.

                   INTERSTATE STEEL SUPPLY CO. AND AFFILIATES
                         COMBINED STATEMENTS OF INCOME
                           (IN THOUSANDS OF DOLLARS)

                                          YEARS ENDED DECEMBER 31,            PERIOD FROM
                                       -------------------------------      JANUARY 1, 1997
                                         1994       1995       1996      THROUGH JULY 10, 1997
                                       ---------  ---------  ---------   ---------------------
Net sales............................  $  49,299  $  61,375  $  66,806          $38,201
Costs and expenses:
     Cost of sales...................     37,283     44,868     47,902           28,103
     Operating and delivery..........      6,197      7,916      8,243            4,844
     Selling, general and
       administrative expenses.......      4,187      5,279      5,391            2,856
     Depreciation and amortization...        483        561        550              192
                                       ---------  ---------  ---------   ---------------------
     Operating income................      1,149      2,751      4,720            2,206
Other (income) expense:
     Interest expense, net...........        792        908        936              467
     Other, net......................         (1)         1         10         --
                                       ---------  ---------  ---------   ---------------------
Income before income taxes...........        358      1,842      3,774            1,739
Provision for income taxes...........     --         --         --             --
                                       ---------  ---------  ---------   ---------------------
Net income...........................  $     358  $   1,842  $   3,774          $ 1,739
                                       =========  =========  =========   =====================

    The accompanying notes are an integral part of these combined financial statements.

                   INTERSTATE STEEL SUPPLY CO. AND AFFILIATES
                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                             AND PARTNERS' CAPITAL
                           (IN THOUSANDS OF DOLLARS)

                                              COMMON STOCK
                                           ------------------    ADDITIONAL
                                           $1 PAR     NO PAR       PAID-IN      RETAINED     TREASURY     PARTNERS'
                                            VALUE      VALUE       CAPITAL      EARNINGS       STOCK      CAPITAL     TOTAL
                                           -------    -------    -----------    ---------    ---------    --------    ------
January 1, 1994.........................    $  36      $   2        $  72        $ 5,688      $(1,498)     $1,116     $5,416
Dividends and distributions.............     --         --          --              (228)       --            (80)      (308)
Net income..............................     --         --          --               239        --            119        358
                                           -------    -------    -----------    ---------    ---------    --------    ------
Balance, December 31, 1994..............       36          2           72          5,699       (1,498)      1,155      5,466
Dividends and distributions.............     --         --          --              (705)       --          --          (705)
Contributions...........................     --         --          --             --           --            250        250
Net income..............................     --         --          --             1,745        --             97      1,842
                                           -------    -------    -----------    ---------    ---------    --------    ------
Balance, December 31, 1995..............       36          2           72          6,739       (1,498)      1,502      6,853
Dividends and distributions.............     --         --          --            (1,437)       --          --        (1,437)
Net income..............................     --         --          --             3,770        --              4      3,774
                                           -------    -------    -----------    ---------    ---------    --------    ------
Balance, December 31, 1996..............       36          2           72          9,072       (1,498)      1,506      9,190
Dividends and distributions.............     --         --          --            (7,893)       --         (1,660)    (9,553)
Net income..............................     --         --          --             1,585        --            154      1,739
                                           -------    -------    -----------    ---------    ---------    --------    ------
Balance, July 10, 1997..................    $  36      $   2        $  72        $ 2,764      $(1,498)     $--        $1,376
                                           =======    =======    ===========    =========    =========    ========    ======

    The accompanying notes are an integral part of these combined financial statements.

                   INTERSTATE STEEL SUPPLY CO. AND AFFILIATES
                       COMBINED STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                             YEARS ENDED DECEMBER 31,            PERIOD FROM
                                          -------------------------------      JANUARY 1, 1997
                                            1994       1995       1996      THROUGH JULY 10, 1997
                                          ---------  ---------  ---------   ---------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income..........................  $     358  $   1,842  $   3,774          $ 1,739
    Adjustments to reconcile net income
      to net cash provided by (used in)
      operating activities:
         Depreciation and
           amortization.................        483        561        550              192
         Loss (gain) on sale of
           assets.......................          2         10     --             --
         Changes in operating assets and
           liabilities:
             Accounts receivable, net...       (695)      (768)     1,041           (4,511)
             Inventories................     (1,272)    (1,315)    (2,648)             824
             Prepaid expenses and other
               assets...................        112          6       (121)            (563)
             Accounts payable and
               accrued liabilities......         (3)       158        575            2,965
             Other assets...............       (119)      (178)      (129)            (109)
                                          ---------  ---------  ---------         --------
             Net cash provided by (used
               in) operating
               activities...............     (1,134)       316      3,042              537
                                          ---------  ---------  ---------         --------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to property and
      equipment.........................       (571)      (533)      (428)            (252)
    Proceeds from sales of property and
      equipment.........................         10          6     --             --
    Other, net..........................         11     --         --             --
                                          ---------  ---------  ---------         --------
             Net cash used in investing
               activities...............       (550)      (527)      (428)            (252)
                                          ---------  ---------  ---------         --------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Net increase (decrease) on
      line-of-credit....................      1,225        750     (1,000)           7,350
    Principal payments on long-term
      obligations.......................       (239)      (259)       (93)            (161)
    Proceeds from issuance of long-term
      obligations.......................        900     --         --             --
    Distributions to shareholders and
      partners..........................       (308)      (564)    (1,436)          (6,710)
    Capital contributions...............     --            250     --             --
                                          ---------  ---------  ---------         --------
             Net cash provided by (used
               in) financing
               activities...............      1,578        177     (2,529)             479
                                          ---------  ---------  ---------         --------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...........................       (106)       (34)        85              764
CASH AND CASH EQUIVALENTS, BEGINNING OF
  PERIOD................................        223        117         83              168
                                          ---------  ---------  ---------         --------
CASH AND CASH EQUIVALENTS, END OF
  PERIOD................................  $     117  $      83  $     168          $   932
                                          =========  =========  =========         ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
    Cash paid for interest..............  $     847  $     964  $     930          $   500
    Reduction in notes
      receivable -- shareholders and
      partners..........................     --            140     --             --
    Distribution of Warehouse Real
      Estate Associates' net assets to
      partners..........................     --         --         --                1,660
    Distribution of life insurance cash
      surrender value to shareholders...     --         --         --                1,183

    The accompanying notes are an integral part of these combined financial statements.

                   INTERSTATE STEEL SUPPLY CO. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

1.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

     Interstate Steel Supply Company and Affiliates ("Interstate") is comprised of the following companies under common control and ownership; Interstate Steel Supply Company (a Pennsylvania Subchapter "S" corporation) and its affiliates, Interstate Steel Supply Company of Pittsburgh (a Pennsylvania Subchapter "S" corporation), Interstate Steel Processing Company
(a Pennsylvania Subchapter "S" corporation), Interstate Steel Supply Company of Maryland (a Maryland Subchapter "S" corporation) and Warehouse Real Estate Associates (a Pennsylvania partnership). All intercompany transactions and balances have been eliminated in the accompanying combined financial statements.

     Interstate is a carbon structural steel service center with operations in Baltimore, MD, Philadelphia and Pittsburgh, PA. Interstate services customers primarily in the Northeast and Midatlantic regions of United States, ranging from Virginia to Maine and west through Eastern Ohio. Interstate supplies structural steel for steel buildings, bridges, shopping malls, shipbuilding, railroad switch and gear manufacturers and electric power generating plants. Approximately one-half of net sales include value-added processing services such as saw cutting, shearing, flame cutting, cambering and tee-splitting.

     Interstate (exclusive of Warehouse Real Estate Associates, see Note 8) and its shareholders entered into a definitive merger agreement with Metals USA, Inc. ("Metals USA") pursuant to which all of Interstate's outstanding shares of capital stock were exchanged for cash and shares of Metals USA common stock concurrently with the consummation of the initial public offering (the "Offering") of Metals USA common stock (See Note 8).

     The financial statements for the period from January 1, 1997 through July 10, 1997 are presented for purposes of complying with certain reporting requirements of Regulation S-X of the Securities and Exchange Commission and are not necessarily indicative of the results to be expected for the entire year.

     USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH EQUIVALENTS

     Cash equivalents consist of highly liquid money market instruments with original maturities of three months or less.

     INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is primarily determined using the last-in, first-out ("LIFO") method.

     PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost, net of accumulated depreciation. Depreciation for buildings and equipment are based upon the estimated useful lives of the various classes of assets, using the straight-line and the declining balance method, respectively. Leasehold improvements are amortized over the shorter of their useful lives or the term of the lease using the straight-line method.

                   INTERSTATE STEEL SUPPLY CO. AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash equivalents approximate their fair value. The fair value of the line-of-credit facilities and long-term debt are estimated based on interest rates for the same or similar debt offered to Interstate having the same or similar remaining maturities and collateral requirements. The carrying amounts of the line-of-credit facility and long-term debt approximates their fair value at the applicable balance sheet dates.

     CONCENTRATION OF CREDIT RISK

     Financial instruments, which potentially subject Interstate to concentrations of credit risk, consist principally of cash deposits and, trade account and note receivables. Concentrations of credit risk with respect to trade accounts receivable are within the Northeast and Midatlantic United States. Credit is extended once appropriate credit history and references have been obtained. Adjustments to the allowance for doubtful accounts are made periodically (as circumstances warrant) based upon the expected collectibility of all such accounts. Interstate periodically reviews the credit history of its customers and generally does not require collateral for the extension of credit.

     INCOME TAXES

     Interstate elected to be taxed under sections of the federal and state income tax laws which provide that, in lieu of corporation income taxes, the stockholders separately account for Interstate's items of income, deductions, losses and credits on their individual income tax returns. The financial statements will not include a provision for income taxes (credits) as long as the S Corporation election remains in effect. As long as Interstate's S Corporation income tax election remains in effect, Interstate may, from time-to-time, pay dividends to its stockholders in amounts sufficient to enable the stockholders to pay the taxes due on their share of Interstate's items of income, deductions, losses, and credits which has been allocated to them for reporting on their individual income tax returns. Taxes on partnership income accrue to the partners and, accordingly, are not reflected in the financial statements.

     RECENT ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF ("SFAS 121") in March 1995. SFAS
121 requires that long-lived assets and certain intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Interstate adopted SFAS No. 121 on January 1, 1996. The impact of adopting this standard did not have a material impact on the results of operations.

2.  INVENTORIES

     Interstate utilizes the LIFO method of inventory accounting. If the first-in first-out, ("FIFO") method had been used for all inventories, their carrying value would have been $11,466, $13,487 and $11,453 at December 31, 1995 and 1996, and July 10, 1997, respectively. Additionally, net income would have been $1,030, $2,475, $3,146 and $1,816 for the years ended December 31, 1994,
1995, 1996 and for the period from January 1, 1997 through July 10, 1997, respectively. During the years ended December 31, 1994 and 1996, Interstate recorded favorable adjustments to cost of goods sold of approximately $90 and $627, respectively. The adjustments were due to the lower costs associated with the reduced quantities (for certain items) that prevailed in prior periods compared to the cost prevailing in 1994 and 1996.

                   INTERSTATE STEEL SUPPLY CO. AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

3.  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                           DECEMBER 31,
                                         ESTIMATED     --------------------
                                        USEFUL LIVES     1995       1996
                                        ------------   ---------  ---------
Land.................................        --        $     488  $     488
Buildings............................       40 years       3,694      3,725
Machinery and equipment..............     5-25 years       2,539      2,753
Automobiles and trucks...............      3-7 years       1,034      1,105
Office equipment and furniture.......     3-10 years         678        739
Leasehold improvements...............     3-10 years         333        333
                                                       ---------  ---------
                                                           8,766      9,143
Less: accumulated depreciation and
  amortization.......................                     (5,319)    (5,818)
                                                       ---------  ---------
                                                       $   3,447  $   3,325
                                                       =========  =========

4.  LINE-OF-CREDIT

     Interstate has unsecured $14,500 demand line-of-credit facilities with two banks. The line-of-credit facilities bear interest at rates between 6.75% and 8.25% at December 31, 1996. The line-of-credit agreements require Interstate to meet and maintain certain nonfinancial covenants, including the maintenance of life insurance policies on the sole stockholder of Interstate Steel Supply Company in the amount of $3,000, with Interstate Steel Supply Company as the designated beneficiary.

5.  LONG-TERM DEBT

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Note payable to bank, interest at
  prime plus 0.25% (8.50% at
  December 31, 1996), payable in
  monthly installments of $6
  (plus interest); matures in 2006;
  secured by certain buildings and
  equipment..........................  $     769  $     694
Note payable to PIDC, interest at
  7.0%, payable in installments of
  $2; matures in 2006................        141        123
                                       ---------  ---------
                                             910        817
Less: current maturities.............        (93)       (94)
                                       ---------  ---------
                                       $     817  $     723
                                       =========  =========

     Long-term debt consists of notes payable issued by Warehouse Real Estate Associates to purchase premises and equipment and to make improvements at the facilities leased to the two operating companies; the buildings and equipment are collateral. At December 31, 1996, future principal payments of long-term debt are as follows:

1997.................................  $      94
1998.................................         95
1999.................................         97
2000.................................         98
2001.................................        100
Thereafter...........................        333
                                       ---------
                                       $     817
                                       =========

                   INTERSTATE STEEL SUPPLY CO. AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

6.  EMPLOYEE BENEFIT PLANS

     Interstate maintains profit-sharing plans which provide for voluntary Company contributions at the discretion of the Board of Directors of up to 15% of the salaries of eligible employees. Contributions of $260, $405, $472 and $257 have been charged to operations for the years ended December 31, 1994, 1995 and 1996 and for the period from January 1, 1997 through July 10, 1997, respectively.

7.  MAJOR CUSTOMERS AND SUPPLIERS

     During 1996, Interstate had two customers, each of which accounted for approximately 10% of net sales. Interstate did not have any major customers that accounted for more than 10% of net sales in 1995 or 1994.

     Interstate primarily acquires structural and plate steel, its most significant inventory, from three suppliers. Those suppliers made up 19%, 17%, and 10%, respectively, in purchases for the fiscal year ending December 31, 1996. The same suppliers accounted for 10%, 13.5%, and 20%, respectively, in total steel purchased for the year ended December 31, 1995.

8.  SUBSEQUENT EVENT

     On July 11, 1997, Metals USA, Inc. purchased all of the issued and outstanding equity securities of Interstate, through the issuance of common stock and cash pursuant to a definitive merger agreement dated May 1997.

     Prior to the merger, Interstate made a cash distribution of approximately $5,250 which represented Interstate's estimated S Corporation accumulated adjustment account. Had these distributions been made at December 31, 1996 or June 30, 1997, the effect on Interstate's balance sheet would have been to increase liabilities by $5,250, and decrease stockholder's equity by $5,250. Interstate funded this distribution by using its existing credit facilities.

     As described in Note 1, Warehouse Real Estate Associates will not be a party to the merger. Following the sale of equipment described below, approximately $1,800 of property and equipment, debt of $817 and other obligations of approximately $133 which are included in the combined balance sheet at December 31, 1996 will remain with Warehouse Real Estate Associates. Concurrent with the merger, Interstate entered into agreements with Warehouse Real Estate Associates to purchase certain equipment from Warehouse Real Estate Associates in exchange for an existing note receivable, having a carrying value of $530 at December 31, 1996. The value of the equipment approximates the value of the note. Additionally, an affiliate of Interstate entered into a 10 year lease with Warehouse Real Estate Associates with respect to certain real property where Interstate conducts its operations for an annual lease payment of $233. This annual lease amount will remain in effect for five years. At the end of year five the annual rental will be redetermined. An affiliate of Interstate has agreed to purchase the real estate at the end of year ten for the then appraised fair market value of such property.

     Prior to the merger, Interstate Steel Supply Company dividended a life insurance policy to its sole stockholder, which had a book value at June 30, 1997 of approximately $1,183.

     During July 1997, subsequent to the merger, $16,613 of Interstate's debt was repaid with advances from Metals USA.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Queensboro Steel Corporation:

We have audited the statement of income, stockholders' equity, and cash flows of Queensboro Steel Corporation (the "Company") for the period from January 1,
1997 through July 10, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, Queensboro Steel Corporation's results of operations and its cash flows for the period from January 1, 1997 through July 10, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
January 30, 1998

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Queensboro Steel Corporation
Wilmington, North Carolina

     We have audited the accompanying balance sheets of Queensboro Steel Corporation as of
December 31, 1996 and 1995, and the related statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Queensboro Steel Corporation as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          McGladrey & Pullen, LLP

Wilmington, North Carolina
February 25, 1997, except for Note 11 as to
                which the date is April 18, 1997
                and Note 12 as to which
                the date is July 11, 1997

                          QUEENSBORO STEEL CORPORATION
                                 BALANCE SHEETS
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
               ASSETS
Current assets:
     Cash............................  $       5  $       5
     Accounts receivable:
          Trade, less allowance of
            $20 and $20..............     10,249      8,390
          Other......................        108        173
     Inventories.....................      6,217      8,574
     Costs and estimated earnings in
      excess of billings on
      uncompleted contracts..........        406        971
     Prepaid expenses and other
      current assets.................        184        165
                                       ---------  ---------
          Total current assets.......     17,169     18,278
Property and equipment, net..........      3,085      4,638
Other assets.........................        281        307
                                       ---------  ---------
          Total assets...............  $  20,535  $  23,223
                                       =========  =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable................  $   2,857  $   3,007
     Accrued liabilities.............        517        625
     Billings in excess of costs and
      estimated earnings on
      uncompleted contracts..........        228        842
     Current portion of long-term
      debt...........................         10     --
                                       ---------  ---------
          Total current
            liabilities..............      3,612      4,474
Long-term debt.......................      8,884      8,551
Deferred compensation................        359        410
                                       ---------  ---------
          Total liabilities..........     12,855     13,435
                                       ---------  ---------
Stockholders' equity:
     Capital stock, 200,000 shares
      authorized:
       Class A voting, $10 par value,
        18,666 shares issued and
        outstanding..................        187        187
       Class B non-voting, $10 par
        value, 78,666 shares issued
        and outstanding..............        787        787
     Additional paid-in capital......        870        870
     Retained earnings...............      5,758      7,944
     Unrealized gain on securities...         78     --
                                       ---------  ---------
          Total stockholders'
            equity...................      7,680      9,788
                                       ---------  ---------
          Total liabilities and
            stockholders' equity.....  $  20,535  $  23,223
                                       =========  =========

   The accompanying notes are an integral part of these financial statements.

                          QUEENSBORO STEEL CORPORATION
                              STATEMENTS OF INCOME
                           (IN THOUSANDS OF DOLLARS)

                                                                            PERIOD FROM
                                          YEARS ENDED DECEMBER 31,        JANUARY 1, 1997
                                       -------------------------------        THROUGH
                                         1994       1995       1996        JULY 10, 1997
                                       ---------  ---------  ---------    ---------------
Net sales............................  $  50,795  $  60,322  $  54,996        $32,976
Costs and expenses:
     Cost of sales...................     37,996     45,945     38,912         24,368
     Operating and delivery..........      7,408      8,080      8,355          4,971
     Selling, general and
       administrative expenses.......      3,656      3,839      3,870          2,286
     Depreciation and amortization...        369        362        405            246
                                       ---------  ---------  ---------    ---------------
     Operating income................      1,366      2,096      3,454          1,105
Other (income) expense:
     Interest expense................        465        612        587            411
     Other income....................        (63)       (67)       (77)           (14)
                                       ---------  ---------  ---------    ---------------
Net income...........................  $     964  $   1,551  $   2,944        $   708
                                       =========  =========  =========    ===============

   The accompanying notes are an integral part of these financial statements.

                          QUEENSBORO STEEL CORPORATION
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                           (IN THOUSANDS OF DOLLARS)

                                                                                            UNREALIZED
                                            COMMON STOCK        ADDITIONAL                    GAIN ON          TOTAL
                                        --------------------      PAID-IN      RETAINED     INVESTMENT     STOCKHOLDERS'
                                        CLASS A     CLASS B       CAPITAL      EARNINGS     SECURITIES        EQUITY
                                        --------    --------    -----------    ---------    -----------    -------------
Balance, December 31, 1993...........    $  187      $  787        $ 870        $ 4,290       $--             $ 6,134
     Net income......................     --          --           --               964        --                 964
     Dividends.......................     --          --           --              (138)       --                (138)
                                        --------    --------    -----------    ---------    -----------    -------------
Balance, December 31, 1994...........       187         787          870          5,116        --               6,960
     Net income......................     --          --           --             1,551        --               1,551
     Dividends.......................     --          --           --              (909)       --                (909)
     Investment securities received
       from insurance cooperative....     --          --           --             --               78              78
                                        --------    --------    -----------    ---------    -----------    -------------
Balance, December 31, 1995...........       187         787          870          5,758            78           7,680
     Net income......................     --          --           --             2,944        --               2,944
     Dividends.......................     --          --           --              (758)       --                (758)
     Donation of investment
       securities received from
       insurance cooperative.........     --          --           --             --              (78)            (78)
                                        --------    --------    -----------    ---------    -----------    -------------
Balance, December 31, 1996...........       187         787          870          7,944        --               9,788
     Net income......................     --          --           --               708        --                 708
     Dividends.......................     --          --           --            (7,116)       --              (7,116)
                                        --------    --------    -----------    ---------    -----------    -------------
Balance, July 10, 1997...............    $  187      $  787        $ 870        $ 1,536       $--             $ 3,380
                                        ========    ========    ===========    =========    ===========    =============

   The accompanying notes are an integral part of these financial statements.

                          QUEENSBORO STEEL CORPORATION
                            STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                                                           PERIOD FROM
                                          YEARS ENDED DECEMBER 31,       JANUARY 1, 1997
                                       -------------------------------       THROUGH
                                         1994       1995       1996       JULY 10, 1997
                                       ---------  ---------  ---------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $     964  $   1,551  $   2,944      $     708
  Adjustments to reconcile net income
    to net cash provided by (used in)
    operating activities:
    Depreciation and amortization....        369        362        405            246
    Loss (gain) on sale of assets....         (1)         2          4        --
    Increase in deferred
      compensation...................         54         40         51             28
    Changes in operating assets and
      liabilities:
      Accounts receivable, net.......     (1,225)    (2,930)     1,702             22
      Inventories....................     (2,241)     1,552     (2,358)          (927)
      Prepaid expenses and other
         assets......................        (69)       (63)        99            (45)
      Accounts payable and accrued
         liabilities.................        925       (173)       258            337
      Billings related to cost and
         estimated earnings on
         uncompleted contracts.......        721        212         49           (659)
      Other operating activity.......     --         --         --                (14)
                                       ---------  ---------  ---------   ---------------
         Net cash provided by (used
           in) operating
           activities................       (503)       553      3,154           (304)
                                       ---------  ---------  ---------   ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to property and
      equipment......................       (896)    (1,519)    (1,962)          (304)
    Proceeds from sales of property
      and equipment..................          2         16          7             51
    Other, net.......................         (7)        (1)         2        --
                                       ---------  ---------  ---------   ---------------
         Net cash used in investing
           activities................       (901)    (1,504)    (1,953)          (253)
                                       ---------  ---------  ---------   ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Payments on revolving
      line-of-credit.................    (61,087)   (40,844)   (43,543)       (59,165)
    Borrowings on revolving
      line-of-credit.................     62,755     42,829     40,210         65,884
    Borrowings on long-term debt.....     --         --          3,000        --
    Financing costs..................     --         --           (100)       --
    Net Advances (to) from
      Affiliates.....................     --         --         --                173
    Principal payments on long-term
      debt...........................       (125)      (125)       (10)       --
    Dividends paid...................       (138)      (909)      (758)        (6,334)
                                       ---------  ---------  ---------   ---------------
         Net cash provided by (used
           in) financing
           activities................      1,405        951     (1,201)           558
                                       ---------  ---------  ---------   ---------------
NET INCREASE IN CASH.................          1     --         --                  1
CASH BEGINNING OF PERIOD.............          4          5          5              5
                                       ---------  ---------  ---------   ---------------
CASH END OF PERIOD...................  $       5  $       5  $       5      $       6
                                       =========  =========  =========   ===============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
    Cash paid for interest...........  $     466  $     601  $     559      $     409
SUPPLEMENTAL SCHEDULE OF NON-CASH
  INVESTING AND FINANCING ACTIVITIES:
    Investment securities received
      (donated)......................  $  --      $     (78) $      78      $ --
    Note received in settlement of an
      account receivable.............     --         --            156        --
    Distribution of property and
      equipment to shareholders......     --         --         --                782

   The accompanying notes are an integral part of these financial statements.

                          QUEENSBORO STEEL CORPORATION
                         NOTES TO FINANCIAL STATEMENTS
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

1.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

     Queensboro Steel Corporation ("Queensboro") is a heavy carbon steel service center and structural fabricator with operations in Wilmington and Greensboro, North Carolina and Norfolk, Virginia. Queensboro markets its products primarily in the Southeast region of the United States. Sales consist principally of beams, angles, channels, sheet, plate, bar, tubing and fabricated steel for buildings. Value-added processing includes shearing, bending, drilling, tee-splitting, rolling, cambering, burning and coil processing. Queensboro's diversified customer base includes shipbuilding, transportation, building construction, pulp and paper mills, chemical, public utility, farm equipment, crane manufacturing, plant maintenance and other industries.

     Queensboro and its shareholders entered into a definitive merger agreement with Metals USA, Inc. ("Metals USA") pursuant to which all of Queensboro's outstanding shares of capital stock were exchanged for cash and shares of Metals USA common stock concurrently with the consummation of the initial public offering (the "Offering") of Metals USA common stock (see Note 11).

     The financial statements for the period from January 1, 1997 through July 10, 1997 are presented for purposes of complying with certain reporting requirements of Regulation S-X of the Securities and Exchange Commission and are not necessarily indicative of the results to be expected for the entire year.

     RECLASSIFICATIONS

     Certain amounts in the 1994 and 1995 financial statements have been reclassified to conform to the 1996 presentation. These reclassifications have no effect on previously reported net income or stockholders' equity.

     USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is primarily determined using the last-in, first-out ("LIFO") method.

     PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost, net of accumulated depreciation. Depreciation is computed utilizing the straight-line method at rates based upon the estimated useful lives of the various classes of assets.

     LONG-TERM CONTRACTS

     Sales are recorded at the time products and materials are shipped or as services are provided. Income from fabrication contracts are recognized by applying estimated percentages-of-completion to the total estimated profit for the respective contracts, commencing at the time the contracts are at least one-tenth complete. The percentage-of-completion is determined by relating the actual cost of work performed through year end to the total estimated cost of the respective contracts. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty

                          QUEENSBORO STEEL CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

provisions, and final contract settlements may result in revisions to costs and income, and are recognized in the period in which the revisions are determined. Contract costs include direct materials, direct labor and related overhead.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of the long-term debt is estimated based on interest rates for the same or similar debt offered to Queensboro having the same or similar remaining maturities and collateral requirements. The carrying amounts of long-term debt approximates fair value at the applicable balance sheet dates.

     CONCENTRATION OF CREDIT RISK

     Financial instruments, which potentially subject Queensboro to concentrations of credit risk, consist principally of trade account receivables. Concentrations of credit risk with respect to trade accounts receivable are within the Southeast region of the United States. Credit is extended once appropriate credit history and references have been obtained. Adjustments to the allowance for doubtful accounts are made periodically (as circumstances warrant) based upon the expected collectibility of all such accounts. Queensboro periodically reviews the credit history of its customers and generally does not require collateral for the extension of credit.

     INCOME TAXES

     Queensboro, with the consent of its stockholders, elected to be taxed under sections of the federal and state income tax laws which provide that, in lieu of corporation income taxes, the stockholders separately account for Queensboro's items of income, deductions, losses and credits on their individual income tax returns. The financial statements will not include a provision for income taxes (credits) as long as the S Corporation election remains in effect. As long as Queensboro's S Corporation income tax election remains in effect, Queensboro may, from time-to-time, pay dividends to its stockholders in amounts sufficient to enable the stockholders to pay the taxes due on their share of Queensboro's items of income, deductions, losses, and credits which has been allocated to them for reporting on their individual income tax returns.

     RECENT ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF ("SFAS 121") in March 1995. SFAS
121 requires that long-lived assets and certain intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Queensboro adopted SFAS No. 121 on January 1, 1996. The impact of adopting this standard did not have a material impact on the results of operations.

2.  TRADE RECEIVABLES

     Trade receivables consist of the following:

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Steel service center:
     Trade receivables...............  $   4,686  $   4,016
Fabrication division:
     Contract receivables:
          Contracts in progress......      4,325      2,656
          Completed contracts........        324        732
          Retained...................        914        986
                                       ---------  ---------
                                       $  10,249  $   8,390
                                       =========  =========

                          QUEENSBORO STEEL CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

3.  INVENTORIES

     Inventories of the steel service center consist primarily of unprocessed steel and are carried at the lower of cost or market using the last-in, first-out (LIFO) method. Inventories of the fabrication division ($340 and $366 at December 31, 1995 and 1996, respectively) approximate the lower of cost or market using the first-in, first-out (FIFO) method. If the FIFO cost method of inventory valuation had been used for all inventories at December 31, 1995 and 1996 and July 10, 1997, inventories would have been $8,086, $9,776 and $10,671 and net income for the years ended December 31, 1994, 1995, 1996 and for the period from January 1, 1997 through July 10, 1997, would have been $1,324, $1,882, $2,279 and $676, respectively.

4.  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                           DECEMBER 31,
                                         ESTIMATED     --------------------
                                        USEFUL LIVES     1995       1996
                                        ------------   ---------  ---------
Land.................................        --        $     120  $     120
Buildings............................       40 years       2,315      3,608
Machinery and equipment..............     5-12 years       3,639      5,266
Automobiles, trucks and trailers.....     3- 5 years         800        872
Construction in progress.............        --            1,227     --
                                                       ---------  ---------
                                                           8,101      9,866
Less: accumulated depreciation.......                     (5,016)    (5,228)
                                                       ---------  ---------
                                                       $   3,085  $   4,638
                                                       =========  =========

5.  CONTRACTS IN PROCESS

     Information with respect to contracts in process is as follows:

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Costs incurred on uncompleted
  contracts..........................  $  21,397  $  17,550
Estimated earnings...................      1,962      2,934
                                       ---------  ---------
                                          23,359     20,484
Less: billings to date...............     23,181     20,355
                                       ---------  ---------
                                       $     178  $     129
                                       =========  =========
Included in accompanying balance
  sheets under the following
  captions:
     Costs and estimated earnings in
       excess of billings on
       uncompleted contracts.........  $     406  $     971
     Billings in excess of costs and
       estimated earnings on
       uncompleted contracts.........       (228)      (842)
                                       ---------  ---------
                                       $     178  $     129
                                       =========  =========

                          QUEENSBORO STEEL CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

6.  LONG-TERM DEBT

     Long-term obligations consist of the following:

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Revolving line-of-credit, interest at
  prime plus 0.125%, interest payable
  monthly, principal and unpaid
  interest due June 30, 1998; secured
  by accounts receivable and
  inventory..........................  $   8,884  $   5,551
Industrial revenue bonds.............     --          3,000
Industrial revenue bond, interest at
  65% of commercial prime borrowing
  rates ranging from 6.5% to 11%,
  payable in monthly installments of
  $10 (plus interest); matured in
  January 1996.......................         10     --
                                       ---------  ---------
                                           8,894      8,551
Less: current maturities.............        (10)    --
                                       ---------  ---------
                                       $   8,884  $   8,551
                                       =========  =========

     REVOLVING LINE-OF-CREDIT

     Queensboro has a $10,000 committed revolving line-of-credit facility with a bank whereby Queensboro may borrow the lesser of (i) $10,000 or (ii) 80% of eligible accounts receivable plus 60% of inventories. The agreement provides, among other things, for restrictions on additional borrowings, capital expenditures, investing, and the payment of dividends. The agreement also requires the maintenance of certain working capital and debt-to-equity ratios, minimum net worth, and furnishing periodic financial statements.

     Additionally, Queensboro's cash accounts are tied directly to the revolving line-of-credit such that the line is increased automatically when checks presented to the bank for payment exceed the funds available in Queensboro's bank accounts. At December 31, 1995 and 1996, outstanding checks approximating $1,507 and $604, respectively, have been classified as long-term debt on the balance sheet.

     INDUSTRIAL REVENUE BONDS

     Queensboro secured financing for the construction and equipping of its current steel processing facility located in Greensboro, North Carolina with industrial revenue bonds. These industrial revenue bonds were issued by Guilford County Industrial Facilities and Pollution Control Financing Authority and the proceeds loaned to Queensboro on identical terms. As required by the terms of the bond agreement, Queensboro has provided an irrevocable bank letter-of-credit for up to $3,043 as security for the industrial revenue bonds, which expires May 15, 1997. The future maturities of the industrial revenue bonds have been classified in accordance with established sinking fund requirements in anticipation that the letter-of-credit will be renewed at the expiration date.

     Queensboro has the option to have interest determined on a weekly, flexible or fixed rate basis. The bonds were issued and have remained on a weekly rate basis. The rate at December 31, 1996 was 4.45%. Interest is payable in arrears on May 1, and November 1. Beginning May 1, 1998, the bond sinking fund requirements will be payable in annual installments of $300 through May 1, 2008, except for 1998, 2002 and 2006, for which years the installments will be $200. Additional conditional mandatory redemption features exist for such items as taxability of the bonds and expiration of the letter-of-credit agreement. Optional prepayment features also exist.

     This letter of credit agreement, as amended, contains various covenant requirements similar to those of the revolving line-of-credit described above and is collateralized by accounts receivable, inventory and equipment.

                          QUEENSBORO STEEL CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     The prime rate at December 31, 1996, was 8.25%.

     At December 31, 1996, future principal payments of long-term debt are as follows:

1997.................................  $  --
1998.................................      5,751
1999.................................        300
2000.................................        300
2001.................................        300
Thereafter...........................      1,900
                                       ---------
                                       $   8,551
                                       =========

7.  EMPLOYEE BENEFIT PLANS

     Queensboro participates in a multi-employer 401(k) profit-sharing plan with a related corporation, which covers all employees at least twenty-one years of age who have completed at least 1,000 hours of service in a twelve-month period subsequent to employment. The Plan allows for employee contributions through salary reduction of up to 15% of total compensation. The employer will match these contributions at rate of 25%, up to 4% of the employees' total compensation. Employer matching contributions were $37, $39, $40 and $20 for 1994, 1995, 1996 and for the period from January 1, 1997 through July 10, 1997, respectively. The discretionary profit-sharing contributions were $50, $65, $25 and $15 in 1994, 1995, 1996 and for the period from January 1, 1997 through July 10, 1997, respectively.

8.  DEFERRED COMPENSATION AND LIFE INSURANCE

     In connection with a deferred compensation plan between Queensboro and certain key employees, provision has been made for the future compensation which is payable upon their death or retirement. At December 31, 1995 and 1996, $242 and $239, respectively, has been accrued under these contracts.

     The deferred compensation is to be paid to the individuals or their beneficiaries over a period of ten years commencing with the first business day of the calendar month following the month of retirement or death.

     The employment agreements with the employees mentioned in the preceding paragraphs also provide that death benefits totaling $335 at December 31, 1996, will be paid to their beneficiaries in the event these employees should die while they are employees of Queensboro. Queensboro is the owner and beneficiary of life insurance policies with a total face value of $853 on these employees. In the event that a death benefit related to the employees mentioned above should become payable, such benefit shall be in lieu of all deferred compensation.

     Queensboro also entered into a salary continuation agreement during 1992 which provides 50% salary continuation payments for up to ten years to the wife of an officer upon death of that officer. The liability accrued for these payments is $117 and $171 at December 31, 1995 and 1996, respectively.

9.  LEASE COMMITMENTS

     Queensboro has leased facilities and equipment under non-cancelable long-term agreements, which have initial or remaining non-cancelable terms in excess of one year as of December 31, 1996. Total rent expense related to such leases aggregated $499, $417, and $417 and $221 for the years ended December 31, 1994, 1995, 1996 and for the period from January 1, 1997 through July 10, 1997, respectively.

     The future minimum rental commitments at December 31, 1996, under the leases described above are due in future years as follows: 1997--$280; 1998--$93.

10.  RELATED PARTY TRANSACTIONS

     At December 31, 1995 and 1996, Queensboro had a receivable from a corporation related through common ownership of $32 and $34, respectively. Queensboro provides certain administrative services to

                          QUEENSBORO STEEL CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)
the affiliated corporation, for which it billed $274 in 1994, $370 in 1995, $344 in 1996 and $186 for the period from January 1, 1997 through July 10, 1997.

     Queensboro leases fabrication shop facilities from an affiliated partnership under operating lease terms (see Note 9). Lease expense was $137 in 1994, 1995, 1996 and $73 for the period from January 1, 1997 through July 10, 1997.

11.  SUBSEQUENT EVENT

     On April 4, 1997, Queensboro further amended its bank line-of-credit agreement (see Note 6) to extend the termination date to June 30, 1998. The debt is classified as noncurrent as a result of this extension.

     Queensboro made a cash distribution on April 11, 1997, of approximately $5,040 which represents Queensboro's estimated S corporation accumulated adjustment account. To affect this transaction, Queensboro also entered into a ninety-day, $3,000 bank loan collateralized by the accounts receivable and inventory and personal guarantees of certain shareholders. Had these transactions been made at December 31, 1996, the effect on Queensboro's balance sheet would have been to increase liabilities by $5,040 and decrease stockholders' equity by $5,040. These transactions caused covenant violations with respect to the debt disclosed in Note 6. On April 18, 1997, the bank waived these covenants through July 11, 1997. Queensboro expects, on or before July 11, 1997, the above mentioned merger will have been consummated or the guarantors will satisfy the $3,000 debt.

12.  OTHER TRANSACTIONS

     On July 11, 1997, Metals USA, purchased all of the issued and outstanding equity securities of Queensboro, through the issuance of common stock and cash pursuant to a definitive merger agreement dated May 1997.

     Queensboro dividended its Wilmington facility to its stockholders concurrently with the Merger. An affiliate of Queensboro entered into a long-term lease for the facility which calls for monthly lease payments of $40. At December 31, 1996 the carrying value of the facility was approximately $601. Additionally, immediately prior to the Merger, Queensboro transferred the salary continuation agreement described in the last paragraph of Note 8 to an entity that is not a party to the Merger.

     During July 1997, subsequent to the merger, $12,612 of Queensboro's debt was repaid with advances from Metals USA.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Affiliated Metals Company

We have audited the accompanying statements of operations, stockholders' equity and cash flows of Affiliated Metals Company (the "Company") for the period from September 1, 1996 through July 10, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, Affiliated Metals Company's results of operations and its cash flows for the period from September 1, 1996 through July 10, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
January 30, 1998

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of
  Affiliated Metals Company

     We have audited the accompanying balance sheet of Affiliated Metals Company as of August 31, 1996 and the related statements of operations, stockholders' equity and cash flows for the fifty-two weeks then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Affiliated Metals Company at August 31, 1996 and the results of its operations and its cash flows for the fifty-two weeks then ended in conformity with generally accepted accounting principles.

                                                         ERNST & YOUNG LLP

St. Louis, Missouri
October 4, 1996

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Affiliated Metals Company
Granite City, Illinois

     We have audited the accompanying balance sheet of Affiliated Metals Company as of September 2, 1995 and the related statements of operations, stockholder's equity and cash flows for the fifty-two weeks ended September 3, 1994 and September 2, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Affiliated Metals Company as of September 2, 1995 and the results of its operations and its cash flows for the fifty-two weeks ended September 3, 1994 and September 2, 1995 in conformity with generally accepted accounting principles.

                                                         RUBIN, BROWN, GORNSTEIN
                                                         & CO. L.L.P.

St. Louis, Missouri
October 19, 1995

                           AFFILIATED METALS COMPANY
                                 BALANCE SHEETS
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)
                                        SEPTEMBER 2,    AUGUST 31,
                                            1995           1996
                                        ------------    ----------
               ASSETS
Current assets:
     Cash............................     $      2       $     10
     Accounts receivable, less
       allowances for doubtful
       accounts
       of $30 at September 2, 1995
       and August 31, 1996...........        7,013          7,074
     Inventories.....................        6,810         10,658
     Prepaid expenses and other
       current assets................          125            130
                                        ------------    ----------
          Total current assets.......       13,950         17,872
Property and equipment, net..........        2,699          7,940
Other assets.........................          705            649
                                        ------------    ----------
          Total assets...............     $ 17,354       $ 26,461
                                        ============    ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Bank overdraft..................     $     23       $    143
     Accounts payable................        5,860          7,154
     Accrued liabilities.............          494            529
     Current portion of long-term
       debt..........................          407         10,358
                                        ------------    ----------
          Total current
             liabilities.............        6,784         18,184
Long-term debt.......................        8,018          4,337
Deferred income taxes................          622            599
Redeemable preferred stock, $119.048
  par value; 1,680 shares authorized;
  840 and 600 shares issued and
  outstanding
  at September 2, 1995 and August 31,
  1996, respectively.................          100             71
Common stock purchase warrant........       --             --
Stockholders' equity:
     Common stock, $0.01 par value;
       100,000 authorized;
       6,000 shares issued and
       outstanding...................       --             --
     Additional paid-in capital......           50             50
     Retained earnings...............        1,780          3,220
                                        ------------    ----------
          Total stockholders'
             equity..................        1,830          3,270
                                        ------------    ----------
               Total liabilities and
                  stockholders'
                  equity.............     $ 17,354       $ 26,461
                                        ============    ==========

   The accompanying notes are an integral part of these financial statements.

                           AFFILIATED METALS COMPANY
                            STATEMENTS OF OPERATIONS
                           (IN THOUSANDS OF DOLLARS)

                                                  FIFTY-TWO WEEKS ENDED
                                        ------------------------------------------         PERIOD FROM
                                        SEPTEMBER 3,    SEPTEMBER 2,    AUGUST 31,      SEPTEMBER 1, 1996
                                            1994            1995           1996       THROUGH JULY 10, 1997
                                        ------------    ------------    ----------    ---------------------

Net sales............................     $ 63,046        $ 78,976       $ 81,002            $88,932

Costs and expenses:

     Cost of sales...................       54,600          68,481         67,924             75,992

     Operating and delivery
       expenses......................        4,316           5,060          5,871              8,200

     Selling, general and
       administrative expenses.......        2,352           2,803          3,431              2,633

     Depreciation and amortization...          304             313            300                521
                                        ------------    ------------    ----------    ---------------------

Operating income.....................        1,474           2,319          3,476              1,586

Other expense:

     Interest expense................          735           1,058          1,011              1,415

     Other, net......................           37              22             38                166
                                        ------------    ------------    ----------    ---------------------

Income before income taxes...........          702           1,239          2,427                  5

Provision for income taxes...........          297             497            979                 18
                                        ------------    ------------    ----------    ---------------------

Net income (loss)....................     $    405        $    742       $  1,448            $   (13)
                                        ============    ============    ==========    =====================

   The accompanying notes are an integral part of these financial statements.

                           AFFILIATED METALS COMPANY
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

                                          COMMON STOCK      ADDITIONAL                      TOTAL
                                        ----------------      PAID-IN      RETAINED     STOCKHOLDERS'
                                        SHARES    AMOUNT      CAPITAL      EARNINGS        EQUITY
                                        ------    ------    -----------    ---------    -------------

Balance, August 31, 1993.............    6,000    $ --         $  50        $   665        $   715

     Dividends paid, redeemable
       preferred.....................     --        --         --               (21)           (21)

     Net income......................     --        --         --               405            405
                                        ------    ------         ---       ---------    -------------

Balance, September 3, 1994...........    6,000      --            50          1,049          1,099

     Dividends paid, redeemable
       preferred.....................     --        --         --               (11)           (11)

     Net income......................     --        --         --               742            742
                                        ------    ------         ---       ---------    -------------

Balance, September 2, 1995...........    6,000      --            50          1,780          1,830

     Dividends paid, redeemable
       preferred.....................     --        --         --                (8)            (8)

     Net income......................     --        --         --             1,448          1,448
                                        ------    ------         ---       ---------    -------------

Balance, August 31, 1996.............    6,000      --            50          3,220          3,270

     Dividends paid, redeemable
       preferred.....................     --        --         --                (4)            (4)

     Net loss........................     --        --         --               (13)           (13)
                                        ------    ------         ---       ---------    -------------

Balance, July 10, 1997...............    6,000    $ --         $  50        $ 3,203        $ 3,253
                                        ======    ======         ===       =========    =============

   The accompanying notes are an integral part of these financial statements.

                           AFFILIATED METALS COMPANY
                            STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                                   FIFTY-TWO WEEKS ENDED
                                        --------------------------------------------         PERIOD FROM
                                        SEPTEMBER 3,     SEPTEMBER 2,     AUGUST 31,      SEPTEMBER 1, 1996
                                            1994             1995            1996       THROUGH JULY 10, 1997
                                        -------------    -------------    ----------    ---------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................      $   405          $   742        $  1,448            $   (13)
  Adjustments to reconcile net income
    to net cash provided by (used in)
    operating activities:
      Depreciation and
         amortization................          304              313             300                521
      Loss on sale of assets.........            3           --                  10                 90
      Deferred tax provision
         (benefit)...................          (20)             (45)             (1)               (25)
      Changes in operating assets and
         liabilities:
           Accounts receivable,
             net.....................         (890)          (2,020)            (61)            (4,627)
           Inventories...............         (190)              61          (3,848)            (3,389)
           Prepaid expenses and other
             assets..................         (116)              54             (27)               (86)
           Accounts payable..........         (525)           2,786           1,293              1,332
           Accrued liabilities.......          (70)             245              35                 53
           Other.....................           (7)             (22)         --                     29
      Other operating activity.......                                                             (121)
                                        -------------    -------------    ----------          --------
             Net cash provided by
               (used in) operating
               activities............       (1,106)           2,114            (851)            (6,236)
                                        -------------    -------------    ----------          --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and
    equipment........................         (310)            (615)         (5,553)            (1,338)
  Proceeds from sales of property and
    equipment........................            5           --                  58                290
  Other, net.........................          (36)          --              --               --
                                        -------------    -------------    ----------          --------
             Net cash used in
               investing
               activities............         (341)            (615)         (5,495)            (1,048)
                                        -------------    -------------    ----------          --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease) on bank
    overdraft........................          783           (1,259)            120              1,650
  Principal payments on long-term
    debt.............................         (198)            (523)           (668)              (626)
  Proceeds from issuance of long-term
    debt.............................        1,412              325           6,939              6,399
  Purchase of redeemable preferred
    stock............................         (529)             (29)            (29)               (71)
  Dividends paid on redeemable
    preferred stock..................          (21)             (11)             (8)                (4)
                                        -------------    -------------    ----------          --------
             Net cash provided by
               (used in) financing
               activities............        1,447           (1,497)          6,354              7,348
                                        -------------    -------------    ----------          --------
NET INCREASE IN CASH.................       --                    2               8                 64
CASH BEGINNING OF PERIOD.............       --               --                   2                 10
                                        -------------    -------------    ----------          --------
CASH END OF PERIOD...................      $--              $     2        $     10            $    74
                                        =============    =============    ==========          ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for interest (net of
    amount capitalized of $153 in
    1996)............................      $   784          $ 1,054        $    991            $ 1,311
  Cash paid for income taxes.........          389              370           1,083                104

   The accompanying notes are an integral part of these financial statements.

                           AFFILIATED METALS COMPANY
                         NOTES TO FINANCIAL STATEMENTS
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

1.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

     Affiliated Metals Company ("Affiliated") is a high-volume flat rolled steel processor, with operations in Granite City, Illinois and a newly constructed facility in Butler, Indiana. The operating plants are strategically located near primary steel producers. Affiliated purchases wide, coiled hot rolled, cold rolled and galvanized flat rolled steel from primary producers and pickles (hot rolled) and slits coils to narrower widths. Principal customers include; consumer durable goods manufacturers, commercial transportation, appliance, furniture, pallet rack, and automotive industries as well as independent stamping operations. Service areas include Missouri, Kansas, Texas, Oklahoma, Tennessee, Kentucky, Indiana, Mississippi, Alabama, Georgia, Iowa, Illinois and Nebraska.

     Affiliated Metals and its shareholders entered into a definitive merger agreement with Metals USA, Inc. ("Metals USA") pursuant to which all of Affiliated Metal's outstanding shares of capital stock were exchanged for cash and shares of Metals USA common stock concurrently with the consummation of the initial public offering (the "Offering") of Metals common stock (see Note 9).

     The financial statements for the period from September 1, 1996 through July 10, 1997 are presented for purposes of complying with certain reporting requirements of Regulation S-X of the Securities and Exchange Commission and are not necessarily indicative of the results to be expected for the entire year.

     USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     ACCOUNTING PERIOD

     Affiliated's fiscal year is the fifty-two or fifty-three week period ending the Saturday nearest to August 31. The results of operations and cash flows include fifty-two weeks of activity for the periods ended August 31, 1996, September 2, 1995, and September 3, 1994.

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is primarily determined using the specific identification method. Raw materials generally represent 80% to 90% of Affiliated's inventories.

     PROPERTY AND EQUIPMENT

     Property and equipment, including capitalized interest, is stated at cost, net of accumulated depreciation. Depreciation is computed utilizing the straight-line and accelerated methods at rates based upon the estimated useful lives of the various classes of assets.

     OTHER ASSETS

     Other assets consists primarily of goodwill, net of accumulated amortization. Goodwill is being amortized over a thirty year period using the straight-line method. Affiliated periodically evaluates the propriety of the carrying amount of goodwill using expected undiscounted cash flows. At September 2, 1995 and August 31, 1996 goodwill, net of accumulated amortization was $622 and $599, respectively.

                           AFFILIATED METALS COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of the long-term debt is estimated based on interest rates for the same or similar debt offered to Affiliated having the same or similar remaining maturities and collateral requirements. The carrying amounts of long-term debt approximate fair value at the applicable balance sheet dates.

     CONCENTRATION OF CREDIT RISK

     Financial instruments, which potentially subject Affiliated to concentrations of credit risk, consist principally of cash deposits and, trade account receivables. Affiliated places its cash with several financial institutions limiting the amount of credit exposure to any one financial institution. Concentrations of credit risk with respect to trade accounts receivable are within the midwest and Great Lakes regions of the United States. Affiliated had a credit risk concentration since two customers accounted for approximately 27% of accounts receivable at August 31, 1996. For the fifty-two weeks ended September 3, 1994, three customers accounted for 16.3%, 17.2%, and 11.1% of sales, respectively. For the fifty-two weeks ended September 2, 1995 and August 31, 1996, two of the same three customers accounted for 16.9% and 20.2%, and 14.5% and 14.0% of sales, respectively. For the period from September 1, 1996 through July 10, 1997, three customers accounted for 10.6%, 8.0% and 7.9% of sales, respectively. Management performs ongoing credit evaluations of its customers and provides allowances as deemed necessary. Credit is extended once appropriate credit history and references have been obtained. Adjustments to the allowance for doubtful accounts are made periodically (as circumstances warrant) based upon the expected collectibility of all such accounts. Affiliated periodically reviews the credit history of its customers and generally does not require collateral for the extension of credit.

     RECENT ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF ("SFAS 121") in March 1995. SFAS
121 requires that long-lived assets and certain intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Affiliated adopted SFAS No. 121 on September 1, 1996. The impact of adopting this standard did not have a material impact on the results of operations.

2.  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                          ESTIMATED       SEPTEMBER 2,     AUGUST 31,
                                        USEFUL LIVES          1995            1996
                                        -------------     ------------     ----------
Land.................................        --             $     46        $    561
Buildings............................        39 years         --               2,350
Machinery and equipment..............     10-30 years          2,897           5,407
Automobiles and trucks...............         7 years            151             148
Office equipment and furniture.......       5-7 years            299             373
Leasehold improvements...............      7-39 years            105             109
                                                          ------------     ----------
                                                               3,498           8,948
Less: accumulated depreciation and
  amortization.......................                           (799)         (1,008)
                                                          ------------     ----------
     Total...........................                       $  2,699        $  7,940
                                                          ============     ==========

                           AFFILIATED METALS COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

3.  LONG-TERM DEBT

     Long-term debt consists of the following:

                                        SEPTEMBER 2,     AUGUST 31,
                                            1995            1996
                                        ------------     ----------
Note payable, interest at 8.75%,
  payable in monthly installments of
  $30 (plus interest) commencing
  September 1996; matures August
  2001; secured by certain machinery
  and equipment and personal
  guarantees of common
  stockholders.......................     $ --            $   1,770
Note payable, interest at prime plus
  1.0%, payable in 59 monthly
  installments of $25 (plus
  interest), matures November, 1999;
  secured by accounts receivable,
  inventories, machinery and
  equipment, assignment of life
  insurance proceeds on officers'
  policies, and personal guarantees
  of common stockholders.............        1,250              905
Construction note payable, interest
  at prime plus 1.0%, interest
  payable monthly, principal payment
  due March, 1997; secured by certain
  machinery and equipment, certain
  land, building, and personal
  guarantees of common
  stockholders.......................       --                2,432
Note payable, interest at 9.75%,
  payable in monthly installments of
  $5 (plus interest); secured by
  certain machinery and equipment;
  refinanced in February, 1996.......          244           --
Revolving line-of-credit, interest at
  prime plus 0.5%, interest payable
  monthly, expires August, 1997
  secured by substantially all assets
  of Affiliated, assignment of life
  insurance proceeds on officers'
  policies, and personal guarantees
  of common stockholders.............        6,747            9,421
Notes payable to estate of former
  stockholder, interest at prime plus
  1.0%, payable in monthly
  installments of $2 (plus interest),
  principal payment due March 1999;
  secured by personal guarantees of
  common stockholders................          102               74
Notes payable, interest at rates
  ranging from 7.5% to 10.25%,
  payable in monthly installments
  ranging from $0.3 to $0.8, through
  July, 1999.........................           82               93
                                        ------------     ----------
                                             8,425           14,695
Less: current maturities.............         (407)         (10,358)
                                        ------------     ----------
                                          $  8,018        $   4,337
                                        ============     ==========

     Affiliated has obtained financing agreements from its lender that will convert the construction note to a term loan note payable and a Small Business Administration ("SBA") note payable in amounts up to $1,600 and $1,000, respectively. The new notes will be secured by certain machinery and equipment, certain land and building, and personal guarantees of common stockholders. The term loan note payable will bear interest at a fixed rate based on prime plus 0.5% at closing during the first five years and will adjust after year five and will be payable in monthly installments of principal and interest over a ten-year period from the date of conversion. The SBA note payable will bear interest at a rate yet to be determined and will be payable in monthly installments of principal and interest over a 20-year period from the date of conversion. Because Affiliated had the intent and ability to convert the construction note payable on a long-term basis, the August 31, 1996 classification and future maturities have been presented under the terms of the new agreements. In April 1997, Affiliated entered into an agreement to extend until September 1997 the financing agreements related to the construction note payable.

                           AFFILIATED METALS COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     Affiliated's revolving line of credit provides for borrowings up to $12,000 (limited to a borrowing base defined in the agreement as a percentage of eligible accounts receivable and inventories). The revolving line of credit agreement requires that all cash receipts of Affiliated be deposited directly into a lockbox account and applied against the line of credit. Funds are then drawn from the line of credit as checks are disbursed. Additionally, the agreement requires, among other things, that Affiliated maintain certain minimum ratios, including net income, tangible net worth, leverage, cash flow coverage, and limits on capital expenditures. At August 31, 1996, future principal payments of long-term debt, as adjusted to reflect the financing agreements, are as follows:

1997.................................  $   10,358
1998.................................         928
1999.................................         905
2000.................................         573
2001.................................         538
Thereafter...........................       1,393
                                       ----------
                                       $   14,695
                                       ==========

     In February 1997, Affiliated amended its revolving credit facility, which reduced the interest to prime, increased the available borrowing up to $16,000 and extended the maturity to August 31, 1998.

4.  REDEEMABLE PREFERRED STOCK

     Redeemable preferred stock consists of 1,680 shares of authorized at a par value of $119.048 per share. Shares issued and outstanding at August 31, 1996 and September 2, 1995, were 600 and 840 respectively. The stock is subject to mandatory redemption of 20 shares per month beginning in March 1992 and continuing for 84 months. In both fiscal 1996 and fiscal 1995, 240 shares were redeemed at a price of $119.048 per share. Dividends are calculated cumulatively (but not compounded) on a daily basis at the rate of 1% over prime. Dividends are paid on each redemption date.

5.  COMMON STOCK PURCHASE WARRANT

     In March 1992, in connection with a Securities Purchase Agreement related to the purchase of Affiliated, Affiliated issued one warrant to an investor in consideration for $100. The warrant is exercisable at an exercise price of $.01 per share into 34.4% or 3,146 shares of Affiliated's common stock on a fully diluted basis. The holder of the warrant also may put the warrant or a portion thereof to Affiliated through November 1999, unless it would cause Affiliated to be in default of its debt covenants. The put price is determined by the ownership percentage of the warrants multiplied by the greater of either fair value of Affiliated, a multiple of earnings before income taxes, interest, and depreciation and amortization, and book value, all as defined in the agreement.

     In addition, the agreement provides the holder of the warrant with certain registration rights under the Securities Act of 1933 (the "Securities Act") to cause Affiliated to register the shares of common stock to be received from the exercise of the warrant. The agreement also provides the holder of the warrant with certain "piggyback" registration rights which allow the holder of the warrant to register his common stock in the event Affiliated files a registration statement under the Securities Act.

                           AFFILIATED METALS COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

6.  INCOME TAXES

     Affiliated has implemented Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES ("SFAS 109"), which provides for a liability approach to accounting for income taxes.

     The provisions for federal and state income taxes are as follows:

                                                  FIFTY-TWO WEEKS ENDED
                                        ------------------------------------------         PERIOD FROM
                                        SEPTEMBER 3,    SEPTEMBER 2,    AUGUST 31,      SEPTEMBER 1, 1996
                                            1994            1995           1996       THROUGH JULY 10, 1997
                                        ------------    ------------    ----------    ---------------------
Federal:
     Current.........................     $    260        $    442       $    796            $    37
     Deferred........................          (16)            (37)            (1)               (20)
                                        ------------    ------------    ----------    ---------------------
                                               244             405            795                 17
State:
     Current.........................           57             100            184                 (1)
     Deferred........................           (4)             (8)        --                      2
                                        ------------    ------------    ----------    ---------------------
                                                53              92            184                  1
                                        ------------    ------------    ----------    ---------------------
Total provision......................     $    297        $    497       $    979            $    18
                                        ============    ============    ==========    =====================

     The components of deferred income tax liabilities and assets are as follows:

                                        SEPTEMBER 3,     AUGUST 31,
                                            1995            1996
                                        ------------     ----------
Deferred income tax liabilities:
     Property and equipment..........     $    634        $    666
                                        ------------     ----------
          Total deferred income tax
             liabilities.............          634             666
                                        ------------     ----------
Deferred income tax assets:
     Allowance for doubtful
       accounts......................           12              12
     Other, net......................           44              77
                                        ------------     ----------
          Total deferred income tax
             assets..................           56              89
                                        ------------     ----------
Net deferred tax liabilities.........     $    578        $    577
                                        ============     ==========

     A reconciliation of the difference between the federal statutory tax rates and the effective tax rates as a percentage of net income is as follows:

                                                  FIFTY-TWO WEEKS ENDED
                                        ------------------------------------------         PERIOD FROM
                                        SEPTEMBER 2,    SEPTEMBER 3,    AUGUST 31,      SEPTEMBER 1, 1996
                                            1994            1995           1996       THROUGH JULY 10, 1997
                                        ------------    ------------    ----------    ---------------------
U.S. federal statutory rate..........       34.0%           34.0%          34.0%               35.0%
State income taxes, net of Federal
  tax benefit........................        4.8             4.8            5.0                15.0
Other................................        3.5             1.3            1.3               290.0
                                        ------------    ------------    ----------           ------
                                            42.3%           40.1%          40.3%              340.0%
                                        ============    ============    ==========           ======

                           AFFILIATED METALS COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

7.  EMPLOYEE BENEFIT PLANS

     Affiliated sponsors a qualified contributory profit sharing plan and 401(k) plan. The plan covers substantially all full-time employees who have met certain eligibility requirements. The plan may be amended or terminated at any time by the Board of Directors. Affiliated, although not required to, has provided contributions to the plan during each of the fifty-two weeks ended September 3, 1994,
September 2, 1995, August 31, 1996 and the period from September 1, 1996 through July 10, 1997, of $89, $100, $141 and $114, respectively.

8.  COMMITMENTS AND CONTINGENCIES

  LEASE COMMITMENTS

     Affiliated leases its corporate office and one of its production facilities. The lease expires on May 31, 1998 and calls for a monthly rental payment of $9. The lease also provides for an additional five-year renewal option.

     Rent expense for all operating leases for the fifty-two weeks ended September 3, 1994, September 2, 1995, August 31, 1996 and the period from September 1, 1996 through July 10, 1997 was $126, $125, $128 and $113, respectively.

9.  SUBSEQUENT EVENT

     On July 11, 1997, Metals USA purchased all of the issued and outstanding equity securities of Affiliated, through the issuance of common stock and cash pursuant to a definitive merger agreement dated May 1997.

     During July 1997, subsequent to the merger, $22,110 of Affiliated's debt was repaid with advances from Metals USA.

     In December 1997, Affiliated exercised its five-year renewal option on its lease for the corporate office and one of its production facilities (see Note
8).

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Southern Alloy of America, Inc.

We have audited the accompanying balance sheets of Southern Alloy of America, Inc. (the "Company") as of December 31, 1995 and 1996, and the related statements of operations, stockholders' equity and cash flows for the years then ended and for the period from January 1, 1997 through July 10, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Southern Alloy of America, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the two years then ended and for the period from January 1, 1997 through July 10, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
January 30, 1998

                        SOUTHERN ALLOY OF AMERICA, INC.
                                 BALANCE SHEETS
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
               ASSETS
Current assets:
     Cash and cash equivalents.......  $      57  $  --
     Accounts receivable:
          Trade, less allowances of
            $18 and $13..............      1,483      1,262
          Affiliates.................      1,020        945
     Inventories.....................      1,050      1,063
     Prepaid expenses and other
     current assets..................         22         63
                                       ---------  ---------
          Total current assets.......      3,632      3,333
Property and equipment, net..........        456        353
Other assets.........................         84         68
                                       ---------  ---------
          Total assets...............  $   4,172  $   3,754
                                       =========  =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable................  $   1,602  $   1,450
     Accrued liabilities.............         97         68
     Revolving line-of-credit........      1,424      1,424
     Current portion of obligations
      under capital lease............         68         25
     Current portion of long-term
      debt...........................         38         24
                                       ---------  ---------
          Total current
        liabilities..................      3,229      2,991
Obligations under capital lease, less
  current portion....................         69         44
Long-term debt, less current
portion..............................         24     --
                                       ---------  ---------
          Total liabilities..........      3,322      3,035
                                       ---------  ---------
Stockholders' equity:
     Common stock 100,000 shares
      authorized; 19,500 and 17,200
      shares issued and outstanding
      at December 31, 1995 and 1996,
      respectively...................         20         17
     Additional paid-in capital......        410        608
     Retained earnings...............        420         94
                                       ---------  ---------
        Total stockholders'
        equity.......................        850        719
                                       ---------  ---------
               Total liabilities and
                 stockholders'
                 equity..............  $   4,172  $   3,754
                                       =========  =========

   The accompanying notes are an integral part of these financial statements.

                        SOUTHERN ALLOY OF AMERICA, INC.
                            STATEMENTS OF OPERATIONS
                           (IN THOUSANDS OF DOLLARS)

                                       YEAR ENDED DECEMBER        PERIOD FROM
                                               31,              JANUARY 1, 1997
                                       --------------------         THROUGH
                                         1995       1996         JULY 10, 1997
                                       ---------  ---------     ---------------
Net sales............................  $  12,018  $  10,815         $ 5,872
Costs and expenses:
     Cost of sales...................      7,669      7,084           3,821
     Operating and delivery..........        902        709             412
     Selling, general and
       administrative expenses.......      2,806      2,850           1,520
     Depreciation and amortization...        108        126              82
                                       ---------  ---------     ---------------
Operating income.....................        533         46              37
Other (income) expense:
     Interest expense................        252        168              72
     Interest income.................       (146)      (108)            (17)
                                       ---------  ---------     ---------------
Income (loss) before income taxes....        427        (14)            (18)
Provision (benefit) for income
 taxes...............................     --         --             --
                                       ---------  ---------     ---------------
Net income (loss)....................  $     427  $     (14)        $   (18)
                                       =========  =========     ===============

   The accompanying notes are an integral part of these financial statements.

                        SOUTHERN ALLOY OF AMERICA, INC.
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

                                                                                                 TOTAL
                                           COMMON STOCK        ADDITIONAL      RETAINED      STOCKHOLDERS'
                                        ------------------       PAID-IN       EARNINGS         EQUITY
                                        SHARES      AMOUNT       CAPITAL       (DEFICIT)       (DEFICIT)
                                        -------     ------     -----------     ---------     -------------
Balance, January 1, 1995.............    19,500      $ 20         $ 410         $    183        $   613
     Distributions to owners.........     --         --           --                (190)          (190)
     Net income......................     --         --           --                 427            427
                                        -------     ------     -----------     ---------     -------------
Balance, December 31, 1995...........    19,500        20           410              420            850
     Purchase of common stock........    (2,300)       (3)          (48)            (197)          (248)
     Distributions to owners.........     --         --           --                (115)          (115)
     Stock options...................     --         --             246           --                246
     Net loss........................     --         --           --                 (14)           (14)
                                        -------     ------     -----------     ---------     -------------
Balance, December 31, 1996...........    17,200        17           608               94            719
     Sale of common stock............     2,300         3         --              --                  3
     Distributions to owners.........     --         --           --              (1,099)        (1,099)
     Net income......................     --         --           --                 (18)           (18)
                                        -------     ------     -----------     ---------     -------------
Balance, July 10, 1997...............    19,500      $ 20         $ 608         $ (1,023)       $  (395)
                                        =======     ======     ===========     =========     =============

   The accompanying notes are an integral part of these financial statements.

                        SOUTHERN ALLOY OF AMERICA, INC.
                            STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                            YEAR ENDED           PERIOD FROM
                                           DECEMBER 31,        JANUARY 1, 1997
                                       --------------------        THROUGH
                                         1995       1996        JULY 10, 1997
                                       ---------  ---------    ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................  $     427  $     (14)       $   (18)
  Adjustments to reconcile net income
     (loss) to net cash provided by
     operating activities:
     Depreciation....................        108        126             82
     Grant of stock option...........     --            246        --
     Gain on sale of assets..........         (9)       (71)       --
     Changes in operating assets and
       liabilities:
       Accounts receivable, net......       (113)       221           (322)
       Inventories...................        (90)       (13)          (352)
       Prepaid expenses and other
          assets.....................        (10)       (41)           (73)
       Other long-term assets........         25         16             47
       Accounts payable..............        529       (152)           617
       Accrued liabilities...........        (57)       (29)            50
       Other operating activity......     --         --                 (4)
                                       ---------  ---------    ---------------
          Net cash provided by
             operating activities....        810        289             27
                                       ---------  ---------    ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to property and
       equipment.....................        (99)       (23)           (28)
     Proceeds from sales of property
       and equipment.................          8         71        --
                                       ---------  ---------    ---------------
          Net cash provided by (used
             in) investing
             activities..............        (91)        48            (28)
                                       ---------  ---------    ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Net increase on revolving
       line-of-credit................        156     --                180
     Net advances (to) from officers
       and affiliates................       (535)        75            945
     Payments on capital lease
       obligations...................        (63)       (68)           (13)
     Principal payments on long-term
       obligations...................        (30)       (38)           (15)
     Redemption of common stock......     --           (248)       --
     Sale of common stock............     --         --                  3
     Dividends paid..................       (190)      (115)        (1,099)
                                       ---------  ---------    ---------------
          Net cash provided by (used
             in) financing
             activities..............       (662)      (394)             1
                                       ---------  ---------    ---------------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................         57        (57)       --
CASH AND CASH EQUIVALENTS, BEGINNING
  OF PERIOD..........................     --             57        --
                                       ---------  ---------    ---------------
CASH AND CASH EQUIVALENTS, END OF
PERIOD...............................  $      57  $  --            $--
                                       =========  =========    ===============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for interest..........  $      26  $     159        $    83

   The accompanying notes are an integral part of these financial statements.

                        SOUTHERN ALLOY OF AMERICA, INC.
                         NOTES TO FINANCIAL STATEMENTS
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

1.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

     Southern Alloy of America, Inc. ("Southern Alloy"), a North Carolina corporation, is a specialty metal service center located in Salisbury, North Carolina specializing in ferrous and non-ferrous continuous, centrifugal and static cast bar stock. Southern Alloy performs a number of metal processing services, including precision saw cutting, precision and semi-finished machining, drilling and milling operations. Southern Alloy's customers are comprised of original equipment manufacturers and machine shops servicing the fluid power, power transmission, material handling and textile machinery industries. Market areas are principally located in the Southeastern United States.

     Southern Alloy and its shareholders entered into a definitive merger agreement with Metals USA, Inc. ("Metals USA") pursuant to which all of Southern Alloy's outstanding shares of capital stock were exchanged for cash and shares of Metals USA common stock concurrently with the consummation of the initial public offering (the "Offering") of Metals USA common stock. (See Note
10).

     The financial statements for the period from January 1, 1997 through July 10, 1997 are presented for purposes of complying with certain reporting requirements of Regulation S-X of the Securities and Exchange Commission and are not necessarily indicative of the results to be expected for the entire year.

     RECLASSIFICATIONS

     Certain amounts in the 1995 financial statements have been reclassified to conform to the 1996 presentation. These reclassifications have no effect on previously reported net income or stockholders' equity.

     USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is primarily determined using the specific identification method.

     PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost, net of accumulated depreciation. Depreciation is computed utilizing the straight-line method at rates based upon the estimated useful lives of the various classes of assets.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash surrender value of life insurance policies approximate their fair value. The fair value of the long-term debt is estimated based on interest rates for the same or similar debt offered to Southern Alloy having the same or similar remaining maturities and collateral requirements. The carrying amounts of long-term debt approximate fair value at the applicable balance sheet dates.

                        SOUTHERN ALLOY OF AMERICA, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     CONCENTRATION OF CREDIT RISK

     Financial instruments, which potentially subject Southern Alloy to concentrations of credit risk, consist principally of cash deposits and, trade account and note receivables. Concentrations of credit risk with respect to trade accounts receivable are within the Southeastern United States. Additionally, Southern Alloy has one customer that accounts for approximately 10% of net sales. Credit is extended once appropriate credit history and references have been obtained. Adjustments to the allowance for doubtful accounts are made periodically (as circumstances warrant) based upon the expected collectibility of all such accounts. Southern Alloy periodically reviews the credit history of its customers and generally does not require collateral for the extension of credit.

     INCOME TAXES

     Southern Alloy, with the consent of its stockholders, elected to be taxed under sections of the federal and state income tax laws which provide that, in lieu of corporation income taxes, the stockholders separately account for Southern Alloy's items of income, deductions, losses and credits on their individual income tax returns. The financial statements will not include a provision for income taxes (credits) as long as the S Corporation election remains in effect. As long as Southern Alloy's S Corporation income tax election remains in effect, Southern Alloy may, from time-to-time, pay dividends to its stockholders in amounts sufficient to enable the stockholders to pay the taxes due on their share of Southern Alloy's items of income, deductions, losses, and credits which has been allocated to them for reporting on their individual income tax returns.

     RECENT ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF ("SFAS 121") in March 1995. SFAS
121 requires that long-lived assets and certain intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Southern Alloy adopted SFAS No. 121 on January 1, 1996. The impact of adopting this standard did not have a material impact on the results of operations.

2.  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                            DECEMBER 31,
                                          ESTIMATED     --------------------
                                        USEFUL LIVES      1995       1996
                                        -------------   ---------  ---------
Machinery and equipment..............     3-7 years     $   1,112  $     962
Furniture and fixtures...............     3-7 years           173        176
Leasehold improvements...............      5 years             85         85
                                                        ---------  ---------
                                                            1,370      1,223
Less: accumulated depreciation.......                        (914)      (870)
                                                        ---------  ---------
                                                        $     456  $     353
                                                        =========  =========

3.  LINE OF CREDIT

     At December 31, 1995, Southern Alloy had a line of credit with Freemont Financial Corporation. On January 3, 1996, Southern Alloy entered into an agreement with NationsBank of Georgia, N.A. which was to expire on January 1, 1997. The original agreement was terminated and Southern Alloy entered into a new

                        SOUTHERN ALLOY OF AMERICA, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

line-of-credit agreement with NationsBank N.A. ("NationsBank"), which expires on July 31, 1997. This agreement provides a maximum borrowing limit of $2,000 with interest payable monthly at the bank's prime rate (8.25% at December 31, 1996). The borrowing base under the new NationsBank line of credit is limited to 80% of eligible receivables as defined by the agreement plus 50% of the eligible inventory. Southern Alloy had $75 of unused availability under the line-of-credit at December 31, 1996. The line is secured by accounts receivable, inventory, equipment and guarantees of Southern Investments, The Development Group, Inc. (both of which are affiliates of Southern Alloy) and stockholders of Southern Alloy.

     The new NationsBank agreement contains restrictive covenants which, among other things, require Southern Alloy to maintain certain financial ratios, limit capital expenditures and bonuses and restrict future indebtedness. At December 31, 1996, Southern Alloy was in compliance with, or had obtained all necessary waivers regarding instances of non-compliance with the terms of the loan agreement.

4.  LONG-TERM DEBT

     Long-term obligations consist of three notes payable to Amada Cutting Technologies, Inc. The notes bear interest at rates ranging from 9.0% to 9.4% and are payable in monthly installments totaling $4 through April 1997, and $1 from May 1997 to December 1997. The notes are secured by related equipment.

5.  OBLIGATIONS UNDER CAPITAL LEASE

     Southern Alloy leases certain shop equipment under capital leases through 1999, which bear interest at rates ranging from 9.0% to 11.27%.

     Future minimum payments under capital leases as of December 31, 1996, are as follows:

1997.................................  $      30
1998.................................         30
1999 and thereafter..................         18
                                       ---------
                                              78
Less: interest portion...............          9
                                       ---------
Capital lease obligation.............         69
Less: current portion................         25
                                       ---------
                                       $      44
                                       =========

     The cost of equipment under capital leases amounted to approximately $256 and $135 at December 31, 1995 and 1996, respectively. Accumulated amortization amounted to $107 and $65 at December 31, 1995 and 1996, respectively.

6.  EMPLOYEE BENEFIT PLANS

     Southern Alloy sponsors a defined contribution 401(k) profit-sharing plan for employees who have attained at least 21 years of age and one year of service. Company contributions to the plan, which are determined annually at the discretion of the Board of Directors, amounted to $12, $16 and $3 in 1995, 1996 and the period from January 1, 1997 through July 10, 1997, respectively.

                        SOUTHERN ALLOY OF AMERICA, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

7.  COMMITMENTS AND CONTINGENCIES

  GUARANTEE

     Southern Alloy had guaranteed a line-of-credit agreement for SOMAR, Inc. (an affiliate of Southern Alloy). The outstanding balance under this agreement amounted to approximately $1,200 at December 31, 1995. As of August 12, 1996, Southern Alloy was no longer a guarantor on this line of credit.

8.  STOCK OPTIONS

     In February 1996, Southern Alloy purchased 2,300 shares from a primary stockholder of Southern Alloy for $248.

     In September 1996, 2,300 stock options were issued to two directors of Southern Alloy (one of which also serves as an officer) at an option price of $1.00 per share. The options were exercisable at any time through September 2001. The deemed value for accounting purposes at the date of grant was $108.00 per share. Accordingly, $246 of compensation expense was recorded at the date of grant.

     In January 1997, the directors exercised their options and purchased 2,300 shares of Southern Alloy for $3.

9.  RELATED-PARTY TRANSACTIONS

     Southern Investments (a partnership), The Development Group, Inc. and Engineered Machine Technologies, Inc. are affiliated with Southern Alloy through common ownership. SOMAR, Inc. was affiliated with Southern Alloy through common ownership through August 12, 1996. On that date, SOMAR, Inc. was sold to an unaffiliated company.

     Southern Alloy leases commercial real estate from Southern Investments under a non-cancelable operating lease. Rent expense related to this lease amounted to $130, $103 and $69 in 1995, 1996 and the period from January 1, 1997 through July 10, 1997, respectively.

     Southern Alloy leases certain automobiles and operating equipment from Southern Investments on a month-to-month basis. Rent expense related to these leases amounted to $136, $198 and $112 for 1995, 1996 and the period from January 1, 1997 through July 10, 1997, respectively.

     During the years ended December 31, 1995 and 1996, Southern Alloy made loans to or borrowed from SOMAR, Inc., Southern Investments, The Development Group, Inc., Engineered Machine Technologies, Inc. and officers. Following is a schedule of net receivable balances due from or payable to affiliated companies at December 31, 1995 and 1996:

                                             DUE FROM
                                           (PAYABLE TO)
                                       --------------------
                                         1995       1996
                                       ---------  ---------
SOMAR, Inc...........................  $     563  $  --
Engineered Machine Technologies,
  Inc................................        334        640
Southern Investments.................        125        130
The Development Group, Inc...........        (16)         7
Officers and affiliates..............         14        168
                                       ---------  ---------
                                       $   1,020  $     945
                                       =========  =========

     Southern Alloy made a distribution of receivables from affiliates with a carrying value of approximately $842.

                        SOUTHERN ALLOY OF AMERICA, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     Following is a summary of interest income from affiliated companies for the years ending December 31, 1995 and 1996, and the period from January 1, 1997 through July 10, 1997:

                                                                   PERIOD FROM
                                                                 JANUARY 1, 1997
                                                                     THROUGH
                                         1995       1996          JULY 10, 1997
                                       ---------  ---------   ------------------
SOMAR, Inc...........................  $     109  $      57         -$-
Engineered Machine Technologies,
  Inc................................         37         51                17
                                       ---------  ---------   ------------------
                                       $     146  $     108          $     17
                                       =========  =========   ==================

     Southern Alloy leases certain office space and equipment under non-cancelable operating leases with initial or remaining lease terms in excess of one year. Certain office and equipment leases contain renewal options and purchase options at fair market value at the end of the lease term. Following is a schedule of future minimum lease payments under non-cancelable leases as of December 31, 1996:

                                        RELATED
                                        PARTIES       OTHERS       TOTAL
                                        --------      -------      ------
1997.................................    $  193       $     7      $  200
1998.................................       128             7         135
1999.................................        77             4          81
2000.................................        77             4          81
2001.................................        77             1          78
Thereafter...........................        77         --             77
                                        --------      -------      ------
                                         $  629       $    23      $  652
                                        ========      =======      ======

10.  SUBSEQUENT EVENT

     On July 11, 1997, Metals USA, Inc. purchased all of the issued and outstanding equity securities of Southern Alloy, through the issuance of common stock and cash pursuant to a definitive merger agreement dated May 1997.

     Concurrent with the Merger, Southern Alloy entered into an agreement with a related party to lease certain real property for an annual lease payment of $48. This lease runs through 2012, and provides for periodic increases in the annual lease payment every five years equal to the cumulative change in the Consumer Price Index. Additionally, Southern Alloy entered into a lease for certain equipment from a related party on a month to month basis for $4 per month. Southern Alloy believes these lease arrangements are no less favorable than could be obtained from unaffiliated third parties.

     During July 1997, subsequent to the merger, $2,115 of Southern Alloy's debt was repaid with advances from Metals USA.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Uni-Steel, Inc.:

We have audited the accompanying balance sheet of Uni-Steel, Inc. (the "Company"), an Oklahoma Corporation, as of September 30, 1996, and the related statements of income, stockholders' equity and cash flows for the year ended September 30, 1996 and for the period from October 1, 1996 through July 10, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Uni-Steel, Inc. as of September 30, 1996, and the results of its operations and its cash flow for the year ended September 30, 1996 and for the period from October 1, 1996 through July 10, 1997 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP
Houston, Texas
January 30, 1998

                                UNI-STEEL, INC.
                                 BALANCE SHEET
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

                                        SEPTEMBER 30,
                                            1996
                                        -------------
               ASSETS
Current assets:
     Cash and cash equivalents.......      $   203
     Accounts receivable, less
      allowance of $122..............        6,586
     Accounts
      receivable -- affiliates.......          261
     Inventories.....................        9,947
     Current portion of note
      receivable.....................           25
     Deferred income taxes...........          127
     Prepaid expenses and other
      current assets.................           22
                                        -------------
          Total current assets.......       17,171
Property and equipment, net..........        3,176
Notes receivable, net of current
  portion............................        1,212
Other assets.........................          355
Goodwill.............................          344
                                        -------------
          Total assets...............      $22,258
                                        =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable................      $ 3,165
     Accounts
     payable -- affiliates...........          121
     Accrued liabilities.............          419
     Note payable to shareholders....           36
     Line of credit..................        7,100
     Current portion of long-term
      debt...........................          174
     Income taxes payable............           92
                                        -------------
          Total current
           liabilities...............       11,107
Long-term debt, net of current
  portion............................          413
Deferred income taxes................          788
                                        -------------
          Total liabilities..........       12,308
                                        -------------
Commitments and contingencies
Redemption value of 36,533 shares of
  common stock $1.00 par value
  subject to mandatory redemption....        4,201
Stockholders' equity:
     Common stock $1.00 par value,
      500,000 shares authorized,
      63,467 shares issued (net of
      36,533 shares subject to
      redemption)....................           63
     Additional paid-in capital......        1,104
     Retained earnings...............        5,743
     Less: treasury stock, at cost...       (1,161)
                                        -------------
     Total stockholders' equity......        5,749
                                        -------------
          Total liabilities and
           stockholders' equity......      $22,258
                                        =============

   The accompanying notes are an integral part of these financial statements.

                                UNI-STEEL, INC.
                              STATEMENTS OF INCOME
                           (IN THOUSANDS OF DOLLARS)

                                                           PERIOD FROM
                                         YEAR ENDED      OCTOBER 1, 1996
                                        SEPTEMBER 30,        THROUGH
                                            1996          JULY 10, 1997
                                        -------------    ---------------
Net sales............................      $54,620           $47,891
Operating costs and expenses:
     Cost of sales...................       43,192            37,967
     Operating and delivery..........        5,608             5,102
     Selling, general and
       administrative................        2,917             2,423
     Depreciation and amortization...          542               389
                                        -------------    ---------------
Operating income.....................        2,361             2,010
Other (income) expense:
     Interest expense................          575               529
     Interest income.................         (179)             (140)
     Other, net......................           (4)          --
                                        -------------    ---------------
                                               392               389
                                        -------------    ---------------
Income before income taxes...........        1,969             1,621
Provision for income taxes...........          741               603
                                        -------------    ---------------
Net income...........................      $ 1,228           $ 1,018
                                        =============    ===============

   The accompanying notes are an integral part of these financial statements.

                                UNI-STEEL, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

                                           COMMON STOCK       ADDITIONAL                                   TOTAL
                                        ------------------      PAID-IN      RETAINED     TREASURY     STOCKHOLDERS'
                                        SHARES     AMOUNT       CAPITAL      EARNINGS       STOCK         EQUITY
                                        -------    -------    -----------    ---------    ---------    -------------

Balance, September 30, 1995..........    63,467     $  63       $ 1,432       $ 4,515      $   (969)      $ 5,041

     Purchase of 1,901 shares of
       common stock..................     --         --          --             --             (192)         (192)

     Increase in redemption value of
       common stock subject to
       mandatory redemption..........     --         --            (328)        --           --              (328)

     Net income......................     --         --          --             1,228        --             1,228
                                        -------    -------    -----------    ---------    ---------    -------------

Balance, September 30, 1996..........    63,467        63         1,104         5,743        (1,161)        5,749

     Increase in redemption value of
       common stock subject to
       mandatory redemption..........     --         --            (398)        --           --              (398)

     Net income......................     --         --          --             1,018        --             1,018
                                        -------    -------    -----------    ---------    ---------    -------------

Balance, July 10, 1997...............    63,467     $  63       $   706       $ 6,761      $ (1,161)      $ 6,369
                                        =======    =======    ===========    =========    =========    =============

   The accompanying notes are an integral part of these financial statements.

                                UNI-STEEL, INC.
                            STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                                           PERIOD FROM
                                         YEAR ENDED      OCTOBER 1, 1996
                                        SEPTEMBER 30,        THROUGH
                                            1996          JULY 10, 1997
                                        -------------    ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................      $ 1,228           $ 1,018
  Adjustments to reconcile net income
     to net cash provided by (used
     in) operating activities:
       Depreciation and
        amortization.................          542               389
       Deferred income taxes.........          (36)              (53)
       Increases in cash surrender
        values of life insurance.....          (56)              (57)
       Changes in operating assets
        and liabilities:
          Accounts receivable, net...          181               (85)
          Inventories................       (1,748)           (1,993)
          Prepaid expenses and other
              assets.................           (4)               (3)
          Accounts payable and
              accrued liabilities....          233              (190)
          Income taxes payable.......         (131)             (129)
                                        -------------    ---------------
             Net cash provided by
                (used in) operating
                activities...........          209            (1,103)
                                        -------------    ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and
     equipment.......................         (362)             (346)
  Principal collected on notes.......           13                12
  Investments acquired...............       --                   (86)
                                        -------------    ---------------
             Net cash used in
                investing
                activities...........         (349)             (420)
                                        -------------    ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase on revolving
     line-of-credit..................          800               900
  Principal payments on shareholder
     debt............................          (95)              (36)
  Principal payments on long-term
     obligations.....................         (445)             (199)
  Principal borrowings on long-term
     obligations.....................       --                 1,000
  Purchase of treasury stock.........         (192)          --
                                        -------------    ---------------
             Net cash provided by
                financing
                activities...........           68             1,665
                                        -------------    ---------------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................          (72)              142
CASH AND CASH EQUIVALENTS, BEGINNING
  OF PERIOD..........................          275               203
                                        -------------    ---------------
CASH AND CASH EQUIVALENTS, END OF
  PERIOD.............................      $   203           $   345
                                        =============    ===============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
Cash paid for:
     Interest........................      $   568           $   529
     Income taxes....................          909               702

   The accompanying notes are an integral part of these financial statements.

                                UNI-STEEL, INC.
                         NOTES TO FINANCIAL STATEMENTS
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

1.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

     Uni-Steel, Inc. ("Uni-Steel") is a structural steel service center with three locations in Oklahoma. Uni-Steel's products include carbon structural, pressure vessel, high strength low alloy and alloy grades of steel sold to customers in Oklahoma, Missouri, Arkansas, Texas, New Mexico, Colorado and Kansas. Value added processing services include cut-to-length, leveling, flame cutting, plasma cutting, shearing, and sawing and press brake forming. Uni-Steel services customers in a wide variety of industries including oil and gas, truck trailer, construction equipment, mining machinery, elevators, wholesale trade and the construction industries.

     Uni-Steel and its shareholders entered into a merger agreement with Metals USA, Inc. ("Metals USA") pursuant to which all of Uni-Steel's outstanding shares of capital stock were exchanged for cash and shares of Metals USA common stock concurrent with the consummation of the initial public offering (the "Offering") of Metals USA common stock (See Note 11).

     The financial statements for the period from October 1, 1996 through, July 10, 1997 are presented for purposes of complying with certain reporting requirements of Regulation S-X of the Securities and Exchange Commission and are not neccessarily indicative of the results to be expected for the entire year.

     USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH EQUIVALENTS

     Cash equivalents consist of highly liquid money market instruments with original maturities of three months or less.

     INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is primarily determined using the last-in, first-out ("LIFO") method.

     PROPERTY AND EQUIPMENT

     Property and equipment, including capitalized interest, is stated at cost, net of accumulated depreciation. Depreciation is computed utilizing the straight-line method at rates based upon the estimated useful lives of the various classes of assets.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash equivalents approximate their fair value. The carrying amount of notes receivable approximate fair value at the applicable balance sheet dates. The fair value of such notes receivable was based on expected cash flows discounted using current rates at which similar loans would be made to borrowers with similar credit ratings. The fair value of the long-term debt is estimated based on interest rates for the same or similar debt offered to Uni-Steel having the same or similar remaining maturities and collateral requirements. The carrying amounts of long-term debt approximate fair value at the applicable balance sheet dates.

                                UNI-STEEL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     CONCENTRATION OF CREDIT RISK

     Financial instruments, which potentially subject Uni-Steel to concentrations of credit risk, consist principally of cash deposits, trade accounts and note receivables. Concentrations of credit risk with respect to trade accounts receivable are within the southwest region of the United States. Credit is extended once appropriate credit history and references have been obtained. Adjustments to the allowance for doubtful accounts are made periodically (as circumstances warrant) based upon the expected collectibility of all such accounts. Uni-Steel periodically reviews the credit history of its customers and generally does not require collateral for the extension of credit.

     INCOME TAXES

     Uni-Steel accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES ("SFAS 109"). Under SFAS 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the period in which the differences are expected to affect taxable income. The principal items resulting in the differences are different depreciation methods, use of the allowance method for bad debts, and different inventory capitalization methods. Valuation allowances are established when necessary to reduce deferred assets to the amount to be realized. Income tax expense is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

     RECENT ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF ("SFAS 121") in March 1995. SFAS
121 requires that long-lived assets and certain intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Uni-Steel adopted SFAS No. 121 on January 1, 1996. The impact of adopting this standard did not have a material impact on the results of operations.

2.  NOTE RECEIVABLE

     Uni-Steel has a note receivable with a balance of $1,208 at September 30, 1996. The note bears interest at 8% and is due in monthly installments of principal and interest totaling $9 with a balloon payment of the remaining balance due in September 2002. This note is secured by a mortgage on real estate in Fountain, Colorado.

                                UNI-STEEL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

3.  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                          ESTIMATED        SEPTEMBER 30,
                                         USEFUL LIVES          1996
                                        --------------     -------------
Land.................................                         $    32
Buildings and improvements...........    5 - 33 years           2,452
Yard equipment.......................    3 - 10 years             544
Shop equipment.......................    3 - 10 years           2,408
Automobiles and trucks...............    3 -  5 years              17
Office equipment.....................    4 -  8 years             476
Computer software....................    3 -  6 years             291
                                                           -------------
                                                                6,220
Less: accumulated depreciation.......                          (3,044)
                                                           -------------
     Total...........................                         $ 3,176
                                                           =============

4.  INVENTORIES

     Inventories consist of the following:

                                        SEPTEMBER 30,
                                            1996
                                        -------------
Steel products.......................      $ 9,482
Work in process......................          372
Other................................           93
                                        -------------
                                           $ 9,947
                                        =============

     Net realizable value approximates cost on the first-in, first-out method. In 1996, LIFO cost exceeded market value by $54. This 1996 amount was recorded as a reduction of inventory and an increase in cost of sales. Management has determined that lower of LIFO cost or market is the valuation method that most accurately reflects the results of operations in accordance with generally acceptable accounting principles. If the lower of FIFO cost or market had been used for all inventories, their carrying value would have been equal to the LIFO value of $9,947 at September 30, 1996 and $11,242 at July 10, 1997.
Additionally, net income would have been the same at $1,228 and $1,018 for the year ended September 30, 1996 and for the period from October 1, 1996 through July 10, 1997, respectively.

5.  LINE OF CREDIT

     At September 30, 1996, Uni-Steel had drawn $7,100 against its $7,500 line of credit at a bank. Interest is computed at prime (8.25% at September 30, 1996). Payments of interest were due monthly and the principal balance was due February 28, 1997. This line of credit was amended in February 1997 to increase the maximum borrowings under the facility to $10,000 and extend the maturity date to April 30, 1999. Interest is computed at prime or Uni-Steel may elect for interest to be computed at LIBOR plus 2.5%. This election must be made in borrowing increments of $1,000 and no more than two such LIBOR advances may be outstanding at one time. As of July 10, 1997, Uni-Steel had drawn $8,000 against its $10,000 line of credit.

     Concurrently with the renewal of the line of credit, Uni-Steel also obtained a $1,000 working capital term loan from its principal bank. Payments of principal and interest are payable in equal monthly installments with final maturity on February 28, 2002. Interest is also computed at Uni-Steel's option at prime or LIBOR plus 2.5%. The line of credit and working capital term loan include certain covenants which, among other things, restrict future borrowings and set certain ratio, cash flow and net worth

                                UNI-STEEL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

requirements. Uni-Steel was in compliance as of December 31, 1996. These loans are secured by a primary security interest in the inventory and accounts receivable of Uni-Steel.

6.  LONG-TERM DEBT

     Long-term debt consists of the following:

                                        SEPTEMBER 30,
                                            1996
                                        -------------
Notes payable to bank, interest at
  prime (8.25% at September 30,
  1996), payable in monthly
  installments of $13 (plus interest)
  through April 2000; secured by
  equipment..........................      $   567
Note payable to a supplier, interest
  at 10.0%, payable in monthly
  installments of $1 (including
  interest) through May 1998; secured
  by equipment.......................           13
Notes payable to bank, interest at
  prime (8.25% at September 30,
  1996), payable in monthly
  installments of $12 (plus interest)
  through July 1997; secured by
  equipment..........................            7
                                        -------------
                                               587
Less: current maturities.............         (174)
                                        -------------
                                           $   413
                                        =============

     At September 30, 1996, future principal payments of long-term debt are as follows:

1997.................................  $     174
1998.................................        164
1999.................................        158
2000.................................         91
2001 and Thereafter..................     --
                                       ---------
                                       $     587
                                       =========

     Uni-Steel also has a note payable due to a shareholder which pays interest at prime and is payable on demand. The outstanding balance at September 30, 1996 was $36.

7.  INCOME TAXES

     The components of the provision for income taxes are as follows:

                                                                PERIOD FROM
                                                              OCTOBER 1, 1996
                                            YEAR ENDED            THROUGH
                                        SEPTEMBER 30, 1996     JULY 10, 1997
                                        ------------------    ---------------
Current tax expense:
     Federal.........................         $  693              $   581
     State...........................             84                   75
Deferred tax expense:
     Federal.........................            (34)                 (41)
     State...........................             (2)                 (12)
                                            --------          ---------------
Total tax provision..................         $  741              $   603
                                            ========          ===============

                                UNI-STEEL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     The significant items giving rise to the deferred tax (assets) and liabilities are as follows:

                                            YEAR ENDED
                                        SEPTEMBER 30, 1996
                                        ------------------
Deferred tax liabilities:
     Bases differences in property
       and equipment.................         $  592
     Installment sales accounting....            246
                                             -------
          Total deferred tax
             liabilities.............            838
                                             -------
Deferred tax assets:
     Allowance for doubtful
       accounts......................            (49)
     Inventory bases differences.....            (85)
     Other...........................            (43)
                                             -------
          Total deferred tax
             assets..................           (177)
                                             -------
Net deferred tax liabilities.........         $  661
                                             =======

     The provision for income taxes differs from an amount computed at the statutory rates as follows:

                                                                PERIOD FROM
                                                              OCTOBER 1, 1996
                                            YEAR ENDED            THROUGH
                                        SEPTEMBER 30, 1996     JULY 10, 1997
                                        ------------------    ---------------
Federal income tax expense at the
  statutory rate.....................         $  670              $   551
State income taxes...................             54                   42
Meals and entertainment..............             17                   10
                                             -------          ---------------
                                              $  741              $   603
                                             =======          ===============

8.  EMPLOYEE BENEFIT PLANS

     Uni-Steel has a qualified profit sharing plan covering substantially all employees. Employer contributions to the plan are made at the Board of Directors' discretion. On July 1, 1990, the plan was amended to include a deferred compensation 401(k) provision which allows employees to defer up to 15% of their salaries and provides for employer matching of the first 4%. The total employer contribution and match made to the plan was $290 and $246 for the year ended September 30, 1996, and the period from October 1, 1996 through July 10, 1997, respectively.

9.  COMMITMENTS AND CONTINGENCIES

  STOCK PURCHASE AGREEMENTS

     Uni-Steel has an agreement with certain common stockholders which effectively restricts trading of their common stock. The agreement also requires Uni-Steel to repurchase this stock from certain stockholders who are terminated from employment, becomes totally disabled, or die. The price is determined pursuant to agreements between the parties and is subject to revision annually. In January 1996, Uni-Steel repurchased 1,901 shares from a retired stockholder for $192. At September 30, 1996, there are 2,501 (2.9%) shares of common stock remaining under this agreement. Uni-Steel also has an agreement with Richard A. Singer, an officer and stockholder, which restricts trading of 34,031 shares (39%) of its common stock. The agreement requires Uni-Steel to purchase Mr. Singer's stock in the event of his death, permanent disability or retirement. The purchase price is to be determined pursuant to the agreement and is subject to revision annually. Uni-Steel has committed certain life insurance policies to fund this agreement. Uni-Steel's obligations under this agreement have been guaranteed by its other major shareholder, Yaffe

                                UNI-STEEL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)
Iron and Metal Company, Inc. As these shares are subject to mandatory redemption, they have not been classified as a component of permanent equity in the accompanying balance sheet.

  OPERATING LEASES

     Uni-Steel leases warehouse space under an operating lease expiring in October 1998. Minimum future rental payments under this non-cancelable operating lease as of September 30, 1996, are as follows:

1997.................................  $      24
1998.................................         24
1999.................................          2
                                       ---------
                                       $      50
                                       =========

     Following is a summary of rental expense under non-cancelable operating leases:

                                                                PERIOD FROM
                                             FOR THE          OCTOBER 1, 1996
                                            YEAR ENDED            THROUGH
                                        SEPTEMBER 30, 1996     JULY 10, 1997
                                        ------------------    ---------------
Minimum rentals......................         $   24              $    18
Contingent rentals...................            191                  369
                                             -------          ---------------
     Total...........................         $  215              $   387
                                             =======          ===============

     The contingent rentals are based on inventory levels in excess of a specified minimum.

  PURCHASE COMMITMENTS

     During the normal course of business, Uni-Steel enters into commitments to purchase raw materials from steel mills. These commitments are made for purchases of up to nine months into the future. In certain cases, prices paid are calculated at the time the commitment is entered into. In other cases, they are calculated at time of shipment. Uni-Steel estimates outstanding purchase commitments at September 30, 1996 to be approximately $11,500.

10.  RELATED PARTY TRANSACTIONS

     A summary of transactions with Yaffe Iron and Metal Company, Inc., a shareholder of Uni-Steel and other affiliated companies or individuals follows:

                                                                PERIOD FROM
                                                              OCTOBER 1, 1996
                                            YEAR ENDED            THROUGH
                                        SEPTEMBER 30, 1996     JULY 10, 1997
                                        ------------------    ---------------
Sales to related companies...........        $  2,807             $ 2,350
                                        ==================    ===============
Shipping provided by a related
  company (Included in operating and
  delivery expenses in the
  accompanying statements of
  income)............................        $  1,227             $   989
                                        ==================    ===============
Warehouse rent paid to related entity
  under a one-year lease with seven
  one-year options remaining.
  (Included in operating and delivery
  expenses in the accompanying
  statements of income)..............        $    145             $   109
                                        ==================    ===============

                                UNI-STEEL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

11.  SUBSEQUENT EVENTS

     On July 11, 1997, Metals USA purchased all of the issued and outstanding equity securites of Uni-Steel, through the issuance of common stock and cash pursuant to a definitive merger agreement dated May 1997.

     Concurrent with the merger, Uni-Steel sold certain real property to an affiliated party for $630 and entered into an agreement with the affiliate to lease the real property for an annual lease payment of $115. This lease runs through 2027, and provides for periodic increases in the annual lease payment every five years equal to the cumulative change in the Consumer Price Index.

     The parties to the stock purchase agreements discussed in Note 9 agreed to waive such agreements upon the consumation of the Merger.

     During July 1997, subsequent to the merger, $10,116 of Uni-Steel's debt was repaid with advances from Metals USA.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of
Harvey Titanium, Ltd.

     We have audited the accompanying consolidated balance sheet of Harvey Titanium, Ltd. and Subsidiary as of June 30, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Harvey Titanium, Ltd. and Subsidiary at June 30, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                        KLEIN, BOGAKOS AND ROBERTSON, CPA'S INC.

Santa Monica, Ca
September 23, 1997

                      HARVEY TITANIUM, LTD. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
              (IN THOUSANDS OF DOLLARS, EXCEPT FOR SHARE AMOUNTS)

                                       JUNE 30,    SEPTEMBER 30,
                                         1997          1997
                                       ---------   -------------
                                                    (UNAUDITED)
               ASSETS
Current assets:
     Cash and cash equivalents.......  $     428      $   584
     Accounts receivable:
          Trade, less allowance of
             $230 at June 30 and
             September 30, 1997......      9,149       12,632
          Other......................         91           75
     Inventories.....................     15,203       16,789
     Deferred income taxes...........        309          309
     Prepaid expenses and other
      current assets.................         22          114
                                       ---------   -------------
               Total current
               assets................     25,202       30,503
Property and equipment, net..........      1,211        1,230
Other assets.........................         56           56
                                       ---------   -------------
               Total assets..........  $  26,469      $31,789
                                       =========   =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable................  $  10,510      $12,366
     Accrued liabilities.............        756          809
     Income taxes payable............      1,275          244
     Notes payable -- former
     stockholder.....................        400          344
     Current portion of long term
      debt and capitalized lease
      obligation.....................        129           75
                                       ---------   -------------
               Total current
               liabilities...........     13,070       13,838
Long term debt and capitalized lease
  obligations........................      7,286          278
Due to parent........................     --           10,789
Deferred income taxes................        855          855
                                       ---------   -------------
               Total liabilities.....     21,211       25,760
Shareholders' equity:
     Common stock, no par value,
      7,500 shares authorized, 489
      shares issued and outstanding
      at June 30 and September 30,
      1997                                     5            5
     Retained earnings...............      5,253        6,024
                                       ---------   -------------
     Total stockholders' equity......      5,258        6,029
                                       ---------   -------------
        Total liabilities and
        stockholders' equity.........  $  26,469      $31,789
                                       =========   =============

   The accompanying notes are an integral part of these financial statements.

                      HARVEY TITANIUM, LTD. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF OPERATIONS
                           (IN THOUSANDS OF DOLLARS)

                                                       THREE MONTHS ENDED
                                        YEAR ENDED       SEPTEMBER 30,
                                         JUNE 30,     --------------------
                                           1997         1996       1997
                                        -----------   ---------  ---------
                                                          (UNAUDITED)
Net Sales............................     $52,630     $  11,678  $  15,561
Costs and expenses:
     Cost of sales...................      41,121         8,861     12,273
     Operating and delivery..........       2,228           491        594
     Selling, general, and
     administrative expenses.........       4,226           706      1,004
     Depreciation and amortization...         200            50         47
                                        -----------   ---------  ---------
          Operating income...........       4,855         1,570      1,643
Other expense:
     Interest expense................         669           142        283
     Loss on abandonment of assets...          60        --         --
                                        -----------   ---------  ---------
                                              729           142        283
                                        -----------   ---------  ---------
Income before taxes..................       4,126         1,428      1,360
Provision for income taxes...........       1,691           586        589
                                        -----------   ---------  ---------
Net income...........................     $ 2,435     $     842  $     771
                                        ===========   =========  =========

   The accompanying notes are an integral part of these financial statements.

                      HARVEY TITANIUM, LTD. AND SUBSIDIARY
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
              (IN THOUSANDS OF DOLLARS, EXCEPT FOR SHARE AMOUNTS)

                                             COMMON STOCK                        TOTAL
                                           -----------------    RETAINED     STOCKHOLDERS'
                                           SHARES     AMOUNT    EARNINGS        EQUITY
                                           ------     ------    ---------    -------------
Balance, July 1, 1996...................     489       $  5      $ 2,818        $ 2,823
     Net income.........................    --         --          2,435          2,435
                                           ------     ------    ---------    -------------
Balance, June 30, 1997..................     489          5        5,253          5,258
     Net income (unaudited).............    --         --            771            771
                                           ------     ------    ---------    -------------
Balance, September 30, 1997
  (unaudited)...........................     489       $  5      $ 6,024        $ 6,029
                                           ======     ======    =========    =============

   The accompanying notes are an integral part of these financial statements.

                      HARVEY TITANIUM, LTD. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                                         THREE MONTHS ENDED
                                           YEAR ENDED      SEPTEMBER 30,
                                            JUNE 30,    --------------------
                                              1997        1996       1997
                                           ----------   ---------  ---------
                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..............................    $  2,435    $     842  $     771
Adjustments to reconcile net income to
  net cash used by operating activities:
     Depreciation and amortization......         200           50         50
     Loss on abandonment of assets......          60       --         --
     Deferred income taxes..............          52       --         --
     Changes in operating assets and
       liabilities:
          Accounts receivable, net......        (756)       1,838     (3,467)
          Inventories...................      (7,087)        (439)    (1,586)
          Prepaid expenses and other
             assets.....................          14            2        (92)
          Other long term assets........          (9)      --         --
          Accounts payable..............       3,067       (1,835)     1,856
          Accrued liabilities...........         373           19         53
          Deferred revenue..............         (25)         (25)    --
          Income taxes payable..........         715           20     (1,031)
                                           ----------   ---------  ---------
               Net cash provided (used)
                  in operating
                  activities............        (961)         472     (3,446)
CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to property and
       equipment........................      (1,073)         (69)       (69)
                                           ----------   ---------  ---------
          Net cash used in investing
             activities.................      (1,073)         (69)       (69)
CASH FLOWS FROM FINANCING ACTIVITIES
     Net borrowings (repayment) on
       revolving line-of-credit.........       2,450          600     (6,950)
     Advances from parent...............      --           --         10,789
     Net payments to former
       stockholder......................        (129)         (99)       (56)
     Proceeds from capital lease
       obligations......................         301       --             40
     Principal payments on long term
       debt.............................         (63)         (17)      (136)
     Principal payments on capital lease
       obligations......................         (27)          (8)       (16)
                                           ----------   ---------  ---------
               Net cash provided by
                  financing
                  activities............       2,532          476      3,671
NET INCREASE IN CASH AND CASH
  EQUIVALENTS...........................         498          879        156
CASH AND CASH EQUIVALENTS BEGINNING OF
  PERIOD................................         (70)         (70)       428
                                           ----------   ---------  ---------
CASH AND CASH EQUIVALENTS END OF
  PERIOD................................    $    428    $     809  $     584
                                           ==========   =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for interest.............    $    636    $     142  $     283
     Cash paid for income taxes.........         918          564      1,620

   The accompanying notes are an integral part of these financial statements

                      HARVEY TITANIUM, LTD. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (IN THOUSANDS OF DOLLARS, EXCEPT FOR SHARE AMOUNTS)

1.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

     Harvey Titanium, Ltd., ("Harvey") a California Corporation, is a specialty metal service center located in Santa Monica, California, specializing primarily in the distribution of titanium products. Harvey performs services for its customers including cutting, extruding, machining and treating of titanium sheet, plate, ingot and billet. Harvey's customers are composed primarily of manufacturers of aerospace products. Harvey markets its products principally in the western part of the United States. Total sales to Europe aggregated approximately $7,200.

     As described in Note 10, on September 26, 1997, Harvey and its sole stockholder entered into a definitive merger agreement with Metals USA, Inc. ("Metals USA") pursuant to which all of Harvey's outstanding shares of capital stock were exchanged for cash and shares of Metals USA common stock.

  PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Harvey and its wholly-owned subsidiary, Harvey Overseas Sales Corporation, an Interest-Charge Domestic International Sales Corporation (IC-DISC). Total export sales amounted to $10,700 for the year ended June 30, 1997. All significant intercompany balances and transactions have been eliminated.

  USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published and, (iii) the reported amount of revenues and expenses recognized during the periods presented. Harvey reviews all significant estimates affecting its consolidated financial statements on a recurring basis and records the effect of any necessary adjustments prior to their publication. Adjustments made with respect to the use of estimates often relate to improved information not previously available. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of financial statements; accordingly, it is possible that an unfavorable resolution of the contingency described in Note 8 could have a material adverse effect on Harvey's consolidated financial position, results of operation or liquidity.

  INTERIM FINANCIAL INFORMATION

     The interim financial statements included herein are unaudited; however, they include all adjustments of a normal recurring nature, which in the opinion of management, are necessary to present fairly the financial position of Harvey at September 30, 1997, and the results of its operations and cash flows for the three months ended September 30, 1996 and 1997. Accounting measurements at interim dates inherently involve greater reliance on estimates than at year end. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the entire year.

  INCOME TAXES

     Harvey accounts for income taxes in accordance with Statement Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"). Under SFAS 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the period in which the differences are expected to affect taxable income. The principal items resulting in the differences are different depreciation methods, use of the allowance method for bad debts, commission payments to an IC-DISC and different inventory capitalization methods. Valuation allowances

                      HARVEY TITANIUM, LTD. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) are established when necessary to reduce deferred assets to the amount to be realized. Income tax expense is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  REVENUE RECOGNITION

     Revenue is generally recognized on the sale of goods when the goods are shipped, all significant contractual obligations have been satisfied, and the collection of the resulting receivable is reasonably assured.

  INVENTORIES

     Inventories are stated at the lower of cost of market with cost determined primarily using the " last-in, first-out" ("LIFO") method, which is not in excess of market. If the first-in, first-out (FIFO) method of inventory valuation had been used, inventory would have been $1,328 higher, and income, before income taxes, would have been $2,651 for the year ended June 30, 1997.

  CONCENTRATION OF CREDIT RISK

     Financial instruments, which potentially subject Harvey to concentrations of credit risk, consist principally of cash deposits and trade accounts receivable. Harvey places its temporary cash investments with credit-worthy financial institutions and periodically evaluates the credit ratings of such institutions to mitigate risk. Concentrations of credit risk with respect to trade accounts receivable result from Harvey having one customer, a large aerospace company, that accounted for approximately 20% of the accounts receivable at June 30, 1997. For the year ended June 30, 1997, the same customer accounted for approximately 30% of sales. Credit is extended once appropriate credit history and references have been obtained. Adjustments to the allowance for doubtful accounts are made periodically (as circumstances warrant) based upon the expected collectibility of all such accounts. Harvey periodically reviews the credit history of its customers and generally does not require collateral for the extension of credit.

  DEPRECIATION AND AMORTIZATION

     Property and equipment is stated at cost, net of accumulated depreciation. Depreciation is computed on the declining balance method over the estimated lives of the assets. Amortization of leasehold improvements over their estimated useful life, regardless of the lease term, is determined on the straight line method. Expenditures for maintenance and repairs are charged to expense as incurred.

  RECENT ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of ("SFAS 121") in March, 1995. SFAS 121 requires that long-lived assets and certain intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Harvey adopted SFAS No. 121 on July 1, 1996.

                      HARVEY TITANIUM, LTD. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2.  PROPERTY AND EQUIPMENT

     Property and equipment at June 30, 1997 consists of the following:

                                          ESTIMATED
                                         USEFUL LIVES
                                        --------------
Machinery and equipment..............     5-7 years     $   1,184
Auto and trucks......................      5 years             19
Furniture............................      5 years            691
Leasehold Improvements...............     7-15 years          357
                                                        ---------
                                                            2,251
Less: accumulated depreciation.......                      (1,040)
                                                        ---------
          Total property and
          equipment, net.............                   $   1,211
                                                        =========

3.  LONG TERM DEBT

     Long-term debt at June 30, 1997 consists of the following:

Revolving line of credit..............................  $   6,950
Loan payable to a lending institution, secured by
  equipment and payable in monthly installments of $5,
  plus interest at a fixed rate of 8.83%, with the
  final payment due in July, 1999.....................        135
                                                        ---------
                                                            7,085
Less: current portion.................................         63
                                                        ---------
                                                        $   7,022
                                                        =========

     Harvey has a revolving line of credit agreement with the Bank of California, effective March 21, 1995, modified on various occasions and restated in its entirety on February 4, 1997, which provides for borrowings of up to $7,500 with interest charged monthly at.875% in excess of the bank's prime lending rate (8.50% at June 30, 1997) and matures January 29, 1998. This line is secured by substantially all of the assets of Harvey and is personally guaranteed by the Company's stockholder.

     In addition, the credit agreement limits advances pursuant to a "borrowing base" calculation based upon receivables and inventory and contains restrictive covenants, which among other things, require Harvey to maintain certain levels of working capital, net worth, profitability and financial leverage ratios. Additional restrictions limit new indebtedness, purchase and sale of assets, investments, mergers and acquisitions and dividend payments. Borrowings of $6,950 were outstanding at June 30, 1997.

     On August 28, 1997 Harvey modified its existing revolving line-of-credit agreement with Bank of California to provide for increased available borrowings of up to $13,000 and to extend the maturity date to August 30, 1998. This debt is classified as noncurrent as a result of this extension.

                      HARVEY TITANIUM, LTD. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

4.  OBLIGATIONS UNDER CAPITAL LEASE

     Harvey leases certain shop and office equipment under non-cancelable capital leases through March, 2002, which bear interest at rates ranging from 9.0% to 14.84%.

     Future minimum lease payments under capital leases as of June 30, 1997 are as follows:

YEAR ENDED JUNE 30,
----------------------------------------
     1998...............................  $      97
     1999...............................         97
     2000...............................         90
     2001...............................         74
     2002...............................         53
                                          ---------
     Total future minimum lease
      payments..........................        411
     Less: deferred interest............         81
                                          ---------
     Capital lease obligation...........        330
     Less: current portion, net of
      deferred interest.................         66
                                          ---------
                                          $     264
                                          =========

     The cost of equipment under capital leases and accumulated amortization amounted to approximately $362 and $72 , respectively, at June 30, 1997.

5.  INCOME TAXES

     Income tax expense for the year ended June 30, 1997 is comprised of the following:

Federal:
     Current............................  $   1,232
     Deferred...........................         67
                                          ---------
                                              1,299
State:
     Current............................        407
     Deferred...........................        (15)
                                          ---------
                                                392
                                          ---------
Total tax provision.....................  $   1,691
                                          =========

                      HARVEY TITANIUM, LTD. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The significant items giving rise to the deferred tax (assets) and liabilities as of June 30, 1997 are as follows:

Deferred tax liabilities:
     Bases differences in property and
      equipment.........................  $      15
     Investment in partnership..........         97
     IC-DISC commission.................        743
                                          ---------
          Total deferred tax
            liabilities.................        855
Deferred tax assets:
     Allowance for doubtful accounts....       (100)
     Inventory bases differences........        (78)
     California franchise tax...........       (131)
                                          ---------
          Total deferred tax assets.....       (309)
                                          ---------
Net deferred tax liabilities............  $     546
                                          =========

     The provision for income taxes differs from an amount computed at the statutory rates as follows:

U.S. Federal statutory rate.............       34.0%
State income taxes, net of Federal tax
  benefit...............................        6.1%
Other...................................        0.9%
                                          ---------
                                               41.0%
                                          =========

6.  EMPLOYEE BENEFIT PLANS

     Effective June 1, 1997, Harvey adopted a profit sharing 401(k) plan with a
Section 125 component. The plan allows for employee contributions through salary reductions of up to 15% of total compensation. Harvey contributes an amount equal to 50% of participant 401(K) contributions, up to a maximum of 3% of their salaries. Employer contributions vest at the rate of 20% per year starting with the completion of the second year of employment Participants are entitled, upon termination, death, or retirement, to their respective portion of retirement fund assets. The Section 125 component allows employees to use pre-tax compensation to pay for dependent care and certain medical costs. Harvey's employer contribution for the year ended June 30, 1997 amounted to $2.

7.  LEASE COMMITMENTS

     Harvey has leased office and warehouse facilities and transportation equipment under various non-cancelable long term agreements, which have initial or remaining non-cancelable terms in excess of one year as of June 30, 1997. Total rent expense related to such leases aggregated $591 for the year ended June 30, 1997.

     The current office/warehouse lease, effective December 1, 1996, expires in November, 2001, and is renewable at the option of Harvey for an additional five years. This lease is a net lease which requires that Harvey pay all executory expenses such as real estate taxes, insurance, common area and other operating costs. Harvey also leases office space in London, England for its international sales office under a lease that expires in October, 1997.

     Future minimum rental commitments for fiscal years ending after June 30, 1997, under the leases described above, net of sub-lease income, are as follows:
1998 -- $567; 1999 -- $551; 2000 -- $516; 2001 -- $485; 2002 -- $182.

                      HARVEY TITANIUM, LTD. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

8.  CONTINGENCY

     Harvey has been notified that it is a party to a product liability claim (for which it has no product liability insurance) relating to the sale of parts that allegedly did not comply with certain contract specifications. Harvey and other parties have entered into a tolling agreement, which effectively delays the statute of limitations with respect to any potential legal action that may arise from this matter. Discussions between the parties are in their early stages with respect to the product liability claim. This matter is subject to significant uncertainties and, accordingly, it is presently impossible to make a reasonable estimate of the amount or range of amounts of any monetary liability that could result from this uncertainty.

9.  RELATED PARTY TRANSACTIONS

     On June 28, 1996, the stockholder loaned Harvey $595 in the form of a subordinated note payable. An additional loan of $452 was made by the stockholder to Harvey on June 30, 1997. Both loans are unsecured, allow for prepayment of principal and bear interest at a rate of 8% per annum, payable semiannually. After reductions for principal repayments made at various times during the year and reclassification of certain personal expenditures at year end in connection with the annual financial audit, the remaining outstanding balance was $400 at June 30, 1997. Interest paid to the stockholder during the year amounted to $25.

     Prior to December 1, 1996, Harvey leased its old office and warehouse facilities from its sole stockholder under a total of two leases. In connection with the lease of the current office/warehouse facility, the old leases were terminated in November, 1996.

10.  SUBSEQUENT EVENTS -- (UNAUDITED)

     On September 26, 1997, Harvey and its sole stockholder entered into a definitive agreement with a wholly-owned subsidiary of Metals USA, which among other things, calls for the merger of Harvey with the Metals USA subsidiary.

     Subsequent to the merger, (i) Harvey repaid the estimated remaining balance on the stockholder note and, (ii) the outstanding balances on the revolving line of credit facility and the long term debt owed to Bank of California totaling $10,789 were paid by Metals USA.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Boards of Directors of
Independent Metals Co., Inc.:

We have audited the accompanying consolidated balance sheets of Independent Metals Co., Inc. (a Wisconsin corporation) and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 9 to the financial statements, on January 7, 1998, the shareholders sold all of their stock in the Company.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Independent Metals Co., Inc. and subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin,
January 23, 1998.

                          INDEPENDENT METALS CO., INC.
                          CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 1997 AND 1996
              (IN THOUSANDS OF DOLLARS, EXCEPT FOR SHARE AMOUNTS)

                                         1997       1996
                                       ---------  ---------
               ASSETS
CURRENT ASSETS:
     Cash............................  $      12  $      12
     Accounts receivable -- net of
      allowance of $100 and $86,
      respectively...................      9,204      8,898
     Inventories.....................     14,766     15,417
     Other current assets............        325        290
                                       ---------  ---------
          Total current assets.......     24,307     24,617
PROPERTY AND EQUIPMENT, net..........      3,918      4,525
GOODWILL, net of accumulated
  amortization of $62 and $32,
  respectively.......................        396        427
OTHER ASSETS, net of accumulated
  amortization of $218 and $236,
  respectively.......................        226        331
                                       ---------  ---------
          Total assets...............  $  28,847  $  29,900
                                       =========  =========
LIABILITIES AND SHAREHOLDERS' EQUITY
               (DEFICIT)
CURRENT LIABILITIES:
     Current portion of long-term
      debt...........................  $     439  $     608
     Accounts payable................     12,071     12,661
     Accrued liabilities.............      1,008        983
     Current portion of capital
      lease..........................         93        103
                                       ---------  ---------
          Total current
            liabilities..............     13,611     14,355
LONG-TERM DEBT, less current
  portion............................     16,572     14,587
OTHER LONG-TERM LIABILITIES..........     --             93
                                       ---------  ---------
          Total liabilities..........     30,183     29,035
                                       ---------  ---------
SHAREHOLDERS' EQUITY (DEFICIT):
     Common stock, $1.00 par value,
      56,000
       shares authorized, 760 shares
      issued.........................          1          1
     Additional paid-in capital......         75         75
     Retained earnings (deficit).....     (1,060)     1,141
     Less -- Treasury stock, at cost,
      90 shares......................       (352)      (352)
                                       ---------  ---------
          Total shareholders' equity
            (deficit)................     (1,336)       865
                                       ---------  ---------
          Total liabilities and
            shareholders' equity
            (deficit)................  $  28,847  $  29,900
                                       =========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

                          INDEPENDENT METALS CO., INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
                           (IN THOUSANDS OF DOLLARS)

                                         1997       1996
                                       ---------  ---------
NET SALES............................  $  94,471  $  94,271
OPERATING COST AND EXPENSES:
     Cost of sales...................     78,479     77,917
     Operating and delivery..........      7,297      7,218
     Selling, general and
      administrative.................      5,056      4,399
     Depreciation and amortization...      1,108      1,052
                                       ---------  ---------
          Operating income...........      2,531      3,685
OTHER (INCOME) EXPENSE:
     Interest expense................      1,451      1,645
     Other, net......................          4        (31)
                                       ---------  ---------
          Net income.................  $   1,076  $   2,071
                                       =========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

                          INDEPENDENT METALS CO., INC.
           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
              (IN THOUSANDS OF DOLLARS, EXCEPT FOR SHARE AMOUNTS)

                                                                                                              TOTAL
                                          COMMON STOCK                  RETAINED       TREASURY STOCK     SHAREHOLDERS'
                                        ----------------    PAID-IN     EARNINGS     ------------------      EQUITY
                                        SHARES    AMOUNT    CAPITAL     (DEFICIT)    SHARES     COST        (DEFICIT)
                                        ------    ------    --------    ---------    ------   ---------   -------------
BALANCE, December 31, 1995...........     760      $  1       $ 75       $  (930)       90    $    (352)     $(1,206)
     Net income......................    --        --         --           2,071      --         --            2,071
                                        ------    ------       ---      ---------    ------   ---------   -------------
BALANCE, December 31, 1996...........     760         1         75         1,141        90         (352)         865
     Net income......................    --        --         --           1,076      --         --            1,076
     Distributions to shareholders...    --        --         --          (3,277)     --         --           (3,277)
                                        ------    ------       ---      ---------    ------   ---------   -------------
BALANCE, December 31, 1997...........     760      $  1       $ 75       $(1,060)       90    $    (352)     $(1,336)
                                        ======    ======       ===      =========    ======   =========   =============

  The accompanying notes are an integral part of these consolidated financial statements.

                          INDEPENDENT METALS CO., INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
                           (IN THOUSANDS OF DOLLARS)

                                         1997       1996
                                       ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income......................  $   1,076  $   2,071
     Adjustments to reconcile net
      income to net cash provided by
       operating activities --
          Depreciation and
            amortization.............      1,108      1,052
          Gain on property and
            equipment transactions...     --             (2)
          Changes in operating assets
            and liabilities --
               Accounts receivable...       (306)     2,679
               Inventories...........        651       (478)
               Other assets..........        (35)      (157)
               Accounts payable......       (590)     3,805
               Accrued liabilities...        125       (407)
                                       ---------  ---------
                     Total
                      adjustments....        953      6,492
                                       ---------  ---------
                     Net cash
                      provided by
                      operating
                      activities.....      2,029      8,563
                                       ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sale of assets....         21          3
     Purchases of property and
      equipment......................       (386)      (618)
     Purchase of businesses, net of
      acquired cash..................     --           (641)
                                       ---------  ---------
                     Net cash used in
                      investing
                      activities.....       (365)    (1,256)
                                       ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds (payments) on line of
      credit, net....................      2,599     (7,531)
     Payments on long-term debt and
      capitalized lease
      obligations....................       (886)      (771)
     Proceeds from issuance of
      long-term debt.................     --          1,048
     Payments of noncompete
      obligations....................       (100)       (53)
     Distributions to shareholders...     (3,277)    --
                                       ---------  ---------
                     Net cash used in
                      financing
                      activities.....     (1,664)    (7,307)
                                       ---------  ---------
NET CHANGE IN CASH...................     --         --
CASH, beginning of period............         12         12
                                       ---------  ---------
CASH, end of period..................  $      12  $      12
                                       =========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

                          INDEPENDENT METALS CO., INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996
                           (IN THOUSANDS OF DOLLARS)

1.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES --

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of Independent Metals Co., Inc. and its wholly owned subsidiary, which are collectively referred to as "Independent." All significant intercompany transactions have been eliminated. Independent is a flat rolled processor of carbon steel, stainless steel and specialty metal, including copper, brass, and aluminum, with operations in Germantown, Wisconsin; Broadview, Illinois; New Hope, Minnesota and Orlando, Florida. Principal customers include: consumer durable goods manufacturers, food equipment manufacturers, metal stamping, and electronic manufacturers. Independent's market areas are concentrated in the midwestern United States and Florida.

    USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

    RECLASSIFICATIONS

     The fiscal 1996 financial statements have been reclassified to conform to the fiscal 1997 financial statement presentation.

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    INVENTORIES

     Inventories are valued at the lower of last-in, first-out (LIFO) cost or market.

    PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost, net of accumulated depreciation. Depreciation is computed utilizing the straight-line method at rates based upon the estimated useful lives of the various classes of assets.

    GOODWILL

     On February 1, 1996, Independent purchased the assets of Jenks Metals, Inc. ("Jenks") for approximately $1,043. The excess of the purchase price over the fair value of the identifiable assets acquired (approximately $328) was recorded as goodwill. After giving effect to the amortization of goodwill for the month of January 1996, on a pro forma basis the results of operations for Independent did not differ in any material respect from the actual results reported for the year ended December 31, 1996.

     Goodwill is amortized on a straight-line basis over fifteen years. Other assets consist primarily of start-up costs related to the acquisition that are being amortized on a straight-line basis over five years.

    OTHER ASSETS

     Deferred loan costs associated with borrowings related to the Industrial Development Revenue Bonds and notes payable to the bank are deferred and amortized on a straight-line basis over the life of the loans. As of December 31, 1997, Independent has paid off all Industrial Development Revenue Bonds.

                          INDEPENDENT METALS CO., INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           (IN THOUSANDS OF DOLLARS)

     Noncompete agreements associated with the purchase of Jenks, which totaled $200 as of February 1, 1996, are amortized on a straight-line basis over the terms of the agreements. The term of the agreements range from four to five years through 2001.

     The liability associated with the noncompete agreement is payable over a two year period with the last payment due in February 1998.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of the long-term debt is estimated based on interest rates for the same or similar debt offered to Independent having the same or similar remaining maturities and collateral requirements. The carrying amounts of long-term debt approximate fair value at the applicable balance sheet dates.

    CONCENTRATION OF CREDIT RISK

     Financial instruments, which potentially subject Independent to concentrations of credit risk, consist principally of cash deposits and trade account receivables. Independent places its cash with several financial institutions limiting the amount of credit exposure to any one financial institution. Concentrations of credit risk with respect to trade accounts receivable are within the midwest and Great Lakes regions of the United States. Management performs ongoing credit evaluations of its customers and provides allowances as deemed necessary. Credit is extended once appropriate credit history and references have been obtained. Adjustments to the allowance for doubtful accounts are made periodically (as circumstances warrant) based upon the expected collectibility of all such accounts. Independent periodically reviews the credit history of its customers and generally does not require collateral for the extension of credit.

    SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

     Approximate cash paid for:

                                         1997       1996
                                       ---------  ---------
Interest.............................  $   1,463  $   1,706
                                       =========  =========

     A noncompete obligation of $200 was incurred in connection with the purchase of Jenks in February, 1996.

2.  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                          ESTIMATED         DECEMBER 31,
                                        USEFUL LIVES    --------------------
                                           (YEARS)        1997       1996
                                        -------------   ---------  ---------
Land.................................      --           $     118  $     118
Building and improvements............      30               2,181      2,208
Machinery and equipment..............     3-15              7,422      7,073
Automobiles and trucks...............      4-6                688        674
                                                        ---------  ---------
                                                           10,409     10,073
Less -- Accumulated depreciation.....                       6,491      5,548
                                                        ---------  ---------
                                                        $   3,918  $   4,525
                                                        =========  =========

                          INDEPENDENT METALS CO., INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           (IN THOUSANDS OF DOLLARS)

3.  INVENTORIES

     The following summarizes the effect on inventories had Independent used the first-in, first-out ("FIFO") cost method of inventory valuation at December
31:

                                         1997       1996
                                       ---------  ---------
Inventories at FIFO cost.............  $  16,698  $  16,695
Less -- LIFO reserve.................     (1,932)    (1,278)
                                       ---------  ---------
     Total...........................  $  14,766  $  15,417
                                       =========  =========

     Inventories for financial reporting purposes exceed inventories for income tax purposes by $1,241 at December 31, 1997.

4.  LONG-TERM DEBT AND NOTES PAYABLE

     Independent had a Loan and Security Agreement with a bank that covered a term loan and a revolving line of credit. The agreement was secured by substantially all business assets.

     Independent had $15,788 outstanding under the revolving line of credit agreement that included an amount of $635 of outstanding checks, net of deposits in transit, at December 31, 1997. Borrowings under the line of credit carried interest at an adjustable rate based upon prime (8.5% at December 31, 1997) or the London Interbank Offered rate (5.78% at December 31, 1997) based upon levels of net earnings as defined in the agreement. The average interest rate at December 31, 1997 was 8.4%. Aggregate outstanding borrowings under this agreement could not exceed the lesser of $18,000 or a percentage of eligible receivables and of eligible inventories as defined in the agreement. Independent received additional availability of $1,500 from December 30, 1997 to January 15, 1998.

     The entire line of credit has been classified as long-term based upon assumptions by management that the 1998 levels of eligible receivables and inventories would have been sufficient to maintain this amount of borrowings and based on Independent's intent not to reduce the amount in 1998, if the sale (see
Note 9) had not occurred.

     Long-term debt consists of:

                                         1997       1996
                                       ---------  ---------
Revolving line of credit.............  $  15,788  $  13,189
Industrial Development Revenue
  Bonds(a)...........................     --            350
Note payable to bank, due in monthly
  installments of $30,729 plus
  interest at prime (8.5% at December
  31, 1997) plus 1/2% through
  February, 2000(b)..................        799      1,168
Note payable, due in monthly
  installments of $8,591, including
  interest at 8.5% through January,
  2003(c)............................        424        488
                                       ---------  ---------
                                          17,011     15,195
Less -- Current portion of long-term
  debt...............................        439        608
                                       ---------  ---------
                                       $  16,572  $  14,587
                                       =========  =========

------------

(a) In December, 1988, the Village of Germantown, Wisconsin, issued $1,600 of Industrial Development Revenue Bonds. The proceeds were loaned to Independent and were used to expand the building and to purchase equipment. The principal payments reflect the maturity dates of the bonds and are due in annual installments of $175 through 1998. The loans bear interest, payable quarterly, ranging from 7.5% to 7.7%. The bonds were paid in full in 1997.

                          INDEPENDENT METALS CO., INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           (IN THOUSANDS OF DOLLARS)

(b) As part of the Jenks acquisition (Note 1), Independent amended its note payable to bank. An additional $500 was added to the note in February 1996, to fund the acquisition.

(c) The note payable had an adjustable interest rate. The rate was set annually at the lesser of prime as of February 1 of each year or 10%. The note was secured by substantially all business assets located in Florida and was subordinate to the bank's security interest.

     Fixed maturities of long-term debt are as follows:

1998.................................  $     439
1999.................................     16,233
2000.................................        144
2001.................................         90
2002.................................         97
Thereafter...........................          8
                                       ---------
                                       $  17,011
                                       =========

     The revolving line of credit and note payable to bank were paid in full subsequent to year end as part of the sale (see Note 9).

5.  INCOME TAXES

     The shareholders of Independent have elected to be treated as an "S Corporation" under the Internal Revenue Code. As an S Corporation,
Independent's taxable income or loss is includable in the individual tax returns of its shareholders for federal and state income tax purposes.

     In the event that the S Corporation election is terminated, the net deferred income tax liability would be reflected in Independent's financial statements.

     Independent Metals Co., Inc.'s wholly owned subsidiary is organized as a Limited Liability Corporation ("LLC"). Under the Internal Revenue Code an LLC is treated in a manner similar to a partnership. As an LLC, the subsidiary's taxable income or loss is includable in the tax return of Independent.

6.  EMPLOYEE BENEFIT PLAN

     Independent sponsors the INMETCO Savings and Profit Sharing Plan (the "Plan"), which covers substantially all employees. The Plan offers a 401(k) tax deferral option to employees of Independent. Contributions to the Plan can be made by employees up to a defined percentage of their compensation. Independent matches twenty percent of employee contributions up to six percent of the employee's compensation. Independent may, at its discretion, make additional contributions to the Plan. The total amount charged to operations for the Plan was $58 and $47 for 1997 and 1996, respectively.

7.  LEASES

     Leased property under capital leases consists of the following:

Trucks, computer and peripheral
  equipment and telephone............  $     688
Less -- Accumulated amortization.....        598
                                       ---------
                                       $      90
                                       =========

                          INDEPENDENT METALS CO., INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           (IN THOUSANDS OF DOLLARS)

     Future minimum lease payments at December 31, 1997, under leases that have noncancellable terms, are as follows:

                                        CAPITAL       OPERATING
                                         LEASES         LEASES
                                        --------      ----------
               1998..................    $   99         $  244
               1999..................     --               243
               2000..................     --               196
               2001..................     --                44
               2002..................     --                22
               Thereafter............     --             --
                                        --------      ----------
                                             99         $  749
                                                      ==========
Less -- Amount representing
  interest...........................         6
                                        --------
Less -- Amounts due within one
  year...............................        93
                                        --------
                                         $--
                                        ========

     Total rent expense under operating leases was approximately $514 and $489 in 1997 and 1996, respectively.

8.  STOCK PURCHASE AGREEMENTS

     Independent has an agreement to repurchase at the option of the shareholders / employees all of its common stock upon their death or termination of employment due to disability. In addition, upon termination of a shareholder / employee for reasons other than disability or death, Independent has the option to purchase all the common stock held by the shareholder / employee. The purchase price is based upon a formula.

     In addition, should a shareholder/employee receive an offer to buy their stock from a third-party, Independent has the right of first refusal to purchase the stock at the third-party offer price.

9.  SUBSEQUENT EVENT

     On January 7, 1998, the shareholders sold all of their stock in Independent to Metals USA, Inc.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Pacific Metal Company
Portland, Oregon

     We have audited the accompanying consolidated balance sheets of Pacific Metal Company and Subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pacific Metal Company and Subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

     As described in Note 14 to the financial statements, the Company has restated its financial statements to correct an error in accounting for stock appreciation rights.

PERKINS & COMPANY, P.C.

Portland, Oregon
February 11, 1998, except for Note 15 as to which the date is March 3, 1998

                      PACIFIC METAL COMPANY AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

                                        DECEMBER 31,    DECEMBER 31,
                                            1996            1997
                                        ------------    ------------
               ASSETS
Current assets:
     Cash............................     $    255        $ --
     Trade accounts and notes
      receivable, net of allowance of
      $185 and $88...................        6,551           7,335
     Inventories.....................       11,589          10,634
     Refundable income taxes.........          110             124
     Prepaid expenses................          118             148
     Deferred income taxes...........          915           1,360
                                        ------------    ------------
          Total current assets.......       19,538          19,601
Property and equipment, net..........        5,312           5,344
Other assets.........................           90              56
                                        ------------    ------------
          Total assets...............     $ 24,940        $ 25,001
                                        ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Revolving line-of-credit........     $  7,050        $  5,327
     Checks drawn in excess of
      deposits.......................          301              95
     Current portion of long-term
      debt...........................          426             430
     Accounts payable................        5,049           4,921
     Accrued liabilities.............        2,294           4,015
                                        ------------    ------------
          Total current
             liabilities.............       15,120          14,788
Long-term debt, net of current
  portion............................        2,971           2,541
Deferred income taxes................          465             577
Other long-term liabilities..........           12          --
                                        ------------    ------------
          Total liabilities..........       18,568          17,906
Commitments and contingencies........
Stockholders' equity:
     Common stock, $1 par value,
      500,000 shares authorized,
      177,250 shares issued and
      outstanding....................          177             177
     Additional paid-in capital......          269             308
     Unearned ESOP compensation......         (264)           (209)
     Retained earnings...............        6,190           6,819
                                        ------------    ------------
          Total stockholders'
             equity..................        6,372           7,095
                                        ------------    ------------
          Total liabilities and
             stockholders' equity....     $ 24,940        $ 25,001
                                        ============    ============

  The accompanying notes are an integral part of these consolidated financial statements.

                      PACIFIC METAL COMPANY AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF INCOME
                           (IN THOUSANDS OF DOLLARS)

                                         YEAR ENDED      YEAR ENDED
                                        DECEMBER 31,    DECEMBER 31,
                                            1996            1997
                                        ------------    ------------
Net sales............................     $ 84,261        $ 85,920
Operating costs and expenses:
     Costs of sales..................       65,236          66,605
     Operating and delivery..........        6,333           6,465
     Selling, general and
      administrative.................        8,870          10,367
     Depreciation and amortization...          710             812
                                        ------------    ------------
Operating income.....................        3,112           1,671
Other (income) expense:
     Interest expense................          843             679
     Other, net......................         (336)           (274)
                                        ------------    ------------
                                               507             405
                                        ------------    ------------
Income before income taxes...........        2,605           1,266
Provision for income taxes...........        1,008             464
                                        ------------    ------------
Net income...........................     $  1,597        $    802
                                        ============    ============

  The accompanying notes are an integral part of these consolidated financial statements.

                      PACIFIC METAL COMPANY AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

                                           COMMON STOCK       ADDITIONAL       UNEARNED                        TOTAL
                                        ------------------      PAID-IN          ESOP         RETAINED     STOCKHOLDERS'
                                        SHARES     AMOUNT       CAPITAL      COMPENSATION     EARNINGS        EQUITY
                                        -------    -------    -----------    -------------    ---------    -------------
BALANCE, as previously reported at
  December 31, 1995..................   174,900     $ 175        $ 169          $  (538)       $ 5,411        $ 5,217
     Prior-period
       adjustments -- error in
       accounting for stock
       appreciation rights...........     --         --          --              --               (646)          (646)
                                        -------    -------    -----------    -------------    ---------    -------------
BALANCE, as restated at December 31,
  1995...............................   174,900       175          169             (538)         4,765          4,571
     Stock options exercised.........     2,350         2           83           --              --                85
     Increase in average fair value
       of ESOT shares allocated......     --         --             17           --              --                17
     Dividends declared..............     --         --          --              --               (177)          (177)
     Dividends on unallocated ESOT
       shares expensed...............     --         --          --              --                  5              5
     Payments made toward principal
       of ESOT obligation............     --         --          --                 274          --               274
     Net income......................     --         --          --              --              1,597          1,597
                                        -------    -------    -----------    -------------    ---------    -------------
BALANCE, December 31, 1996...........   177,250       177          269             (264)         6,190          6,372
     Increase in average fair value
       of ESOT shares allocated......     --         --             39           --              --                39
     Dividends declared..............     --         --          --              --               (177)          (177)
     Dividends on unallocated ESOT
       shares expensed...............     --         --          --              --                  4              4
     Payments made toward principal
       of ESOT obligation............     --         --          --                  55          --                55
     Net income......................     --         --          --              --                802            802
                                        -------    -------    -----------    -------------    ---------    -------------
BALANCE, December 31, 1997...........   177,250     $ 177        $ 308          $  (209)       $ 6,819        $ 7,095
                                        =======    =======    ===========    =============    =========    =============

  The accompanying notes are an integral part of these consolidated financial statements.

                      PACIFIC METAL COMPANY AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                         YEAR ENDED      YEAR ENDED
                                        DECEMBER 31,    DECEMBER 31,
                                            1996            1997
                                        ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................     $  1,597        $    802
  Adjustments to reconcile net income
   to net cash provided in operating
   activities:
     Provision for bad debts.........          174              47
     Depreciation and amortization...          710             812
     (Gain) loss on sale of
     equipment.......................          (98)              8
     Deferred income taxes...........           37            (332)
     Dividends accrued on unallocated
     ESOT shares.....................            5               4
     Increase in average value of
     ESOT shares allocated...........           17              39
     Deferred compensation...........          (11)            (12)
     Changes in operating assets and
     liabilities:
       Trade accounts and notes
       receivable....................          296            (832)
       Refundable income taxes.......          (22)            (14)
       Inventories...................        1,349             955
       Prepaid expenses..............           43             (30)
       Accounts payable..............          323            (128)
       Accrued liabilities...........          226           1,721
                                        ------------    ------------
               Net cash provided by
                   operating
                   activities........        4,646           3,040
                                        ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and
   equipment.........................          141              23
  Purchase of property and
   equipment.........................       (1,491)           (875)
  Other assets.......................          (38)             34
                                        ------------    ------------
               Net cash used in
                   investing
                   activities........       (1,388)           (818)
                                        ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of revolving
   line-of-credit, net...............       (2,825)         (1,723)
  Net change in checks drawn in
   excess of deposits................         (553)           (205)
  Borrowings on long-term notes......          553          --
  Repayment of long-term notes.......         (196)           (350)
  Payment of lease obligations.......          (20)            (22)
  Proceeds from stock options
   exercised.........................           85          --
  Dividends paid.....................          (87)           (177)
                                        ------------    ------------
               Net cash used in
                   financing
                   activities........       (3,043)         (2,477)
                                        ------------    ------------
NET INCREASE (DECREASE) IN CASH......          215            (255)
CASH, beginning of period............           40             255
                                        ------------    ------------
CASH, end of period..................     $    255        $ --
                                        ============    ============
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for --
     Interest........................     $    865        $    673
     Income taxes....................          993             810
  Noncash activities --
     Reduction in unearned ESOP
     compensation....................          274              55
     Dividends declared..............          177             177

  The accompanying notes are an integral part of these consolidated financial statements.

                      PACIFIC METAL COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

1.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of Pacific Metal Company and its wholly owned subidiary PMCC, Inc., dba Pacific Metal, which are collectively referred to as "Pacific Metal." All material intercompany balances and transactions have been eliminated in consolidation. Pacific Metal operates metal service centers distributing principally flat rolled, common alloy aluminum and steel from seven branch locations in Oregon, Washington, Idaho, Montana and California. The products are used predominately in construction, precision fabrication and in the manufacturing of trucks and trailers, consumer durables, and machinery and equipment. As a distributor, Pacific Metal has the ability to select from many alternate sources of supply for its products.

    USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of net sales and expenses during the reporting period. Actual results could differ from those estimates.

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     INVENTORIES -- Inventories are stated at the lower of cost or market using principally the last-in, first-out ("LIFO") method.

     PROPERTY AND EQUIPMENT -- Property and equipment is stated at cost less accumulated depreciation and amortization. For financial reporting purposes, the costs of property and equipment are depreciated over the estimated useful lives of the assets using the declining-balance and straight-line methods. Capital leases are amortized over the lease term.

     FAIR VALUE OF FINANCIAL INSTRUMENTS -- The carrying amount of notes receivable approximates fair value at the applicable balance sheet dates. The fair value of the notes was based on expected cash flows discounted using current rates at which similar loans would be made to borrowers with similar credit ratings. The carrying amount of the revolving line-of-credit and long-term debt approximate fair value at the applicable balance sheet dates. The fair value of the line-of-credit and long-term debt are estimated based on interest rates for the same or similar debt offered to Pacific Metal having the same or similar maturities and collateral requirements.

     CONCENTRATIONS OF CREDIT RISK -- Financial instruments, which potentially subject Pacific Metal to concentrations of credit risk, consist principally of cash deposits, trade accounts and notes receivable. Pacific Metal places its cash principally with one large financial institution with balances in excess of Federal Deposit Insurance Corporation limits. Concentrations of credit risk with respect to trade accounts are within the machinists and fabricators, industrial/commercial contractors and transportation equipment manufacturers industries. Generally, credit is extended once appropriate credit history and references have been obtained. Adjustments to the allowance for doubtful accounts are made periodically (as circumstances warrant) based upon the expected collectibility of all such accounts. Pacific Metal periodically reviews the credit history of its customers and generally does not require collateral for the extension of credit.

     INCOME TAXES -- Pacific Metal accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, ACCOUNTING FOR INCOME TAXES. Under SFAS No. 109, deferred income taxes are recognized for the future tax consequences of differences between tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable

                      PACIFIC METAL COMPANY AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)
to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense represents the amount of taxes payable and the applicable changes in deferred tax assets and liabilities.

     ADVERTISING COSTS -- Pacific Metal expenses advertising costs as incurred.

     RECENT ACCOUNTING PRONOUNCEMENTS -- The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF in March 1995. SFAS 121 requires that long-lived assets and certain intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Pacific Metal adopted SFAS 121 on January 1, 1996. The impact of adopting this standard did not have a material impact on the results of operations.

     SFAS No. 123, ACCOUNTING FOR STOCK BASED COMPENSATION, allows entities to choose between a new fair value based method of accounting for employee stock options or similar equity instruments and the current intrinsic, value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB No. 25"). Pacific Metal has elected to follow APB No. 25 in accounting for its employee stock options. Under APB No. 25, no compensation expense is recognized when the exercise price of options equals the fair market value of the stock on the date of grant.

2.  INVENTORIES

     Inventories consist of the following:

                                        DECEMBER 31,    DECEMBER 31,
                                            1996            1997
                                        ------------    ------------
Aluminum products....................     $  8,437        $  8,338
Cargon plates and sheets.............        6,167           5,618
Carbon tubular products..............           99              24
Rolled finished bars/shapes..........          210               2
Stainless steel products.............          319             277
Other................................          745             808
Less -- LIFO reserve.................       (4,388)         (4,433)
                                        ------------    ------------
     Total...........................     $ 11,589        $ 10,634
                                        ============    ============

     The replacement cost of Pacific Metal's inventory exceeds the historical cost of the inventory, computed using LIFO the method of valuation, as reported in the accompanying financial statements. If the average cost method had been used for all inventories, the carrying value would have been $15,977 and $15,067 at December 31, 1996 and December 31, 1997, respectively. Additionally, net income would have been $955 and $829 for the years ended December 31, 1996 and December 31, 1997, respectively.

                      PACIFIC METAL COMPANY AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

3.  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                        DECEMBER 31,    DECEMBER 31,
                                            1996            1997
                                        ------------    ------------
Land.................................     $    353        $    353
Buildings and improvements...........        3,272           3,731
Machinery and equipment..............        7,321           7,555
Automobiles and trucks...............          162             193
                                        ------------    ------------
                                            11,108          11,832
Less -- Accumulated depreciation and
  amortization.......................       (5,796)         (6,488)
                                        ------------    ------------
          Total......................     $  5,312        $  5,344
                                        ============    ============

4.  REVOLVING LINE OF CREDIT

     Under a loan agreement dated as May 31, 1996, maturing April 30, 1998, and as subsequently amended, Pacific Metal has a revolving line-of credit of $10,000. At Pacific Metal's option, funds are borrowed at either the bank's prime rate or the London Interbank Offered Rate (LIBOR) plus 1.65%. At December 31, 1997, the bank's prime rate was 8.5%, and the LIBOR rate was 6.75%. Pacific Metal's advances against the line of credit are limited to 80% of its qualified accounts receivable and the lesser of 50% of its qualified inventory or $6,500.

     Under the credit agreement, which includes the term loan (See Note 5), inventory, accounts receivable and equipment are pledged as collateral. Also, the agreement contains provisions, among others, requiring the maintenance of certain levels of working capital, tangible net worth and cash flow.

5.  LONG-TERM DEBT

     Long-term debt consists of the following:

                                        DECEMBER 31,    DECEMBER 31,
                                            1996            1997
                                        ------------    ------------
Note payable to U.S. Bank through
  June 2001 consisting of monthly
  principal payments of $25 plus
  accrued interest. For the period
  June, 1, 1996 to May 31, 2000,
  interest is accrued at the Index
  rate (8.5%) on the principal
  balance of $300. Interest is
  accrued at the Fixed Interest Rate
  (2.12% over the constant maturity
  auction average for One-year U.S.
  Treasury Bills (5.66% until June 1,
  1998)) on the remaining principal
  balance. For the period June 1,
  2000 until paid in full, interest
  is accrued at the Index rate on the
  remaining principal balance (See
  Note 4)............................      $1,350          $1,050
Mortgage notes payable to U.S. Bank
  through 2003 in monthly
  installments of $16, including
  interest at 8.25%. Property with a
  book value of $926 is subject to
  the mortgage.......................       1,739           1,689
Guaranteed ESOP debt due in
  decreasing annual installments
  through 2002 at an average interst
  rate of 7.61% (Note 10)............         264             209
Capital lease obligation (Note 8)....          44              23
                                        ------------    ------------
                                            3,397           2,971
Less current portion.................         426             430
                                        ------------    ------------
                                           $2,971          $2,541
                                        ============    ============

                      PACIFIC METAL COMPANY AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     As of December 31, 1997, future maturities of long-term debt for the next five years, exclusive of capital lease obligations, are as follows:

1998.................................  $     407
1999.................................        412
2000.................................        418
2001.................................        272
2002.................................         78

6.  DETAIL OF ACCRUED LIABILITIES

     Accrued liabilities consist of the following:

                                        DECEMBER 31,    DECEMBER 31,
                                            1996            1997
                                        ------------    ------------
Accrued salaries and benefits........      $  701          $1,074
Accrued stock appreciation rights....       1,380           2,728
Accrued property and sales taxes.....          36              36
Other................................         177             177
                                        ------------    ------------
                                           $2,294          $4,015
                                        ============    ============

7.  DEFERRED COMPENSATION

     Pacific Metal has agreements with three retired management personnel which provided for their employment until retirement and a monthly payment thereafter for specified periods of time. All of the agreements provide that if the employee dies before he has received retirement payments of $50 (except for one person for whom the payments must exceed $75), his surviving spouse shall receive the unpaid balance thereof in monthly installments. The estimated liability under this agreement has been charged to expense over the period of employment ending with the retirement date of each employee. These agreements resulted in a charge to income of $22 for each of the years ended December 31, 1996 and 1997.

8.  COMMITMENTS

     Pacific Metal leases land and buildings under long-term lease agreements classified as operating leases. The lease for its Portland, Oregon distribution facilities expires in 2001 with one five-year option for renewal. The lease is subject to adjustment to fair market value rates, as defined, but not less than the initial annual rental of $378. Leases for two branch warehouse locations expire in 1998 and 2001. Pacific Metal also leases automobiles, trucks, warehouse and office equipment under operating leases expiring through 2002.

     Pacific Metal has a capital lease for equipment. The amortization of this lease had been included in depreciation expense. Cost and accumulated amortization was $143 and $120, respectively, at December 31, 1996 and $143 and $143, respectively, at December 31, 1997.

                      PACIFIC METAL COMPANY AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     The following is a schedule, by years, of future minimum lease payments under leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 1997, and the present value of net minimum lease payments under the capital lease which is carried as a liability as of December 31, 1997:

                                                         OPERATING
                                        CAPITAL LEASE     LEASES
                                        -------------    ---------
Year ending December 31,
1998.................................       $  23         $   930
1999.................................      --                 879
2000.................................      --                 796
2001.................................      --                 499
2002.................................      --                 109
Thereafter...........................      --                  74
                                        -------------    ---------
Total minimum payments required......          23         $ 3,287
                                                         =========
Less amount representing interest....      --
                                        -------------
Present value of minimum payments....       $  23
                                        =============

     The total rental expense for all operating leases amounted to approximately $1,300 and $1,234 for the years ended December 31, 1996 and 1997, respectively.

     Pacific Metal, as lessor, leases portions of its distribution facility in Medford, Oregon. The facility is leased on a noncancelable operating lease. The lease was renewed July 1997 and expires in June 2000 with total minimum future rentals of $90 at December 31, 1997.

     Pacific Metal's warehouse employees and truck drivers at its Seattle, Washington branch, comprising approximately 15% of the Company's employees, are subject to collective bargaining agreements between the Company and the International Brotherhood of Teamsters. The agreements are negotiated every three years and were last negotiated on April 30, 1997.

9.  INCOME TAXES

     The provision for income taxes consists of the following:

                                         YEAR ENDED        YEAR ENDED
                                        DECEMBER 31,      DECEMBER 31,
                                            1996              1997
                                        ------------      ------------
Federal --
     Current.........................      $  823            $  684
     Deferred........................          47              (294)
                                        ------------      ------------
                                              870               390
State --
     Current.........................         148               112
     Deferred........................         (10)              (38)
                                        ------------      ------------
                                              138                74
                                        ------------      ------------
               Total provision.......      $1,008            $  464
                                        ============      ============

                      PACIFIC METAL COMPANY AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     The provision for income taxes differs from an amount computed at statutory rates as follows:

                                         YEAR ENDED        YEAR ENDED
                                        DECEMBER 31,      DECEMBER 31,
                                            1996              1997
                                        ------------      ------------
Federal income tax at statutory
  rates..............................      $  886            $  430
State income taxes, net of federal
  income tax benefit.................          86                41
Nondeductible expenses and other,
  net................................          36                (7)
                                        ------------      ------------
                                           $1,008            $  464
                                        ============      ============

     The significant items giving rise to the deferred tax assets (liabilities) are as follows:

                                        DECEMBER 31,      DECEMBER 31,
                                            1996              1997
                                        ------------      ------------
Deferred tax assets --
     Allowance for doubtful
       accounts......................      $   71            $   34
     Uniform capitalization of
       inventory.....................         220               194
     Deferred compensation...........           9                 5
     Accrued liabilities.............         616             1,130
     Other...........................           7                 2
                                        ------------      ------------
               Total deferred tax
                  assets.............         923             1,365
                                        ------------      ------------
Deferred tax liabilities --
     Property and equipment..........        (473)             (582)
                                        ------------      ------------
               Total deferred tax
                  liabilities........        (473)             (582)
                                        ------------      ------------
               Net deferred tax
                  assets.............      $  450            $  783
                                        ============      ============

10.  EMPLOYEE BENEFIT PLANS

     Pacific Metal sponsors a leveraged Employee Stock Ownership Plan ("ESOP") that covers employees with more than one year of service and whose employment is not covered by a collective bargaining agreement. An Employee Stock Ownership Trust ("ESOT") was established in 1984 to fund the ESOP by obtaining financing to acquire shares of common stock.

     In 1994, the ESOT acquired 7,320 shares of common stock for $371 with the proceeds of a $384 loan from Centennial Bank of Eugene. The loan is payable through 2001 in monthly installments of $4 plus interest at the bank's prime rate (8.25% at December 31, 1996) plus .75%. Pacific Metal has guaranteed the repayment of the loans to the ESOT. Under the guarantee agreement, Pacific Metal is obligated to make contributions to the ESOT to enable it to make similar payments against the bank loans and, therefore, the unpaid balance is recorded as long-term debt. An unearned ESOP compensation amount has been reported as an offset to stockholder's equity of the same amount.

     The ESOT regularly issues notes for shares repurchased from certain former employees of Pacific Metal. Repurchase notes outstanding as of December 31, 1996 amounted to $3 and were repaid in full during 1997. For 1996, this additional ESOT obligation has been recorded as long-term debt with stockholders' equity offset by the same amount.

     Pacific Metal's contributions are determined annually by the Board of Directors, but are not less than the amount necessary to enable the ESOT to make its regularly scheduled payments of principal and interest due on its term loans plus an amount sufficient to enable the ESOT to repurchase stock from terminated

                      PACIFIC METAL COMPANY AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

ESOP participants to the extent not funded by the ESOT. Shares are allocated to participants ratably over the life of the ESOT loans.

     Dividends on allocated shares of the ESOT are paid to participants and are reported as a reduction of retained earnings. Dividends on unallocated shares are reported as compensation expense.

     Compensation expense for shares acquired prior to January 1, 1994 is determined based on Pacific Metal's contributions to the ESOT. For shares acquired after December 31, 1993, Pacific Metal measures compensation expense in accordance with Statement of Position 93-6 of the Accounting Standards Division of the American Institute of Certified Public Accountants, which requires compensation expense to be measured using the fair market value of the shares when allocated to participants.

     Selected financial data pertaining to the ESOT is as follows:

                                         YEAR ENDED        YEAR ENDED
                                        DECEMBER 31,      DECEMBER 31,
                                            1996              1997
                                        ------------      ------------
Contributions........................      $  595            $  554
Dividends on unallocated shares
  reported as expense................           5                 4
Increase in average fair value of
  ESOT shares allocated..............          17                39
                                        ------------      ------------
Total ESOP expense...................      $  617            $  597
                                        ============      ============
Interest expense (included in ESOP
  expense above).....................      $   32            $   22
                                        ============      ============

                                        DECEMBER 31,    DECEMBER 31,
                                            1996            1997
                                        ------------    ------------
Allocated shares.....................      118,562         119,681
Unallocated shares, accounted for
  under SOP 93-6.....................        5,213           4,119
                                        ------------    ------------
Total ESOT shares....................      123,775         123,800
                                        ============    ============
Fair value of unallocated ESOT shares
  accounted for under
  SOP 93-6...........................     $    354        $    419
Fair value of allocated ESOT shares
  subject to repurchase by
  the Company........................     $  8,062        $ 12,184

     As of December 31, 1996, the fair value of the ESOT shares subject to repurchase by Pacific Metal represents the best estimate of the fair value of Pacific Metal continuing to operate as an independent entity. As a result of the contemplated merger with Metals USA, Inc., the fair value of the ESOT shares is based upon the proposed transaction price. If this transaction is not completed, the ultimate fair value may be different.

     Pacific Metal contributed $60 and $64 in 1996 and 1997, respectively, to a multi-employer pension plan for a portion of its employees covered by a collective bargaining agreement.

11.  STOCK OPTIONS

     Pacific Metal's non-qualified stock option plan provides for the issuance of stock options to key executive employees covering up to 100,000 shares of Pacific Metal's common stock. Any option granted under the plan may include a stock appreciation right. A stock appreciation right ("SAR") permits the optionee to receive cash in an amount equal to the excess of the fair market value per share of the common stock at the date the right is exercised over the option price per share of the option exercised.

     Options to purchase shares of Pacific Metal's common stock, together with an equivalent number of SARs, have been granted to four employees, and these options become exercisable in two installments and

                      PACIFIC METAL COMPANY AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

expire ten years after the date of grant. The first installment was effective January 1, 1989 and grants options to purchase 24,970 shares of common stock at a purchase price of $35 per share. The second installment was effective December 31, 1989 and grants options to purchase 25,000 shares of common stock at a purchase price of $43 per share.

     The number of shares which may be purchased under these options will automatically be changed to reflect any subsequent stock split, merger, consolidation, reorganization, recapitalization or other event affecting the outstanding common stock of Pacific Metal.

     Upon exercise of stock options, Pacific Metal receives cash equal to the number of options exercised multiplied by the per share option price. Common stock is credited for the par value of the shares issued and additional paid-in capital is credited for an amount equal to the option price of the shares issued, less the amount credited to common stock. The difference between any increase and decrease in the fair market value of the SARs and the option price is recorded currently in the consolidated statement of income. For 1996, the fair market value of the SARs represents Pacific Metal's best estimate of the fair value of Pacific Metal continuing to operate as an independent entity. In 1997, the fair value of the SARs is based upon the proposed transaction price with Metals USA, Inc. Compensation expense in connection with the SARs amounted to $381 and $1,348 for the years ended December 31, 1996 and 1997, respectively.

     A summary of stock option activity is as follows:

                                          NUMBER OF
                                        SHARES UNDER       AVERAGE
                                           OPTION           PRICE
                                        -------------      --------
Balance at December 31, 1995.........       46,100          $39.29
Exercised in 1996....................       (2,350)         $36.19
                                        -------------
Balance at December 31, 1996.........       43,750          $39.45
Exercised in 1997....................       --               --
                                        -------------
Balance at December 31, 1997.........       43,750          $39.45
                                        =============

     At December 31, 1996 and 1997 there were 19,400 options and SARs exercisable at $35 per share and 24,350 options and SARs exercisable at $43 per share. All of these options are fully vested.

12.  RELATED PARTY TRANSACTION

     Included in trade accounts and notes receivable at December 31, 1997 is a note receivable from an officer of Pacific Metal for $250. This note bears interest at Pacific Metal's line-of-credit rate plus 1% and is due May 12, 1998.

13.  EXCHANGE OF LAND AND BUILDING

     Pacific Metal constructed a new facility in Eugene, Oregon, which was completed in 1996. A portion of the new land and building was obtained through an exchange of the previous facility in Eugene which had a book value of $105 and a fair value of $600. Pacific Metal incurred additional costs of $771 in 1996. The new facility has been recorded in the amount of $876, which represents the book value of the land and building exchanged, plus the additional costs incurred in 1996.

                      PACIFIC METAL COMPANY AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

14.  PRIOR PERIOD ADJUSTMENT

     The accompanying financial statements for 1996 have been restated to correct an error in accounting for SARs. Previously, Pacific Metal recognized compensation expense when the SARs were exercised because Pacific Metal did not expect a significant number of the related stock options to be exercised. The financial statements have been restated to accrue compensation expense as the fair market value of Pacific Metal's stock exceeds the exercise price of the related options. The effect of the restatement was to decrease net income for 1996 by $205, net of an income tax benefit of $128. Retained earnings at December 31, 1995 has been adjusted for the effects of the restatement on prior years.

15.  SUBSEQUENT EVENT

     Pacific Metal and its stockholders entered into a definitive merger agreement with Metals USA, Inc. on March 3, 1998, pursuant to which all of Pacific Metal's outstanding shares of common stock were exchanged for cash and shares of Metals USA, Inc. common stock. The agreement contemplates that the transaction will be accounted for using the purchase method.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Fullerton Industries, Inc.

     We have audited the accompanying consolidated balance sheets of Fullerton Industries, Inc. and Subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Fullerton Industries, Inc. and Subsidiaries at December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                         ERNST & YOUNG LLP

January 23, 1998, except for Note 10,
for which the date is April 17, 1998
Chicago, Illinois

                           FULLERTON INDUSTRIES, INC.
                          CONSOLIDATED BALANCE SHEETS
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

                                           DECEMBER 31,
                                       --------------------
                                         1997       1996
                                       ---------  ---------
               ASSETS
Current assets:
     Cash............................  $   2,670  $   1,885
     Accounts receivable, less
      allowance for doubtful accounts
      of $250........................      8,851      7,662
     Inventories, net................      8,389      8,627
     Other current assets............        384        454
                                       ---------  ---------
          Total current assets.......     20,294     18,628
Property plant and equipment, at
  cost:
     Land............................        623        623
     Building........................      3,199      3,199
     Machinery and equipment.........      8,623      8,412
     Furniture and fixtures..........        556        548
                                       ---------  ---------
                                          13,001     12,782
     Less: Accumulated depreciation
      and amortization...............      9,532      8,944
                                       ---------  ---------
Net property, plant and equipment....      3,469      3,838
                                       ---------  ---------
Other assets:
     Deposits and other..............        198        198
     Cash value of life insurance,
      less policy loans of $121......         27         30
                                       ---------  ---------
          Total assets...............  $  23,988  $  22,694
                                       =========  =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Current portion of long-term
      portion........................  $     200  $     184
     Accounts payable................      4,156      4,890
     Accrued expenses................      1,239      1,022
     Accrued income taxes............        347        301
                                       ---------  ---------
          Total current
             liabilities.............      5,942      6,397
Long-term obligations, less current
  portion............................      9,678      8,807
Deferred income taxes................        271        422
Stockholders' equity:
     7% noncumulative voting
      preferred stock, $10 par
      value -- 150,000 shares
      authorized, 81,277.89 shares
      issued and outstanding.........        813        813
     Common stock, $100 par
      value -- 15,000 shares
      authorized, 6,617.21 shares
      issued.........................        662        662
     Retained earnings...............      8,504      7,475
                                       ---------  ---------
                                           9,979      8,950
     Less: Cost of 1,474.94 shares of
      common stock in treasury.......      1,882      1,882
                                       ---------  ---------
          Total stockholders'
             equity..................      8,097      7,068
                                       ---------  ---------
          Total liabilities and
             stockholders' equity....  $  23,988  $  22,694
                                       =========  =========

                See notes to consolidated financial statements.

                           FULLERTON INDUSTRIES, INC.
                       CONSOLIDATED STATEMENTS OF INCOME
                           (IN THOUSANDS OF DOLLARS)

                                       YEAR ENDED DECEMBER 31
                                       ----------------------
                                          1997        1996
                                       ----------  ----------
Net sales............................  $  101,007  $   92,443
Costs and expenses:
     Cost of sales...................      83,612      76,508
     Operating and delivery..........       7,905       7,045
     Selling, general and
      administrative expenses........       6,386       5,720
     Depreciation and amortization...         588         599
                                       ----------  ----------
     Operating income................       2,516       2,571
Other expense:
     Interest expense................         714         755
     Other income....................         (20)        (76)
                                       ----------  ----------
Income before income taxes...........       1,822       1,892
Provision for income taxes...........        (793)       (830)
                                       ----------  ----------
Net income...........................  $    1,029  $    1,062
                                       ==========  ==========

                See notes to consolidated financial statements.

                           FULLERTON INDUSTRIES, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                           (IN THOUSANDS OF DOLLARS)

                                        PREFERRED    COMMON     RETAINED     TREASURY
                                          STOCK       STOCK     EARNINGS       STOCK      TOTAL
                                        ---------    -------    ---------    ---------    ------
BALANCE, December 31, 1995...........     $ 813       $ 662      $ 6,413      $ (1,882)   $6,006
     Net income......................     --           --          1,062        --         1,062
                                        ---------    -------    ---------    ---------    ------
BALANCE, December 31, 1996...........       813         662        7,475        (1,882)    7,068
     Net income......................     --           --          1,029        --         1,029
                                        ---------    -------    ---------    ---------    ------
BALANCE, December 31, 1997...........     $ 813       $ 662      $ 8,504      $ (1,882)   $8,097
                                        =========    =======    =========    =========    ======

                See notes to consolidated financial statements.

                           FULLERTON INDUSTRIES, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                       YEAR ENDED DECEMBER
                                                31
                                       --------------------
                                         1997       1996
                                       ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income...........................  $   1,029  $   1,062
Adjustments to reconcile net income
  to net cash provided by
  operating activities:
     Depreciation and amortization...        588        599
     Deferred compensation...........         71         60
     Loss on sale of land and
      equipment......................     --              4
     Deferred income taxes...........       (151)      (140)
Changes in operating capital:
     Accounts receivable.............     (1,189)     1,977
     Inventories.....................        238       (796)
     Other current assets............         70        228
     Accounts payable................       (734)       276
     Accrued expenses................        217         41
     Accrued income taxes............         46       (155)
                                       ---------  ---------
          Net cash provided by
             operating activities....        185      3,156
                                       ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures.................       (219)      (198)
                                       ---------  ---------
          Net cash used in investing
             activities..............       (219)      (198)
                                       ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Payment of long-term obligations.....       (184)      (186)
Proceeds (repayments) of notes
  payable, net.......................      1,000     (2,000)
Change in cash value of life
  insurance..........................          3         (9)
                                       ---------  ---------
          Net cash provided by (used
             in) financing
             activities..............        819     (2,195)
                                       ---------  ---------
NET INCREASE IN CASH.................        785        763
CASH, BEGINNING OF YEAR..............      1,885      1,122
                                       ---------  ---------
CASH, END OF YEAR....................  $   2,670  $   1,885
                                       =========  =========

                See notes to consolidated financial statements.

                           FULLERTON INDUSTRIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (IN THOUSANDS OF DOLLARS)

1.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of Fullerton Industries, Inc. and its wholly-owned subsidiary Fullerton Metals Co., which are collectively referred to as "Fullerton." All significiant intercompany transactions have been eliminated. Fullerton is a flat rolled processor of carbon steel, stainless steel and specialty metal, including copper, brass, and aluminum, with operations in Northbrook, Illinois. Principal customers include consumer durable goods manufacturers and the household appliance and automotive industries. Fullerton's market areas are concentrated in the midwestern United States.

    USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    INVENTORIES

     Inventories are valued at the lower of cost or market. Fullerton determines cost based on the LIFO (last in, first out) method.

    PROPERTY, PLANT, AND EQUIPMENT

     Property, plant, and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the respective assets
(building -- 40 years; other property and equipment -- 5 to 12 years) generally using the straight-line method.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of the long-term debt is estimated based on interest rates for debt offered to Fullerton having similar remaining maturities and collateral requirements. The carrying amounts of long-term debt approximate fair value at the applicable balance sheet dates.

    CONCENTRATION OF CREDIT RISK

     Financial instruments, which potentially subject Fullerton to concentrations of credit risk, consist principally of cash deposits and, trade account receivables. Fullerton places its cash with several financial institutions limiting the amount of credit exposure to any one financial institution. Concentrations of credit risk with respect to trade accounts receivable are within the midwest and Great Lakes regions of the United States. Fullerton had a credit risk concentration as one customer accounted for 12.3% of accounts receivable at December 31, 1997. For the years ended December 31, 1997 and 1996, 11.1%, and 12.8%, respectively, of net sales were to a single customer. Management performs ongoing credit evaluations of its customers and provides allowances as deemed necessary. Credit is extended once appropriate credit history and references have been obtained. Adjustments to the allowance for doubtful accounts are made periodically (as circumstances warrant) based upon the expected collectibility of all such accounts. Fullerton periodically reviews the credit history of its customers and generally does not require collateral for the extension of credit.

                           FULLERTON INDUSTRIES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           (IN THOUSANDS OF DOLLARS)

2.  TRANSACTIONS WITH AFFILIATES

     Fullerton leases certain equipment from entities controlled by the company's principal stockholders under operating leases with month-to-month terms ($941 and $917 paid in 1997 and 1996, respectively).

     Leases with affiliates are generally extended after the expiration of the initial lease period, and at December 31, 1997, affiliated lessors held $191 of lease deposits.

3.  INVENTORIES

     The current cost of inventories if determined by the average cost method would have been approximately $6,512 and $6,727 greater than that determined by the LIFO method at December 31, 1997 and 1996, respectively.

4.  LONG-TERM OBLIGATIONS AND NOTES PAYABLE TO BANKS

     Long-term obligations at December 31 consist of the following:

                                         1997       1996
                                       ---------  ---------
Notes payable to banks; interest
  ranging from 6.75% to 7.29%........  $   8,000  $   7,000
Subordinated notes payable to former
  shareholders, payable in monthly
  installments (including interest at
  8 1/4%) of $26 to November 2004....      1,543      1,724
Deferred compensation, discounted at
  various rates......................        335        267
                                       ---------  ---------
                                           9,878      8,991
Less: Current portion................        200        184
                                       ---------  ---------
                                       $   9,678  $   8,807
                                       =========  =========

     Annual maturities of long-term obligations, excluding notes payable to banks, are $200 in 1998; $217 in 1999; $235 in 2000; $252 in 2001; $274 in 2002;
and $700 thereafter.

     Loan agreements with two banks, as amended, provide for unsecured borrowings of $10,000 and expire March 31, 1999. During 1996, the company entered into a three-year interest rate swap agreement (the "Swap") for $3,000 of the loan facility. The Swap, which expires on March 31, 1999, fixes the interest rate at 7.29%.

     As part of the loan agreement and subordinated notes payable to former shareholders, certain financial covenants are required to be maintained including limitations on dividends. The subordinated notes are collateralized by the treasury stock.

     Cash payments for interest were $718 and $813 in 1997 and 1996, respectively.

                           FULLERTON INDUSTRIES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           (IN THOUSANDS OF DOLLARS)

5.  INCOME TAXES

     Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     Significant components of deferred income tax liabilities and assets at December 31 are as follows:

                                         1997       1996
                                       ---------  ---------
Deferred tax liabilities:
     Tax over book depreciation......  $     580  $     722
                                       ---------  ---------
Total deferred tax liabilities.......  $     580  $     722
                                       =========  =========
Deferred tax assets:
     Allowance for doubtful
      accounts.......................  $      99  $     114
     Deferred compensation...........        132        105
     Other -- Net....................         78         81
                                       ---------  ---------
Total deferred tax assets............  $     309  $     300
                                       =========  =========
Net deferred tax liabilities.........  $     271  $     422
                                       =========  =========

     The income tax provisions for the years ended December 31 are as follows:

                                         1997       1996
                                       ---------  ---------
Current:
     Federal.........................  $     770  $     770
     State...........................        174        200

Deferred:
     Federal.........................       (130)      (117)
     State...........................        (21)       (23)
                                       ---------  ---------
                                       $     793  $     830
                                       =========  =========

     A reconulation of the difference between the federal statutory tax rates and the effective tax rates as a percentage of net income is as follows:

                                            YEAR ENDED
                                           DECEMBER 31,
                                       --------------------
                                         1997       1996
                                       ---------  ---------
U.S. federal statutory rate..........       34.0%      34.0%
State income taxes, net of federal
benefit..............................        5.5        6.2
Other, net...........................        4.0        3.7
                                       ---------  ---------
                                            43.5%      43.9%
                                       =========  =========

     Cash payments for income taxes were $898 and $1,125 in 1997 and 1996, respectively.

                           FULLERTON INDUSTRIES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           (IN THOUSANDS OF DOLLARS)

6.  DESCRIPTION OF LEASING ARRANGEMENTS WITH NONAFFILIATED LESSORS

     Fullerton leases certain equipment and a facility under noncancelable operating leases from nonaffiliated lessors with minimum annual lease payments as follows:

Year ending December 31
     1998............................  $     197
     1999............................        101
     2000............................         64
     2001............................         14
     2002............................          4
                                       ---------
                                       $     380
                                       =========

     Rent expense with nonaffiliated lessors was $504 and $398 in 1997 and 1996, respectively.

7.  EMPLOYEE BENEFIT PLANS

     Fullerton contributes to a Section 401(k) plan covering substantially all employees who are not members of a bargaining unit. Company matching contributions, which are discretionary, to the plan were $34 and $36 in 1997 and 1996, respectively.

     Fullerton contributes to a defined-benefit, multiemployer pension plan under collective bargaining agreements. Contributions to this plan were $134 and $100 in 1997 and 1996, respectively.

8.  COMMITMENTS

     Fullerton periodically uses futures contracts to hedge inventory purchase commitments. Gains and losses are reported as a component of the related transaction. No futures contracts existed at December 31, 1997.

9.  OTHER INFORMATION (UNAUDITED)

    YEAR 2000

     Fullerton has developed a plan to modify its information technololgy to be ready for the year 2000 and has begun converting critical data processing systems. Fullerton currently expects the project to be substantially completed by the end of 1998. Fullerton does not expect this project to have a significant effect on operations or its financial condition.

10.  SUBSEQUENT EVENT

     On April 17, 1998, Metals USA, Inc. purchased all of the issued and outstanding equity securities of Fullerton, through the issuance of common stock and cash pursuant to a definitive merger agreement.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of
The Levinson Steel Company:

We have audited the accompanying balance sheets of The Levinson Steel Company (a Delaware corporation) as of December 31, 1997 and 1996, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Levinson Steel Company as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Pittsburgh, Pennsylvania,
  March 4, 1998
  (except with respect to the
  matter discussed in Note 8,
  as to which the date is
  March 11, 1998)

                           THE LEVINSON STEEL COMPANY
                                 BALANCE SHEETS
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

                                           DECEMBER 31
                                       --------------------
                                         1997       1996
                                       ---------  ---------
               ASSETS
Current assets:
     Cash............................  $       7  $      19
     Accounts receivable, net of
      allowance for doubtful accounts
      of $200,000 and $150,000,
      respectively...................     10,856      6,018
     Inventories.....................     20,459     19,151
     Other current assets............        185        202
                                       ---------  ---------
          Total current assets.......     31,507     25,390
                                       ---------  ---------
Property, plant and equipment:
     Land............................        325        325
     Building and improvements.......      1,333      1,333
     Machinery, equipment and
      fixtures.......................      2,579      2,300
                                       ---------  ---------
                                           4,237      3,958
     Less -- Accumulated
      depreciation...................     (1,540)    (1,267)
                                       ---------  ---------
          Net property, plant and
            equipment................      2,697      2,691
                                       ---------  ---------
Other assets.........................         47         99
                                       ---------  ---------
               Total assets..........  $  34,251  $  28,180
                                       =========  =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Revolving credit facility.......  $  17,783  $  16,408
     Current maturities of long-term
      debt...........................        443        966
     Accounts payable................      2,976      1,940
     Accrued liabilities.............      2,483        964
                                       ---------  ---------
          Total current
            liabilities..............     23,685     20,278
                                       ---------  ---------
Long-term debt, net of current
  maturities.........................        702      1,256
                                       ---------  ---------
          Total liabilities..........     24,387     21,534
                                       ---------  ---------
Commitments
Stockholders' equity:
     Common stock, par value $.10 per
      share -- authorized 1,000
      shares, issued and
      outstanding -- 300 shares as of
      December 31, 1997..............     --             80
     Paid-in capital.................      3,701      8,028
     Retained earnings...............      6,163      2,311
     Treasury stock..................     --         (3,773)
                                       ---------  ---------
          Total stockholders'
            equity...................      9,864      6,646
                                       ---------  ---------
          Total liabilities and
            stockholders' equity.....  $  34,251  $  28,180
                                       =========  =========

        The accompanying notes are an integral part of these statements.

                           THE LEVINSON STEEL COMPANY
                              STATEMENTS OF INCOME
                           (IN THOUSANDS OF DOLLARS)

                                         1997       1996
                                       ---------  ---------
Net sales............................  $  67,923  $  57,121
Costs and expenses:
     Cost of sales...................     48,103     40,362
     Operating and delivery..........      8,813      8,693
     Selling, general and
     administrative..................      4,997      4,450
     Depreciation and amortization...        345        441
                                       ---------  ---------
     Operating income................      5,665      3,175
Other (income) expenses:
     Interest expense................      1,601      1,652
     Other income....................       (988)        90
                                       ---------  ---------
Income before income taxes...........      5,052      1,433
Provision for income taxes...........      1,200         80
                                       ---------  ---------
Net income...........................  $   3,852  $   1,353
                                       =========  =========

        The accompanying notes are an integral part of these statements.

                           THE LEVINSON STEEL COMPANY
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                           (IN THOUSANDS OF DOLLARS)

                                        CAPITAL    PAID-IN    RETAINED       TREASURY
                                         STOCK     CAPITAL    EARNINGS         STOCK          TOTAL
                                        --------   --------   ---------   ---------------   ---------
BALANCE, December 31, 1995...........    $   80     $ 8,028    $    958       $--           $   9,066
     Repurchase of shares............     --          --         --            (3,773)         (3,773)
     Net income......................     --          --          1,353       --                1,353
                                        --------   --------   ---------   ---------------   ---------
BALANCE, December 31, 1996...........        80       8,028       2,311        (3,773)          6,646
     Repurchase of shares............     --          --         --              (634)           (634)
     Recapitalization (Note 5).......       (80)     (4,327)     --             4,407          --
     Net income......................     --          --          3,852       --                3,852
                                        --------   --------   ---------   ---------------   ---------
BALANCE, December 31, 1997...........    $--        $ 3,701    $  6,163       $--           $   9,864
                                        ========   ========   =========   ===============   =========

        The accompanying notes are an integral part of these statements.

                           THE LEVINSON STEEL COMPANY
                            STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                         1997       1996
                                       ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income......................  $   3,852  $   1,353
     Adjustments to reconcile net
      income to net cash provided by
      operating activities --
          Depreciation and
            amortization.............        345        441
          Loss on disposition of
            equipment................         11         57
          Changes in operating assets
            and liabilities --
               Accounts receivable...     (4,838)     2,029
               Inventories...........     (1,309)      (255)
               Other current
                 assets..............         17        (75)
               Accounts payable......      1,037     (1,016)
               Accrued liabilities...      1,519        (94)
               Other liabilities.....     --            (20)
                                       ---------  ---------
               Net cash provided by
                 operating
                 activities..........        634      2,420
                                       ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property, plant and
      equipment......................       (315)      (292)
     Proceeds from sale of
      equipment......................          5        524
                                       ---------  ---------
               Net cash (used in)
                 provided by
                 investing
                 activities..........       (310)       232
                                       ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Net revolving credit facility
      activity.......................      1,375       (430)
     Repayment of debt...............     (1,077)    (1,169)
     Borrowings......................     --          2,731
     Repurchase of shares............       (634)    (3,773)
                                       ---------  ---------
               Net cash used in
                 financing
                 activities..........       (336)    (2,641)
                                       ---------  ---------
NET CHANGE IN CASH...................        (12)        11
CASH, beginning of year..............         19          8
                                       ---------  ---------
CASH, end of year....................  $       7  $      19
                                       =========  =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
          Cash paid for --
               Interest..............  $   1,469  $   1,646
               Income taxes..........        118        250

        The accompanying notes are an integral part of these statements.

                           THE LEVINSON STEEL COMPANY
                         NOTES TO FINANCIAL STATEMENTS
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

1.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

     The Levinson Steel Company ("Levinson") is a distributor of structural steel products and operates five regional service centers with warehouse facilities (Ambridge and York, Pennsylvania; Seekonk, Massachusetts; Camden, New Jersey and Greenville, Kentucky) and two sales offices (Bethlehem, Pennsylvania and Birmingham, Alabama) serving customers throughout the eastern United States.

    USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ACCOUNTS RECEIVABLE

     Levinson grants credit to customers based upon management's assessment of their creditworthiness. Sales to domestic steel fabricators and service centers, original equipment manufacturers and customers in the construction industry account for virtually all of the Levinson trade receivables.

    INVENTORIES

     Inventories are valued at the lower of cost or market. Costs are determined on a weighted moving average basis. Levinson's inventories consist primarily of purchased steel products held for resale through service distribution warehouses.

    PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are recorded at cost. Maintenance and repairs are charged to operations as incurred. Major renewals and betterments, which increase the value or productive capacity of assets, are capitalized. Upon sale or retirement, the related value and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the accompanying statements of income.

     Depreciation is provided based upon the estimated useful lives using the straight-line method. Estimated useful lives are 5 to 25 years for buildings and improvements and 3 to 10 years for machinery, equipment and fixtures.

    DEFERRED FINANCING COSTS

     Costs incurred in connection with securing financing arrangements have been capitalized and are included with other assets in the accompanying balance sheets. Deferred financing costs are amortized over the term of the borrowing facility and are presented net of accumulated amortization of $107 and $55 at December 31, 1997 and 1996, respectively.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of the long-term debt is estimated based on interest rates for the same or similar debt offered to Levinson having the same or similar remaining maturities and collateral requirements. The carrying amounts of long-term debt approximate fair value at the applicable balance sheet dates.

                           THE LEVINSON STEEL COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

    CONCENTRATION OF CREDIT RISK

     Financial instruments, which potentially subject Levinson to concentrations of credit risk, consist principally of cash deposits and, trade account receivables. Levinson places its cash with several financial institutions limiting the amount of credit exposure to any one financial institution. Concentration of credit risk with respect to trade accounts receivable are within the northeastern regions of the United States. Management performs ongoing credit evaluations of its customers and providers allowances as deemed necessary. Credit is extended once appropriate credit history and references have been obtained. Adjustments to the allowance for doubtful accounts are made periodically (as circumstances warrant) based upon the expected collectibility of all such accounts. Levinson periodically reveiws the credit history of its customers and generally does not require collateral for the extension of credit.

2.  DEBT

                                         1997       1996
                                       ---------  ---------
Revolving credit facility, interest
  at prime plus .25% (8.5% as of
  December 31, 1997), payable
  monthly............................  $  17,783  $  16,408
Term loan, interest at prime plus
  .75% (9% as of December 31, 1997),
  payable in monthly installments of
  $20 excluding interest, maturity
  February 28, 2003..................        934      1,198
Note payable, interest at 7.88%,
  payable in monthly installments of
  $17 including interest.............        159        352
Capital lease obligation, interest at
  9.25%, payable in monthly
  installments of $4 including
  interest...........................         52         89
Other Indebtedness...................     --            583
                                       ---------  ---------
                                          18,928     18,630
     Less -- Revolving credit
       facility......................     17,783     16,408
             Current maturities......        443        966
                                       ---------  ---------
Long-term debt.......................  $     702  $   1,256
                                       =========  =========

     Levinson has a financing agreement with a bank that provides for a Revolving Credit Facility through November 8, 1998, with an automatic annual renewal provision. This agreement provides for borrowings up to the lesser of 85% of eligible accounts receivable and 65% of eligible inventory, as defined, not to exceed borrowings of $19,000. This agreement also provides for additional borrowings under the term loan and up to $500 under a capital expenditure line of credit with interest at prime plus 1% convertible to a term loan with five-year amortization after one year. Borrowings under the various instruments are secured by virtually all of the assets of Levinson, and limitations on borrowings are based upon the secured assets.

     The agreement provides for adjustments to the interest rates for the Revolving Credit Facility the term loan, and the transaction loan based upon financial ratios achieved by Levinson. Additionally, the agreement includes restrictive covenants that require Levinson to maintain specified levels of tangible net worth, cash flow coverage and leverage ratios. Certain other provisions restrict capital expenditures, distributions to stockholders and the incurrence of additional indebtedness.

                           THE LEVINSON STEEL COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

  CAPITAL LEASE OBLIGATION

     Levinson leases certain machinery and equipment under a capital lease agreement, which expires March 1999. The following is a schedule of the approximate future minimum lease payments under this obligation together with the present value of the net minimum lease payments:

1998.................................  $      44
1999.................................         11
                                       ---------
Total minimum lease payments.........         55
Less -- Amount representing
  interest...........................          3
                                       ---------
Present value of net minimum lease
  payments...........................  $      52
                                       =========

     The capitalized value of assets recorded as capitalized leases was approximately $176 and depreciation expense on these assets was approximately $18 for each of the years ended December 31, 1997 and 1996.

3.  COMMITMENTS

     Levinson leases certain warehouses, trucks and equipment under noncancellable operating leases. Levinson expects to renew these leases upon expiration. The approximate future minimum obligation under these leases is as follows:

1998.................................  $   1,156
1999.................................        648
2000.................................        462
2001.................................        184
2002.................................         10
                                       ---------
Total................................  $   2,460
                                       =========

     Rent expense for the years ended December 31, 1997 and 1996 was approximately $1,552 and $1,294, respectively.

4.  STOCKHOLDERS EQUITY

     During 1997, Levinson affected a recapitalization via a merger with The Levinson Steel Acquisition Company, a company wholly owned by the majority shareholders of Levinson. In connection with this merger, Levinson reacquired 24,882 shares of common stock representing the minority ownership for $634. As a result of this merger, the shares held in treasury were retired and the then outstanding shares were exchanged for shares of the surviving entity.

     During 1996, Levinson reacquired 639 shares of common stock for $3,773. The shares repurchased were financed with borrowings under the Revolving Credit Facility, term loan and transaction loan.

5.  EMPLOYEE BENEFIT PLANS

     Levinson has a 401(k) benefit plan. Levinson incurred matching contributions expense of approximately $86 and $82 for 1997 and 1996, respectively.

     Levinson contributes to certain pension funds, two of which represent multiemployer plans, in accordance with union contracts at three locations. Contributions are based upon hours worked at one location, gross regular earnings at another location and a monthly amount per eligible employee at the other location. Pension expense for these plans was approximately $88 for both fiscal 1997 and 1996.

                           THE LEVINSON STEEL COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

6.  INCOME TAXES

     The provision for income taxes recognize the tax effects of all income and expense transactions in the statements of income, regardless of the year in which the transactions are reported for tax purposes.

     The provisions for income taxes consist of the following:

                                         1997       1996
                                       ---------  ---------
Current --
     Federal.........................  $     720  $      25
     State...........................        480         55
                                       ---------  ---------
                                           1,200         80
Deferred.............................     --         --
                                       ---------  ---------
Total................................  $   1,200  $      80
                                       =========  =========

     Utilization of net operating loss carryforwards, serve to reduce the 1997 tax provision and eliminate the regular tax liability for 1996. The 1996 provision for income taxes results from alternative minimum taxes.

     Temporary differences between book and tax income relate primarily to net operating loss carryforwards, depreciation, inventories and various reserve balances. Levinson has net operating loss carryforwards for tax purposes of approximately $4,014 as of December 31, 1997, which will expire on various dates through 2005.

     Deferred tax balances consist of the following as of December 31:

                                         1997       1996
                                       ---------  ---------
Net operating loss carryforward......  $   1,392  $   2,340
Reserves and other differences.......        303        518
Inventories..........................        332        766
Accumulated depreciation.............       (219)      (627)
Valuation allowance..................     (1,808)    (2,997)
                                       ---------  ---------
Net..................................  $  --      $  --
                                       =========  =========

     The benefit of the deferred tax asset will be recognized in the years in which it is realized.

7.  OTHER INCOME

     During 1997, Levinson entered into a settlement agreement relating to a lawsuit filed against a software vendor in 1996. As a result, Levinson recorded a gain of $1,200, which is shown net of related expenses of $211 in the accompanying statement of income.

8.  SUBSEQUENT EVENT

     On March 11, 1998, Levinson entered into a definitive agreement to merge with and into a wholly owned subsidiary of Metals USA, Inc. Subsequent to this merger, the Company will operate as a wholly owned subsidiary of Metals USA, Inc. This transaction was completed during April 1998.

  NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER CONTAINED HEREIN OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THOSE TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF ANY OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               ------------------

                               TABLE OF CONTENTS


                                           PAGE
                                           ----
Available Information...................     i
Prospectus Summary......................     1
Summary Financial Data..................     9
Risk Factors............................    11
Capitalization..........................    17
Selected Financial Data.................    18
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations............................    20
Business................................    27
Management..............................    44
Certain Transactions....................    51
Principal Stockholders..................    54
Description of Capital Stock............    55
Description of Certain Indebtedness.....    57
The Exchange Offer......................    59
Certain Federal Income Tax Consequences
  of the Exchange Offer.................    66
Description of the Exchange Notes.......    68
Registration Rights.....................    94
Book Entry; Delivery and Form...........    96
Certain United States Federal Tax
  Considerations for Non-United States
  Holders...............................    97
Plan of Distribution....................    99
Legal Matters...........................   100
Experts.................................   100
Index to Financial Statements...........   F-1


                                  $200,000,000
                               [METALS USA LOGO]
                            ------------------------
                                   PROSPECTUS
                            ------------------------

                                 EXCHANGE OFFER
                            RELATING TO $200,000,000
                         OF 8 5/8% SENIOR SUBORDINATED
                                 NOTES DUE 2008
                              REGISTERED UNDER THE
                             SECURITIES ACT OF 1933

                                  JULY 8, 1998

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The Company's Certificate of Incorporation, as amended, and Bylaws incorporate substantially the provisions of the Delaware General Corporation Law ("DGCL") providing for indemnification of directors and officers of the Company against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer or director of the Company or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     As permitted by Section 102 of the DGCL, the Company's Certificate of Incorporation, as amended, contains provisions eliminating a director's personal liability for monetary damages to the Company and its stockholders arising from a breach of a director's fiduciary duty except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the DGCL provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if in the case of other than derivative suits such person has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe that such person's conduct was unlawful). In the case of a derivative suit, an officer, employee or agent of the corporation which is not protected by the Certificate of Incorporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if such person has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in the case of a derivative suit in respect of any claim as to which an officer, employee or agent has been adjudged to be liable to the corporation unless that person is fairly and reasonably entitled to indemnity for proper expenses. Indemnification is mandatory in the case of a director, officer, employee, or agent who is successful on the merits in defense of a suit against such person.

     The Company has entered into Indemnity Agreements with its directors and certain key officers pursuant to which the Company generally is obligated to indemnify its directors and such officers to the full extent permitted by the DGCL as described above.

     The Company has purchased liability insurance policies covering directors and officers in certain circumstances.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a)  Exhibits

          The exhibits listed below are filed as exhibits to this Registration Statement and are filed herewith or are incorporated by reference as indicated below:

        EXHIBIT
         NUMBER                      DESCRIPTION
-------------------------------------------------------------
           3.1       -- Amended and Restated Certificate of
                        Incorporation of Metals USA, Inc.
                        (the "Company"), as amended,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-26601
                        dated June 17, 1997.

           3.2       -- Bylaws of the Company, as amended,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-26601
                        dated May 7, 1997.
           4.1       -- Form of certificate evidencing
                        ownership of Common Stock of the
                        Company, incorporated by reference to
                        the Company's registration statement
                        on Form S-1, Registration No.
                        333-26601 dated July 9, 1997.

        EXHIBIT
         NUMBER                      DESCRIPTION
-------------------------------------------------------------
           4.2       -- Indenture, dated February 11, 1998,
                        by and among the Company as issuer
                        and the Guarantors named therein, and
                        U.S. Trust Company of California,
                        N.A., as Trustee regarding the
                        Company's 8 5/8% Senior Subordinated
                        Notes due 2008, incorporated by
                        reference to the Company's
                        registration statement on Form S-1,
                        Registration No. 333-35575 dated
                        February 20, 1998.

           4.3       -- Purchase Agreement dated February 6,
                        1998 by and among the Company and BT
                        Alex. Brown Incorporated, Bear
                        Stearns & Co., Inc., Donaldson,
                        Lufkin & Jenrette Securities
                        Corporation and NationsBanc
                        Montgomery Securities LLC regarding
                        the Company's 8 5/8% Senior
                        Subordinated Notes due 2008,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-35575
                        dated February 20, 1998.
           4.4       -- Registration Rights agreement dated
                        February 6, 1998 by and among the
                        Company and BT Alex. Brown
                        Incorporated, Bear Stearns & Co.,
                        Inc., Donaldson, Lufkin & Jenrette
                        Securities Corporation and
                        NationsBanc Montgomery Securities LLC
                        regarding the Company's 8 5/8% Senior
                        Subordinated Notes due 2008,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-35575
                        dated February 20, 1998.
           5.1``    --  Opinion of Bracewell & Patterson,
                        L.L.P., as to the legality of the
                        Exchange Notes.
           8.1``    --  Opinion of Bracewell & Patterson,
                        L.L.P., as to the validity of certain
                        income tax matters.
          10.1       -- The Company's 1997 Long-Term
                        Incentive Plan, incorporated by
                        reference to the Company's
                        registration statement on Form S-1,
                        Registration No. 333-26601 dated May
                        7, 1997.
          10.2       -- The Company's 1997 Non-Employee
                        Directors' Stock Plan, incorporated
                        by reference to the Company's
                        registration statement on Form S-1,
                        Registration No. 333-26601 dated May
                        7, 1997.
          10.3       -- Agreement and Plan of Organization
                        dated as of April 30, 1997, by and
                        among the Company, Affiliated Metals
                        Acquisition Corp., Affiliated Metals
                        Company and the Stockholders named
                        therein, incorporated by reference to
                        the Company's registration statement
                        on Form S-1, Registration No.
                        333-26601 dated May 7, 1997.
          10.4       -- Agreement and Plan of Organization
                        dated as of April 30, 1997 by and
                        among the Company, Interstate Steel I
                        Acquisition Corp., Interstate Steel
                        II Acquisition Corp., Interstate
                        Steel III Acquisition Corp.,
                        Interstate Steel IV Acquisition
                        Corp., Interstate Steel Supply
                        Company, Interstate Steel Supply
                        Company of Pittsburgh, Interstate
                        Steel Supply Company of Maryland,
                        Interstate Steel Processing Company
                        and the Stockholders named therein,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-26601
                        dated May 7, 1997.
          10.5       -- Agreement and Plan of Organization
                        dated as of April 30, 1997 by and
                        among the Company, Queensboro Steel I
                        Acquisition Corp., Queensboro Steel
                        Corporation and the Stockholders
                        named therein, incorporated by
                        reference to the Company's regis-
                        tration statement on Form S-1,
                        Registration No. 333-26601 dated May
                        7, 1997.
          10.6       -- Agreement and Plan of Organization
                        dated as of April 30, 1997 by and
                        among the Company, Southern Alloy
                        Acquisition Corp., Southern Alloy of
                        America, Inc. and the Stockholders
                        named therein, incorporated by
                        reference to the Company's regis-
                        tration statement on Form S-1,
                        Registration No. 333-26601 dated May
                        7, 1997.
          10.7       -- Agreement and Plan of Organization
                        dated as of April 30, 1997 by and
                        among the Company, Steel Service
                        Systems Acquisition Corp., Steel
                        Service Systems, Inc. and the
                        Stockholders named therein,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-26601
                        dated May 7, 1997.

        EXHIBIT
         NUMBER                      DESCRIPTION
-------------------------------------------------------------
          10.8       -- Agreement and Plan of Organization
                        dated as of April 30, 1997 by and
                        among the Company, Texas Aluminum I
                        Acquisition Corp., Texas Aluminum II
                        Acquisition Corp., Texas Aluminum III
                        Acquisition Corp., Texas Aluminum IV
                        Acquisition Corp., Texas Aluminum V
                        Acquisition Corp., Texas Aluminum
                        Industries, Inc., Cornerstone Metals
                        Corporation, Cornerstone Building
                        Products, Inc., Cornerstone Aluminum
                        Company, Inc., Cornerstone Patio
                        Concepts, L.L.C. and the Stockholders
                        named therein, incorporated by
                        reference to the Company's
                        registration statement on Form S-1,
                        Registration No. 333-26601 dated May
                        7, 1997.

          10.9       -- Agreement and Plan of Organization
                        dated as of April 30, 1997 by and
                        among the Company, Uni-Steel
                        Acquisition Corp., Uni-Steel, Inc.
                        and the Stockholders named therein,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-26601
                        dated May 7, 1997.
          10.10      -- Agreement and Plan of Organization
                        dated as of April 30, 1997 by and
                        among the Company, Williams Steel
                        Acquisition Corp., Williams Steel &
                        Supply Co., Inc., and the
                        Stockholders named therein,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-26601
                        dated May 7, 1997.
          10.11      -- Form of Employment Agreement between
                        the Company and Arthur L. French,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-26601
                        dated July 9, 1997.
          10.12      -- Form of Employment Agreement between
                        the Company and J. Michael Kirksey,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-26601
                        dated July 9, 1997.
          10.13      -- Form of Employment Agreement between
                        the Company and Stephen R. Baur,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-26601
                        dated July 9, 1997.
          10.14      -- Form of Employment Agreement between
                        the Company and John A. Hageman,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-26601
                        dated July 9, 1997.
          10.15      -- Form of Employment Agreement between
                        the Company and Terry L. Freeman,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-26601
                        dated July 9, 1997.
          10.16      -- Form of Employment Agreement between
                        the Company and Keith E. St. Clair,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-26601
                        dated July 9, 1997.
          10.17      -- Form of Founders' Employment
                        Agreement between Interstate Steel
                        Supply Company of Maryland and
                        Interstate Steel Processing Company
                        and Arnold W. Bradburd, incorporated
                        by reference to the Company's
                        registration statement on Form S-1,
                        Registration No. 333-26601 dated June
                        17, 1997.
          10.18      -- Form of Founders' Employment
                        Agreement between Steel Service
                        Systems, Inc. and Craig R. Doveala,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-26601
                        dated June 17, 1997.
          10.19      -- Form of Founders' Employment
                        Agreement between Southern Alloy of
                        America, Inc. and William Bartley
                        Edge, incorporated by reference to
                        the Company's registration statement
                        on Form S-1, Registration No.
                        333-26601 dated June 17, 1997.
          10.20      -- Form of Founders' Employment
                        Agreement between Queensboro Steel
                        Corporation and Mark Alper,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-26601
                        dated June 17, 1997.
          10.21      -- Form of Founders' Employment
                        Agreement between Uni-Steel, Inc. and
                        Richard A. Singer, incorporated by
                        reference to the Company's
                        registration statement on Form S-1,
                        Registration No. 333-26601 dated June
                        17, 1997.
          10.22      -- Form of Founders' Employment
                        Agreement between Williams Steel &
                        Supply Co., Inc. and Lester G.
                        Peterson, incorporated by reference
                        to the Company's registration
                        statement on Form S-1, Registration
                        No. 333-26601 dated June 17, 1997.

        EXHIBIT
         NUMBER                      DESCRIPTION
-------------------------------------------------------------
          10.23      -- Form of Founders' Employment
                        Agreement between Texas Aluminum
                        Industries, Inc., Cornerstone Metals
                        Corporation, Cornerstone Building
                        Products, Inc., Cornerstone Aluminum
                        Company, Inc., Cornerstone Patio
                        Concepts, L.L.C. and Michael E.
                        Christopher, incorporated by
                        reference to the Company's
                        registration statement on Form S-1,
                        Registration No. 333-26601 dated June
                        17, 1997.

          10.24      -- Form of Founders' Employment
                        Agreement between Affiliated Metals
                        Company and Patrick A. Notestine,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-26601
                        dated June 17, 1997.
          10.25      -- Form of Agreement among certain
                        stockholders, incorporated by
                        reference to the Company's
                        registration statement on Form S-1,
                        Registration No. 333-26601 dated July
                        9, 1997.
          10.26      -- Indemnity Agreement with Notre
                        Capital Ventures II, L.L.C.,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-26601
                        dated July 9, 1997.
          10.27      -- Agreement and Plan of Merger dated
                        September 26, 1997, by and among the
                        Company, HTL Acquisition Corp.,
                        Harvey Titanium, Ltd. and the
                        Stockholders named therein,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-35575
                        dated November 14, 1997.
          10.28      -- Agreement dated September 26, 1997,
                        by and among the Company, Meier Metal
                        Servicenters, Inc. and the
                        Stockholders named therein,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-35575
                        dated November 14, 1997.
          10.29      -- Agreement dated September 26, 1997,
                        by and among the Company, Jeffreys
                        Steel Company, Inc. and the
                        Stockholders named therein,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-35575
                        dated November 14, 1997.
          10.30      -- Form of Employment Agreement between
                        Jeffreys Steel Company, Inc. and Leon
                        Jeffreys, incorporated by reference
                        to the Company's registration
                        statement on Form S-1, Registration
                        No. 333-35575 dated February 20,
                        1998.
          10.31      -- Agreement and Plan of Merger dated
                        December 17, 1997, by and among the
                        Company, IM Acquisition Corp.,
                        Independent Metals Co. Inc., and the
                        Stockholders named therein,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-35575
                        dated February 20, 1998.
          10.32      -- Amended and Restated Credit Agreement
                        dated February 11, 1998, by and among
                        the Company and The First National
                        Bank of Chicago, as agent,
                        incorporated by reference to the
                        Company's registration statement on
                        Form S-1, Registration No. 333-35575
                        dated February 20, 1998.
          10.33      -- Agreement and Plan of Merger dated as
                        of February 16, 1998, by and among
                        the Company, PMC Acquisition Corp.,
                        Pacific Metal Company and the
                        Stockholders named therein,
                        incorporated by reference to the
                        Company's Form 8-K dated March 16,
                        1998.
          12.1``    --  Computation of Ratio of Earnings to
                        Fixed Charges
          21.1``    --  List of subsidiaries of the Company
          23.1``    --  Consent of Arthur Andersen LLP
          23.2``    --  Consent of Ernst & Young LLP
          23.3``    --  Consent of McGladrey & Pullen, LLP
          23.4``    --  Consent of Rubin, Brown, Gornstein &
                        Co.
          23.5``--      Consent of Klein, Bogakos and
                        Robertson, CPA's Inc.
          23.6       -- Consent of Bracewell & Patterson,
                        L.L.P. (included in Exhibits 5.1 and
                        8.1)
          23.7``--      Consent of Ernst & Young LLP
          23.8``--      Consent of Perkins & Company, P.C.
          23.9``--      Consent of Arthur Andersen LLP
          23.10``--     Consent of Arthur Andersen LLP
          24.1`      -- Form of Power of Attorney
          25.1       -- Form T-1 Statement of Eligibility of
                        U.S. Trust Company of California,
                        N.A., as trustee, incorporated by
                        reference to the Company's
                        registration statement on Form S-1,
                        Registration No. 333-35575 dated
                        February 20, 1998.
          99.1``        Metals USA, Inc. Letter of
                        Transmittal for the Exchange Offer.

------------

_` Filed previously.

`` Filed herewith.

ITEM 22.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 14, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Metals USA, Inc. has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 7, 1998.

                                          METALS USA, INC.
                                          By: ____/s/__ARTHUR L. FRENCH_________
                                                      ARTHUR L. FRENCH
                                                   CHIEF EXECUTIVE OFFICER

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE INDICATED CAPACITIES ON JULY 7, 1998.

                      SIGNATURE                                       TITLE
-------------------------------------------------------------------------------------------
                 /s/ARTHUR L. FRENCH                  Chairman of the Board, Chief
                   ARTHUR L. FRENCH                     Executive Officer and President
                 J. MICHAEL KIRKSEY*                  Senior Vice President, Chief
                                                        Financial Officer and Director
                 /s/TERRY L. FREEMAN                  Vice President, Corporate Controller
                   TERRY L. FREEMAN                     and Chief Accounting Officer
                  STEVEN S. HARTER*                   Director
                 ARNOLD W. BRADBURD*                  Vice Chairman of the Board
               MICHAEL E. CHRISTOPHER*                Senior Vice President and Director
                     MARK ALPER*                      Vice President--Development and
                                                        Director
                  A. LEON JEFFREYS*                   Director
                PATRICK S. NOTESTINE*                 Director
                  RICHARD A. SINGER*                  Senior Vice President and Director
                 LESTER G. PETERSON*                  Director
                  CRAIG R. DOVEALA*                   Director
                   WILLIAM B. EDGE*                   Senior Vice President and Director
                     TOM SHAPIRO*                     Senior Vice President and Director
                  T. WILLIAM PORTER*                  Director
                RICHARD H. KRISTINIK*                 Director
                   TOMMY E. KNIGHT*                   Director
               *By:/s/ARTHUR L. FRENCH
                   ARTHUR L. FRENCH
                   ATTORNEY-IN-FACT
